As filed with the Securities and Exchange Commission on  May 9, 1997


                                                  Registration No. 33-90998-01
                                                                   33-90998
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


         --------------------------------------------------------------



                       POST-EFFECTIVE AMENDMENT NO. NINE
                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED


         --------------------------------------------------------------


           CNL INCOME FUND XVII, LTD. AND CNL INCOME FUND XVIII, LTD.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                        400 East South Street, Suite 500
                            Orlando, Florida  32801
                           Telephone:  (407) 422-1574
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                ROBERT A. BOURNE
                                General Partner
                        400 East South Street, Suite 500
                            Orlando, Florida  32801
                           Telephone:  (407) 422-1574
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                   COPIES TO:

                           KENNETH C. WRIGHT, ESQUIRE
                               Baker & Hostetler
                      200 South Orange Avenue, Suite 2300
                            Orlando, Florida  32801
                           Telephone:  (407) 649-4001

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                          CNL INCOME FUND XVIII, LTD.
                         (FLORIDA LIMITED PARTNERSHIP)
                     MINIMUM PURCHASE -- 250 UNITS ($2,500)
            100 UNITS ($1,000) FOR IRAS AND KEOGH AND PENSION PLANS
               (MINIMUM PURCHASE MAY BE HIGHER IN CERTAIN STATES)

         CNL INCOME FUND XVIII, LTD. ("CNL XVIII" or the "Partnership") is a Florida limited partnership, which has been formed to acquire existing restaurant properties, as well as properties upon which restaurants are to be constructed (collectively, the "Properties"), to be leased primarily to operators of national and regional fast-food, family-style, and casual dining restaurant chains. THE PARTNERSHIP MAY SELL UP TO 3,500,000 UNITS FOR A MAXIMUM OF $35,000,000 IN GROSS OFFERING PROCEEDS. Units of CNL XVIII are being offered subsequent to the sale of units of CNL Income Fund XVII, Ltd. ("CNL XVII"), but as part of the same aggregate offering. All units of CNL XVII have been sold. The Partnership is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, and is not subject to regulation thereunder.

         THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH AN INVESTMENT IN THE PARTNERSHIP (SEE "RISK FACTORS" AT PAGE 8 OF THIS PROSPECTUS), INCLUDING THE
FOLLOWING:


     o The Partnership owned, as of April 30, 1997, 13 Properties of the anticipated total of 28 to 32 Properties (if proceeds of $35,000,000 are raised), and investors, therefore, will not have the opportunity to evaluate all of the Properties that the Partnership will acquire.


     o The Partnership will rely on the General Partners with respect to all investment decisions.

     o Both the number of Properties that the Partnership will acquire, and the diversification of its investments, will be reduced to the extent that the total proceeds of the Offering are less than $35,000,000.

     o Investors who must sell their Units are unlikely to be able to sell them quickly because there will be no public market for the Units.

     o Market and economic conditions that the Partnership cannot control will affect the value of the Properties and the amount of cash that the Partnership receives from the lessees of its Properties.

     o Under certain circumstances, the General Partners may determine to reinvest the Net Sales Proceeds of Properties into other Properties, which proceeds would be otherwise distributable to the Partners.

     o The General Partners and their affiliates will perform services for the Partnership in connection with the Offering, the selection and acquisition of the Partnership's Properties, and the operation of the Partnership, and will receive substantial compensation from the Partnership in consideration of these services.

     o The General Partners are or will be engaged in other activities that will result in potential conflicts of interest.

         THE PARTNERSHIP'S PRIMARY INVESTMENT OBJECTIVES are to preserve, protect, and enhance Partnership capital, while providing (i) cash distributions commencing in the initial year of Partnership operations in amounts that exceed current taxable income (due to the fact that depreciation deductions attributable to the Properties reduce taxable income even though depreciation is not a cash expenditure); (ii) an anticipated minimum level of income through the long-term rental of Properties to selected operators of certain national and regional fast-food, family-style, and casual dining restaurant chains; (iii) additional income and protection against inflation by participation in certain restaurant gross sales through the receipt of percentage rent payments and, typically, automatic increases in the minimum annual rent; and (iv) capital appreciation through the potential increase in value of the Properties. There can be no assurance that these objectives will be met. Distributions in excess of net income of the Partnership may constitute a return of capital. The Partnership intends to meet these objectives by purchasing carefully selected restaurant properties and leasing them on a "triple-net" basis (which means that the lessee will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to operators of certain national or regional fast-food, family-style, and casual dining restaurant chains under leases requiring the lessee to pay both base annual rent and a percentage rent based on gross sales. See "Business--Site Selection and Acquisition of Properties," "Business--Description of Leases," and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of the Partnership's business will facilitate the Partnership's ability to meet its investment objectives.

         This Prospectus describes an investment in Units of limited partnership interest in the Partnership, which will use investors' money to purchase the Properties. Of the proceeds from the sale of Units received by the Partnership, approximately 83.5% (in the event proceeds of approximately $35,000,000 are raised) will be used to acquire Properties, and approximately 8.5% will be paid in fees and expense reimbursements to Affiliates of the General Partners for their services and as reimbursement for Organizational and Offering Expenses incurred on behalf of the Partnership; and the balance will be reallowed to Soliciting Dealers or retained by the Managing Dealer, which is an Affiliate of the General Partner, as selling commissions.

NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY OR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                 Price to       Selling          Proceeds to
                                                                  Public     Commissions(1)     Partnership(2)
---------------------------------------------------------------------------------------------------------------
Per Unit .................................................   $      10.00       $     0.85      $       9.15
---------------------------------------------------------------------------------------------------------------
Total Minimum.............................................   $  1,500,000       $  127,500      $  1,372,500
---------------------------------------------------------------------------------------------------------------
Total Maximum.............................................   $ 35,000,000       $2,975,000(3)   $ 32,025,000(3)
===============================================================================================================
                                                                                   SEE FOOTNOTES FOLLOWING PAGE

                                                   MAY     , 1997

                   (Cover Page Continued From Previous Page)

FOOTNOTES:

(1) CNL Securities Corp. (the "Managing Dealer") will receive Selling Commissions of 8.5% on sales of Units, subject to reduction in certain circumstances. The Managing Dealer, which is an Affiliate of the General Partners, may engage other broker-dealers that are members of the National Association of Securities Dealers, Inc. to sell Units and reallow to them commissions of up to 8% with respect to Units which they sell. The amounts indicated for Selling Commissions assume that reduced Selling Commissions are not paid in connection with the purchase of any Units and do not include a 0.5% due diligence expense reimbursement fee payable to the Managing Dealer, all or a portion of which may be reallowed to Soliciting Dealers. See "The Offering--Plan of Distribution" for a discussion of the circumstances under which reduced Selling Commissions may be paid and a description of the due diligence expense reimbursement fee payable to the Managing Dealer.

(2) Before deducting organizational and offering expenses of the Partnership (excluding Selling Commissions and the due diligence expense reimbursement fee) estimated to be 2.5% of gross offering proceeds computed at $10.00 per Unit sold ("Gross Proceeds ") on the sale of 3,500,000 Units. The General Partners will pay all organizational and offering expenses which exceed 3% of the Gross Proceeds.

             -----------------------------------------------------




         All subscription funds for Units of the Partnership will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A., which will act as the escrow agent for this Offering. The Offering commenced on September 20, 1996. As of October 11, 1996, the Partnership had received aggregate subscriptions for 173,313 Units, representing $1,733,131 in aggregate subscription proceeds from unaffiliated Limited Partners (which exceeded the minimum offering amount of $1,500,000) and $1,517,431 of the funds were released from escrow (which excluded all funds received from New York and Pennsylvania investors). As of April 30, 1997, the Partnership had sold 1,848,302 Units, representing $18,483,022 of capital contributed by 895 unaffiliated Limited Partners. The General Partners have elected to extend this Offering to a date not later than August 11, 1997.


         NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL, AND NO SUBSCRIPTION WILL BE ACCEPTED FROM ANY PERSON WHO DOES NOT MEET THE SUITABILITY STANDARDS SET FORTH HEREIN. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL CREATE, UNDER ANY CIRCUMSTANCES, AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP SINCE THE DATE HEREOF. IF, HOWEVER, ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

         THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY
REPRESENTATIONS TO THE CONTRARY, AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PARTNERSHIP IS PROHIBITED.

         The Units of limited partnership interest in the Partnership are subject to restrictions on transferability. See "Summary of Partnership Agreement--Restrictions on Transferability of Units" for a discussion of such restrictions.

         See the "Reports to Limited Partners" section of this Prospectus for a discussion of the reports to be furnished to Limited Partners. Prospective investors are encouraged to read the entire Prospectus, which contains a copy of the form of Amended and Restated Agreement of Limited Partnership.


             -----------------------------------------------------

                               TABLE OF CONTENTS

                                                                       Page

CNL INCOME FUND XVIII, LTD................................................1
SUMMARY OF THE OFFERING...................................................1
     CNL INCOME FUND XVIII, LTD...........................................1
     STATUS OF THE OFFERING...............................................1
     RISK FACTORS.........................................................2
     ESTIMATED USE OF PROCEEDS............................................2
     MANAGEMENT COMPENSATION..............................................2
     CONFLICTS OF INTEREST................................................3
     SUMMARY OF DISTRIBUTION REINVESTMENT PLAN............................3
     BUSINESS (PURCHASE AND SALE OF PROPERTIES)...........................4
     MANAGEMENT...........................................................4
     MANAGING DEALER......................................................4
     ADVISOR..............................................................5
     PRIOR PERFORMANCE OF THE GENERAL PARTNERS AND AFFILIATES.............5
     INVESTMENT OBJECTIVES AND POLICIES...................................5
     ALLOCATIONS AND DISTRIBUTIONS........................................5
     SUMMARY OF PARTNERSHIP AGREEMENT.....................................6
     FEDERAL INCOME TAX CONSIDERATIONS....................................7
     THE OFFERING.........................................................7
     DEFINITIONS..........................................................8
RISK FACTORS..............................................................8
     INVESTMENT RISKS.....................................................8
         Reliance on General Partners for Management of Partnership.......8
         Risks of Payment of Management Compensation......................8
         Possible Lack of Diversification.................................9
         Lack of Market for Units.........................................9
         Significant Restrictions on Transferability of Units.............9
         Risks Associated With Management of Joint Ventures...............9
         Lack of Control of Property Management...........................9
         Potential Liability of Limited Partners..........................9
         Risks for Qualified Plan Investors..............................10
         Limited Resources of General Partners...........................10
         Conflicts of Interest...........................................10
         Risks Associated with a Minority Interest in a Partnership......11
     REAL ESTATE RISKS...................................................11
         Risks Related to an Unspecified Property Offering...............11
         Risks of Real Property Investments..............................11
         Risks of Lessee Defaults Resulting in Property Vacancies........12
         Risks of Uninsured Losses.......................................12
         Risks of Adverse Trends in Restaurant Industry..................12
         Possible Delays in Investment...................................12
         Risks Resulting From Competition................................13
         Possible Environmental Liabilities..............................13
         Risks of Acquiring Properties Under Construction................13
         Risks of Joint Investment in Properties.........................14
         Risks Relating to Future Disposition of Properties..............14
         Risks Relating to Reinvestment of Net Sales Proceeds............14
     FEDERAL INCOME TAX RISKS............................................14
         Risks of Loss of Partnership Status.............................15
         Risks of Partnership Characterization as a Publicly Traded
           Partnership...................................................15
         Risks Relating to Allocations of Income, Gain, Loss, and
           Deduction.....................................................15
         Risks Relating to Disallowance of Deduction of Certain Fees
           and Expenses by the Partnership...............................16
         Risks of Recharacterization of Leases and Limited
           Availability of Depreciation..................................16
         Risks of Loss of Passive Activity Income........................16
         Risks Relating to Taxation of Undistributed Revenues............17
         Risks Relating to Creation of Unrelated Business Taxable
           Income........................................................17
         Risks of Taxable Gain on Sale of a Limited Partner's
           Partnership Interest..........................................17
         Risks of Applicability of Alternative Minimum Tax...............17
         Audit Risks, Interest, and Penalties............................17
         Risks of Possible Federal Income Tax Legislation or
           Administrative Changes........................................18
         Effects of State and Local Taxation.............................18
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE...............................19
     SUITABILITY STANDARDS...............................................19
     HOW TO SUBSCRIBE....................................................20
ESTIMATED USE OF PROCEEDS................................................21

                                                                       Page

MANAGEMENT COMPENSATION..................................................22
     NONSUBORDINATED PAYMENTS............................................22
     PAYMENTS SUBORDINATED TO MINIMUM RETURN TO LIMITED PARTNERS.........25
CONFLICTS OF INTEREST....................................................27
     PRIOR AND FUTURE PROGRAMS...........................................27
     ACQUISITION OF PROPERTIES...........................................28
     ALLOCATION OF PROPERTIES BETWEEN CNL XVII AND CNL XVIII.............29
     SALES OF PROPERTIES.................................................29
     JOINT INVESTMENT WITH AN AFFILIATED PROGRAM.........................30
     COMPETITION FOR MANAGEMENT TIME.....................................30
     COMPENSATION OF GENERAL PARTNERS AND AFFILIATES.....................30
     RELATIONSHIP WITH MANAGING DEALER...................................31
     LEGAL REPRESENTATION................................................31
     CERTAIN CONFLICT RESOLUTION PROCEDURES..............................31
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS.........................33
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN................................34
     GENERAL.............................................................34
     INVESTMENT OF DISTRIBUTIONS.........................................35
     PARTICIPANT ACCOUNTS, FEES, AND ALLOCATION OF UNITS.................35
     REPORTS TO PARTICIPANTS.............................................36
     ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION..................36
     FEDERAL INCOME TAX CONSIDERATIONS...................................36
     AMENDMENTS AND TERMINATION..........................................36
CAPITALIZATION...........................................................37
BUSINESS.................................................................37
     GENERAL.............................................................37
     PROPERTY ACQUISITIONS...............................................39
     SITE SELECTION AND ACQUISITION OF PROPERTIES........................50
         General.........................................................50
         Construction and Renovation.....................................51
         Interim Acquisitions............................................52
         Acquisition Services............................................53
     STANDARDS FOR INVESTMENT............................................53
         Selection of Restaurant Chains..................................53
         Selection of Properties and Lessees.............................53
     DESCRIPTION OF PROPERTIES...........................................54
         Land............................................................54
         Buildings.......................................................54
     DESCRIPTION OF LEASES...............................................55
         General.........................................................55
         Term of Leases..................................................55
         Computation of Lease Payments...................................55
         Assignment and Sublease.........................................55
         Alterations to Premises.........................................56
         Right of Lessee to Purchase.....................................56
         Substitution of Properties......................................56
         Special Conditions..............................................57
         Insurance, Taxes, Maintenance, and Repairs......................57
         Events of Default...............................................58
     JOINT VENTURE/CO-TENANCY ARRANGEMENTS...............................59
     MANAGEMENT SERVICES.................................................60
     FINANCING...........................................................60
     SALE OF PROPERTIES..................................................61
     REGULATION..........................................................62
     COMPETITION.........................................................62
SELECTED FINANCIAL DATA..................................................63
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION OF THE PARTNERSHIP...................................63
     GENERAL.............................................................63
     LIQUIDITY AND CAPITAL RESOURCES.....................................64
     RESULTS OF OPERATIONS...............................................66
MANAGEMENT...............................................................67
     INDIVIDUAL GENERAL PARTNERS.........................................67

                                                                       Page

     CORPORATE GENERAL PARTNER...........................................68
     CNL FUND ADVISORS, INC..............................................68
     CNL GROUP, INC......................................................69
     NET WORTH OF GENERAL PARTNERS.......................................70
     REMOVAL OF GENERAL PARTNERS.........................................71
PRIOR PERFORMANCE OF THE GENERAL PARTNERS AND AFFILIATES.................71
INVESTMENT OBJECTIVES AND POLICIES.......................................76
     GENERAL.............................................................76
     CERTAIN INVESTMENT LIMITATIONS......................................77
     INVESTMENT IN PROPERTIES............................................77
     USE OF PROCEEDS PRIOR TO INVESTMENT IN PROPERTIES...................78
     BORROWING POLICIES..................................................78
ALLOCATIONS AND DISTRIBUTIONS............................................79
     DISTRIBUTIONS OF NET CASH FLOW......................................79
     DISTRIBUTIONS OF NET SALES PROCEEDS.................................80
     ALLOCATION OF NET INCOME AND NET LOSS...............................81
     ALLOCATION OF GAIN ON SALE..........................................81
     ALLOCATION OF LOSS ON SALE..........................................82
SUMMARY OF PARTNERSHIP AGREEMENT.........................................82
     MANAGEMENT OF THE PARTNERSHIP.......................................82
     LIABILITY OF THE LIMITED PARTNERS TO THIRD PARTIES..................83
     MEETINGS AND VOTING RIGHTS..........................................83
     RESTRICTIONS ON TRANSFERABILITY OF UNITS............................83
     DISSOLUTION AND LIQUIDATION.........................................84
     INDEMNIFICATION.....................................................84
     NONEXCLUSIVE DUTIES.................................................85
     POWER OF ATTORNEY...................................................85
     PROHIBITIONS ON "ROLL-UP" TRANSACTIONS..............................85
     APPLICABLE LAW......................................................85
FEDERAL INCOME TAX CONSIDERATIONS........................................86
     GENERAL.............................................................86
     CHANGES IN THE TAX LAW..............................................86
     OPINION OF COUNSEL..................................................87
     PARTNERSHIP STATUS..................................................89
     INVESTMENT IN JOINT VENTURES........................................90
     CO-TENANCY ARRANGEMENTS.............................................90
     PUBLICLY TRADED PARTNERSHIPS........................................90
     TAXATION OF THE LIMITED PARTNERS....................................91
     QUALIFIED PLAN INVESTORS............................................91
     ALLOCATIONS OF INCOME, GAIN, LOSS, AND DEDUCTION....................92
     ALLOCATIONS TO NEWLY ADMITTED PARTNER OR TRANSFEREE.................93
     DISTRIBUTION REINVESTMENT PLAN......................................94
     CHARACTERIZATION OF LEASES..........................................94
     BASES OF INTERESTS HELD BY LIMITED PARTNERS.........................96
     BASIS, AT-RISK, AND PASSIVE ACTIVITY LIMITATIONS ON DEDUCTION
     OF LOSSES...........................................................96
     PASSIVE ACTIVITY INCOME.............................................97
     CASH DISTRIBUTIONS TO LIMITED PARTNERS..............................97
     DEPRECIATION OF THE FEE PROPERTIES..................................98
     SYNDICATION AND ORGANIZATIONAL EXPENSES.............................98
     TAX TREATMENT OF CERTAIN FEES.......................................99
     SALE OF THE PROPERTIES..............................................99
     SALE OF LIMITED PARTNERSHIP INTERESTS BY THE LIMITED PARTNERS.......99
     LIQUIDATION OF THE PARTNERSHIP.....................................100
     SPECIAL BASIS ADJUSTMENTS..........................................100
     CAPITAL GAINS AND LOSSES...........................................100
     DEDUCTIBILITY OF INTEREST..........................................100
     ALTERNATIVE MINIMUM TAX............................................101
     INTEREST ON UNDERPAYMENT OF TAXES..................................101
     ACCURACY-RELATED PENALTIES.........................................101
     TAX RETURN, TAX INFORMATION, AND AUDITS............................102
     STATE AND LOCAL TAXES..............................................103
REPORTS TO LIMITED PARTNERS.............................................103

                                                                       Page

THE OFFERING............................................................104
     GENERAL............................................................104
     PLAN OF DISTRIBUTION...............................................105
     SUBSCRIPTION PROCEDURES............................................107
     ESCROW ARRANGEMENTS................................................109
     INVESTMENT BY QUALIFIED RETIREMENT PLANS AND INDIVIDUAL
     RETIREMENT ACCOUNTS................................................109
         General Considerations.........................................109
         Prohibited Transactions........................................110
         Plan Asset Rules...............................................110
         Potential Consequences of Treatment as Plan Assets.............111
     DETERMINATION OF OFFERING PRICE....................................111
SUPPLEMENTAL SALES MATERIAL.............................................111
LEGAL OPINIONS..........................................................111
EXPERTS.................................................................111
ADDITIONAL INFORMATION..................................................112
DEFINITIONS.............................................................112


             -----------------------------------------------------



Form of Amended and Restated Agreement of Limited Partnership........Exhibit A
Financial Information................................................Exhibit B
Prior Performance Tables.............................................Exhibit C
Distribution Reinvestment Plan.......................................Exhibit D
Form of Subscription Agreement.......................................Exhibit E
Statement of Estimated Taxable Operating Results.....................Exhibit F

                          CNL INCOME FUND XVIII, LTD.

         CNL Income Fund XVIII, Ltd. ("CNL XVIII" or the "Partnership") is a Florida limited partnership which has been formed to acquire existing restaurant properties, as well as properties upon which restaurants are to be constructed (collectively, the "Properties"), to be leased primarily to operators of national and regional fast-food, family-style, and casual dining restaurant chains.


                            SUMMARY OF THE OFFERING

         THIS SECTION SUMMARIZES CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. POTENTIAL INVESTORS MUST READ AND EVALUATE THE FULL TEXT OF THIS PROSPECTUS AND ALL SUPPORTING DOCUMENTS ATTACHED AS EXHIBITS HERETO IN ORDER TO EVALUATE AN INVESTMENT IN THE PARTNERSHIP. THE FOLLOWING SUMMARY THEREFORE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS AND THE SUPPORTING DOCUMENTS.

CNL INCOME FUND XVIII, LTD.

         CNL Income Fund XVIII, Ltd. ("CNL XVIII" or the "Partnership") is a Florida limited partnership, whose address is 400 East South Street, Suite 500, Orlando, Florida 32801, telephone (407) 422-1574 or toll free (800) 522-3863.

         The Partnership is an all-cash income fund that intends to acquire existing restaurant properties, as well as properties upon which restaurants are to be constructed (collectively, the "Properties"), to be leased to operators of selected national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains (the "Restaurant Chains"). See "Business" for a description of the types of Restaurant Chains that may be selected by the General Partners. The leases of the Properties typically will provide for payment of base annual rents with scheduled increases and percentage rents based on gross sales. All leases will be on a "triple-net" basis, which means that the lessee will be responsible for all repairs, maintenance, property taxes, and insurance.

STATUS OF THE OFFERING


         As of October 11, 1996, CNL XVIII had received aggregate subscription proceeds of $1,733,131, which exceeded the minimum offering amount of $1,500,000 and $1,517,431 of the funds (which excluded all funds received from New York and Pennsylvania investors) were released from escrow. As of April 30, 1997, CNL XVIII had received total subscription proceeds of $18,483,022 (1,848,302 Units) from 895 Limited Partners. As of April 30, 1997, CNL XVIII had invested or committed for investment approximately $15,100,000 of such proceeds in 13 Properties and to pay Acquisition Fees and miscellaneous Acquisition Expenses, leaving approximately $1,100,000 in offering proceeds available for investment in Properties. As of April 30, 1997, CNL XVIII had incurred $831,736 in Acquisition Fees to an Affiliate of the General Partners.


         The Partnership is required, pursuant to its undertakings to file sticker supplements updating this Prospectus to disclose Property acquisitions and any reasonable probability of a property acquisition. The Partnership is also obligated to deliver copies of all sticker supplements to prospective investors subsequent to filing with the SEC.

RISK FACTORS

         The "Risk Factors" section discusses in detail the more important risks associated with an investment in the Partnership, including risks associated with an investment in real estate such as the Properties, risks associated with an investment in a limited partnership such as the Partnership, and tax risks. These risks include:


o Risks related to the fact that, because as of April 30, 1997, the Partnership owned only 13 Properties of the anticipated total of 28 to 32 Properties (if proceeds of $35,000,000 are raised), investors will not have the opportunity to evaluate all of the Properties that the Partnership will acquire.

o Risks of reduced diversification in the Partnership's investment if the Partnership raises less than $35,000,000 from sales of Units.

o Risks that the Partnership may make investments that will not appreciate in value over time, such as building only Properties, with the land owned by a third party.

o Risks that investors who must sell their Units will not be able to sell them quickly because there will be no public market for the Units.

o Market risks associated with investments in real estate, which means that both the amount of cash the Partnership will receive from tenants and lessees and the future value of its Properties cannot be predicted.

o Under certain circumstances, the General Partners may determine to reinvest the Net Sales Proceeds of Properties into other Properties, which proceeds would be otherwise distributable to the Partners.

o    Risks of default by tenants or lessees resulting in decreased income.

o Risks relating to the fact that the General Partners and their Affiliates, who will perform services for the Partnership in connection with the Offering, the selection and acquisition of the Partnership's Properties, and the operation of the Partnership, will receive substantial compensation from the Partnership in consideration of these services.

o Reliance on the General Partners, who will have full responsibility for the day-to-day management of the Partnership.

o Risks relating to the fact that Limited Partners owning a majority of the Units may vote to take certain actions, such as amending of the Partnership Agreement to change the investment objectives of the Partnership.

ESTIMATED USE OF PROCEEDS

         The Partnership will use the proceeds of the sale of its Units to acquire Properties and to pay expenses relating to the organization of the Partnership and the sale of the Units. If only 2,500,000 Units ($25,000,000) are sold, however, the Partnership will acquire approximately 23 Properties. The Partnership will acquire approximately 28 to 32 Properties if it sells 3,500,000 Units ($35,000,000) based on an estimated average purchase price of $900,000 per Property. The General Partners have estimated the average purchase price based on their past experience in acquiring similar properties and in light of current market conditions, although prices of Properties may be higher or lower. See "Estimated Use of Proceeds" and "Business" for a more detailed description of the anticipated use of Partnership funds.

MANAGEMENT COMPENSATION

         The General Partners, the Managing Dealer, and other Affiliates of the General Partners will receive compensation for services they will perform for the Partnership and also will receive expense reimbursements from the Partnership for expenses they pay on behalf of the Partnership. The following paragraphs summarize the more significant items of compensation.

         In connection with the formation of the Partnership and the Offering of the Units, the Managing Dealer will receive Selling Commissions of 8.5% (a maximum of $2,975,000 if 3,500,000 Units are sold), and a due diligence expense reimbursement fee of 0.5% (a maximum of $175,000 if 3,500,000 Units are sold), of the total amount raised from the sale of Units, computed at $10.00 per Unit sold ("Gross Proceeds"). The Managing Dealer in turn may reallow Selling Commissions of up to 8% on Units sold, and all or a portion of the 0.5% due diligence expense reimbursement fee to certain Soliciting Dealers, who are not Affiliates of the General Partners.

         For identifying the Properties and assisting the General Partners in structuring the terms of the acquisition and leases of the Properties, CNL Fund Advisors, Inc. will receive Acquisition Fees of 4.5% of Gross Proceeds (a maximum of $1,575,000 if 3,500,000 Units are sold) from the sale of Units.

         For managing the Properties, CNL Fund Advisors, Inc. will be entitled to receive an annual Management Fee of 1% of gross revenues that the Partnership earns from the Properties.

         CNL Fund Advisors, Inc. may receive a disposition fee of 3% of the gross sales price of one or more Properties for providing substantial services in connection with the Sale of one or more such Properties, but only after such time, if any, that the Limited Partners have received the Limited Partner's 8% Return, plus the return of their aggregate Invested Capital Contributions. See "Summary of the Offering--Allocations and Distributions."

         With respect to distributions of Net Cash Flow, the General Partners will receive a 5% distribution of cash as described below in "Summary of the Offering--Allocations and Distributions," but only after such time, if any, as the Limited Partners have received at least their Limited Partners' 8% Return for the related year, calculated at the time of such cash distribution. Additionally, the General Partners will receive a subordinated share of Net Sales Proceeds upon the Sale of a Property in an amount equal to 5% of Net Sales Proceeds as described below in "Summary of the Offering--Allocations and Distributions," but only after such time, if any, as the Limited Partners have received at least their Limited Partners' 8% Return, plus a return of their investment in the Partnership.

         Payment of certain fees is subject to conditions and restrictions. The General Partners and their Affiliates also may receive reimbursement for out-of-pocket expenses that they incur on behalf of the Partnership during its term, subject to certain limitations. See "Management Compensation" for a complete description.

CONFLICTS OF INTEREST

         The General Partners and their Affiliates will experience conflicts of interest in their management of the Partnership. These arise principally from their involvement in other activities that may conflict with those of the Partnership and include matters related to (i) allocation of properties and management time and services between the Partnership and various partnerships and other entities, (ii) the timing and terms of the sale of a Property, (iii) investments with Affiliates of the General Partners, (iv) compensation of the General Partners and their Affiliates, (v) the Partnership's relationship with the Managing Dealer, which is an Affiliate of the General Partners, and (vi) the fact that the Partnership's securities and tax counsel also serves as securities and tax counsel for certain Affiliates of the General Partners, and that neither the Partnership nor the Limited Partners will have separate counsel. The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures the General Partners have established to resolve a number of these potential conflicts.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

         The Partnership has established a distribution reinvestment plan (the "Distribution Reinvestment Plan") pursuant to which Limited Partners who purchase Units in the initial Offering (other than residents of the State of California) may elect to have their cash distributions from the Partnership automatically reinvested in Units. Prior to termination of the Offering, the cash distributions will be reinvested in Units at the public Offering price of $10.00 per Unit. Thereafter, the distributions will be reinvested in Units purchased from Limited Partners, to the extent Units are available for purchase, on the terms specified in the Distribution Reinvestment Plan. See "Summary of Distribution Reinvestment Plan," "Federal Income Tax Considerations--Distribution Reinvestment Plan," and the Distribution Reinvestment Plan accompanying this Prospectus as Exhibit D for more specific information about the Distribution Reinvestment Plan.

BUSINESS (PURCHASE AND SALE OF PROPERTIES)


         The nature of the Properties which the Partnership intends to purchase and lease, as well as a description of the Properties acquired by the Partnership as of April 30, 1997, is described in the section entitled "Business." The Properties, which typically will be freestanding and will be located across the United States, will be leased on a "triple-net" basis to operators of the Restaurant Chains. See "Business--Standards for Investment--Selection of Properties and Lessees." The Properties may consist of both land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Properties will be purchased for cash and will not be encumbered by any liens. As of April 30, 1997, the Partnership had purchased 13 Properties and was negotiating to purchase five additional properties for which initial commitments had been made, subject to fulfillment of certain conditions. Although the General Partners believe that the Partnership will acquire these properties, there can be no assurance that these conditions will be satisfied or that the Partnership will acquire one or more of these properties. The General Partners have undertaken to supplement this Prospectus during the Offering period to describe the acquisition of Properties at such time as the General Partners believe that a reasonable probability exists that a Property will be acquired by the Partnership. Based upon the General Partners' experience and acquisition methods, a reasonable probability that the Partnership will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee,
(ii) a satisfactory credit underwriting for the proposed lessee has been completed, and (iii) a satisfactory site inspection has been completed. See "Business--General."


         The General Partners have established certain conflict resolution procedures relating to (i) transactions between CNL XVIII and its Affiliates,
(ii) certain future offerings, and (iii) allocation of restaurant properties among affiliated entities. See "Conflicts of Interest--Allocation of Properties Between CNL XVII and CNL XVIII," "Conflicts of Interest--Acquisition of Properties" and Items 5 and 6 of "Conflicts of Interest--Certain Conflict Resolution Procedures" for a more detailed discussion of allocations of Properties between CNL XVIII and other prior or subsequently formed public and private entities with which the General Partners or their Affiliates are affiliated that have similar investment objectives as CNL XVIII. See also "Prior Performance of the General Partners and Affiliates" for information regarding the status of the investment program of CNL XVII.

         Proceeds designated for investment in Properties temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal.

         The Partnership intends to sell the Properties for cash within 7 to 12 years after their acquisition or as soon thereafter as market conditions permit, at which time the Partnership will be dissolved. See "Business--Sale of Properties" for a description of the distribution of proceeds of the Sale of a Property.

MANAGEMENT

         The General Partners are Robert A. Bourne, James M. Seneff, Jr., and CNL Realty Corporation, a Florida corporation. The address of the General Partners is 400 East South Street, Suite 500, Orlando, Florida 32801, telephone
(407) 422-1574. The General Partners will manage the affairs of the Partnership, and the Limited Partners will not participate in the management of the Partnership. See "Management" for a description of the business background of the General Partners and Affiliates.

MANAGING DEALER

         The Partnership has engaged CNL Securities Corp., an Affiliate of the General Partners, to act as Managing Dealer with respect to the Offering. The individual General Partners are officers, directors, and registered principals of the Managing Dealer. The Units are being offered by the Managing Dealer on a "best efforts" basis, which means that the Managing Dealer is not required to take and pay for any Units and no one is guaranteeing that any minimum number of Units will be sold. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have investment objectives similar to those of the Partnership and is expected to participate in other offerings sponsored by one or more of the General Partners. See "Conflicts of Interest--Relationship with the Managing Dealer."

ADVISOR

         An Affiliate of the General Partners, CNL Fund Advisors, Inc., will provide certain advisory and property management services in connection with the Partnership and its Properties. CNL Fund Advisors, Inc. is a wholly owned subsidiary of CNL Group, Inc., and was organized to perform the property acquisition, property management, and other services described herein. See "Business--Management Services" for a description of the services that CNL Fund Advisors, Inc. will provide.

PRIOR PERFORMANCE OF THE GENERAL PARTNERS AND AFFILIATES

         The "Prior Performance of the General Partners and Affiliates" section of this Prospectus contains a narrative discussion of the public and private real estate limited partnerships and a real estate investment trust sponsored by the General Partners and their Affiliates during the past ten years. These include the 17 existing CNL Income Fund limited partnerships and a real estate investment trust, CNL American Properties Fund, Inc., which, as of December 31, 1996, had purchased 760 fast-food, family-style, and casual dining restaurant properties similar to those to be acquired by the Partnership. Based on an analysis of the operating results of the 86 investor real estate limited partnerships in which Messrs. Bourne and Seneff have served, individually or with others, as general partners and the real estate investment trust in which they serve as officers and directors, the General Partners believe that each of such programs has met, or currently is in the process of meeting, its principal investment objectives. Certain statistical data relating to the previous CNL Income Fund limited partnerships, the offerings of which became fully subscribed between January 1992 and December 1996, with investment objectives similar to those of the Partnership, are contained in Exhibit C--Prior Performance Tables.

INVESTMENT OBJECTIVES AND POLICIES

         The Partnership's primary investment objectives are to preserve, protect, and enhance the Partnership capital, while providing (i) cash distributions commencing in the initial year of Partnership operations in amounts that exceed current taxable income (due to the fact that depreciation deductions attributable to the Properties reduce taxable income even though depreciation is not a cash expenditure); (ii) an anticipated minimum level of income through the long-term rental of Properties to selected operators of certain national and regional fast-food, family-style, and casual dining restaurant chains; (iii) additional income and protection against inflation by participation in certain restaurant gross sales through the receipt of percentage rent payments and, typically, automatic increases in the minimum annual rent; and (iv) capital appreciation through the potential increase in value of the Properties. The Partnership intends to meet these objectives by purchasing carefully selected restaurant properties and leasing them on a "triple-net" basis (which means that the lessee will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to operators of certain national or regional fast-food, family-style, and casual dining restaurant chains under leases requiring the lessee to pay both base annual rent and a percentage rent based on gross sales. See "Business--Site Selection and Acquisition of Properties," "Business--Description of Leases," and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of the Partnership's business will facilitate the Partnership's ability to meet its investment objectives. The Partnership's investment policies are set forth in the Partnership Agreement and cannot be changed except by amendment of the Partnership Agreement which requires the approval of the Limited Partners. There can be no assurance that these objectives will be met.

ALLOCATIONS AND DISTRIBUTIONS

         Distributions to the Limited Partners of the Partnership commenced in the fourth quarter of 1996 and will be paid quarterly thereafter. There can be no assurance, however, as to the amount of any future distributions. In addition, Limited Partners who purchase a minimum of 500 Units ($5,000) have the option upon subscription to elect, for a fee, to receive distributions, paid in arrears, on a monthly basis. In the future, the General Partners, in their sole discretion, may elect to pay distributions to all Limited Partners on a monthly basis. See "Allocations and Distributions--Distributions of Net Cash Flow" for a description of the timing and anticipated amount of any such distributions.

         Net Cash Flow for any fiscal year (which, in general terms, means the Partnership's cash receipts from operations, other than proceeds of a Sale, less its cash expenses, including the 1% Management Fee to CNL Fund Advisors, Inc.) will be distributed 95% to the Limited Partners and 5% to the General Partners. However, the General Partners will not receive their 5% share of Net Cash Flow for any year until the Limited Partners have received aggregate distributions in an amount equal to 8% of their Invested Capital Contributions, computed on an annual, noncumulative, noncompounded basis for the related year. In general, the Limited Partners' investment in the Partnership is the amount of cash they contributed to the Partnership reduced by certain prior cash distributions to the Limited Partners from the Sale of a Property.

         Net Sales Proceeds (which, in general, means the cash the Partnership receives from the Sale of a Property or its interest in a Property less expenses related to the Sale) will be distributed to the Limited Partners, to the extent of available cash after creation of any reserves, in an amount sufficient to provide them with aggregate distributions in an amount equal to 8% of their Invested Capital Contributions, computed on an annual, cumulative, noncompounded basis, plus a return of their investment in the Partnership. The General Partners then will receive a return of their investment in the Partnership and, to the extent previously subordinated and unpaid, an amount equal to 5% of Partnership distributions of Net Cash Flow. Any remaining Net Sales Proceeds will be distributed 95% to the Limited Partners and 5% to the General Partners.

         After payment of the 1% Management Fee to CNL Fund Advisors, Inc. (see "Summary of the Offering--Management Compensation" for a brief description of this fee), the Limited Partners' 8% Return (as described in the two preceding paragraphs) will be payable to the extent of available Net Cash Flow and Net Sales Proceeds. Payment of the Limited Partners' 8% Return, therefore, is subject to available Net Cash Flow and Net Sales Proceeds and is not guaranteed.

         Generally, all allocations of tax items are made among the Partners in accordance with their relative interest in the Partnership or their allocable share of cash distributions from the Partnership, except that 99% of the total depreciation and amortization deductions are specially allocated to the Limited Partners who are not exempt from federal income tax; provided, however, notwithstanding the foregoing, the interest of the General Partners in each material item of Partnership income, gain, loss, deduction, and credit will be equal to at least 1% of each such item at all times during the existence of the Partnership.

         The Partnership generally expects to elect to use straight-line cost recovery (depreciation) for the depreciable portion of its Properties. A portion of the Properties will constitute tax-exempt use property and must be depreciated over a period equal to or exceeding 40 years. In order to reduce the Partnership's administrative costs, the Partnership intends to depreciate the remainder of its depreciable real property on the same basis for federal income tax purposes.

         For a more detailed description of the allocations and distributions to be made to the Limited Partners, see "Allocations and Distributions."

SUMMARY OF PARTNERSHIP AGREEMENT

         The Partnership's limited partnership agreement (the "Partnership Agreement") governs the relationship between the Limited Partners and the General Partners. Please refer to the "Summary of Partnership Agreement" section for more detailed information concerning the terms of the Partnership Agreement, including:

o MEETINGS AND VOTING RIGHTS: Subject to certain limitations, Limited Partners holding a majority of Units may vote to (i) amend or terminate contracts for services or goods between the Partnership and the General Partners, (ii) remove the General Partners and elect substitute General Partners, (iii) approve or disapprove the Sale of all or substantially all of the Partnership's Properties unless the Sale is made in accordance with the Partnership's purposes (including the Sale of Properties within 7 to 12 years after their acquisition or as soon thereafter as market conditions permit); (iv) amend the Partnership Agreement, (v) change the investment
     objectives of the Partnership, or (vi) dissolve the Partnership.   Limited
     Partners who do not vote with the majority in interest of the Limited Partners nonetheless will be bound by the majority vote.

o RESTRICTIONS ON TRANSFERABILITY OF UNITS: The Units will be transferable, but only with the consent of the General Partners upon application on forms provided by the General Partners, who may withhold their consent to any transfer that could cause or contribute to the characterization of the Partnership as a "publicly traded partnership" (in general, a partnership with frequent transfers of its Units), or otherwise adversely affect the Partnership's tax status. It is not anticipated that a public market for the Units will develop.

o INDEMNIFICATION: The Partnership will indemnify the General Partners and their Affiliates who perform services for the Partnership against all losses and expenses incurred by them as a result of actions the General Partners determined in good faith were in the best interests of the Partnership, except for any liability arising out of misconduct, negligence, or breach of fiduciary duty to the Limited Partners or the Partnership.

o FISCAL YEAR AND TERMINATION: The Partnership's fiscal year is the calendar year. The Partnership Agreement provides that the Partnership will terminate on December 31, 2025, unless sooner terminated pursuant to any provision of the Partnership Agreement. See "Summary of Partnership Agreement--Dissolution and Liquidation" for a more complete description of dissolution events.

         All statements made here or elsewhere in this Prospectus are qualified in their entirety by reference to the copy of the form of the Partnership Agreement attached hereto as Exhibit A.

FEDERAL INCOME TAX CONSIDERATIONS

         The "Federal Income Tax Considerations" section of this Prospectus discusses the material tax issues relevant to an investment in the Partnership and the legal opinions that the Partnership will receive relating to tax matters from Baker & Hostetler LLP, as tax counsel for the Partnership.

         In general, the material federal income tax issues, as to which the Partnership has received an opinion from its tax counsel, are (i) the tax status of the Partnership and any Joint Ventures; (ii) the likelihood that the Partnership will not be treated as a publicly traded partnership under the publicly traded partnership rules; (iii) the likelihood that income of the Partnership will not constitute unrelated business taxable income to investing qualified pension, profit-sharing, and stock bonus plans and IRAs; (iv) the likelihood that allocations of tax items from the Partnership to a Limited Partner (and from any Joint Ventures to the Partnership) will be respected; (v) the likelihood that the Partnership (and any Joint Ventures) will be treated as the owner of the Properties and will be entitled to claim depreciation deductions associated with such ownership; and (vi) whether, and to what extent, net income of the Partnership will constitute net income from a passive activity. Subject to the conditions described in more detail in "Federal Income Tax Considerations--Opinion of Counsel," the Partnership has received a favorable opinion from its tax counsel on each of these matters. Until the Partnership has acquired and leased all of its Properties, however, it is impossible to opine on certain material income tax issues which, along with the listed opinions, are discussed in detail in "Federal Income Tax Considerations."

THE OFFERING


         The Offering commenced on September 20, 1996. A maximum of $35,000,000 of limited partnership interests in the Partnership are being offered in Units of $10.00 each. As of October 11, 1996, the Partnership had received aggregate subscriptions for 173,313 Units, representing $1,733,131 in aggregate subscription proceeds from Limited Partners and $1,517,431 of the funds were released from escrow (which excluded all funds received from New York and Pennsylvania investors). As of April 30, 1997, the Partnership had sold 1,848,302 Units, representing $18,483,022 of capital contributed by 895 Limited Partners. The General Partners have elected to extend the Offering to a date not later than August 11, 1997.


         The Units are being offered by the Managing Dealer and other registered broker-dealers (the "Soliciting Dealers") on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Units will be sold. All of the General Partners are Affiliates of the Managing Dealer. See "The Offering--Plan of Distribution."

         A minimum investment of 250 Units ($2,500) by each investor is required, except for tax-qualified plans (such as employee pension plans or IRAs), for which the minimum investment is 100 Units ($1,000), Iowa tax-exempt investors, who must make a minimum investment of 300 Units ($3,000), Minnesota IRAs, for which the minimum investment is 200 Units ($2,000), and Nebraska investors, who must make a minimum investment of 500 Units ($5,000). In addition, an investor may elect to receive monthly distributions only if the investor makes a minimum investment of 500 Units ($5,000). See "Suitability Standards and How to Subscribe."

DEFINITIONS

         This Prospectus includes simplified terms and definitions to make the Prospectus easier to understand. These simplified terms and definitions do not include all of the details of the terms, however, and investors therefore should review the "Definitions" section for a more complete understanding.


                                  RISK FACTORS

         The purchase of Units involves risks and therefore is suitable only for persons who understand the possible consequences of an investment in the Partnership and who are able to bear the risk of loss of their investment. The acquisition of Units in CNL XVIII will not give the investor any ownership interest in CNL XVII or its Properties and, consequently, the risks associated with an investment in CNL XVIII may not apply to an investment in CNL XVII. Prospective investors should carefully consider the following risks in conjunction with the information set forth elsewhere in this Prospectus.

INVESTMENT RISKS

          RELIANCE ON GENERAL PARTNERS FOR MANAGEMENT OF PARTNERSHIP. All decisions with respect to the management of the Partnership will be made exclusively by the General Partners. This authority includes significant flexibility. For example, the General Partners can (i) direct the Partnership's investments toward investments that will not appreciate over time, such as building only Properties, with land owned by a third party, and (ii) change minimum creditworthiness standards with respect to tenants. The Limited Partners will have no right or power to take part in the management of the Partnership except through the exercise of their voting rights and will be relying almost entirely on the General Partners with respect to the management of the Partnership and the operation of its business. Thus, no prospective investor should purchase any of the Units offered hereby unless the prospective investor is willing to entrust all aspects of the management of the Partnership and the operation of its business to the General Partners. The General Partners may be removed under certain conditions set forth in the Partnership Agreement but only subject to payment for their interest in the residual value of Partnership assets and release from all guarantees and other obligations incurred as General Partners. See "Summary of Partnership Agreement" for a summary description of these voting and removal rights. See "Management" and "Prior Performance of the General Partners and Affiliates" for a summary of the General Partners' experience in real estate investment and management of limited partnerships formed to acquire restaurant properties, apartments, and office buildings, as well as in direct management of apartments and office parks.

         RISKS OF PAYMENT OF MANAGEMENT COMPENSATION. The General Partners and their Affiliates will perform services for the Partnership in connection with the offer and sale of Units, the selection and acquisition of the Partnership's Properties, and the operation of the Partnership, and will receive substantial compensation from the Partnership in consideration of these services. In connection with the Offering, Affiliates of the General Partners will receive between 5% and 13.5% of the Gross Proceeds as fees (depending on the portion of Selling Commissions and the due diligence expense reimbursement fee reallowed to Soliciting Dealers) and a maximum of 3% of the Gross Proceeds as reimbursement of Organizational and Offering Expenses and 0.5% in Acquisition Expenses that they incur on behalf of the Partnership in connection with the Offering. The Partnership may pay a substantial portion of these initial fees and expenses and other compensation and expense reimbursements payable to the General Partners and their Affiliates in consideration of the services which they will render to the Partnership prior to making distributions to the Limited Partners. Such payments could reduce the amount of cash available for investment in Properties and for initial distributions to the Limited Partners. See "Management Compensation" for a more complete description of expense reimbursements and fees to be paid to the General Partners and their Affiliates in connection with their services to the Partnership.

         POSSIBLE LACK OF DIVERSIFICATION. There can be no assurance that the Partnership will obtain Capital Contributions equal to the maximum number of its Units. The potential profitability of the Partnership and its ability to diversify its investments, both geographically and by type of restaurant Properties purchased, will be limited by the amount of funds at its disposal.

         LACK OF MARKET FOR UNITS. The Partnership is under no obligation to repurchase Units from a Limited Partner, and it is not anticipated that there will be a public market for the Units. It therefore may be difficult to sell Units quickly. This investment is designed for investors with no need for liquidity in this investment. See "Suitability Standards and How to Subscribe--Suitability Standards." The Partnership has established a Distribution Reinvestment Plan which, on behalf of Participants in the Distribution Reinvestment Plan, will repurchase Units from Limited Partners who desire to sell their Units to the extent of available funds and subject to certain additional limitations. There of course can be no assurance that the funds available through the Plan will be sufficient to permit the purchase of all of the Units for which the General Partners receive repurchase requests. See "Summary of Distribution Reinvestment Plan."

         SIGNIFICANT RESTRICTIONS ON TRANSFERABILITY OF UNITS. Because the classification of the Partnership as a "publicly traded partnership" would significantly decrease the value of the Units, the General Partners intend to exercise fully their right to prohibit transfers of Units under circumstances that could cause the Partnership to be so classified. An assignee of Units may be substituted as a Limited Partner only with the consent of the General Partners, using assignment forms required by the General Partners, which could affect the resale value of the Units. See "Summary of Partnership Agreement--Restrictions on Transferability of Units." Accordingly, there can be no assurance that Limited Partners will be able to liquidate their investments in the event of an emergency. Therefore, Units should be purchased only for long-term investment.

         RISKS ASSOCIATED WITH MANAGEMENT OF JOINT VENTURES. In the event that the Partnership enters into a Joint Venture with an unaffiliated party to purchase a Property, the Joint Venture or general partnership agreement will provide that the Partnership will have management control of the Joint Venture. Such agreement, however, may be ineffective as to a third party who has no notice of the agreement, and the Partnership therefore may be unable to control fully the activities of any such Joint Venture in which it participates. In the event that the Partnership enters into a Joint Venture with another program sponsored by the General Partners, the Partnership will not have sole management control of the Joint Venture.

         LACK OF CONTROL OF PROPERTY MANAGEMENT. The Partnership uses "triple-net" leases and, therefore, day-to-day management of the Properties will be the responsibility of the tenants of the Properties. In general, the Partnership intends to enter into leasing agreements only with lessees having substantial prior experience in the restaurant industry, but there can be no assurance that the Partnership will be able to make such arrangements in all cases because the Partnership had acquired only 13 Properties as of April 30, 1997.


         POTENTIAL LIABILITY OF LIMITED PARTNERS. The Limited Partners' liability, in general, will be limited to the amount they agree to contribute to the capital of the Partnership plus their share of any undistributed profits and assets. If, however, Limited Partners participate in the control of the business of the Partnership, or permit their names to be used in the conduct of the Partnership's business, they may become personally liable as general partners for the Partnership's obligations. The nature of the activities constituting "control" which are required to impose such liability on a Limited Partner is not altogether clear. In certain cases, however, the exercise by a Limited Partner of voting rights granted in the Partnership Agreement could be deemed to constitute management control. Further, in the event the Partnership is unable to meet its obligations, the Limited Partners, under applicable law, could be obligated to (i) return, with interest, any cash wrongfully distributed which represents a return of their Capital Contributions and (ii) repay, with interest, any cash distributed to them which represents a return of their Capital Contributions, PRO RATA in accordance with their Partnership Interests as may required to discharge liabilities of the Partnership to creditors who extended credit or whose claims arose during the period the returned Capital Contributions were held by the Partnership. See Exhibit A--Form of Amended and Restated Agreement of Limited Partnership and "Summary of Partnership Agreement--Liability of the Limited Partners to Third Parties."

         RISKS FOR QUALIFIED PLAN INVESTORS. The assets of the Partnership will not constitute plan assets if, for example, the Units qualify as "publicly offered" securities within the meaning of U.S. Department of Labor Regulations, or if the Partnership is deemed to be an "operating company" under such regulations. If the assets of the Partnership were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the "prohibited transaction" rules under ERISA would be available for the Partnership's transactions, and (ii) the prudence standards of ERISA would apply to investments made by the Partnership (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Code imposes nondeductible excise taxes on prohibited transactions. The Partnership has not requested an opinion of Counsel regarding whether or not the assets of the Partnership would constitute "plan assets" under ERISA. See "The Offering--Investment by Qualified Plans and Individual Retirement Accounts."

         LIMITED RESOURCES OF GENERAL PARTNERS. The corporate General Partner has only nominal capitalization. The individual General Partners are general partners in other partnerships and have certain contingent liabilities or may incur additional liabilities in connection therewith. Should some of these liabilities become actual, the net worth of the General Partners could be impaired. If the net worth of the General Partners decreases significantly, the General Partners may be unable to perform their obligations under the Partnership Agreement and may have to devote time and attention to claims related to such liabilities. See "Business--Financing" for a description of the limitations on Partnership borrowing and "Management--Net Worth of General Partners" for a description of the assets that secure the majority of the loans relating to these contingent liabilities.

         CONFLICTS OF INTEREST. The Partnership will be subject to conflicts of interest arising out of its relationship to the General Partners and their Affiliates with respect to the acquisition, leasing and sale of properties, joint investment with other public programs sponsored by the General Partners, allocation by the General Partners and their Affiliates of management time between the business of the Partnership and some or all of the 17 other CNL Income Funds and certain programs intended to qualify as real estate investment trusts, as to each of which the General Partners and their Affiliates have management responsibilities, and compensation of the General Partners and Affiliates for the services which they will provide to the Partnership. In addition to the Partnership, the General Partners and their Affiliates have organized and currently manage numerous other real estate investment programs and plan to organize and manage other real estate investment programs in the future. Some of these programs may have investment objectives similar or identical to those of the Partnership and may acquire, operate, lease and manage fast-food, family-style, and casual dining restaurants, including restaurants suitable for the Partnership. The General Partners have adopted certain conflict of interest resolution procedures and restrictions related to the allocation of properties between investment programs, including the Partnership, however, any such conflict could result in the acquisition by other programs of properties which are more desirable or valuable to those of the Partnership which could adversely affect gross revenues of the Partnership. See "Conflicts of Interest-- Prior and Future Programs" and "Conflicts of Interest--Acquisition of Properties."

         Other conflicts of interest between the Partnership and other affiliated investment programs may arise in the leasing and sale of properties. The leasing and operation of properties owned by other programs which are located in the vicinity of Properties owned by the Partnership could adversely affect the gross revenues of the Partnership. Additionally, in the unlikely event that the Partnership and an affiliated investment program attempted at the same time to sell similar properties in the same vicinity, the Partnership and affiliated program potentially could compete for the same purchaser which adversely affect the sales price for the Property or the timing of the sale of the Property. See "Conflicts of Interest--Sale of Properties."

         The Partnership may invest in Joint Venture and Co-Tenancy Arrangements with other public programs sponsored by the General Partners. A conflict of interest between the Partnership and another public program as co-venturers or co-tenants could potentially result in an impasse with respect to Joint Venture and Co-Tenancy Arrangement decisions because neither party will control the Joint Venture or Co-Tenancy Arrangement. Such an impasse could adversely affect the revenues to the Partnership derived from the Joint Venture or Co-Tenancy Arrangement. In order to reduce to the extent possible the potential conflicts of interest between the Partnership and other public investment programs in Joint Ventures and Co-Tenancy Arrangements, the General Partners have adopted certain conditions and requirements which must be met prior to the Partnership entering into a Joint Venture or Co-Tenancy Arrangement with another program. See "Conflicts of Interest--Joint Investment with an Affiliated Program."

         Conflicts of interest may also arise in connection with the allocation of management time the General Partners and their Affiliates will devote to the Partnership and its business and the compensation of the General Partners and their Affiliates for services which they will provide to the Partnership. The General Partners and their Affiliates currently are engaged, and in the future will engage, in the management and operation of other investment programs and business ventures. The General Partners and their Affiliates will devote only so much of their time to the business of the Partnership as they, in their judgment, determine is reasonably necessary. Especially during periods of intense activity in other programs and ventures, such a conflict could result in the devotion by the General Partners and their Affiliates of less time and resources to the Partnership and its business. See "Conflicts of Interest--Competition for Management Time."

         The General Partners and their Affiliates will be engaged to perform various services for the Partnership and will receive fees and compensation for such services. None of the agreements for such services are the result of arm's-length negotiations which creates the potential opportunity for the payment of compensation in excess of that permitted by the Partnership Agreement for the services provided and the engagement of less qualified parties to perform such services. The General Partners believe, however, that the terms of such arrangements are reasonable and no less favorable than those which could be obtained from unaffiliated entities. Certain of these conflicts may be alleviated due to the opportunity for the Limited Partners to vote to terminate contracts with Affiliates of the General Partners and take other actions to protect their interests. See "Conflicts of Interest--Compensation of General Partners and Affiliates" and "Conflicts of Interest--Certain Conflict Resolution Procedures."

         RISKS ASSOCIATED WITH A MINORITY INTEREST IN A PARTNERSHIP. Limited Partners in the Partnership have certain limited voting rights. A vote of the majority in interest of the Limited Partners (without regard to any limited partnership interests owned by the General Partners and their Affiliates) is sufficient to take certain significant Partnership actions, such as (i) termination of contracts for goods and services between the Partnership and the General Partners or their Affiliates; (ii) removal of one or more of the General Partners and election of substitute General Partner(s); (iii) amendment of the Partnership Agreement (such as changing the investment objectives of the Partnership); and (iv) dissolution of the Partnership. Limited Partners who take a minority position will be bound by the vote of a majority of the Limited Partners entitled to vote on such matters.

REAL ESTATE RISKS


         RISKS RELATED TO AN UNSPECIFIED PROPERTY OFFERING. The Partnership has established certain criteria for evaluating Restaurant Chains, particular Properties and the operators of the Properties proposed for investment by the Partnership. See "Business--Standards for Investment" and "Business--General" for a description of these criteria and the types of Properties in which the Partnership intends to invest. The Partnership has not set fixed minimum standards relating to creditworthiness of tenants and therefore, the General Partners have flexibility in assessing potential tenants. Because the Partnership had acquired only 13 Properties as of April 30, 1997 (see "Business--Property Acquisitions" for a description), prospective investors have no information to assist them in evaluating the merits of the additional 15 to 19 Properties expected to be purchased or developed by the Partnership if proceeds of $35,000,000 are raised. There is no limit on the number of restaurant Properties of a particular Restaurant Chain which the Partnership may acquire, although the General Partners currently do not anticipate that the Partnership will invest more than 25% of its Gross Proceeds in Properties of any one Restaurant Chain.


         No assurance can be given that the Partnership will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, the objectives of the Partnership will be achieved. There also can be no assurance that all of the Properties will operate profitably or that defaults will not occur. See "Management" and "Prior Performance of the General Partners and Affiliates," however, for a description of the prior real estate experience of the General Partners.

         RISKS OF REAL PROPERTY INVESTMENTS. The value of leased restaurants such as those to be acquired by the Partnership, the ability of the lessees to pay rent on a timely basis, and the amount of the rent, may be adversely affected by certain changes in general or local economic or market conditions, increased costs of energy or food products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of restaurant management, the ability of a Restaurant Chain to fulfill any obligations to operators of its restaurants, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded restaurants as required by the franchise or lease agreement, voluntary termination by a lessee of its obligations under a lease, and other factors. Neither the Partnership nor the General Partners can control these factors.

         RISKS OF LESSEE DEFAULTS RESULTING IN PROPERTY VACANCIES. Each Property will have a single lessee, and lessees may lease more than one Property. Events such as the default or financial failure of a lessee therefore could cause one or more Properties to become vacant under certain circumstances. Vacancies would reduce the cash receipts of the Partnership and, at least until the Partnership is able to re-lease any such Properties, could decrease their ultimate resale value. The value of the Partnership's Properties will depend principally upon the value of the leases of the Properties. Minor defaults by a lessee may continue for some time before the General Partners determine that it is in the interest of the Partnership to evict that lessee.

         If a Property becomes vacant, the Partnership may be unable either to re-lease the Property for the rent due under the prior lease or to re-lease the Property without incurring additional expenditures relating to the Property. The Partnership could experience delays in enforcing its rights against, and collecting rents (and, under certain circumstances, real estate taxes and insurance costs) due from, a defaulting lessee.

         The Partnership will not be a party to any franchise agreement between a Restaurant Chain and a lessee, and such agreement could therefore be modified or canceled without notice to, or the prior consent of, the Partnership. In that event, the lessee could be required to cease its operations at a Property, although the lessee's obligation to pay rent to the Partnership would continue. Before operations at the Property could resume, however, the Partnership would be required to locate a new lessee acceptable to a Restaurant Chain.

         The inability of lessees to make lease payments as a result of any of these factors could result in a decrease in the amount of cash available for distribution to the Limited Partners.

         RISKS OF UNINSURED LOSSES. The General Partners require the lessee to obtain insurance to cover casualty risks, and the General Partners generally will require that lessees other than those with a substantial net worth obtain "rental value" or "business interruption" insurance. See "Business--Description of Leases--Insurance, Taxes, Maintenance, and Repairs." If, however, the Partnership, as lessor, incurs any liability which is not fully covered by insurance, the Partnership would be liable for such amounts, and returns to the Limited Partners could be reduced.

         RISKS OF ADVERSE TRENDS IN RESTAURANT INDUSTRY. The success of the future operations of fast-food, family-style, and casual dining segments will depend largely on their ability to adapt to dominant industry trends, including greater competitive pressures, increased consolidation of the leading restaurant chains, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and menu items, availability of labor, levels of food prices, and general economic conditions. See "Business--General" for a description of current trends in the industry. The success of a particular Restaurant Chain concept, the Restaurant Chain's ability to fulfill any obligations to operators of its restaurants, and trends in the fast-food, family-style, and casual dining segments of the restaurant industry will affect the income that the Partnership derives from restaurants which are part of such Restaurant Chain.

         POSSIBLE DELAYS IN INVESTMENT. The Partnership Agreement provides that the Offering proceeds may remain uninvested for up to one year after termination of the Offering, although it is expected that substantially all net Offering proceeds will be invested prior to the end of such period. See "Prior Performance of the General Partners and Affiliates" for a summary description of the investment experience of the General Partners in prior CNL Income Fund Partnerships (as defined hereinbelow), which is not necessarily indicative of the rate at which the proceeds of this Offering will be invested.

         An extended Offering period, the inability of the General Partners to find suitable Properties, or the inability of a prior public program formed by the General Partners that currently is in the process of acquiring fast-food, family-style, and casual dining restaurant properties to substantially complete its acquisition program prior to the time that the Partnership has funds available to invest in Properties may result in delays in investment of Partnership funds in real estate and in the receipt of a return from real property investments.

         Revenues received by the Partnership pending investment in Properties will be limited to the rates of return available on short-term, highly liquid investments with appropriate safety of principal. These rates of return, which affect the amount of cash available for distribution to the Limited Partners, are expected to be lower than the Partnership would receive under its restaurant leases. Further, any funds of the Partnership required to be invested in Properties that have not been invested in Properties or reserved within one year after the termination of the Offering, will be distributed PRO RATA to the then Limited Partners of the Partnership in accordance with the provisions of Article
7.8 of the Partnership Agreement.

         RISKS RESULTING FROM COMPETITION. The Partnership will compete with other entities, including Affiliates, for the acquisition of restaurant sites and completed restaurants. See "Conflicts of Interest--Prior and Future Programs." In addition, the restaurant business is highly competitive, and it is anticipated that any restaurant Property acquired by the Partnership will compete with other restaurants in the vicinity. The extent to which the Partnership will be entitled to receive rent in excess of the base rent for the Properties will depend in part on the ability of the lessees to compete successfully with other restaurants in the vicinity. In addition, the Partnership will compete with other financing sources for suitable lessees and properties.

         POSSIBLE ENVIRONMENTAL LIABILITIES. Under various federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and clean-up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site.

         All of the Properties will be acquired by the Company subject to satisfactory Phase I environmental assessments, which generally involve inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions, or satisfactory Phase II environmental assessments, which generally involve testing of soil, groundwater or other media and conditions. A Phase I or Phase II environmental assessment may be determined by the General Partners to be satisfactory if a problem exists and has not been resolved at the time the Property is acquired provided that the seller has agreed in writing to indemnify the Partnership. There can be no assurance, however, that any seller will be able to pay under an indemnity obtained by the Partnership. Further, no assurances can be given that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to the Partnership. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants and occupants of the Properties, by the condition of land or operations in the vicinity of the Properties (such as the presence of underground storage tanks), or by third parties unrelated to the Partnership.

         RISKS OF ACQUIRING PROPERTIES UNDER CONSTRUCTION. Generally, the Partnership intends to acquire sites on which a particular restaurant is to be built as well as existing restaurants (including restaurants which require renovation). To the extent that the Partnership acquires property on which improvements are to be constructed or completed or renovations are to be made, the Partnership may be subject to certain risks in connection with the developer's ability to control construction costs, and the timing of completion of construction, or to build in conformity with plans, specifications, and timetables. The Partnership's agreements with the developer will provide certain safeguards designed to minimize these risks. Further, in the event of a default by a developer, the Partnership generally will have the right to require the lessee to repurchase the Property that is under development at a preestablished price designed to reimburse the Partnership for all costs incurred by the Partnership in connection with the acquisition and development of the Property. There can be no assurance, however, that under such circumstances, the lessee will have sufficient funds to fulfill its obligations. See "Business--Site Selection and Acquisition of Properties."

         RISKS OF JOINT INVESTMENT IN PROPERTIES. In the event that the Partnership enters into a Joint Venture or Co-Tenancy Arrangement with another program formed by the General Partners, there will be a potential risk of impasse in certain joint venture or co-tenancy decisions since the approval of each program is required for certain decisions. In any Joint Venture or Co-Tenancy Arrangement with an affiliated program, however, the Partnership will have the right to buy the other co-venturer's or co-tenant's interest or to sell its own interest on specified terms and conditions in the event of an impasse regarding a Sale. Under such circumstances, it is possible that neither party will have the funds necessary to consummate the transaction. See "Business--Joint Venture/Co-Tenancy Arrangements."

         Investments in Joint Ventures or Co-Tenancy Arrangements may involve the risk that the Partnership's co-venturer or co-tenant may have economic or business interests or goals which, at a particular time, are inconsistent with the interests or goals of the Partnership, that such co-venturer or co-tenant may be in a position to take action contrary to the Partnership's instructions, requests, policies or objectives, or that such co-venturer or co-tenant might become bankrupt. Among other things, actions by a co-venturer or co-tenant might subject property owned pursuant to the Co-Tenancy Arrangement or by the Joint Venture to liabilities in excess of those contemplated by the terms of the tenancy agreement or joint venture agreement or to other adverse consequences.

         RISKS RELATING TO FUTURE DISPOSITION OF PROPERTIES. The General Partners intend to sell the Properties within 7 to 12 years after their acquisition or as soon thereafter as market conditions permit. There can be no assurance that the Partnership will be able to sell its Properties so as to return a Limited Partner's Invested Capital Contribution or to generate a profit for the Limited Partners. Investors will receive a return of their Invested Capital Contributions in the aggregate upon disposition of the Properties only if the Properties are sold for more than such Invested Capital Contributions. In the event that a purchase money obligation is taken in part payment of the sales price of a Property, the proceeds of the Sale will be realized over a period of years. Additionally, the General Partners may determine that it is in the best interest of the Partnership to reinvest Net Sales Proceeds in Properties under circumstances described in "Business--Sale of Properties," rather than distribute such proceeds to the Partners. See "Risk Factors--Risks Relating to Reinvestment of Net Sales Proceeds."

         The General Partners may not be able to control the timing of Sales due to market conditions or the fact that certain lessees are expected to have the right to purchase the Property from the Partnership, commencing a specified number of years after the date of the lease. The leases also generally provide the lessee with a right of first refusal on any proposed Sale of the Property leased by that lessee, which could affect the value and marketability of any Properties subject to these provisions. See "Business--Description of Leases--Right of Lessee to Purchase." A lessee will have no obligation to purchase the restaurant it leases.

         RISKS RELATING TO REINVESTMENT OF NET SALES PROCEEDS. Upon the Sale of a Property, the General Partners may, in some cases, determine that it is in the best interest of the Partnership to reinvest the Net Sales Proceeds derived from such Sale in other Properties under circumstances described in "Business--Sale of Properties," rather than distribute such proceeds to the Partners. Any determination to reinvest Net Sales Proceeds shall be in the discretion of the General Partners and, upon investment, such Net Sales Proceeds will be subject to the same or substantially similar risks generally applicable to an investment in Properties. See "Risk Factors--Real Estate Risks." Also, it is possible that the reinvestment of Net Sales Proceeds in additional Properties would extend the period during which the Properties are intended to be sold (currently anticipated by the General Partners to be 7 to 12 years after acquisition of the Properties or as soon thereafter as market conditions permit). If the General Partners determine that it is in the best interest of the Partnership to reinvest Net Sales Proceeds in Properties, Net Sales Proceeds will be reinvested only if sufficient cash also is distributed to the Partners to pay any state income tax (at a rate reasonably assumed by the General Partners) and federal income tax (assuming the Limited Partners' income is taxable at the maximum federal income tax rate then applicable to individuals for capital gains) created by the disposition.

FEDERAL INCOME TAX RISKS

         The purchase of Units involves certain potential tax risks and tax consequences which are discussed briefly below. This discussion is based upon the Code, effective and proposed administrative regulations, judicial decisions, published and private rulings, and procedural announcements issued by the Treasury Department. All these authorities are subject to amendment or change that may be applied retroactively and in a manner that is adverse to the Partnership and the Limited Partners. The Partnership will not seek any rulings from the Internal Revenue Service (the "IRS") regarding any of the tax issues discussed herein, but will instead rely on opinions of Counsel, which are not binding on the IRS or the courts and are based upon the representations and assumptions referred to therein and are conditioned upon the existence of certain facts. Currently, Counsel for the Partnership is Baker & Hostetler LLP. For a more complete discussion of the tax risks and tax consequences associated with an investment in Units, see "Federal Income Tax Considerations."

         RISKS OF LOSS OF PARTNERSHIP STATUS. Counsel has opined that, for federal income tax purposes, the Partnership and the Joint Ventures more likely than not will be treated as partnerships for federal income tax purposes. If either the Partnership or any Joint Venture were to be reclassified as an association taxable as a corporation, it would be taxable on its net income (at rates up to 35%) and all items of its income, gain, loss, deduction, and credit would be reflected only on its tax returns and would not be passed through to the Limited Partners. Distributions by a partnership treated as an association would be ordinary dividend income to the extent of its earnings and profits, and the payment of these dividends would not be deductible by the partnership. See "Federal Income Tax Considerations--Partnership Status."

         RISKS OF PARTNERSHIP CHARACTERIZATION AS A PUBLICLY TRADED PARTNERSHIP. Based on representations by the General Partners and Managing Dealer regarding their compliance with certain safe harbors provided by the IRS, Counsel has opined that it is more likely than not that the Partnership will not be treated as a "publicly traded partnership" for federal income tax purposes. Classification of the Partnership as a "publicly traded partnership" could result in (i) taxation of the Partnership as a corporation and (ii) application of the passive activity loss rules in a manner that could adversely affect the Limited Partners. See "Federal Income Tax Considerations--Publicly Traded Partnerships," "Federal Income Tax Considerations--Qualified Plan Investors," and "Federal Income Tax Considerations--Basis, At-Risk and Passive Activity Limitations on Deduction of Losses."

         RISKS RELATING TO ALLOCATIONS OF INCOME, GAIN, LOSS, AND DEDUCTION. The Partnership Agreement provides (and any joint venture agreement will provide) for the allocation of income, gain, loss, and deduction. Counsel has opined that
(i) all material allocations to the Partners of income and gain set forth in the Partnership Agreement (and in the joint venture agreements) more likely than not will be treated as having substantial economic effect or otherwise will be treated as being in accordance with the interests of the Partners in the Partnership (or the interests of the partners in the joint venture) and (ii) all material allocations set forth in the Partnership Agreement (and in the joint venture agreements) of deductions, losses, and credits more likely than not will have substantial economic effect or will be otherwise treated as being in accordance with the interests of the Partners in the Partnership (or the interests of the partners in the joint venture) to the extent that such allocations do not create a deficit in any Partner's Capital Account balance, taking into account all reasonably expected increases and decreases in such balance. The rules regarding partnership allocations are complex, and no assurance can be given that the IRS will not successfully challenge the allocations in the Partnership Agreement (or any joint venture agreement) and reallocate items of income, gain, loss, or deduction in a manner which reduces the anticipated tax benefits or increases the income allocable to the Limited Partners. See "Federal Income Tax Considerations--Allocations of Income, Gain, Loss, and Deduction."

         The Partnership Agreement generally allocates depreciation deductions 99% to the Taxable Limited Partners and 1% to the General Partners. As a consequence, the Tax-Exempt Limited Partners will be allocated a greater amount of Net Income during the course of the Partnership, which will give the Tax-Exempt Limited Partners a larger Capital Account balance with respect to each Unit owned by them than the Taxable Limited Partners will have with respect to each of their Units. The Partnership Agreement provides that liquidating distributions to the Partners will be made in accordance with positive Capital Account balances, and there is a risk that, upon liquidation, there will be insufficient Gain or Loss to eliminate such disparity.

         The extent to which the special allocation of depreciation deductions to the Taxable Limited Partners will shelter cash distributions from current taxation will depend upon a number of factors, including the percentage of total Units owned by Tax-Exempt Limited Partners and the Partnership's holding period for the Properties. It is possible that Taxable Limited Partners could receive allocations of depreciation deductions that would reduce their respective Capital Accounts to zero, at which point future distributions of cash flow would not be sheltered from current taxation. See "Federal Income Tax Considerations--Allocations of Income, Gain, Loss, and Deduction."

         RISKS RELATING TO DISALLOWANCE OF DEDUCTION OF CERTAIN FEES AND EXPENSES BY THE PARTNERSHIP. There can be no assurance that the deduction by the Partnership of some or all fees and expenses will not be challenged or disallowed by the IRS. If such challenge is successful, it could result in reduced tax losses or increased profits without a corresponding increase in Net Cash Flow to a Limited Partner in the years in which such deductions were allowed.

         RISKS OF RECHARACTERIZATION OF LEASES AND LIMITED AVAILABILITY OF DEPRECIATION. The Partnership is subject to the risk that its leases may be treated as conditional sales or financing arrangements rather than true leases for federal income tax purposes. Counsel has opined that, assuming that (i) the Fee Properties (generally, Properties where the Partnership owns the related real property and building located thereon) are leased on substantially the terms and conditions described in "Business--Description of Leases," except that any lessee purchase options are exercisable only at an amount equal to or in excess of the Fee Properties' then fair market values (determined by appraisal or otherwise), and (ii) as is represented by the General Partners, the residual values of the Fee Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the cost of such Fee Properties, and the remaining useful lives of the Fee Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Fee Properties' useful lives at the beginning of their lease terms, it is more likely than not that the Partnership (or Joint Venture) will be treated as the owner of the Fee Properties for federal income tax purposes, and will be entitled to claim depreciation and other tax benefits associated with such ownership.

         The General Partners may negotiate a lease that meets the criteria described above except that it provides the lessee with an option to purchase the leased Fee Property at an amount determined by a formula which looks to various measures of value contained in an independent appraisal of the leased Fee Property. Counsel cannot opine (either favorably or unfavorably) whether the Partnership (or any Joint Venture) will more likely than not be the owner of any Fee Property subject to a lease containing such a purchase option and counsel cannot opine with respect to the tax consequences associated with Leasehold Properties (generally, those Properties in which the Partnership acquires only the building with the land owned by a third party and the Partnership's interest in such land, as lessee, being represented by a ground lease). With respect to such Fee Properties, however, Counsel has opined that the Partnership (and any Joint Venture) will have a reasonable basis for taking the position that it is the owner, provided, as the General Partners have represented will be the case, that the exercise price of a lessee purchase option is determined by a formula which looks to various measures of value contained in an independent appraisal of the leased Fee Property, and the General Partners believe that such formula will approximate, or bear a reasonable relationship to, the fair market value of the Fee Property at the time of the option's exercise. Additionally, the General Partners anticipate that substantially all of the Properties acquired by the Partnership will be Fee Properties.

         For federal income tax purposes, lease characterization is made on a property-by-property basis, based on an analysis of all the facts and circumstances relating to a particular lease, and there can be no assurance that the tax characterization of a lease will not be successfully challenged by the IRS. If the Partnership (or the Joint Venture) were held not to be the owner of Fee Properties for federal income tax purposes, there could be substantial adverse consequences to the Limited Partners, including disallowance of deductions for depreciation and characterization of Partnership income as portfolio income under the passive activity loss rules. See "Federal Income Tax Considerations--Characterization of Leases."

         RISKS OF LOSS OF PASSIVE ACTIVITY INCOME. If the Partnership is successful in achieving its investment and operating objectives, the Limited Partners (other than tax-exempt entities) are likely to recognize taxable income from the Partnership in each year. Counsel has opined that, assuming the Fee Properties are acquired, operated, and leased in the manner described in this Prospectus, and further assuming that 30% or more of the unadjusted basis of each Fee Property is subject to the allowance for depreciation, it is more likely than not that an individual Limited Partner's share of the Partnership's net income from Fee Properties will be net income from a "passive activity," as defined in section 469 of the Code, which generally can be offset by a Limited Partner's net losses and credits from other passive activities. This opinion does not apply to the income that is attributable to (i) the investment of Partnership funds in liquid investments, such as certificates of deposit or money market funds, prior to the purchase of Properties or distribution of Net Cash Flow to the Partners, (ii) the investment, in interest-bearing accounts or otherwise, of amounts held as working capital, security deposits, or in reserve, or amounts held pursuant to the Reinvestment Plan, (iii) Properties with respect to which the Partnership (or any Joint Venture) is determined not to be the owner (see "Characterization of Leases and Availability of Depreciation" above), or (iv) Properties acquired by the Partnership comprised of land only. Such income will constitute, for purposes of section 469, portfolio income which cannot be offset by losses from passive activities. The Treasury Department has been given broad authority to issue regulations defining income that does not constitute passive activity income, and no assurance can be given that future regulations promulgated under section 469 will not treat Partnership income as income that is not from a passive activity. See "Federal Income Tax Considerations--Publicly Traded Partnerships" and "Federal Income Tax Considerations--Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses."

         RISKS RELATING TO TAXATION OF UNDISTRIBUTED REVENUES. In any year in which the Partnership reports income in excess of expenses, the Limited Partners will be required to report their allocable shares of such income on their personal income tax returns even though they may have received total cash distributions less than the amount of reportable income or even the resultant federal income tax. For example, Limited Partners who participate in the Distribution Reinvestment Plan will be allocated their shares of Partnership Net Income and Gain (including Net Income and Gain attributable to Units acquired pursuant to the Distribution Reinvestment Plan) even though such Partners may receive no cash distributions from the Partnership. See "Federal Income Tax Considerations--Distribution Reinvestment Plan."

         RISKS RELATING TO CREATION OF UNRELATED BUSINESS TAXABLE INCOME. A Tax-Exempt Limited Partner (such as an employee pension benefit plan or an IRA) may be subject to tax to the extent that income from the Partnership is treated as unrelated business taxable income ("UBTI"). Counsel has opined that, assuming
(i) the Properties are owned and leased in the manner described in "Business--Description of Leases," (ii) neither the Partnership nor any Joint Venture owns and leases personal property, borrows money, or is treated as a dealer with respect to the Properties, and (iii) income from the lease of improved Leasehold Property is itself considered income from the rental of real Property, it is more likely than not that the income of the Partnership will not constitute UBTI. The General Partners do not currently intend (although they have the right) to cause the Partnership to borrow funds or own and lease personal property. In the event the Partnership borrows funds or leases personal property, the General Partners have represented that they will use reasonable efforts to do so in a manner that does not cause Partnership income to be treated as UBTI. Moreover, there is no intention to operate the Partnership or any Joint Venture in a manner such that it would be treated as a dealer in real property. See "Federal Income Tax Considerations--Qualified Plan Investors" and "Federal Income Tax Considerations--Sale of the Properties."

         RISKS OF TAXABLE GAIN ON SALE OF A LIMITED PARTNER'S PARTNERSHIP INTEREST. Upon the sale or other taxable disposition by a Limited Partner of all or a portion of his or her interest in the Partnership, he or she will realize taxable income to the extent that (for federal income tax purposes) the consideration he or she receives upon the sale of his or her interest exceeds his or her tax basis in his or her interest in the Partnership. However, such sale may not result in cash proceeds sufficient to pay the tax obligations arising from such sale.

         RISKS OF APPLICABILITY OF ALTERNATIVE MINIMUM TAX. The application of the alternative minimum tax to Limited Partners could reduce certain tax benefits associated with the purchase of Interests in the Partnership. The effect of the alternative minimum tax upon Limited Partners depends on each Limited Partner's particular overall tax situation, and the Limited Partners should consult with their tax advisers regarding the possible application of this tax.

         AUDIT RISKS, INTEREST, AND PENALTIES. The federal income tax returns of the Partnership and Joint Ventures may be audited by the IRS, which could result in an audit by the IRS of the federal income tax returns of the Limited Partners and adjustments of items both related and unrelated to the Partnership. There are also procedures pertaining to audits of partnership tax returns which, to an extent, may reduce the control that an individual partner can have over proceedings concerning any proposed adjustment of partnership tax items by the IRS. If, in connection with an audit of the Partnership's tax return, it is finally determined that a Partner has underpaid tax, such Partner would be required to pay the amount of the underpayment plus interest on the underpayment and certain penalties from the date the tax originally was due. See "Federal Income Tax Considerations--Interest on Underpayment of Taxes" and "Federal Income Tax Considerations--Accuracy--Related Penalties."

         RISKS OF POSSIBLE FEDERAL INCOME TAX LEGISLATION OR ADMINISTRATIVE CHANGES. Prospective Limited Partners should recognize that the present federal income tax treatment of an investment in a limited partnership may be modified by legislative, administrative or judicial action at any time, and that any such action may affect investments previously made. Changes in federal income tax laws have been proposed in the past and may be proposed again, which, if enacted, would adversely affect investments in partnerships. Further, the rules dealing with federal income taxation are constantly under review by the IRS resulting in revisions of its regulations and revised interpretations of established concepts. In addition, the General Partners understand that the IRS is paying increased attention to the proper application of tax laws to partnerships, including limited partnerships.

         EFFECTS OF STATE AND LOCAL TAXATION. The state in which a Limited Partner is a resident may impose an income tax upon the Limited Partner's share of the taxable income of the Partnership. Furthermore, states in which the Partnership will own property generally impose income taxes upon each partner's share of a partnership's taxable income considered allocable to such states. Differences may exist between federal income tax laws and state and local income tax laws. The Partnership may be required to withhold state taxes from distributions to Limited Partners in certain instances. Prospective Limited Partners are urged to consult with their own tax advisers with respect to state and local income taxation.







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                                       17

                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The Units offered hereby are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. There is not expected to be any public market for the Units, which means that it may be difficult to sell Units. See "Summary of Partnership Agreement--Restrictions on Transferability of Units" for a description of the transfer requirements. As a result, the Partnership has established suitability standards which require investors to have either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000.

         Iowa, Maine, Missouri, New Hampshire, North Carolina, Ohio, and Pennsylvania have established suitability standards different from those established by the Partnership, and Units will be sold only to investors in those states who represent in writing that they meet the special suitability standards set forth below.

         IOWA AND OHIO -- The investor has (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least ten (10) times the investor's investment in the Partnership, and (ii) either (a) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000.

         MISSOURI AND NORTH CAROLINA -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $225,000.

         MAINE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $200,000.

         NEW HAMPSHIRE -- The investor has either (i) a net worth (exclusive a home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $250,000.

         PENNSYLVANIA -- The investor has (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Partnership, and (ii) either (a) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000. Because the minimum Offering of Units of the Partnership is less than $4,000,000, Pennsylvania investors are cautioned to evaluate carefully the Partnership's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of the Partnership's subscription proceeds.

         The foregoing suitability standards must be met by the investor who purchases the Units. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

         In addition, under the laws of certain states, investors may transfer their Units only to persons who meet similar standards, and the Partnership may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of Units as set forth in Article Fourteen of the Partnership Agreement and as summarized under "Summary of Partnership Agreement--Restrictions on Transferability of Units."

         In purchasing Units, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. See "Federal Income Tax Considerations--Qualified Plan Investors" and "The Offering." In addition, prior to purchasing Units, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations--Qualified Plan Investors."

         In order to insure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in the form attached hereto as Exhibit E. In addition, Soliciting Dealers who sell Units have the responsibility to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering--Subscription Procedures." Executed Subscription Agreements will be maintained in the Partnership's records for the term of the Partnership.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Units by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Units subscribed for, payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent." See "The Offering--Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Units subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the General Partners in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Units by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering--Subscription Procedures" and "The Offering--Plan of Distribution."

         A minimum investment of 250 Units ($2,500) is required, although investors who wish to receive monthly distributions must make a minimum investment of 500 Units ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Units ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 300 Units ($3,000). For Minnesota investors only, IRAs must make a minimum investment of 200 Units ($2,000). In addition, Nebraska investors must make a minimum investment of 500 Units ($5,000). Any investor who makes the required minimum investment may purchase additional Units in increments of one Unit. Maine investors, however, may not purchase additional Units in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Units purchased pursuant to the Distribution Reinvestment Plan. See "The Offering--General," "The Offering--Subscription Procedures," and "Summary of Distribution Reinvestment Plan."









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                                       19

                           ESTIMATED USE OF PROCEEDS


         The table set forth below summarizes certain information relating to the anticipated use of Offering proceeds by the Partnership, assuming that no more than 2,500,000 Units are sold (1,848,302 Units had been sold as of April 30, 1997) and assuming 3,500,000 Units are sold. While the estimated use of proceeds set forth in this table is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.



                                                                         OFFERING OF
                                                                      2,500,000 UNITS(1)        MAXIMUM OFFERING

                                                                     Amount       Percent      Amount       Percent

GROSS PROCEEDS TO THE PARTNERSHIP (2).............................   $25,000,000  100.0%     $35,000,000     100.0%
Less:
   Selling Commissions to CNL Securities Corp. (2)................     2,125,000    8.5%       2,975,000       8.5%
   Due Diligence Expense Reimbursement Fee to
     CNL Securities Corp. (2).....................................       125,000    0.5%         175,000       0.5%
   Organizational and Offering Expenses (3).......................       750,000    3.0%         875,000       2.5%
                                                                     -----------  ------     -----------     ------

NET PROCEEDS TO THE PARTNERSHIP...................................    22,000,000   88.0%      30,975,000      88.5%
Less:
   Acquisition Fees to CNL Fund Advisors,  Inc. (4)...............     1,125,000    4.5%       1,575,000       4.5%
   Acquisition Expenses (5).......................................       125,000    0.5%         175,000       0.5%
   Initial Working Capital Reserve................................        (6)                    (6)
                                                                     -----------  ------     -----------     ------

CASH PAYMENT FOR PURCHASE OF PROPERTIES
   BY THE PARTNERSHIP.............................................   $20,750,000   83.0%     $29,225,000      83.5%
                                                                     ===========  ======     ===========     ======

--------------------------------------------

FOOTNOTES:

(1) Does not include the purchase of 5,000 Units ($50,000) to be made by the General Partners for investment. The General Partners may, but are not required to, purchase for investment up to an additional 15,000 Units ($150,000) of the Partnership.

(2) Gross Proceeds of the Offering are calculated as if all Units are sold at $10.00 per Unit and do not take into account any reduction in Selling Commissions. See "The Offering--Plan of Distribution" for a description of commission discounts available for certain large volume purchases of Units and for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Units. The Units are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 8.5% on all sales of Units and will act as Managing Dealer. The Managing Dealer is an Affiliate of the General Partners. Other broker-dealers may be engaged as Soliciting Dealers to sell Units and reallowed Selling Commissions of up to 8% with respect to Units which they sell. In addition, all or a portion of the due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Units, including reimbursement for BONA FIDE expenses incurred in connection with due diligence activities. See "The Offering--Plan of Distribution" for a more complete description of this fee.

(3) Organizational and Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of the Partnership and the Offering of the Units, but exclude Selling Commissions and the due diligence expense reimbursement fee. The General Partners will pay all Organizational and Offering Expenses which exceed 3% of Gross Proceeds received from the sale of the Units.

(4) Acquisition Fees include all fees and commissions paid by the Partnership to any person or entity in connection with the selection or acquisition of any Property, including Acquisition Fees to nonaffiliates. Acquisition Fees do not include Acquisition Expenses.

(5) Represents that portion of Acquisition Expenses that are neither reimbursed to the Partnership nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain Acquisition Expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Partnership, any General Partner, or any Affiliate of any General Partner in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The portion of Acquisition Expenses that is attributable to the seller of the Properties and part of the purchase price of the Properties is anticipated to range between 1% and 2% of Gross Proceeds.

(6) Because leases will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to 1% of the Offering proceeds available to the Partnership for maintenance and repairs. The General Partners also may, but are not required to, establish reserves from Offering proceeds, operating funds, and the available proceeds of any Sales of Properties.

                            MANAGEMENT COMPENSATION

      The tables below summarize the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Partnership to the General Partners and their Affiliates, exclusive of any distributions to which the General Partners or their Affiliates may be entitled by reason of their purchase and ownership of Units. The following arrangements for compensation and fees to the General Partners and their Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest."

NONSUBORDINATED PAYMENTS

      The following aggregate amounts of compensation and fees payable to the General Partners and their Affiliates by the Partnership are not subordinated to minimum returns to the Limited Partners:


  TYPE OF COMPENSATION                                        ESTIMATED
      AND RECIPIENT        METHOD OF COMPUTATION(1)       MAXIMUM AMOUNT(1)
  --------------------     ------------------------       -----------------

  Organizational Stage

Selling Commissions to     Selling Commissions of     $2,975,000 if 3,500,000
Managing Dealer and        8.5% per Unit on all       Units sold.  As of
Soliciting Dealers         Units sold, subject to     December 31, 1996,
                           reduction for volume       $715,854 in Selling
                           purchases and purchases    Commissions had been
                           by registered              incurred, $673,534 of
                           representatives and        which was reallowed to
                           principals of the          other broker-dealers.
                           Managing Dealer or a
                           Soliciting Dealer (as
                           described in "The
                           Offering Plan of
                           Distribution").
                           Soliciting Dealers may
                           be  reallowed Selling
                           Commissions of up to 8%
                           with respect to Units
                           they sell.

Due Diligence expense      Expense allowance of       $175,000 if 3,500,000
reimbursement fee to       0.5% of Gross Proceeds     Units sold.  As of
Managing Dealer            to the Managing Dealer,    December 31, 1996,
                           all or a portion of        $42,109 in due diligence
                           which may be reallowed     expense reimbursement
                           to Soliciting Dealers.     fees had been incurred,
                           The Managing Dealer will   the majority of which
                           pay all sums               was reallowed to other
                           attributable to bona       broker-dealers for
                           fide due diligence ex-     payment of bona fide due
                           penses from this fee.      diligence expenses.

Reimbursement to General   Actual expenses            Amount is not
Partners and their         incurred, except that      determinable at this
Affiliates for             the General Partners       time, but will not
Organizational and         will pay all such expen-   exceed 3% of Gross
Offering Expenses          ses in excess of 3% of     Proceeds  ($ 875,000 if
                           Gross Proceeds.            3,500,000 Units sold).
                                                      As of December 31, 1996,
                                                      $392,745 in
                                                      Organizational and
                                                      Offering Expenses had
                                                      been incurred by the
                                                      General Partners and
                                                      their Affiliates on
                                                      behalf of the
                                                      Partnership.


---------------------------------------
(1) Compensation and fees that are calculated with reference to the number of Units sold, the Gross Proceeds, or the Capital Contributions of Limited Partners will be paid by the Partnership based on the number of Units sold on behalf of the Partnership, the aggregate Gross Proceeds available to the Partnership, or the Capital Contributions of Limited Partners to the Partnership, respectively. A maximum of 3,500,000 Units ($35,000,000) of the Partnership may be sold. There is no item of compensation and no fee that can be paid to the General Partners or their Affiliates under more than one category.

  TYPE OF COMPENSATION                                        ESTIMATED
      AND RECIPIENT        METHOD OF COMPUTATION(1)       MAXIMUM AMOUNT(1)
  --------------------     ------------------------       -----------------

Acquisition Fees to CNL    4.5% of the aggregate      $1,575,000 if 3,500,000
Fund Advisors, Inc. and    Capital Contributions of   Units sold
reimbursement of           the Limited Partners,      As of at December 31,
Acquisition Expenses to    payable to CNL Fund        1996, $378,982 in
the General Partners and   Advisors, Inc. as          Acquisition Fees had
their Affiliates           Acquisition Fees, plus     been incurred.
                           reimbursement to the
                           General Partners and
                           their Affiliates for       Acquisition Expenses,
                           expenses actually          which are based on a
                           incurred.  Acquisition     number of factors,
                           Fees and Acquisition       including the purchase
                           Expenses are subject to    price of the Properties,
                           reduction or return in     are not determinable at
                           certain circumstances.     this time.  As of
                           See Exhibit A Form of      December 31, 1996,
                           Amended and Restated       $18,036 in Acquisition
                           Agreement of Limited       Fees had been incurred.
                           Partnership, Article
                           7.5.


    Operational Stage

Annual Management Fee to   The Management Fee         Amount is not
CNL Fund Advisors, Inc.    represents 1% of the       determinable at this
                           gross revenues             time.  The amount of the
                           (excluding noncash lease   Management Fee will
                           accounting adjustments)    depend upon the revenues
                           that the Partnership       received from the
                           earns from its             Partnership's
                           Properties.                Properties.  As of
                           Specifically, the          December 31, 1996, the
                           Management Fee equals 1%   Partnership had incurred
                           of the sum of such gross   $12 in Management Fees.
                           revenues derived from
                           Properties wholly owned
                           by the Partnership,
                           plus, in the case of
                           Properties owned by any
                           Joint Venture or
                           partnership in which the
                           Partnership is a co-
                           venturer or partner, 1%
                           of the Partnership's
                           allocable share of such
                           gross revenues.  The
                           Management Fee, which
                           will not exceed fees
                           which are competitive
                           for similar services in
                           the same geographic
                           area, may or may not be
                           taken, in whole or in
                           part as to any year, in
                           the sole discretion of
                           CNL Fund Advisors, Inc.
                           All or any portion of
                           the Management Fee not
                           taken as to any fiscal
                           year shall be deferred
                           without interest and may
                           be taken in such other
                           fiscal year as CNL Fund
                           Advisors, Inc. shall
                           determine.


-----------------------------------
(1) Compensation and fees that are calculated with reference to the number of Units sold, the Gross Proceeds, or the Capital Contributions of Limited Partners will be paid by the Partnership based on the number of Units sold on behalf of the Partnership, the aggregate Gross Proceeds available to the Partnership, or the Capital Contributions of Limited Partners to the Partnership, respectively. A maximum of 3,500,000 Units ($35,000,000) of the Partnership may be sold. There is no item of compensation and no fee that can be paid to the General Partners or their Affiliates under more than one category.

  TYPE OF COMPENSATION                                        ESTIMATED
      AND RECIPIENT        METHOD OF COMPUTATION(1)       MAXIMUM AMOUNT(1)
  --------------------     ------------------------       -----------------

Reimbursement to CNL       Operating expenses         Amount is not
Fund Advisors, Inc. and    (which, in general, are    determinable at this
Affiliates for operating   those expenses relating    time.  As of December
expenses                   to administration of the   31, 1996, $3,873 in
                           Partnership on an          operating expenses had
                           ongoing basis) will be     been incurred by
                           reimbursed at lower of     Affiliates on behalf of
                           cost or 90% of the         the Partnership.
                           prevailing rate at which
                           comparable  services
                           could have been obtained
                           in the same geographic
                           area.  Reimbursement of
                           such expenses is subject
                           to certain conditions
                           set forth in the
                           Partnership Agreement.
                           See Exhibit A Form of
                           Amended and Restated
                           Agreement of Limited
                           Partnership, Articles
                           8.1 and 10.1.

  Share of Partnership
    Distributions and
    Liquidation Stage

SEE "PAYMENTS
SUBORDINATED TO MINIMUM
RETURN TO LIMITED
PARTNERS" ON FOLLOWING
PAGE.


--------------------------------
(1) Compensation and fees that are calculated with reference to the number of Units sold, the Gross Proceeds, or the Capital Contributions of Limited Partners will be paid by the Partnership based on the number of Units sold on behalf of the Partnership, the aggregate Gross Proceeds available to the Partnership, or the Capital Contributions of Limited Partners to the Partnership, respectively. A maximum of 3,500,000 Units ($35,000,000) of the Partnership may be sold. There is no item of compensation and no fee that can be paid to the General Partners or their Affiliates under more than one category.

PAYMENTS SUBORDINATED TO MINIMUM RETURN TO LIMITED PARTNERS(2)

      The following aggregate amounts of compensation, fees, and distributions payable to the General Partners and their Affiliates by the Partnership will be payable only after specified distributions have been made to the Limited Partners, as set forth below.


  TYPE OF COMPENSATION                                        ESTIMATED
      AND RECIPIENT        METHOD OF COMPUTATION(1)       MAXIMUM AMOUNT(1)
  --------------------     ------------------------       -----------------

    Operational Stage

Deferred, subordinated     A deferred, subordinated   Amount is not
real estate disposition    real estate disposition    determinable at this
fee payable to CNL Fund    fee, payable upon Sale     time.  The amount of
Advisors, Inc. from a      of one or more             this fee, if it becomes
Sale or Sales not in       Properties, in an amount   payable, will depend
liquidation of the         equal to the lesser of     upon the price at  which
Partnership                (i) one-half of a          Properties are sold.  No
                           Competitive Real Estate    amounts had been paid or
                           Commission, or (ii) 3%     accrued at December 31,
                           of the price of such       1996.
                           Property or Properties.
                           Payment of such fee
                           shall be made only if
                           CNL Fund Advisors, Inc.
                           provides a substantial
                           amount of services in
                           connection with the Sale
                           of a Property or Pro-
                           perties and shall be
                           subordinated to receipt
                           by the Limited Partners
                           of an amount equal to
                           the sum of (i) their
                           aggregate Limited
                           Partners' 8% Return and
                           (ii) their aggregate
                           Invested Capital
                           Contributions.  In
                           general, a Limited
                           Partner's Invested
                           Capital Contribution is
                           the amount of cash
                           contributed by the
                           Limited Partner to the
                           Partnership reduced by
                           certain prior capital
                           distributions to the
                           Limited Partner from the
                           Sale of one or more
                           Properties.  If, at the
                           time of a Sale, payment
                           of the disposition fee
                           is deferred because the
                           subordination conditions
                           have not been satisfied
                           at that time, then the
                           disposition fee shall be
                           paid at such later time
                           as the subordination
                           conditions are
                           satisfied.



---------------------------------------
(1) Compensation and fees that are calculated with reference to the number of Units sold, the Gross Proceeds, or the Capital Contributions of Limited Partners will be paid by the Partnership based on the number of Units sold on behalf of the Partnership, the aggregate Gross Proceeds available to the Partnership, or the Capital Contributions of Limited Partners to the Partnership, respectively. A maximum of 3,500,000 Units ($35,000,000) of the Partnership may be sold. There is no item of compensation and no fee that can be paid to the General Partners or their Affiliates under more than one category.

(2) The payments described in this subsection are subordinated to payment to the Limited Partners of (i) their aggregate Limited Partners' 8% Return (in general, an amount equal to a 8% annual, noncompounded return on their Invested Capital Contribution), payable from cash available after operating expenses and the Management Fee to CNL Fund Advisors, Inc. are paid and any reserves are created, and (ii) in the case of the real estate disposition fee and the General Partners' share of Net Sales Proceeds, their aggregate Limited Partners' 8% Return, calculated at the time of any such Sale, plus an amount equal to their aggregate Invested Capital Contributions. In general, the Limited Partners' Invested Capital Contributions are the amount of cash they contributed to the Partnership reduced by certain prior capital distributions to the Limited Partners from the Sale of a Property.

   TYPE OF COMPENSATION                                       ESTIMATED
      AND RECIPIENT        METHOD OF COMPUTATION(1)       MAXIMUM AMOUNT(1)
   --------------------    ------------------------       -----------------

  Deferred, Subordinated
         Share of
Partnership Distributions

General Partners'          A deferred, subordinated   Amount is not
deferred, subordinated     share equal to 5% of       determinable at this
share of Net Cash Flow     Partnership dis-           time.  Actual amounts
                           tributions of Net Cash     depend upon the results
                           Flow, subordinated to      of operations of the
                           receipt by the Limited     Partnership and the
                           Partners of their          Properties.  No amounts
                           aggregate, noncumulative   had been paid or accrued
                           Limited Partners' 8%       at December 31, 1996.
                           Return for the related
                           year.  See "Allocations
                           and Distributions."

General Partners'          A deferred, subordinated   Amount is not
deferred, subordinated     share equal to 5%  of      determinable at this
share of Net Sales         Partnership dis-           time.  No amounts had
Proceeds from a Sale or    tributions of such Net     been paid or accrued at
Sales not in liquidation   Sales Proceeds,            December 31, 1996.
of the Partnership         subordinated to receipt
                           by the Limited Partners
                           of an amount equal to
                           the sum of (i) their
                           aggregate, cumulative
                           Limited Partners' 8%
                           Return, and (ii) their
                           aggregate Invested
                           Capital Contributions
                           (and to receipt by the
                           General Partners of
                           their Capital
                           Contributions and their
                           share of distributions
                           of Net Cash Flow, to the
                           extent not previously
                           distributed to them).
                           See "Allocations and
                           Distributions."

    Liquidation Stage

Subordinated real estate   See "Operational           Amount is not
disposition fee payable    Stage" above for a         determinable at this
to CNL Fund Advisors,      description of this fee.   time.  The amount of
Inc. from a Sale or Sales                             this fee, if it becomes
in liquidation of the                                 payable, will depend
Partnership                                           upon the price at which
                                                      Properties are sold.

General Partners'            See "Deferred,           Amount is not
subordinated share of        Subordinated Share of    determinable at this
Net Sales Proceeds           Partnership Distribu-    time.
from a Sale or Sales         tions" above for a
in liquidation of the        description of this
Partnership                  share of
                             distributions.



-------------------------------
(1) Compensation and fees that are calculated with reference to the number of Units sold, the Gross Proceeds, or the Capital Contributions of Limited Partners will be paid by the Partnership based on the number of Units sold on behalf of the Partnership, the aggregate Gross Proceeds available to the Partnership, or the Capital Contributions of Limited Partners to the Partnership, respectively. A maximum of 3,500,000 Units ($35,000,000) of the Partnership may be sold. There is no item of compensation and no fee that can be paid to the General Partners or their Affiliates under more than one category.

                             CONFLICTS OF INTEREST


         The Partnership will be subject to various conflicts of interest arising out of its relationship to the General Partners and their Affiliates, as described below.

         The following chart indicates the relationship between the General Partners and those Affiliates that will provide services to the Partnership:


                                               ==========================    =======================
                                               |  JAMES M. SENEFF, JR.  |    |   ROBERT A. BOURNE  |
                                               |   (GENERAL PARTNER)    |    |  (GENERAL PARTNER)  |
                            -------------------|                        |    |                     |
                            |             100% |                        |    |                     |
                            |                  ==========================    =======================
                            |                                       |        |
                            |                                       |        |
                -------------------------                           |        |
                |   CNL Group, Inc.(1)  |                      50%  |        |     50%
                -------------------------                           |        |
                        |         |                                 |        |
                        |         |                                 |        |
                   100% |         |   100%                          |        |
----------------------------  --------------------------   =======================
|         CNL Fund         |  |                        |   |                     |
|      Advisors, Inc.      |  |  CNL Securities Corp.  |   |      CNL REALTY     |
|  (Property Advisory and  |  |  (Managing Dealer)     |   |      CORPORATION    |
|   Management Services)   |  |                        |   |   (GENERAL PARTNER) |
----------------------------  --------------------------   =======================



-----------------------------------------------------------------------


(1) Mr. Seneff shares ownership and voting control of CNL Group, Inc. with Dayle L. Seneff, his wife.


PRIOR AND FUTURE PROGRAMS

         The General Partners and their Affiliates in the past have organized other real estate programs, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Partnership, and make additional real estate investments. Some of these involve and will involve the General Partners and their Affiliates in the ownership, operation, leasing, and management of fast-food, family-style, and casual dining restaurants, including restaurants that may be suitable for the Partnership.

         Certain of these affiliated public or private real estate programs invest or may invest solely in fast-food, family-style, and casual dining restaurants, and may purchase properties concurrently with the Partnership. Further, such programs may lease fast-food, family-style, and casual dining restaurant properties to operators who also lease or operate certain of the Partnership's Properties. These properties, if located in the vicinity of, or adjacent to, Properties acquired by the Partnership, may affect the Properties' gross revenues. Such conflicts between the Partnership and affiliated programs may affect the value of the Partnership's investments as well as its Net Income. The General Partners believe that they have established guidelines to minimize such conflicts. See "Certain Conflict Resolution Procedures" below.

         An Affiliate of the General Partners currently is purchasing restaurant properties for a private investor program that was organized to purchase, lease and/or finance fast-food, family-style, and casual dining restaurant properties, including furniture, fixtures, equipment and start-up costs associated therewith. Such program generally will purchase restaurant properties or an interest therein only when furniture, fixtures, equipment and start-up costs also will be supplied by the program.

ACQUISITION OF PROPERTIES

         The General Partners and their Affiliates regularly have opportunities to acquire restaurant properties of a type suitable for acquisition by the Partnership as a result of their existing relationships and past experience with various fast-food, family-style, and casual dining restaurant chains and their franchisees. See "Business--General." A purchaser who wishes to acquire one or more of these properties must do so within a relatively short period of time, occasionally at a time when the Partnership (due to insufficient funds, for example) may be unable to make the acquisition.

         In an effort to address these situations and preserve the acquisition opportunities for the Partnership (and other entities with which the General Partners are affiliated), the General Partners or their Affiliates maintain lines of credit which enable them to acquire these restaurant properties on an interim basis. Typically, no more than 10 to 15 restaurant properties are temporarily owned by the General Partners or their Affiliates on this interim basis at any particular time. These restaurant properties generally will be purchased from the General Partners or their Affiliates, at their cost, by one or more existing or future public or private programs formed by the General Partners or their Affiliates, potentially including the Partnership.

         The General Partners and their Affiliates could experience potential conflicts due to their ongoing business relationships with operators of Restaurant Chains. Although unlikely, such conflicts could adversely affect the negotiation by the General Partners of the purchase price and other terms of the acquisition of a Property, as well as the terms of the lease of a Property.

         The General Partners or their Affiliates also may be subject to potential conflicts of interest in determining which partnership will acquire a particular property which could result in the acquisition by other partnerships of properties appropriate for investment by the Partnership. Such a conflict could possibly result in the acquisition of properties by other partnerships which are more desirable or valuable than those of the Partnership which could adversely affect gross revenues of the Partnership. In an effort to establish standards for resolving these potential conflicts, the General Partners have agreed to the guidelines set forth below under "Allocations of Properties Between CNL XVII and CNL XVIII" and "Certain Conflict Resolution Procedures," and in Article 11.4 of the Partnership Agreement. The General Partners have a fiduciary obligation to act in the best interest of both the Limited Partners and the investors in other programs with investment objectives that are similar to those of the Partnership and will use their best efforts to assure that the Partnership will be treated as favorably as any such other program. See "Fiduciary Responsibility of the General Partners."

         The individual General Partners are directors of Commercial Net Lease Realty, Inc., a Maryland corporation, and CNL American Properties Fund, Inc., a separate Maryland corporation, both of which are intended to qualify as real estate investment trusts for federal income tax purposes (collectively, the "REITs"). The individual General Partners also are officers of the REITs and officers and directors of CNL Realty Advisors, Inc. and CNL Fund Advisors, Inc., the advisors to Commercial Net Lease Realty, Inc. and CNL American Properties Fund, Inc., respectively. The REITs, subject to compliance with the provisions relating to qualification as real estate investment trusts under the Code, have authority to invest in all types of real property, similar to those to be acquired by the Partnership, although both have the authority, unlike the Partnership, to leverage the properties so acquired under certain circumstances and, in the case of CNL American Properties Fund, Inc., to provide furniture, fixture and equipment financing. At such time, if any, as either of these entities wishes to acquire a restaurant property that also would be suitable for acquisition by the Partnership, a conflict of interest could develop in determining whether the Partnership or one of the REITs should acquire the property. Such a conflict could possibly result in the acquisition of properties by the REITs which are more desirable or valuable than those of the Partnership which could adversely affect gross revenues of the Partnership. The General Partners have a fiduciary duty to act in the best interest of the Limited Partners, and the individual General Partners, as two of the directors of both REITs, have a fiduciary duty to act in the best interest of the REITs, and each will use his best efforts to assure that the Partnership will be treated as favorably as the REITs in determining which entity will acquire a particular property. See "Fiduciary Responsibility of the General Partners." Despite the General Partners' best efforts to assure that the Partnership will be treated as favorably as the REITs, however, it is possible that properties acquired by the REITs could acquire certain properties of a higher quality than to those acquired by the Partnership which could result in greater returns for investors in the REITs.

ALLOCATION OF PROPERTIES BETWEEN CNL XVII AND CNL XVIII

         CNL XVII, which offered its units as part of the aggregate offering by CNL XVII and CNL XVIII (of which this Offering is a part), but prior to the offer by CNL XVIII of its Units, and CNL XVIII each will acquire its own separate portfolio of Properties. In selecting Properties for acquisition by either CNL XVII or CNL XVIII, the General Partners will consider the factors discussed throughout this Prospectus, with particular emphasis on those described in the sections entitled "Business--General," "Business--Site Selection and Acquisition of Properties," "Business--Standards for Investment," and "Investment Objectives and Policies."

         CNL XVII and CNL XVIII could compete with each other for suitable Properties to the extent, if any, that both partnerships have funds available for investment in Properties at a particular time. Such a conflict could possibly result in the acquisition of properties by CNL XVII which are more desirable or valuable than those of the Partnership which could adversely affect gross revenues of the Partnership. Accordingly, the General Partners have instituted certain procedures (described below), in addition to those procedures described in "Certain Conflict Resolution Procedures" below for resolution of potential conflicts between the Partnership and the General Partners or other Affiliates.

         In general, CNL XVIII will acquire Properties following such time as substantially all of the net offering proceeds available to CNL XVII have been invested or committed for investment. Thereafter, Properties will be acquired by CNL XVIII until the net Offering proceeds available to it have been fully invested or committed for investment. If the General Partners determine that a Property is not suitable for CNL XVII, however, the General Partners may cause CNL XVIII to acquire the Property at a time when CNL XVII has uncommitted net offering proceeds. The General Partners will determine the suitability of a particular Property for CNL XVII based on such factors as the amount of the proposed investment, the amount of funds available to CNL XVII, the effect of the acquisition on the diversification of the investments of CNL XVII and on the diversification of the lessees of its Properties (which also may affect the need for CNL XVII to prepare or produce audited financial statements for a Property or a lessee), and the anticipated cash flow of CNL XVII and CNL XVIII.

         In addition to the factors listed above, the General Partners intend to apply two additional standards if necessary or advisable in order to resolve potential conflicts relating to allocations of Properties between CNL XVII and CNL XVIII. First, the Partnership generally will not acquire a Property if, as a result, more than 20% of its Gross Proceeds would be invested in Properties that would be leased to a single lessee or a group of affiliated lessees. Second, the General Partners expect that the Partnership's Properties will be located in various states and regions throughout the United States and, in general, the Partnership will not acquire a Property if, as a result, more than 30% of its Gross Proceeds would be invested in Properties located in a single state. The General Partners have undertaken to supplement this Prospectus during the Offering period to disclose the acquisition of a Property at such time as the General Partners believe that a reasonable probability exists that the Property will be acquired by the Partnership.


         As of April 30, 1997, CNL XVII had purchased 26 properties for an aggregate of approximately $25,900,000. CNL XVII substantially completed its acquisition of properties during December 1996, and as of April 30, 1997, approximately 98% of the net offering proceeds available to CNL XVII had been invested or committed for investment in properties.


SALES OF PROPERTIES

         A conflict also could arise in connection with the General Partners' determination as to whether or not to sell a Property, since the interests of the General Partners and the Limited Partners are likely to differ as a result of their distinct financial and tax positions and the compensation to which the General Partners or their Affiliates may be entitled upon the Sale of a Property. See "Management Compensation" for a description of these compensation arrangements. This conflict could result in a disposition of a Property at a time and pursuant to terms which may be less favorable to the Limited Partners. However, the General Partners have a fiduciary obligation to act in the best interests of the Limited Partner and will use their best efforts to do so. In the unlikely event that the Partnership and another program managed by the General Partners attempted to sell similar properties at the same time, a conflict could arise since the two programs potentially could compete with each other for a suitable purchaser. Such a conflict may adversely affect the sales price for the Property or the timing of the sale of the Property which in turn could delay or reduce distributions to the Limited Partners. In order to resolve this potential conflict, the General Partners have agreed not to sell any of the Partnership's Properties contemporaneously with a property owned by another program managed by the General Partners if the two properties are part of the same Restaurant Chain and are within a three-mile radius of each other, unless the General Partners are able to locate a suitable purchaser for each property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Partnership may invest in Joint Ventures and Co-Tenancy Arrangements with another public program sponsored by the General Partners whose securities were, are, or will be offered to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, to purchase and hold Properties for investment if all of the following conditions are met: (i) the two programs have substantially identical investment objectives, (ii) there are no duplicate management or other fees, (iii) compensation to the General Partners and their Affiliates is substantially the same in each program, (iv) each program has a right of first refusal to buy the Property held in the Joint Venture or Co-Tenancy Arrangement, at the Property's fair market value as determined by an independent appraisal, if the other program has the right to sell such Property, and (v) each program's investment is on substantially the same terms and conditions. There may be a potential risk of impasse in Joint Venture or Co-Tenancy Arrangement decisions since neither program will control the Joint Venture or Co-Tenancy Arrangement. Although either program will have the effective right to buy the Property from the co-venturer or co-tenant by purchasing the co-venturer's or co-tenant's interest in the Joint Venture or Co-Tenancy Arrangement, it may not have the resources to do so at the time of the sale.

COMPETITION FOR MANAGEMENT TIME

         The General Partners and their Affiliates currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities. They will devote only as much of their time to the business of the Partnership as they, in their judgment, determine is reasonably required. The General Partners and their Affiliates may experience conflicts of interest in allocating management time, services, and functions among the various existing partnerships in which one or more of them serve as general partners (including the Partnership and 17 other public partnerships with investment objectives similar to those of the Partnership), any investor programs (public or private) which the General Partners or their Affiliates may organize in the future, and any other business ventures in which the General Partners or their Affiliates are or may become involved. Especially during periods of intense activity in other programs and ventures, such a conflict could possibly result in the devotion by the General Partners and their Affiliates of less time and resources to the Partnership and the operation of its business.

COMPENSATION OF GENERAL PARTNERS AND AFFILIATES

         The General Partners and their Affiliates will be engaged to perform various services for the Partnership and will receive fees and compensation for such services. None of the agreements for such services are the result of arm's-length negotiations which creates the potential opportunity for the payment of compensation in excess of that permitted by the Partnership Agreement for the services provided and the engagement of less qualified parties to perform such services. The General Partners believe, however, that the terms of such arrangements are reasonable and no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of these fees and compensation could create a conflict between the interests of the General Partners and those of the Limited Partners in connection with the engagement of CNL Fund Advisors, Inc. as manager of the Partnership's Properties or the proposed disposition of one or more Properties. See "Management Compensation." Certain of these conflicts may be alleviated in part due to the opportunity for the Limited Partners to vote to terminate contracts with Affiliates of the General Partners and take other actions to protect their interests. See "Conflicts of Interest--Certain Conflict Resolution Procedures."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the General Partners. The individual General Partners are officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the General Partners and will not make an independent review of the Partnership and the Offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have investment objectives similar to those of the Partnership and is expected to participate in other offerings sponsored by one or more of the General Partners.

LEGAL REPRESENTATION

         Baker & Hostetler LLP, which serves as securities counsel to the Partnership in this Offering, also serves as securities counsel for the General Partners and certain of their Affiliates, including other real estate programs, in connection with other matters. Neither the Partnership nor the Limited Partners will have separate counsel. In the event any controversy arises following the termination of this Offering in which the interests of the Partnership appear to be in conflict with those of the General Partners or their Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Partnership Agreement contains a number of restrictions relating to (i) transactions between the Partnership and the General Partners or their Affiliates, (ii) certain future partnership offerings, and (iii) allocation of restaurant properties among certain affiliated partnerships. These restrictions include, among others, the following:

         1. No goods or services will be provided by the General Partners or their Affiliates to the Partnership except for transactions in which the General Partners or their Affiliates provide goods or services to the Partnership in accordance with the Partnership Agreement or under extraordinary circumstances and in accordance with additional conditions. All transactions between the Partnership and the General Partners or their Affiliates for the provision of goods or services to the Partnership, other than those specifically provided for in the Partnership Agreement, must be evidenced by written agreements which may be terminated without penalty, upon 60 days' prior written notice, by vote of Limited Partners holding a majority of the outstanding Units. In addition, the terms of such agreements will be comparable to the terms available from unrelated parties, and the compensation payable thereunder shall be limited to:
(i) the actual cost to the General Partners and their Affiliates of all goods, materials, and services used for or by the Partnership, which are necessary to the prudent operation of the Partnership and are obtained from entities unaffiliated with the General Partners or their Affiliates; and (ii) the lower of the actual cost of administrative services performed by the General Partners or their Affiliates which are reasonably necessary to the prudent operation of the Partnership, or 90% of the amount charged by independent parties for comparable services in the same geographic area.

         2. Reimbursement of the General Partners or their Affiliates for operating expenses of the Partnership is limited to (i) the cost to the General Partners or their Affiliates of goods, materials, and services obtainable from unaffiliated parties which are necessary for the prudent operation of the Partnership, and (ii) the lower of the actual cost of administrative services performed by the General Partners or their Affiliates which, in the opinion of the General Partners, are necessary to the prudent operation of the Partnership, or 90% of the amount charged by independent parties for comparable services in the same geographic area.

         3. The Partnership will not purchase or lease Properties in which the General Partners or their Affiliates have an interest, except that the General Partners or their Affiliates, subject to certain limitations, may purchase and temporarily own Properties for the purpose of facilitating the acquisition of such Properties by the Partnership. The Partnership will not sell or lease Properties to the General Partners or their Affiliates.

         4. The Partnership will not make any loans to the General Partners or their Affiliates. The General Partners and their Affiliates will not make loans to the Partnership, or to Joint Ventures in which the Partnership is a co-venturer, for the purchase of Properties. The Partnership may, but does not expect to, borrow for other purposes. Interest and fees on any amounts loaned to the Partnership by the General Partners or their Affiliates for other purposes will not exceed those charged for comparable loans. The General Partners or their Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the General Partners or their Affiliates on behalf of the Partnership or Joint Venture.

         5. Until completion of this Offering, the General Partners and their Affiliates will not offer or sell interests in any public limited partnership program that has investment objectives and structure similar to those of the Partnership and that intends to invest on a non-leveraged basis primarily in a diversified portfolio of existing restaurant properties (as well as properties upon which restaurants are to be constructed) to be leased on a "triple-net" basis to operators of national and regional fast-food, family-style, and casual dining Restaurant Chains. The General Partners also will not purchase property for any such subsequently formed public investor program that has investment objectives and structure similar to the Partnership and that intends to invest on a non-leveraged basis primarily in a diversified portfolio of existing restaurant properties (as well as properties upon which restaurants are to be constructed) to be leased on a "triple-net" basis to operators of national and regional fast-food, family-style, and casual dining Restaurant Chains until substantially all (generally, 80%) of the funds available for investment (net Offering proceeds) by the Partnership have been invested or committed for investment. For purposes of the preceding sentence only, funds are deemed to have been committed for investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made. The General Partners also agreed to these standards in connection with the offerings and investments of the 17 prior CNL Income Funds, all of which have invested or committed for investment substantially all of their funds. See "Prior Performance of the General Partners and Affiliates" for certain information regarding the status of the investment program of CNL XVII. However, the General Partners or their Affiliates in the future may offer interests in one or more private investor programs organized to purchase and lease fast-food, family-style, and casual dining restaurants on a "triple-net" basis. An Affiliate of the General Partners currently is purchasing restaurant properties for a private investor program which has investment objectives that are not similar to those of the Partnership, but that was organized to purchase and lease, on a "triple-net" basis, fast-food, family-style, and casual dining restaurant properties, as well as the furniture, fixtures and equipment located at such properties and the initial capital required to commence operations at such properties. Additionally, CNL American Properties Fund, Inc., a corporation intended to qualify as a real estate investment trust, which is an Affiliate of the General Partners, is currently offering shares to the public pursuant to a separate prospectus in order to raise funds for the purchase of restaurant properties similar to those intended to be purchased by the Partnership. Further, Commercial Net Lease Realty, Inc., a real estate investment trust which is an Affiliate of the General Partners, but which has investment objectives which are not similar to those of the Partnership, owns certain restaurant properties and may purchase in the future additional restaurant properties which are similar to those intended to be purchased by the Partnership. Because each of the Affiliates described above have either investment objectives which differ from those of the Partnership, or structure which differs from that of the Partnership and/or may purchase, on a leveraged basis, restaurant properties similar to those intended to be purchased by the Partnership, the allocation of future restaurant property acquisitions among such entities and the Partnership will occur pursuant to Conflict Resolutions Procedure No. 6 set forth below.

         6. The General Partners have agreed that in the event that a public or private entity (other than the Partnership) with which the General Partners or their Affiliates are affiliated intends to invest in restaurant properties similar to the type intended to be purchased by the Partnership to be leased on a "triple-net" basis to operators of national and regional fast-food, family-style, and casual dining Restaurant Chains, and an investment opportunity for such a restaurant property becomes available which is suitable for such entity and the Partnership and for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity for such a restaurant property will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the provisions of
Item 5 above could not be satisfied if the program were to make the acquisition. In determining whether or not an investment opportunity is suitable for more than one program, the General Partners and their Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of restaurants and geographic area, and on diversification of the lessees of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a lessee), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the General Partners, to be more appropriate for an entity other than the entity which committed to make the investment, however, the General Partners have the right to cause an affiliated program to make the investment.


                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS

         The General Partners are accountable to the Partnership as fiduciaries and consequently must exercise good faith and integrity in handling Partnership affairs. Under Florida law, each Limited Partner will have the right to bring an action on behalf of the Partnership (a derivative action) to recover a judgment in the Partnership's favor, including an action against a General Partner for breach of his or its fiduciary duties. This right is available if the General Partners who have authority to bring such an action have refused to bring the action or if an effort to cause the General Partners to bring the action is not likely to succeed. In addition, a breach of fiduciary duties by a General Partner may give the Limited Partners the right to institute a class action on behalf of themselves and other similarly situated Limited Partners or to seek relief under federal or state securities laws.

         By statute, a general partner of a Florida limited partnership has the same liabilities to the partnership and the partners as a partner in a partnership without limited partners. In any action alleging a breach of the fiduciary duties of the General Partners to either the Limited Partners or the Partnership, it therefore is not anticipated that the General Partners will be able to assert as a defense the so-called "business judgment rule," which creates a presumption that the actions of directors of corporations on behalf of the corporation are reasonable. This is a rapidly developing and changing area of the law, however, and Limited Partners who have questions concerning the duties or defenses of the General Partners should consult with their counsel.

         The Partnership Agreement provides that the General Partners, as well as any of their Affiliates (including certain officers and directors of the corporate General Partner or any of the Affiliates of the General Partners) who performs services for the Partnership within the scope of the General Partners' authority, will not be liable to the Partnership or the Limited Partners for any act or omission performed or omitted by them in good faith, but only for misconduct, negligence, or breach of fiduciary duty to the Limited Partners or the Partnership. The Partnership Agreement also provides that such persons will be indemnified by the Partnership for any loss, damage or expenses, including attorneys' fees and costs payable by such persons, that they may incur in connection with an action, suit, or proceeding to which the person is or was a party by reason of the fact that such person was a General Partner or Affiliate of a General Partner if the General Partners determined in good faith that the course of conduct which caused the loss or damage was in the best interests of the Partnership, except indemnification shall not be available for conduct that constitutes misconduct, negligence, or breach of fiduciary duty to the Limited Partners. Thus, the Limited Partners may have a more limited right of action than would be the case absent such provision.

         Notwithstanding the foregoing, however, the Partnership will not indemnify a General Partner or Affiliate, or any person acting as a broker-dealer, for any loss, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving an alleged securities law violation as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made provided the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of the securities regulatory authorities of those states in which the plaintiffs claim they were offered and sold Units as to indemnification for violations of securities laws. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, is contrary to public policy and therefore unenforceable.

         The Partnership Agreement also provides that the Partnership may make advances to the General Partners and their Affiliates (including certain officers and directors of the corporate General Partner or any of the Affiliates of the General Partners) for legal expenses and costs incurred as a result of legal action if (i) the legal action relates to the performance of duties or services on behalf of the Partnership, (ii) the action is not initiated by a Limited Partner, or (if the action is initiated by a Limited Partner) a court of competent jurisdiction specifically approves such advance, and (iii) the General Partners or their Affiliates agree to repay such advance, together with interest at the rate of prime plus one percent, to the Partnership if they are determined not to be entitled to indemnification by the Partnership.

         Indemnification will be payable only from insurance policies which insure the General Partners against some or all of such losses, damages, and expenses (not currently including federal securities laws claims), and to the extent not covered by insurance policies, from Partnership assets. Indemnification will not be payable from personal assets of the Limited Partners.


                   SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

         The Partnership has adopted the Distribution Reinvestment Plan pursuant to which Limited Partners who purchase Units in the initial Offering may elect to have the full amount of their cash distributions from the Partnership reinvested in additional Units of the Partnership. California residents and Limited Partners who elect to receive monthly distributions,

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

which will be paid in arrears, may not participate in the Distribution Reinvestment Plan. Neither the General Partners nor their Affiliates will sell any Units held by them as Limited Partners pursuant to the provisions of the Distribution Reinvestment Plan. In addition, certain Soliciting Dealers may not offer their clients the opportunity to participate in the Distribution Reinvestment Plan. Each prospective investor who wishes to participate in the Distribution Reinvestment Plan should consult with the investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Distribution Reinvestment Plan. Persons not purchasing Units in the initial Offering who want to participate in the Distribution Reinvestment Plan must receive a separate prospectus relating solely to the Distribution Reinvestment Plan. The following discussion summarizes the principal terms of the Distribution Reinvestment Plan. The Distribution Reinvestment Plan is attached hereto as Exhibit D.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is MMS Escrow and Transfer Agency, Inc., will act on behalf of the participants in the Distribution Reinvestment Plan (the "Participants"). Prior to the time that the Offering terminates, the Distribution Reinvestment Agent will invest all cash distributions attributable to Units owned by Participants in Units of the Partnership at the public offering price per Unit, or $10.00 per Unit. Until the Offering has terminated, Participants will be charged Selling Commissions on Units purchased for their accounts on the same basis as other investors purchasing in the Offering. See "The Offering--Plan of Distribution." Accordingly, the Partnership will pay the Managing Dealer, which is an affiliate of the General Partners, Selling Commissions of 8.5% (subject to reduction under the circumstances provided under "The Offering--Plan of Distribution") and a due diligence fee of 0.5%. CNL Fund Advisors, Inc., which is an affiliate of the General Partners, will receive Acquisition Fees of 4.5% of the purchase price of the Units sold pursuant to the Distribution Reinvestment Plan until the termination of the Offering. Affiliates of the General Partners will receive between 5% and 13.5% of the Gross Proceeds as fees (depending on the portion of the Selling Commissions and the due diligence expense reimbursement fee reallowed to Soliciting Dealers) and a maximum of 3% of the Gross Proceeds as reimbursement of Organizational and Offering Expenses and 0.5% in Acquisition Expenses that they incur on behalf of the Partnership in connection with the Offering. No additional fees will be charged with respect to Units purchased under the Distribution Reinvestment Plan other than those paid with respect to a purchase of Units in the Offering, except for the nominal administrative charge to each Participant of the lesser of $2.50 or 5%, with a minimum charge of $0.50, of the reinvestment amount per quarter. All Units available for purchase under the Distribution Reinvestment Plan either are registered pursuant to this Prospectus or, if necessary, will be registered under the Securities Act of 1933, as amended, through a separate prospectus relating solely to the Distribution Reinvestment Plan. After the Offering has terminated, the Reinvestment Agent will reinvest the distributions in Units of the Partnership purchased from Limited Partners to the extent Units are available for purchase and subject, in all cases, to the General Partners' good faith judgment that such purchases will not cause the Partnership to be considered a "publicly traded partnership" under the Code. See "Federal Income Tax Considerations--Publicly Traded Partnerships." Selling Commissions will not be paid on Units purchased pursuant to the Distribution Reinvestment Plan after the Offering has terminated.

         Outstanding Units will be purchased from Limited Partners at a price that is competitive with prevailing market prices and on such other terms as the Reinvestment Agent shall determine. It is not anticipated that there will be a market for the Units. See "Risk Factors--Investment Risks--Lack of Market for Units." Accordingly, in determining the "market price" of the Units for this purpose, it is expected that the purchase price for Units purchased from Limited Partners will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Reinvestment Agent: (i) the price at which Units have been purchased from Limited Partners, either pursuant to the Distribution Reinvestment Plan or outside of the Distribution Reinvestment Plan (to the extent the Partnership has information regarding the prices paid for Units purchased outside the Distribution Reinvestment Plan),
(ii) the annual statement of Unit valuation provided to certain Limited Partners (see "Reports to Limited Partners"), and (iii) the price at which Limited Partners are willing to sell their Units. Units purchased during any particular period of time therefore may be purchased at varying prices.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such distributions, to purchase Units on behalf of the Participants from the Partnership (prior to the time that all Units of the Partnership are sold) or from Limited Partners who wish to sell their Units (after such time) to the extent such Units are available. If sufficient Units are not available, the distributions will be held in one or more interest-bearing accounts until Units are available for purchase. Any such funds that have not been invested in Units within 30 days after receipt by the

Reinvestment Agent and, in any event, by the end of the fiscal quarter in which they are received, will be paid to the Participants, however. The interest earned on such accounts will be paid to the Partnership to the extent necessary to pay for any administrative expenses relating to the costs of the Plan and any excess remaining thereafter shall be distributed, in its entirety, to the General Partners.

         At this time, Participants will not have the option to make voluntary contributions to the Distribution Reinvestment Plan to purchase Units in excess of the amount of Units that can be purchased with their cash distributions. The General Partners reserve the right, however, to amend the Distribution Reinvestment Plan in the future to permit voluntary contributions to the Distribution Reinvestment Plan by Participants.

PARTICIPANT ACCOUNTS, FEES, AND ALLOCATION OF UNITS

         For each Participant, the Reinvestment Agent will maintain an account which shall reflect for each fiscal quarter the distributions received by the Reinvestment Agent on behalf of such Participant. A Participant's account shall be reduced as purchases of Units are made on behalf of such Participant. At the end of each fiscal quarter, the Reinvestment Agent shall disburse to each Participant an amount equal to the balance in such Participant's account. The Partnership shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such accounts will be paid to the Partnership to defray certain costs relating to the Distribution Reinvestment Plan and any excess will be distributed to the General Partners. The administrative charge to each Participant for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

         Each Participant during a fiscal quarter will acquire and own a PRO RATA portion of each Unit acquired pursuant to the Distribution Reinvestment Plan during such quarter, based on the amount in the Participant's account at the time the Unit is acquired. The ownership of the Units shall be reflected on the books of the Partnership and in each Partner's Capital Account. Subject to the provisions in Article Fourteen of the Partnership Agreement relating to certain restrictions on and the effective dates of transfer, Units acquired pursuant to the Distribution Reinvestment Plan will entitle the Participant to the same rights and be treated in the same manner as those purchased by the Participants in the Offering.

         The allocation of Units among Participants may result in the ownership of fractional Units, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the distributions received during the quarter, the number of Units purchased during the quarter, the per Unit purchase price for such Units, the total administrative charge to each Participant (see "Participant Accounts, Fees, and Allocation of Units" above), and the total Units purchased on behalf of the Participant pursuant to the Reinvestment Plan.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Limited Partners of the Partnership may become Participants in the Distribution Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Units. No Limited Partner, however, who is a resident of the State of California is eligible to become a Participant in the Distribution Reinvestment Plan. Any other Limited Partner who has not previously elected to participate in the Distribution Reinvestment Plan may so elect at any time by written notice to the General Partners of such Limited Partner's desire to participate in the Distribution Reinvestment Plan. Participation in the Distribution Reinvestment Plan will commence with the next distribution payable after receipt of the Participant's notice, provided it is received at least ten days prior to the last day of the fiscal quarter to which such distribution relates. Subject to the preceding sentence, the election to participate in the Distribution Reinvestment Plan, whether made upon subscription or subsequently, will apply to all distributions attributable to the fiscal quarter in which the Limited Partner made such written election to participate in the Distribution Reinvestment Plan and to all fiscal quarters thereafter. Participants will be able to terminate their participation in the Distribution Reinvestment Plan at any time without penalty by delivering ten days' written notice to the General Partners.

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

         The General Partners reserve the right to prohibit Qualified Plans from participating in the Distribution Reinvestment Plan if such participation would cause the underlying assets of the Partnership to constitute "plan assets" of Qualified Plans. See "The Offering--Investment by Qualified Plans and Individual Retirement Accounts."

FEDERAL INCOME TAX CONSIDERATIONS

         Taxable Limited Partners who elect to participate in the Distribution Reinvestment Plan may incur a tax liability for Partnership income and gain allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the Distribution Reinvestment Plan. For a discussion of the federal income tax consequences of participation in the Distribution Reinvestment Plan, see "Federal Income Tax Considerations--Distribution Reinvestment Plan."

AMENDMENTS AND TERMINATION

         The Partnership reserves the right to amend any aspect of the Distribution Reinvestment Plan, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Partnership also reserves the right to terminate the Distribution Reinvestment Plan for any reason at any time by ten days' prior written notice of termination to all Participants.


                                 CAPITALIZATION

         The capitalization of the Partnership, assuming the sale of 3,500,000 Units of the Partnership in the aggregate (after deduction of $4,025,000 for Selling Commissions, due diligence expense reimbursement fee, and estimated Organizational and Offering Expenses), is set forth below.

                                                              Maximum
                                                          3,500,000 Units
                                                          ---------------

General Partners' Capital Contributions ..................  $     1,000
Limited Partnership Units ($10.00 per Unit) ..............   30,975,000
                                                           -------------
        Total ............................................  $30,976,000
                                                           =============

                                    BUSINESS

GENERAL

         The Partnership purchases existing fast-food, family-style, and casual dining restaurant Properties, including land and buildings, as well as Properties upon which such restaurants are to be constructed, the land underlying the restaurant building, with the building owned by the lessee or a third party, and the building only with the land owned by a third party. The Properties, which typically will be freestanding and will be located across the United States, will be leased on a "triple-net" basis to operators of certain national and regional fast-food, family-style, and casual dining Restaurant Chains to be selected by the General Partners. Properties purchased by the Partnership are expected to be leased under arrangements requiring base annual rent equal to a specified percentage of the Partnership's cost of purchasing a particular Property, with automatic rent increases, as well as percentage rent based on gross sales. See "Description of Leases--Computation of Lease Payments" below.

         It is expected that the Partnership will invest in Properties of selected Restaurant Chains that are national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains. Fast-food restaurants feature quality food and quick service, which often includes drive-through service, and offer a variety of menu items such as hamburgers, steaks, seafood, chili, pizza, pasta dishes, chicken, hot and cold sandwiches, and salads. Family-style restaurants feature services that generally are associated with full-service restaurants, such as full table service, cooked-to-order foods, but at more moderate prices and three meal a day service. The casual-dining segment features a variety of popular contemporary foods, full table service, moderate prices, and surroundings that are appealing to families. The casual-dining segment of the restaurant industry, like the family-style segment, features services that generally are associated with the full-service restaurant category. According to forecasts appearing in the January 1, 1997 issue of RESTAURANTS AND INSTITUTIONS, it is projected that the casual dining segment of full-service restaurant sales will experience 3.8% real growth in sales this year, with sales predicted to reach $49 billion. The top 15 casual dining chains by sales have a total of 2,977 restaurants throughout the United States.

         The restaurant industry is one of the largest industries in the United States in volume of sales and number of employees (approximately 9 million persons) and includes fast-food outlets, cafeterias, lunchrooms, convenience stores, family-style restaurants, casual dining facilities, full-service restaurants, and contract and industrial feeders. By the year 2000, food service sales are expected to exceed $392 billion. Industry publications project that restaurant industry sales will increase from $173.7 billion in 1985 to $320 billion in 1997. Restaurant industry sales for 1996 are projected to be $307.6 billion. In 1996, nominal growth, which is comprised of real growth and inflationary growth, was 4.6% and is estimated to be 4.2% in 1997. Real growth of the restaurant industry in 1996 was 1.7%; however, according to the National Restaurant Association, fast-food restaurants should outpace the industry average for real growth, with a projected 2.5% increase over 1996. Sales in this segment of the restaurant industry are projected to be $103.5 billion for 1997.

         The Partnership invests in the fast-food, family-style, and casual dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 43 cents of every food dollar on dining away from home. Surveys published in RESTAURANT BUSINESS indicate that families with children choose quick-service restaurants four out of every five times they dine out. Additionally, according to THE WALL STREET JOURNAL (May 11, 1992) the average American spends $19,791 on fast-food in a lifetime. Further, according to NATION'S RESTAURANT NEWS, the 100 largest restaurant chains are posting an average of 7.2% growth in their systemwide sales figures for 1995. Casual-theme dining concepts are among the chains showing the strongest growth. In 1995, the sandwich segment experienced sales growth of 6.98% over 1994 figures, and, the casual dining segment experienced systemwide sales growth of 12.99% in 1995. The General Partners believe that these growth trends will continue, particularly in the fast-food, family-style, and casual dining segments of the industry, and the Partnership will have the opportunity to participate in these segments through the ownership of Properties leased to operators of fast-food, family-style, and casual dining Restaurant Chains.

         The fast-food, family-style, and casual dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers, and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low-cholesterol menu items, and new packaging and energy conservation techniques.

         The table set forth below provides information with respect to certain Restaurant Chains in which Affiliates of the General Partners (consisting of a listed public REIT, an unlisted public REIT, 17 public partnerships and 8 private partnerships) have invested, as of September 30, 1996:

                        Approximate           Aggregate
                        Dollars Invested      Percentage of       Number of
Restaurant Chain        by Affiliates         Dollars Invested    Prior Programs

Golden Corral          $119,305,000               16.8%                 25
Burger King              96,468,000               13.6%                 24
Denny's                  90,327,000               12.7%                 20
Jack in the Box          67,501,000                9.5%                 14
Hardee's                 58,599,000                8.2%                 13
Shoney's                 33,517,000                4.7%                 12
Long John Silver's       32,029,000                4.5%                  6
Wendy's                  28,705,000                4.0%                 15
TGI Friday's             21,508,000                3.0%                  8
Checkers                 21,263,000                3.0%                  7
Perkins                  16,311,000                2.3%                  9
Boston Market            16,164,000                2.3%                  3

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

Pizza Hut                13,916,000                2.0%                  8
KFC                      13,642,000                1.9%                 10
Popeyes                   9,990,000                1.4%                  8
Taco Bell                 6,428,000                0.9%                  5
Arby's                    4,765,000                0.7%                  5
Ponderosa                 3,210,000                0.5%                  3


         The General Partners intend to structure the Partnership's investments to allow it to participate, to the maximum extent possible, in any sales growth in these industry segments, as reflected in the Properties that it owns. The Partnership therefore intends to structure all of its leases with percentage rent requirements which are based on gross sales of the particular restaurant. Gross sales may increase even absent real growth because increases in the restaurant's costs are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Partnership, the Partnership's leases also will provide a minimum level of rent that is payable regardless of the amount of gross sales at a particular Property. The Partnership also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its lessees (as described in "Standards for Investment" below) in order to reduce risks of tenant default; monitoring statistics relating to restaurant chains and continuing to develop relationships in the industry; and acquisition of Properties for all cash, with no debt or liens relating to the Properties, in order to reduce certain risks associated with investment in real estate. See "Standards for Investment" below for a description of the standards which the General Partners will employ in selecting Restaurant Chains and particular restaurant Properties within a Restaurant Chain for investment.

         The General Partners expect to acquire Properties in part with a view to diversification among Restaurant Chains and the geographic location of the Properties. There are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Partnership may be located. It is anticipated that, as in the prior public programs sponsored by the General Partners (which have invested in fast-food, family-style, and casual dining restaurant properties located in the District of Columbia and an aggregate of 47 states in all regions of the United States), the Properties acquired by the Partnership will be located in various states and regions within the United States.

         While the Partnership may acquire both Fee Properties and Leasehold Properties, the General Partners anticipate that substantially all of the Properties acquired by the Partnership will be Fee Properties.

         The General Partners believe that freestanding, "triple-net" leased restaurant properties of the type in which the Partnership will invest are attractive to tenants because freestanding properties typically offer high visibility to passing traffic, ease of access from a busy thoroughfare, tenant control over the site to set hours of operation and maintenance standards and distinctive building designs conducive to customer name recognition.

         The General Partners have undertaken to supplement this Prospectus during the Offering period to disclose the acquisition of Properties at such time as the General Partners believe that a reasonable probability exists that any such Property will be acquired by the Partnership. Based upon the General Partners' experience and acquisition methods, this normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, and
(iii) a satisfactory site inspection has been completed. The initial disclosure of any proposed acquisition, however, cannot be relied upon as an assurance that the Partnership ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase.

         It is estimated that the Partnership will purchase approximately 28 to 32 Properties, assuming that 3,500,000 Units of the Partnership are sold, based on an estimated average purchase price of $900,000 per Property. The General Partners have estimated the average purchase price based on their past experience in acquiring similar properties and in light of current market conditions. Generally, acquisition of a restaurant Property involves an investment in land and building of approximately $400,000 to $1,500,000, although higher or lower figures for individual Properties are possible. In certain cases, the Partnership may become a co-venturer or general partner in a Joint Venture or general partnership that will own the Property. In each such case, the Partnership's cost to purchase an interest in such Property will be less than the total purchase price and the Partnership therefore will be able to acquire interests in a greater number of Properties. In cases where the Partnership acquires both land and building, the General Partners estimate that approximately 30% to 50% of the Partnership's investment in a Property generally will be for the cost of land, and 50% to 70% generally will be for the cost

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

of the building. See "Joint Venture Arrangements" below and "Risk
Factors--Investment Risks--Possible Lack of Diversification."

PROPERTY ACQUISITIONS


         From inception through April 30, 1997, CNL XVIII undertook negotiations to purchase 18 Properties of which 13 Properties were purchased. These 18 Properties are six Boston Market Properties (one in each of Charlotte and Raleigh, North Carolina; Minnetonka, Minnesota; Reno, Nevada; San Antonio, Texas; and Timonium, Maryland); one Burger King Property (in Kinston, North Carolina); three Golden Corral Properties (one in each of Houston and Galveston, Texas; and Stow, Ohio); four Jack in the Box Properties (one in each of Echo Park, California; Henderson, Nevada; and Centerville and Houston, Texas); one Black-eyed Pea Property (in Atlanta, Georgia); one IHOP Property (in Santa Rosa, California); one On The Border Property (in San Antonio, Texas); and one Wendy's Property (in Sparta, Tennessee). Between December 27, 1996 and April 30, 1997, CNL XVIII acquired 13 of the 18 Properties.

         In connection with the purchase of each of these 13 Properties, CNL XVIII, as lessor, entered into a long-term lease agreement with an affiliated lessee. The general terms of the lease agreements are described in "Business--Description of Leases." The leases also generally provide that, in the event CNL XVIII desires to sell a Property, the lessee, or in some instances an Affiliate of the lessee, has a right of first refusal to purchase the Property on the same terms offered by a BONA FIDE offeror. Unless otherwise noted, the lessee will have an option to purchase the Property during the specified years of the lease at a purchase price equal to the greater of (i) the fair market value of the Property at the date of the exercise of the option, or
(ii) the purchase price of the Property, including all development and certain acquisition costs incurred in connection therewith, if any, plus a specified percentage (generally 20%) of the sum of such purchase price and such costs.


         For Properties that are to be constructed, CNL XVIII has entered into development, indemnification and put agreements with the lessees. The general terms of these agreements are described in "Business--Site Selection and Acquisition of Properties--Construction and Renovation." Generally, the payment by the lessee of all amounts due to CNL XVIII and the performance by the lessee under the lease, development agreements, and related agreements is guaranteed unconditionally by individuals with substantial net worth.


         In connection with the acquisition of the Black-eyed Pea Property, which is building only, CNL XVIII has also entered into a landlord estoppel agreement with the landlord of the land and collateral assignment of the ground lease with the lessee in order to provide CNL XVIII with certain rights with respect to the land on which the building is located. In connection with the acquisition of the On The Border Property, which is building only, CNL XVIII has also entered into a tri-party agreement with the lessee and the landlord of the land in order to provide CNL XVIII with certain rights with respect to the land on which the building is located.


         The acquisition of each of the remaining five Properties for which CNL XVIII had received initial commitments as of April 30, 1997, is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by CNL XVIII. If acquired, the leases of all five of these Properties are expected to be entered into on substantially the same terms described in "Business--Description of Leases" and set forth below are summarized terms expected to apply to the leases for each of the Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.


         Set forth below are summarized terms expected to apply to the leases for each of the Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired:

                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------

Boston Market           15 years; five five-year   10.38% of CNL XVIII's     for each lease year     at any time after
Charlotte, NC           renewal options            total cost to purchase    after the fifth lease   the fifth lease
Existing restaurant                                the property;             year, (i) 5% of         year
                                                   increases by 10% after    annual gross sales
                                                   the fifth lease year      minus (ii) the
                                                   and after every five      minimum annual rent
                                                   years thereafter          for such lease year
                                                   during the lease term

Boston Market           15 years; five five-year   10.38% of  Total Cost     for each lease year     at any time after
Reno, NV                renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of CNL XVIII's     for each lease year     at any time after
Timonium, MD            renewal options            total cost to purchase    after the fifth lease   the fifth lease
Restaurant to be                                   the property;             year, (i) 5% of         year
constructed                                        increases by 10% after    annual gross sales
                                                   the fifth lease year      minus (ii) the
                                                   and after every five      minimum annual rent
                                                   years thereafter          for such lease year
                                                   during the lease term

IHOP                    20 years; three five-      10.125% of CNL XVIII's    for each lease year,    during the eleventh
Santa Rosa, CA          year renewal options       total cost to purchase    (i) 4% of annual        lease year and at
Existing restaurant                                the property;             gross sales minus       the end of the
                                                   increases by 10% after    (ii) the minimum        initial lease term
                                                   the fifth lease year      annual rent for such
                                                   and after every five      lease year
                                                   years thereafter
                                                   during the lease term

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Houston, TX             renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year


FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event CNL XVIII purchases the property directly from the lessee, the lessee will have no option to purchase the property.

   The following table sets forth the location of the 13 Properties acquired by CNL XVIII from inception through April 30, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property:

                                            PROPERTY ACQUISITIONS
                                    From inception through April 30, 1997
                                                         Lease Expira-
Property Location and          Purchase        Date        tion and          Minimum                             Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------        ------------   --------    ---------------   ---------------   ---------------   -----------
BURGER KING                  $875,000       12/27/96    12/2016; four     $89,688;          for each lease    during the
(the "Kinston Property")                                five-year         increases by 5%   year, (i) 6% of   eighth,
Existing restaurant                                     renewal options   after the fifth   annual gross      ninth,
                                                                          lease year and    sales minus       tenth,
The Kinston Property is                                                   by 10% after      (ii) the          eleventh
located at the northwest                                                  the tenth lease   minimum annual    and twelfth
quadrant of the                                                           year and after    rent for such     lease years
intersection of North                                                     every five        lease year        only
Heritage Street and                                                       years
Phillips Street, in                                                       thereafter
Kinston, Lenoir County,                                                   during the
North Carolina, in an area                                                lease term
of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Kinston Property
include a Hardee's, a
Golden Corral, a KFC, two
Pizza Huts, and a local
restaurant.

GOLDEN CORRAL (12)           $579,704       12/27/96    12/2011; four     10.75% of Total   for each lease    during the
(the "Houston Property")     (excluding                 five-year         Cost (4)          year, 5% of the   first
Restaurant to be             closing and                renewal options                     amount by which   through
constructed                  development                                                    annual gross      seventh
                             costs) (3)                                                     sales exceed      lease years
The Houston Property is                                                                     $2,899,152 (5)    and the
located at the southeast                                                                                      tenth
quadrant of the                                                                                               through
intersection of Highway                                                                                       fifteenth
290 and Hollister Road, in                                                                                    lease years
Houston, Harris County,                                                                                       only
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Houston Property
include a Burger King, a
Taco Bell, a Fuddrucker's,
an Outback Steakhouse, a
Shoney's, a Red Lobster, a
Whataburger, and several
local restaurants.


                                       42




                                                         Lease Expira-
Property Location and          Purchase        Date        tion and          Minimum                             Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------        ------------   --------    ---------------   ---------------   ---------------   -----------
JACK IN THE BOX (11)         $1,258,223     01/07/97    01/2015; four     $128,968 (6);     for each lease    None
(the "Echo Park              (excluding                 five-year         increases by 8%   year, (i) 5% of
Property")                   closing                    renewal options   after the fifth   annual gross
Restaurant to be             costs)                                       lease year and    sales minus
constructed                  (3)(6)                                       after every       (ii) the
                                                                          five years        minimum annual
The Echo Park Property is                                                 thereafter        rent for such
located on the northeast                                                  during the        lease year (5)
corner of Effie Street and                                                lease term
Glendale Boulevard, in Los
Angeles, Los Angeles
County, California, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Echo Park Property
include a KFC and a
McDonald's.

JACK IN THE BOX (11)         $1,067,175     01/07/97    01/2015; four     $109,385 (6);     for each lease    None
(the "Henderson              (excluding                 five-year         increases by 8%   year, (i) 5% of
Property")                   closing                    renewal options   after the fifth   annual gross
Restaurant to be             costs)                                       lease year and    sales minus
constructed                  (3)(6)                                       after every       (ii) the
                                                                          five years        minimum annual
The Henderson Property is                                                 thereafter        rent for such
located within the eastern                                                during the        lease year (5)
quadrant of the                                                           lease term
intersection of South
Boulder Highway and Texas
Avenue, in Henderson,
Clark County, Nevada, in
an area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Henderson Property
include an Arby's, a
Domino's Pizza, a KFC, a
McDonald's, a Pizza Hut, a
Sizzler, a Sonic Drive-In,
a Taco Bell, and several
local restaurants.





                                       43


                                                         Lease Expira-
Property Location and          Purchase        Date        tion and          Minimum                             Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------        ------------   --------    ---------------   ---------------   ---------------   -----------
JACK IN THE BOX (11)         $759,658       01/08/97    01/2015; four     $77,865 (6);      for each lease    None
(the "Centerville            (excluding                 five-year         increases by 8%   year, (i) 5% of
Property")                   closing                    renewal options   after the fifth   annual gross
Restaurant to be             costs)                                       lease year and    sales minus
constructed                  (3)(6)                                       after every       (ii) the
                                                                          five years        minimum annual
The Centerville Property                                                  thereafter        rent for such
is located within the                                                     during the        lease year (5)
northwest quadrant of the                                                 lease term
intersection of Highway 45
and State Highway 7, in
Centerville, Leon County,
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Centerville Property
include a Dairy Queen and
several local restaurants.

GOLDEN CORRAL (12)           $424,883       01/22/97    01/2012; four     10.75% of Total   for each lease    during the
(the "Galveston              (excluding                 five-year         Cost (4)          year, 5% of the   first
Property")                   closing and                renewal options                     amount by which   through
Restaurant to be             development                                                    annual gross      seventh
constructed                  costs) (3)                                                     sales exceed      lease years
                                                                                            $2,532,737 (5)    and the
The Galveston Property is                                                                                     tenth
located within the                                                                                            through
southwest quadrant of the                                                                                     fifteenth
intersection of Seawall                                                                                       lease years
Boulevard and 61st Street,                                                                                    only
in Galveston, Galveston
County, Texas, in an area
of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Galveston Property
include an IHOP, a Western
Sizzling, a Shoney's, a
Jack in the Box, a
Whataburger, an Arby's,
and several local
restaurants.




                                       44


                                                         Lease Expira-
Property Location and          Purchase        Date        tion and          Minimum                             Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------        ------------   --------    ---------------   ---------------   ---------------   -----------
BOSTON MARKET                $1,225,686     01/23/97    01/2012; five     $122,569;         for each lease    at any time
(the "Raleigh Property")     (excluding                 five-year         increases to      year after the    after the
Existing restaurant          closing                    renewal options   $132,497 during   fifth lease       fifth lease
                             costs)                                       the third         year, (i) 5% of   year
The Raleigh Property is                                                   through fifth     annual gross
located on a pad site in                                                  lease years,      sales minus
the Falls Center Shopping                                                 $141,567 during   (ii) the
Center, which is located                                                  the sixth         minimum annual
at the northeast quadrant                                                 through tenth     rent for such
of the intersection of                                                    lease years,      lease year
Falls of the Neuse Road                                                   and $155,785
and Old Wake Forest Road,                                                 during the
in Raleigh, Wake County,                                                  eleventh
North Carolina, in an area                                                through
of mixed retail,                                                          fifteenth lease
commercial, and                                                           years
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Raleigh Property
include a Bojangles, three
Pizza Huts, a Red Lobster,
a Burger King, two
Wendy's, four Subway
Sandwich Shops, two Golden
Corrals, two Hardees, two
KFCs, a Taco Bell Express,
three McDonald's, a Ryan's
Family Steakhouse, a Pizza
Inn, a Denny's, a Sizzler,
and several local
restaurants.

BLACK-EYED PEA (7)           $617,610       03/26/97    04/2023           $69,347;          None              at any time
(the "Atlanta Property")                                                increases to                        after the
Existing restaurant                                                       $73,700 during                      fifth lease
                                                                          the eleventh                        year
The Atlanta Property is                                                   through
located along the east                                                    twentieth lease
side of Peachtree Road,                                                   years and
north of 28th Street                                                      $76,051 during
Northwest, in Atlanta,                                                    the twenty-
Fulton County, Georgia, in                                                first through
an area of mixed retail,                                                  twenty-sixth
commercial, and                                                           lease years
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Atlanta Property
include a Miami Subs, a
Wendy's, and several local
restaurants.



                                       45




                                                         Lease Expira-
Property Location and          Purchase        Date        tion and          Minimum                             Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------        ------------   --------    ---------------   ---------------   ---------------   -----------
GOLDEN CORRAL                $1,686,119     04/02/97    04/2017; two      $189,688;         for each lease    at any time
(the "Stow Property")                                   five-year         increases by      year, (i) 5% of   after the
Existing restaurant                                     renewal options   10% after the     annual gross      seventh
                                                                          fifth lease       sales minus       lease year
The Stow Property is                                                      year and after    (ii) the
located on the south side                                                 every five        minimum annual
of Kent Road west of Marsh                                                years             rent for such
Road in Stow, Summit                                                      thereafter        lease year
County, Ohio, in an area                                                  during the
of mixed retail,                                                          lease term
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Stow Property include
an Applebee's, a Wendy's,
a Taco Bell, and a KFC.

BOSTON MARKET                $621,595       04/16/97    04/2012; five     10.38% of Total   for each lease    at any time
(the "San Antonio #1         (excluding                 five-year         Cost (4);         year after the    after the
Property")                   development                renewal options   increases by      fifth lease       fifth lease
Restaurant to be             costs) (3)                                   10% after the     year, (i) 4% of   year
constructed                                                               fifth lease       annual gross
                                                                          year and after    sales minus
The San Antonio #1                                                        every five        (ii) the
Property is located at the                                                years             minimum annual
northwest quadrant of San                                                 thereafter        rent for such
Pedro Avenue and West                                                     during the        lease year
Maplewood Lane, in San                                                    lease term
Antonio, Bexar County,
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the San Antonio #1
Property include a KFC, a
McDonald's, and several
local restaurants.

ON THE BORDER (8)            $182,459       04/17/97    (9); three        13.64% of Total   for each lease    at any time
(the "San Antonio #2         (excluding                 five-year         Cost (4); (10)    year, (i) 4% of   after the
Property")                   development                renewal options                     annual gross      tenth lease
Restaurant to be             costs) (3)                                                     sales minus       year
constructed                                                                                 (ii) the
                                                                                            minimum annual
The San Antonio #2                                                                          rent for such
Property is located along                                                                   lease year (5)
the east side of
Interstate Highway 10,
north of Huebner Oaks
Road, in San Antonio,
Bexar County, Texas, in an
area of mixed retail,
commercial, and
residential development.



                                       46





                                                         Lease Expira-
Property Location and          Purchase        Date        tion and          Minimum                             Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------        ------------   --------    ---------------   ---------------   ---------------   -----------
BOSTON MARKET                $549,772       04/29/97    04/2012; five     10.38% of         for each lease    at any time
(the "Minnetonka             (excluding                 five-year         Total Cost (4);   year after the    after the
Property")                   development                renewal options   increases by      fifth lease       fifth lease
Restaurant to be             costs) (3)                                   10% after the     year, (i) 5% of   year
constructed                                                               fifth lease       annual gross
                                                                          year and after    sales minus
The Minnetonka Property is                                                every five        (ii) the
located on the northeast                                                  years             minimum annual
corner of  Shady Oak Road                                                 thereafter        rent for such
and State Road 62, in                                                     during the        lease year
Minnetonka, Hennepin                                                      lease term
County, Minnesota, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Minnetonka Property
include a McDonald's, a
Schlotzsky's Deli, and
several local restaurants.

WENDY'S                      $193,717       04/30/97    04/2017; two      10.25% of Total   for each lease    at any time
(the "Sparta Property")      (excluding                 five-year         Cost (4)          year, (i) 7% of   after the
Restaurant to be             development                renewal options                     annual gross      seventh
constructed                  costs) (3)                                                     sales minus       lease year
                                                                                            (ii) the
The Sparta Property is                                                                      minimum annual
located at the southwest                                                                    rent for such
quadrant of Mose Drive and                                                                  lease year
Roosevelt Street, in
Sparta, White County,
Tennessee, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Sparta
Property include a Taco
Bell, a Pizza Hut, a
McDonald's, and a KFC.


FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for the construction Properties, once the buildings are constructed, is set forth below:

         Property                           Federal Tax Basis

         Kinston Property                        $  661,000
         Houston Property                         1,058,000
         Echo Park Property                         655,000
         Henderson Property                         605,000
         Centerville Property                       540,000
         Galveston Property                       1,003,000
         Raleigh Property                           483,000
         Atlanta Property                           650,000
         Stow Property                            1,273,000
         San Antonio #1 Property                    284,000
         San Antonio #2 Property                  1,251,000
         Minnetonka Property                        483,000
         Sparta Property                            480,000



(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Houston and Galveston Properties, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public or (iii) 180 days after execution of the lease. Minimum annual rent for the San Antonio #1 and Minnetonka Properties will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the San Antonio #2 Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Sparta Property, minimum annual rent will become due and payable on the earlier of (i) 120 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Houston and Galveston Properties, as described above, "interim rent" equal to ten percent per annum of the amount funded by CNL XVIII in connection with the purchase and construction of the Property shall accrue and shall be payable in a single lump sum on the date minimum annual rent becomes payable for this Property. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the San Antonio #1 and Minnetonka Properties, as described above, interim rent equal to 10.38% per annum of the amount funded by CNL XVIII in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the San Antonio #2 and Sparta Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 10.25% to 11%) of the amount funded by CNL XVIII in connection with the purchase and construction of the Properties.

(3) The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below. The maximum cost to CNL XVIII (including the purchase price of the land, (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:
                                       48


         Property                           Estimated Maximum Cost              Estimated Final Completion Date
         Houston Property                        $1,684,643                     June 25, 1997
         Echo Park Property                       1,258,223                     July 6, 1997
         Henderson Property                       1,067,175                     July 6, 1997
         Centerville Property                       759,658                     July 7, 1997
         Galveston Property                       1,480,132                     July 21, 1997
         San Antonio #1 Property                    860,388                     October 13, 1997
         San Antonio #2 Property                  1,213,504                     October 14, 1997
         Minnetonka Property                        823,052                     October 26, 1997
         Sparta Property                            666,346                     August 28, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6)      CNL XVIII paid for all construction costs in advance at closing;
         therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) CNL XVIII owns the building only for this Property. CNL XVIII does not own the underlying land; although, CNL XVIII has entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide CNL XVIII with certain rights with respect to the land on which the building is located.

(8) CNL XVIII owns the building only for this Property. CNL XVIII does not own the underlying land; although, CNL XVIII has entered into a tri-party agreement with the lessee and the landlord of the land in order to provide CNL XVIII with certain rights with respect to the land on which the building is located.

(9) The lease term shall expire upon the later of (i) the date 15 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(10) Annual rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum annual rent during the preceding year or (ii) 150% of the change in the Consumer Price Index.

(11) The lessee of the Echo Park, Henderson and Centerville Properties is the same unaffiliated lessee.

(12) The lessee of the Houston and Galveston Properties is the same unaffiliated lessee.



                                       49




SITE SELECTION AND ACQUISITION OF PROPERTIES

         GENERAL. It is anticipated that the Restaurant Chains selected by the General Partners will have full-time staffs engaged in site selection and evaluation. All new sites must be approved by the Restaurant Chains. The
Restaurant Chains generally conduct or require the submission of studies which typically include such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age, and other factors. The Restaurant Chains also will review and approve all proposed lessees and restaurant sites. The Restaurant Chains or the operators are expected to make their site evaluations and analyses, as well as financial information regarding proposed lessees, available to CNL Fund
Advisors, Inc.

         The Partnership will elect to purchase and lease Properties based principally on an examination and evaluation by CNL Fund Advisors, Inc. of the potential value of the site, the financial condition and business history of the proposed lessee, the demographics of the area in which the restaurant Property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential sales expected to be generated by the restaurant. In addition, the potential lessee must meet at least the minimum standards established by a Restaurant Chain for its operators.
CNL Fund Advisors, Inc. also performs an independent break-even analysis of the potential profitability of a restaurant property using historical data and other data developed by CNL Fund Advisors, Inc. and provided by the Restaurant Chains.

         Although the Restaurant Chains that are selected by the General
Partners will have approved each lessee and each Property, CNL Fund Advisors, Inc. will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of both lessees and Properties. Therefore, some of the properties approved by a Restaurant Chain may not be purchased by the Partnership.

         In each Property acquisition, it is anticipated that CNL Fund Advisors, Inc. will negotiate the land and building lease agreement with the lessee. In certain instances, CNL Fund Advisors, Inc. may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Partnership's standard lease terms, if the General Partners, based on the recommendation of CNL Fund Advisors, Inc., determine that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Partnership. It is expected that the structure of the long-term "triple-net" lease agreements, which provide for monthly rental payments plus a percentage of gross sales over specified levels, will increase the value of the land and buildings and provide an inflation hedge. See "Description of Leases" below for a discussion of the anticipated terms of the Partnership's leases. In connection with a Property acquisition, it also is anticipated that a lessee will provide at its own expense all furniture, fixtures, and equipment (such as deep fryers, grills, refrigerators, and freezers) necessary to operate the Partnership's
Property as a restaurant. A lessee either pays cash or obtains a loan from a third party to purchase such items. If the lessee obtains such a loan, the lessee will own this personal property subject to the lessee's obligations under its loan. In the experience of the General Partners, there may be rare circumstances in which a lessee defaults under such a loan, in which event the lender may attempt to remove the personal property from the building, resulting in the Property becoming inoperable as a restaurant until new furniture, fixtures, and/or equipment can be purchased and installed. In order to prevent repossession of this personal property by the lender, and only on an interim basis in order to preserve the value of a Property, the General Partners may elect to use Partnership reserves to purchase the personal property from the lender, generally at a discount from the remaining unpaid balance under the lessee's loan. The Partnership then would expect to resell the personal property to a new lessee in connection with the transfer of the lease to that lessee.

         Some lease agreements will be negotiated to provide the lessee with the opportunity to purchase the Property under certain conditions, generally either at the greater of fair market value or 120% of the original purchase price. In addition, tenants will be offered a right of first refusal to purchase the Property in the event an offer is received from a third party to purchase the Property and the General Partners intend to accept such offer. Certain leases may provide the lessee with the right to purchase the Property at a purchase price which looks to various measures of value contained in an independent appraisal of the Property. See "Sale of Properties" below and "Federal Income
Tax Considerations--Characterization of Leases."

         The purchase of each Fee Property will be supported by an appraisal of the real estate prepared by an independent appraiser. CNL Fund Advisors, Inc., however, will rely on its own independent analysis and not on such appraisals in determining whether or not to acquire a particular Property. The purchase price of each such Property, plus any Acquisition Fees paid by the Partnership in connection with such purchase, will not exceed the Property's appraised value.
(In

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connection with the acquisition of a Property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "when constructed" price and value of such Property.) It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Partnership's records for at least five years and will be available for inspection and duplication by any Partner.

         The titles to Properties purchased by the Partnership will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

         CONSTRUCTION AND RENOVATION. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated, the Partnership generally will enter into a development agreement with the lessee pursuant to which the Partnership will advance funds to the lessee to meet construction or renovation costs as they are incurred. The lessee will act as the project developer, will enter into all construction contracts, and will arrange for and coordinate all aspects of the construction or renovation of the restaurant improvements. The lessee will be responsible for the construction or renovation of the restaurant improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. Generally, all general contractors performing work in connection with such restaurant improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the General Partners. The Partnership will be obligated to make, as construction or renovation costs are incurred, the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the General Partners and embodied in the construction contract.

         Under the terms of the development agreement, the Partnership generally will advance its funds on a monthly basis to meet construction draw requests of the lessee. The Partnership, in general, only will advance its funds to meet the lessee's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Partnership, and the Partnership may retain a portion of any advance until satisfactory completion of the project. The certification must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the lessee (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on the Partnership's estimate of the costs of such construction or renovation. Initially, the calculation of minimum annual rent will be based on such estimated amount; however, once the actual cost is known, the minimum annual rent will be increased or reduced accordingly and the Partnership or the lessee, as the case may be, will promptly refund or remit to the other an amount equal to any excess rent paid or any underpayment of rent due.

         In certain cases in which the Partnership intends to purchase a Property upon completion of construction or renovation of that Property, the Partnership may permit the proposed lessee to arrange for a bank or another lender to provide construction financing to the lessee. In such cases, the lender may seek assurance from the Partnership that it has sufficient funds to pay to the lessee the full purchase price of the Property upon completion of the construction or renovation. In the event that the Partnership segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Partnership, and the lender will have no rights with respect to such funds upon any default by the lessee under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Partnership does not occur for any reason.

         Under the development agreement, the lessee generally will be obligated to complete the construction or renovation of the restaurant improvements within 120 to 180 days from the date of the development agreement. If the construction or renovation is not completed within that time and the lessee fails to remedy this default within 10 days after notice from the Partnership, the Partnership will have the option to grant the lessee additional time to complete the construction, to take over construction or renovation of the restaurant improvements, or to terminate the development agreement and require the lessee to purchase the Property at a price equal to the sum of (i) the Partnership's purchase price of the land, including all fees, costs, and expenses paid by the Partnership in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Partnership pursuant to the development agreement for construction of the restaurant improvements, and (iii) the Partnership's
"construction financing costs." The "construction financing costs" of the Partnership is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Partnership payments and disbursements described in clauses (i) and (ii) above.

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

         The Partnership also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the lessee and any guarantor of the obligations of the lessee under the lease in connection with the acquisition of Properties to be constructed or renovated. The Indemnity Agreement will provide for certain additional rights to the Partnership unless certain conditions are met. In general, these conditions are (i) the lessee's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the restaurant within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or
(ii) the completion of construction or renovation of the restaurant as evidenced by the issuance of a certificate of occupancy, within a specified period of time
(generally, 120 to 150 days) after the date of the Indemnity Agreement. If such conditions are not met, the Partnership will have the right to grant the lessee additional time to satisfy the conditions or to require the lessee to purchase the Property from the Partnership at a purchase price equal to the total amount disbursed by the Partnership in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the lessee to purchase the Property from the Partnership upon demand by the Partnership under the circumstances specified above will entitle the Partnership to declare the lessee in default under the lease and to declare each guarantor in default under any guarantee of the lessee's obligations to the Partnership.

         In general, if the Partnership acquires Properties which are to be constructed or renovated, payment by the lessee of all amounts due to the Partnership and performance by the lessee under the lease, the development agreement, and the related documents will be guaranteed unconditionally by individuals with substantial net worth on behalf of the lessee.

         In certain situations where construction or renovation is required for a restaurant Property, the Partnership will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the lessee, with such amount to be based on the lessee's actual costs of such construction or renovation.

         In all situations where construction or renovation of a restaurant
Property is required, the Partnership also will have the right to review the lessee's books, records, and agreements during and following completion of construction to verify actual costs.

         INTERIM ACQUISITIONS. The General Partners and their Affiliates regularly have opportunities to acquire restaurant properties of a type suitable for acquisition by the Partnership as a result of their existing relationships and past experience with various fast-food, family-style, and casual dining
Restaurant Chains and restaurant operators. See "General" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Partnership may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Partnership (and other entities with which the General Partners are affiliated), the General Partners or their Affiliates maintain lines of credit which enable them to acquire these restaurant properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the ultimate owner. At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Partnership, the interim owner of the Property will sell its interest in the Property to the Partnership at a price no greater than its cost (including carrying costs) to purchase such interest in the Property, provided, however, that the Property must be purchased by the Partnership within 12 months from the date it was acquired by the interim owner. In the case of any such acquisition by the Partnership, all income, expenses, profits, and losses generated by or associated with the Properties so acquired shall be treated as belonging to the Partnership from the date of acquisition of such Properties by the General
Partners or their Affiliates.

         ACQUISITION SERVICES. Acquisition services performed by CNL Fund
Advisors, Inc. may include, but are not limited to, site selection and/or approval; review and selection of lessees and negotiation of lease agreements and related documents; monitoring Property acquisitions until completion of the Partnership's acquisitions of Properties; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of lessee occupancy and lease payments.

         The Partnership will pay CNL Fund Advisors, Inc. an Acquisition Fee not to exceed 4.5% of the aggregate Capital Contributions of the Limited Partners to the Partnership. See "Management Compensation." The total of all Acquisition
Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable property.

         CNL Fund Advisors, Inc. engages counsel to perform legal services, and such counsel also may provide legal services to the Partnership in connection with the acquisition of Properties. The legal fees payable to such counsel by the Partnership will not exceed those generally charged for similar services.

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STANDARDS FOR INVESTMENT

         SELECTION OF RESTAURANT CHAINS. The selection of Restaurant Chains by
CNL Fund Advisors, Inc. and the General Partners will be based on an evaluation of the operations of restaurants in the Restaurant Chain, the number of restaurants operated throughout the Restaurant Chain's system, the relationship of average restaurant gross sales to the average capital costs of a restaurant, the Restaurant Chain's relative competitive position among the same type of restaurants offering similar types of food, name recognition, and market penetration. The Restaurant Chains will not be affiliated with the General
Partners, CNL Fund Advisors, Inc., or the Partnership. Prior partnerships or joint ventures sponsored by one or more of the General Partners, however, have owned one or more restaurant properties in certain of these Restaurant Chains.

         SELECTION OF PROPERTIES AND LESSEES. In making investments in
Properties, the General Partners and CNL Fund Advisors, Inc. will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, the prospects for long-term appreciation, the relative success of the Restaurant Chain in the geographic area in which the Property is located, and the management capability and financial condition of the lessee. The Partnership will obtain an independent appraisal for each Property it purchases. In selecting lessees, the General
Partners and CNL Fund Advisors, Inc. will consider the prior experience of the lessee in the restaurant industry, the net worth of the lessee, past operating results of other restaurants currently or previously operated by the lessee, and the lessee's prior experience in managing restaurants within a particular
Restaurant Chain.

         In selecting specific Properties within a particular Restaurant Chain and in selecting lessees for the Partnership's Properties, CNL Fund Advisors, Inc. will apply the following minimum standards.

         1. Each Property will be in what the General Partners believe is a prime business location.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Partnership's cost of purchasing and, if applicable, developing the restaurant Property, and the lease typically also will provide for automatic increases in base rent at specified times during the lease term and for payment of percentage rent based on gross sales over specified levels.

         3.  The initial lease term typically will be at least 15 to 20 years.

         4. The Partnership will reserve the right to approve or reject any lessee and restaurant site selected by a Restaurant Chain.

         5. In evaluating prospective tenants, the Partnership will examine, among other factors, the lessee's ranking in its market segment, trends in per store sales, overall changes in consumer preferences, and the lessee's ability to adapt to changes in market and competitive conditions, the lessee's historical financial performance, and its current financial condition.

         6. In general, the Partnership will not acquire a Property, if, as a result, more than 25% of its Gross Proceeds would be invested in Properties of a single Restaurant Chain or if more than 30% of its Gross Proceeds would be invested in Properties in a single state.

DESCRIPTION OF PROPERTIES

         Based on their past experience and knowledge of the fast-food, family-style, and casual dining restaurant industry, the General Partners expect that any Properties purchased by the Partnership will, and the seven Properties purchased by the Partnership do, conform generally to the following specifications of size, cost, and type of land and buildings. These specifications may vary substantially if the Partnership invests in any full-service restaurant Properties.

         LAND. Lot sizes generally range from 25,000 to 65,000 square feet depending upon building size and local demographic factors. Restaurants located on land within shopping centers will be freestanding and may be located on smaller parcels if sufficient common parking is available. Restaurant sites purchased by the Partnership will be in locations zoned for commercial use which have been reviewed for traffic patterns and volume of traffic. There is substantial competition for quality sites; accordingly, land costs may be high and are generally expected to range from $150,000 to $700,000, although the cost of the land for particular Properties may be higher or lower in some cases.

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         BUILDINGS.  Either before or after construction or renovation, the restaurant Properties to be acquired by the Partnership will be one of a
Restaurant Chain's approved designs. Prior to purchase of all restaurant
Properties other than those purchased prior to completion of construction, CNL
Fund Advisors, Inc. will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority which permits the use of the Property as a restaurant, and shall receive a certificate from the Restaurant Chain to the effect that (i) the Property is operational and (ii)
the Property and the lessee are in compliance with all of the Restaurant Chain's requirements, including, but not limited to, building plans and specifications approved by the Restaurant Chain. CNL Fund Advisors, Inc. also will receive a certificate of occupancy for each restaurant for which construction has not been completed at the time of purchase, prior to the Partnership's payment of the final installment of the purchase price for the restaurant Property.

         The restaurant buildings generally will be rectangular and constructed from various combinations of stucco, steel, wood, brick, and tile. Building sizes generally will range from 2,500 to 6,500 square feet, with the larger restaurants having greater seating and equipment areas. Building and site preparation costs vary depending upon the size of the building and the site and the area in which the restaurant Property is located. It is estimated that building and site preparation costs generally will range from $250,000 to $800,000 for each restaurant Property.

         Generally, Properties to be acquired will consist of both land and building, although in a number of cases the Partnership may acquire only the land underlying the restaurant building with the building owned by a tenant or a third party, and also may acquire the building only with the land owned by a third party. In general, the Properties to be acquired by the Partnership will be freestanding and surrounded by paved parking areas. Buildings are suitable for conversion to various uses, although modifications will be required prior to use for other than restaurant operations.

         A lessee generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish restaurant buildings, premises, signs, and equipment so as to comply with the lessee's obligations under the franchise agreement to reflect the current commercial image of its Restaurant Chain. These capital expenditures will be paid by the lessee during the term of the lease.

DESCRIPTION OF LEASES

         THE TERMS AND CONDITIONS OF ANY LEASE ENTERED INTO BY THE PARTNERSHIP
WITH REGARD TO A RESTAURANT PROPERTY MAY VARY FROM THOSE DESCRIBED BELOW. CNL
Fund Advisors, Inc. in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the General Partners determine, based on the recommendation of CNL Fund Advisors, Inc., that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Partnership, they may, in their sole discretion, cause the Partnership to enter into leases with terms which are substantially different than the terms described below. In making such determination, the General Partners will consider such factors as the type and location of the restaurant, the creditworthiness of the lessee, the purchase price of the Property, the prior performance of the lessee, and the prior business experience of the principals of CNL Fund Advisors, Inc., its Affiliates, or the General Partners with a
Restaurant Chain or restaurant operator.

         GENERAL. In general, the leases are expected to be "triple-net" leases, which means that the lessees will be required to pay all repairs, maintenance, property taxes, and insurance. The lessees also will be required to pay for utilities and the cost of any renovations permitted under the leases. The
Partnership will be the lessor under each lease except in certain circumstances in which it may be a party to a Joint Venture or Co-Tenancy Arrangement which will own the Property. In those cases, the Joint Venture, rather than the Partnership, will be the lessor, and all references in this section to the Partnership as lessor therefore should be read accordingly. See "Joint
Venture/Co-Tenancy Arrangements" below.

         TERM OF LEASES. It presently is anticipated that restaurant Properties will be leased on a "triple-net" basis for an initial term of either 15 or 20 years with up to four, five-year renewal options. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Upon termination of the lease, the lessee will surrender possession of the Property to the Partnership, together with any improvements made to the Property during the term of the lease.

         COMPUTATION OF LEASE PAYMENTS. During the initial term of the lease, the lessee will pay the Partnership, as lessor, minimum annual rent equal to a specified percentage of the Partnership's cost of purchasing the restaurant
Property. Generally, the leases provide for the escalation of the minimum annual rent at predetermined intervals during the term of the lease. In the case of acquisition of Properties that are to be constructed or renovated pursuant to a development

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agreement, the Partnership's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Partnership in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Partnership for construction of restaurant improvements. See "Site Selection and Acquisition of Properties--Construction and Renovation" above.

         In addition to minimum annual rent, the lessee will pay the Partnership
"percentage rent." Percentage rent is computed as a percentage of the restaurant gross sales above a specified level at a particular Property. The leases generally will provide that percentage rent will commence in the first lease year in which gross sales exceed a specified amount. Certain leases, however, may provide that percentage rent is to be paid quarterly beginning at the end of the first two years of the lease and each succeeding quarter thereafter to the extent the restaurant gross sales in that quarter exceed the average quarterly gross sales during the first two lease years. The leases also generally provide that the tenant will receive a credit against percentage rent for the amount of the escalations in the minimum annual rent due under the lease. Gross sales include sales of all products and services of the restaurant, excluding sales taxes, tips paid to serving people, and sales from vending machines.

         ASSIGNMENT AND SUBLEASE. In general, it is expected that no lease may be assigned or subleased without the Partnership's prior written consent (which may not be unreasonably withheld) except to a tenant's corporate franchisor, corporate affiliate or subsidiary, a successor by merger or acquisition, or, in certain cases, another franchisee, if such assignee or sublessee agrees to operate the same type of restaurant on the premises. The leases set forth certain factors (such as the financial condition of the proposed lessee or subtenant) that are deemed to be a reasonable basis for the Partnership's refusal to consent to an assignment or sublease. The original lessee generally will remain fully liable, however, for the performance of all lessee obligations under the lease following any such assignment or sublease unless the Partnership agrees in writing to release the original lessee from its lease obligations.

         ALTERATIONS TO PREMISES. A lessee generally will have the right, without the prior consent of the Partnership and at the lessee's own expense, to make certain immaterial structural modifications to the restaurant building and improvements (with a cost of up to $10,000) or, with the Partnership's prior written consent and at the lessee's own expense, to make material structural modifications that may include demolishing and rebuilding the restaurant. Under certain leases, the lessee, at its own expense, may make any type of alterations to the leased premises without the Partnership's consent but must provide the Partnership with plans of any proposed structural modifications at least 30 days before construction of the alterations commences. Certain leases may require the lessee to post a payment and performance bond for any structural alterations with a cost in excess of a certain amount.

         RIGHT OF LESSEE TO PURCHASE. It is anticipated that if the Partnership wishes at any time to sell a Property pursuant to a BONA FIDE offer from a third party, the lessee of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the lessee also may have a right to purchase the Property 7 to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the lessee's purchase, or (ii) a specified amount, generally equal to the Partnership's purchase price of the Property, plus a predetermined percentage (generally, 20%) of such purchase price. Alternatively, a limited number of leases may provide for a purchase option price which is computed pursuant to a formula that looks to various measures of value contained in an independent appraisal of the Property. The General Partners will negotiate only such formulae that they expect will result in reasonable approximations of the fair market value of the Property at the time the option is exercised. See "Federal Income Tax
Considerations--Characterization of Leases."

         SUBSTITUTION OF PROPERTIES. Under certain leases, the lessee, at its own expense, is entitled to operate another form of approved restaurant on the Property as long as such approved restaurant has an operating history which reflects an ability to generate gross sales and potential sales growth equal to or greater than that experienced by the lessee in operating the original restaurant.

         In addition, the General Partners anticipate that certain leases will provide the lessee with the right to offer the substitution of another national or regional fast-food, family-style, or casual dining restaurant property selected by the lessee in the event that (i) the Property that is the subject of the lease is not producing percentage rent pursuant to the terms of the lease, and (ii) the lessee determines that the Property has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the lessee's continued use and occupancy in its business operation and the lessee's Board of Directors has determined to close and discontinue use of the Property. The lessee's determination that a Property has become uneconomic is to be made in good faith based on the lessee's reasonable business judgment after comparing the results of operations of the Property to the results of operations at the majority of other properties then operated by the lessee. If either

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of these events occurs, the lessee will have the right to offer the Partnership the opportunity to exchange the Property for another national or regional fast-food, family-style, or casual-dining restaurant property (the "Substituted
Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Partnership.

         Generally, the Partnership will have 30 days following receipt of the lessee's offer for exchange of the Property to accept or reject such offer. In the event that the Partnership requests an appraisal of the Substituted
Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Partnership accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Partnership and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for the number of five-year lease renewal options sufficient to permit the lessee, at its option, to continue its occupancy of the Substituted Property for up to 35 years from the date on which the exchange is made. The Partnership will pay the lessee the difference, if any, between the cost of the Property and the cost of the Substituted Property.
If the substitution does not take place within a specified period of time after the lessee makes the offer to exchange the Property for the Substituted
Property, either party thereafter will have the right not to proceed with the substitution. If the Partnership rejects the Substituted Property offered by the lessee, the lessee is required to offer at least three additional alternative properties for the Partnership's acceptance or rejection. If the Partnership rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the lessee's failure to fulfill the conditions precedent to the exchange, then the lessee will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Partnership for a price equal to the cost of the Property to the Partnership.

         Neither the lessee nor any of its subsidiaries, licensees, concessionaires, or sublicensees or any other affiliate will be permitted to use the original Property as a restaurant of the same type and style for at least one year after the closing of the original Property. In addition, in the event the lessee or any of its affiliates sells the Property within twelve months after the Partnership acquires the Substituted Property, the Partnership will receive from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Partnership.

         The foregoing paragraphs provide the terms by which substituted properties are requested by and provided to lessees of the Partnership's
Properties. However, such descriptions are for those leases generally entered into between the Partnership and the lessees of the Partnership's Properties.
Variation to the foregoing terms will be provided in leases between the Partnership and (i) Checker's Drive-in Restaurant ("Checker's") and (ii) Golden
Corral restaurant Properties.

         In the case of the Golden Corral restaurant properties, which have been acquired or will be acquired by the Partnership, the General Partners anticipate that the leases entered into between the Partnership, as lessor, and Golden
Corral Corporation, as lessee, will provide (and the Golden Corral restaurant
Properties acquired by the Partnership do provide) that if a Golden Corral restaurant Property is not producing percentage rent and the lessee determines, in good faith, that the restaurant has become uneconomic and unsuitable the lessee may choose any one of the following three alternatives: (i) to cancel the lease during the sixth, seventh or eighth lease year upon 90 days prior written notice accompanied by a cancellation fee equal to 30 times one month's minimum annual rent if canceled in year six, or 24 times one month's minimum annual rent if canceled in years seven or eight; (ii) to purchase the Property during the sixth, seventh, or eighth lease year for a purchase price, net of closing costs, payable to the Partnership equal to 120% of the purchase price paid by the Partnership for the Property; or (iii) to substitute the Property for another
Golden Corral restaurant property at any time during the initial term of the lease on the same terms as those described above for substitution of other restaurant properties.

         In the event the Partnership acquires one or more Checker's Properties, the General Partners anticipate that the leases entered into between the Partnership, as lessor, and Checker's, as lessee, will provide that if a Checker's restaurant Property is not adequate or profitable and the lessee determines in its reasonable business discretion, exercising good faith, that such restaurant Property is, in fact, inadequate or unprofitable, the tenant, at any time, may provide written notice to the Partnership of its request for a substitute property in which to operate a Checker's. The substitute property shall be subject to the approval of the Partnership, which approval must not be unreasonably withheld or delayed. The terms of the related lease for such substitute property will be identical to the lease for the original Property.
The lessee is required to pay all costs associated with the closing on the exchange of the original Property and the substitute property. If the Partnership rejects all substitute properties submitted by lessee, then the lessee may, at its option, provide written notice to the Partnership of its intention to purchase the original Property. If so elected, the purchase price shall be the greater of (i) the fair-market value of the original Property as of the date of the lessee's written notice, as determined by an appraisal of the property by an

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independent appraiser, or (ii) the initial cost of the Property paid by the
Partnership plus 20%. At no time will the Partnership be required to offer the lessee an alternate site for a substitute property. However, as noted, the Partnership may not reject any substitute properties presented to the Partnership by the lessee unless such rejections are reasonable.

         SPECIAL CONDITIONS. Certain leases may provide that the Partnership will not be permitted to own or operate, directly or indirectly, another restaurant Property of the same or similar type as the leased Property that is or will be located within a specified distance of the leased Property.

         INSURANCE, TAXES, MAINTENANCE, AND REPAIRS. All of the leases are expected to require that the lessee pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Lessees will be required to maintain all Properties in good order and repair.

         Lessees generally will be required, under the terms of the leases, to maintain, for the benefit of the Partnership and the lessee, casualty insurance in an amount not less than the full replacement value of the building and other permanent improvements (or a percent of such value in the case of certain leases, but in no case less than 90%), as well as liability insurance, generally in an amount not less than $2,000,000 for each location and event. All lessees, other than those lessees with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. In general, no lease will be entered into unless, in the opinion of CNL Fund Advisors, Inc., the insurance required by the lease adequately insures the Property.

         The lessees generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 months of the lease term (as extended), which in the opinion of the lessee renders the Property unsuitable for occupancy, in which case the lessee will have the right instead to pay the insurance proceeds to the Partnership and terminate the lease.

         The lessee generally will be required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. The Partnership's leases generally will provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the lessee elects not to terminate, the Partnership will remit to the lessee the award from such condemnation and the lessee will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the lessee is required to deposit such excess amount with the Partnership. Until a specified time (generally, ten days) after the lessee has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

         EVENTS OF DEFAULT. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease:
(i) the insolvency or bankruptcy of the lessee, provided that the lessee may have the right, under certain circumstances, to cure such default, (ii) the failure of the lessee to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Partnership of such failure, (iii) the failure of the lessee to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased restaurant Property) if such failure continues for a specified period of time (generally, ten to 45 days), (iv) a default under or termination of the franchise agreement between the lessee and its franchisor, (v) in cases where the Partnership enters into a development agreement relating to the construction or renovation of a restaurant, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period, and (vi) in cases where the Partnership has entered into other leases with the same lessee, a default under such lease.

         Upon default by the lessee, the Partnership will have the right under the lease and under most state laws to evict the lessee, re-lease the Property to others, and hold the lessee responsible for any deficiency in the minimum lease payments. Similarly, if the Partnership determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease, however, the Partnership does not intend to sell any Property prior to 7 to 12 years after the commencement of the lease on such Property. See "Right of Lessee to Purchase" above.) In the event that a lease requires the lessee to make a security deposit (which it is anticipated normally would be equal to two months' base rent), the Partnership will have the right

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under the lease to apply the security deposit, upon default by the lessee, towards any payments due from the defaulting lessee. In general, the lessee will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new lessee.

         In the event that a lessee defaults under a lease with the Partnership, the Partnership either will attempt to locate a replacement restaurant operator acceptable to the Restaurant Chain involved or will discontinue operation of the restaurant. In lieu of obtaining a replacement restaurant operator, some
Restaurant Chains may have the option and may elect to operate the restaurants themselves. The Partnership will have no obligation to operate the restaurants, and no Restaurant Chain will be obligated to permit the Partnership or a replacement restaurant operator to operate the restaurants.

JOINT VENTURE/CO-TENANCY ARRANGEMENTS

         The Partnership may enter into Joint Ventures or Co-Tenancy
Arrangements to own and operate a Property with various unaffiliated persons or entities, either alone or together with another program formed by the General
Partners and whose securities have been offered to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, provided that the Partnership, alone or together with such affiliated program, acquires a controlling equity interest in such Joint Venture or Co-Tenancy property and possesses the power to direct or cause the direction of the management and policies of such Joint Venture or Co-Tenancy property. In addition, the Partnership may enter into Joint Ventures or Co-Tenancy
Arrangements with another program formed by the General Partners whose securities are, or will be offered to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, to purchase and hold one or more Properties if all of the following conditions are met: (i) the two programs have substantially identical investment objectives, (ii) there are no duplicate management or other fees, (iii) compensation to the General
Partners and their Affiliates is substantially the same in each program, (iv) each program has a right of first refusal to buy the Property, at the Property's fair market value as determined by an independent appraisal, if the other program has the right to sell the Property held under Co-Tenancy Arrangements or in the Joint Venture, as the case may be, and (v) each program's investment is on substantially the same terms and conditions. In the event that the Partnership enters into Joint Ventures or Co-Tenancy Arrangements with other programs sponsored by the General Partners, the Partnership may take more or less than a 50% interest. See "Risk Factors--Real Estate Risks--Joint Investment in Properties."

         The terms and conditions of any Joint Venture or Co-Tenancy agreement entered into by the Partnership with regard to a restaurant property may vary from those described below. Under the terms of each joint venture agreement, the Partnership and each joint venture partner will be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture. In addition, the General Partners or their Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the General Partners or their Affiliates on behalf of the Partnership. Joint Ventures entered into to purchase and hold a Property for investment generally will have an initial term of 15 to 20 years (generally the same term as the initial term of the lease for the Property in which the Joint Venture invests), and, after the expiration of the initial term, will continue in existence from year to year unless terminated at the option of either joint venturer or unless terminated by an event of dissolution. Events of dissolution will include the bankruptcy, insolvency, or termination of any joint venturer, sale of the Property owned by the Joint
Venture, mutual agreement of the Partnership and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture.
The Partnership will have management control of each Joint Venture in which it participates with an unaffiliated party. The joint venture agreement will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its joint venture partner. In addition, in any Joint Venture with another program sponsored by the General
Partners, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The joint venture or partnership agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Partnership and its joint venture partner each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each joint venture partner will instead be made in proportion to each joint venture partner's respective ownership interest.

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

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each joint venture partner. Profits from the sale or other disposition of joint venture property first will be allocated to any joint venture partners with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each joint venture partner. Similarly, losses from the sale or other disposition of joint venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each joint venture partner. Notwithstanding any other provisions in the joint venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture will be distributed
50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.

         In order that the allocations of joint venture income, gain, loss, and deduction provided in joint venture agreements may be respected for federal income tax purposes, it is expected that any joint venture agreement (i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture
(whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance. See "Federal
Income Tax Considerations--Allocations of Income, Gain, Loss, and Deductions."

         Prior to entering into any joint venture or general partnership arrangement with any unaffiliated co-venturer or general partner (or the principals of any unaffiliated co-venturer or general partner which is an entity), the Partnership will confirm that such person or entity either has a net worth of $1,000,000 or more, or otherwise has demonstrated to the satisfaction of the General Partners that requisite financial qualifications are met.

MANAGEMENT SERVICES

         CNL Fund Advisors, Inc. will provide management services relating to the Partnership and its Properties pursuant to a management agreement between it and the Partnership. Under this agreement, CNL Fund Advisors, Inc. will be responsible for assisting the Partnership in negotiating leases, collecting rental payments, inspecting the Properties and the tenants' books and records, and responding to tenant inquiries and notices. CNL Fund Advisors, Inc. also will provide information to the Partnership about the status of the leases and the Properties. In exchange for these services, CNL Fund Advisors, Inc. will be entitled to receive from the Partnership the Management Fee, which, generally, is an annual fee equal to 1% of the sum of gross revenues (excluding noncash lease accounting adjustments) that the Partnership derives from the Properties.
The Management Fee shall be payable monthly on the last day of such month, or the first business day following the last day of such month. The Management Fee, which will not exceed fees that are competitive for similar services in the same geographic area, may be taken or not, in whole or in part as to any year, in the sole discretion of CNL Fund Advisors, Inc. All or any portion of the Management
Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as CNL Fund Advisors, Inc. shall determine.
The agreement continues until the Partnership no longer owns an interest in any Properties unless terminated at an earlier date upon 60 days' prior notice by either party.

FINANCING

         The Partnership and any general partnership or Joint Venture in which the Partnership becomes a partner or joint venturer will acquire Properties without borrowing. The General Partners do not anticipate that the Partnership will borrow for any reason and do not intend to cause the Partnership to do so.
Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners or under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General Partners have represented that they will limit the Partnership's outstanding indebtedness to 3% of the aggregate adjusted tax basis of its Properties and that they will use their reasonable efforts to structure any borrowing so that it will not constitute "acquisition indebtedness" (as discussed in "Federal Income Tax
Considerations--Qualified Plan Investors"). In addition, the Partnership will not borrow unless it first

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

obtains an opinion of counsel that such borrowing will not constitute acquisition indebtedness. Notwithstanding the foregoing, the General Partners or their Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the General Partners or their Affiliates on behalf of the Partnership.

SALE OF PROPERTIES

         The Partnership generally will hold its Properties until the General
Partners determine either that their Sale or other disposition is advantageous in view of the Partnership's investment objectives, or that such objectives will not be met. The General Partners intend to sell the Properties 7 to 12 years after their acquisition or as soon thereafter as market conditions permit. In deciding whether to sell Properties, the General Partners will consider factors such as potential capital appreciation, Net Cash Flow, and federal income tax considerations. See "Federal Income Tax Considerations--Sale of the Properties."
The terms of certain leases, however, may require the Partnership to sell a Property if the lessee exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business--Description of Leases--Right of Lessee to Purchase." The Partnership will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain lessees.

         In connection with any Sale of a Property, the General Partners do not anticipate that any reinvestment of Net Sales Proceeds in Properties will take place. However, in some cases the General Partners may determine that it is in the best interest of the Partnership to reinvest the Net Sales Proceeds derived from such Sale in other Properties rather than distribute such proceeds to the Partners. In determining whether to reinvest Net Sales Proceeds, the General
Partners will consider, in addition to the general factors considered when acquiring a Property (See "Business--Selection and Acquisition of Properties"), various factors, including, but not limited to, the following factors:

         o        the anticipated timing of the receipt of the Net Sales
                  Proceeds and whether or not the Partnership is still within the anticipated 7 to 12 year holding period,

         o the potential impact on anticipated future Net Cash Flow from continuing operations which the distribution of such Net Sales
                  Proceeds would have, including but not limited to, the effect on future distributions of Net Cash Flow and the impact on anticipated future operating expenses as a percentage of operating revenues (due to the fact that certain operating expenses are fixed in nature and would not decrease with the Sale of a Property),

         o the anticipated gain on the Sale of the Property and whether or not it will result in a significant tax to the investors if distributed, and

         o whether or not there is a prospective acquisition opportunity where the Net Sales Proceeds could be reinvested which the General Partners believe would increase future Net Cash Flow or diversify the Partnership's portfolio.

         In the event the General Partners determine to reinvest Net Sales
Proceeds from the Sale of a Property, upon investment, such Net Sales Proceeds will be subject to the same or substantially similar risks generally applicable to an investment in Properties. See "Risk Factors--Real Estate Risks." Also, it is possible that the reinvestment of Net Sales Proceeds in other Properties will extend the period during which the Properties are intended to be sold (currently anticipated by the General Partners to be 7 to 12 years after acquisition of the Properties or as soon thereafter as market conditions permit).

         Net Sales Proceeds not reinvested in Properties or used to establish reserves deemed necessary or advisable by the General Partners will be distributed to the Limited Partners in accordance with the Partnership
Agreement. If the General Partners determine, however, that it is in the interest of the Partnership to reinvest Net Sales Proceeds in Properties, Net
Sales Proceeds will be reinvested only if sufficient cash also is distributed to the Partners to pay any state income tax (at a rate reasonably assumed by the General Partners) and federal income tax (assuming the Limited Partners' income is taxable at the maximum federal income tax rate then applicable to individuals for capital gains) created by the disposition. Net Cash Flow will not be invested in Properties.

         In connection with Sales of Properties by the Partnership, purchase money obligations may be taken by the Partnership as part payment of the sales price. The terms of payment will be affected by custom in the area in which the

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Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Partnership Property, the Partnership will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

REGULATION

         Many states regulate the franchise or license relationship between a lessee/franchisee and a Restaurant Chain. The Partnership will not be, and neither CNL Fund Advisors, Inc. nor any of the General Partners will be, an Affiliate of any Restaurant Chain, and they are not currently aware of any states in which the relationship between the Partnership as lessor and the lessee will be subjected to those regulations, but it will comply with such regulations in the future, if so required. Restaurant Chains which franchise their operations are subject to regulation by the Federal Trade Commission.

COMPETITION

         The fast-food, family-style, and casual dining restaurant business is characterized by intense competition. The Partnership's restaurant Properties will compete with independently owned restaurants, restaurants which are part of local or regional chains, and restaurants in other well-known national chains, including those offering different types of food and service.

         In many cases, however, the absence of local competition is considered more detrimental than the presence of such competition, since many successful fast-food, family-style, and casual dining restaurants are located in "eating islands," areas to which people tend to return frequently, and within which they can diversify their eating habits. Like retail stores clustered in a shopping center, fast-food, family-style, and casual dining restaurants frequently experience better operating results when there are other restaurants in the same area.

         The Partnership also will be in competition with other persons and entities both to locate suitable Properties to acquire and to locate purchasers for its Properties. The Partnership also will compete with other financing sources such as banks, mortgage lenders, and sale/leaseback companies for suitable Properties and tenants.

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                            SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for CNL
XVIII, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial
Statements included in Exhibit B to this Prospectus.

                                                     For the Period February 10,
                                       Year Ended     1995 (date of inception)
                                       December 31,     through December 31,
                                         1996                 1995
                                    ---------------   --------------------------

    Revenues                           $    31,614         $        -
    Net income                              26,910                  -
    Cash distributions                      57,846                  -
      declared (2)
    Net income per Unit                        .05                  -
    Cash distributions
      declared per Unit (2)                    .11                  -
    Weighted average number of
        Limited Partner Units
        outstanding (3)                    503,436                  -

                                       December 31,          December 31,
                                         1996                  1995
                                    ---------------         ---------------
    Total assets                        $7,240,324            $  256,890
    Total partners' capital              6,996,213                 1,000


    (1) Operations did not commence until October 12, 1996, the date following when CNL XVIII received the minimum offering proceeds of $1,500,000, and such proceeds were released from escrow.

    (2) Approximately 53% of cash distributions ($0.06 per Unit) for the year ended December 31, 1996, represents a return of capital in accordance with generally accepted accounting principles ( "GAAP "). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. CNL XVIII has not treated such amount as a return of capital for purposes of calculating the Limited Partners' Invested
         Capital Contributions and the Limited Partners' 8% Return, as described in the Form of Amended and Restated Agreement of Limited Partnership included as Exhibit A to the Prospectus.

    (3) Represents the weighted average number of Units outstanding during the period CNL XVIII was operational.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     FINANCIAL CONDITION OF THE PARTNERSHIP

GENERAL

         The Partnership is a Florida limited partnership that was organized on February 10, 1995, to acquire Properties for cash, either directly or through Joint Venture arrangements, to be leased primarily to operators of selected
Restaurant Chains. The leases will be "triple-net leases", with the lessee generally responsible for all repairs and maintenance, property taxes, insurance and utilities. Since leases will be entered into on a "triple-net" basis, the Partnership does not expect, although it has the right, to maintain a reserve for operating expenses. The Partnership's Properties will not be readily marketable and their value may be affected by general market conditions.
Nevertheless, the General Partners believe that Partnership capital and revenues will be sufficient to fund the Partnership's anticipated investments, proposed operations, and cash distributions to the Limited Partners.

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LIQUIDITY AND CAPITAL RESOURCES

         The Offering commenced on September 20, 1996. As of December 31, 1996, the Partnership had sold 842,182 Units, representing $8,421,815 of capital contributed by Limited Partners. Based on the General Partners' experience with 17 prior CNL Income Fund offerings (each of which sold the entire amount of units offered for purchase), the Partnership anticipates significant additional sales of Units prior to the termination of the Offering. The General Partners have elected to extend the Offering to a date not later than August 11, 1997.

         As of December 31, 1996, net proceeds to the Partnership from its offering of Units, after deduction of Organizational and Offering Expenses, totalled $7,016,149. Of this amount, the Partnership had invested or committed for investment approximately $2,960,800 of such proceeds in two Properties (one of which was under construction as of December 31, 1996), and to pay Acquisition
Fees and certain Acquisition Expenses, leaving approximately $4,055,400 of Offering proceeds available for investment in Properties.

         In connection with the Property under construction acquired by the Partnership as of December 31, 1996, the Partnership has entered into a development agreement with the tenant which provides terms and specifications for the construction of a building that the tenant has agreed to lease. The agreement provides a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Partnership. The maximum development costs the Partnership has agreed to pay is approximately $1,684,600, of which approximately $579,700 in land and other costs had been incurred as of December 31, 1996. The building currently under construction is expected to be operational by June 1997. In connection with the purchase of this Property, the Partnership, as lessor entered into a long-term lease agreement.


         During the period January 1, 1997 through April 30, 1997, the
Partnership acquired 11 additional Properties (eight of which are under construction) for cash, at a total cost of approximately $8,586,900, excluding certain closing and development costs. In connection with the eight Properties under construction, the Partnership has agreed to pay development costs
(including the purchase prices of the land and closing costs) of approximately
$8,128,500, of which approximately $5,057,500 in land and other costs had been paid by the Partnership as of April 30, 1997. The buildings are expected to be operational by October 1997. In connection with the acquisition of each of these Properties, the Partnership entered into a long-term, triple-net lease.

         As of April 30, 1997, the Partnership had sold a total of 1,848,302
Units, for an aggregate of $18,483,022 in gross Offering proceeds and had invested or committed for investment approximately $15,100,000 of such proceeds in 13 Properties, nine of which were under construction at April 30, 1997, and to pay Acquisition Fees and certain Acquisition Expenses, leaving approximately
$1,100,000 in net Offering proceeds available for investment in Properties. As of April 30, 1997, the Partnership had incurred $831,736 in Acquisition Fees to an Affiliate of the General Partners.

         The Partnership presently is negotiating to acquire additional
Properties, but as of April 30, 1997, had not acquired any such Properties. The
Partnership will use the remaining net Offering proceeds, together with proceeds from the sale of Units subsequent to April 30, 1997, to acquire additional
Properties, to pay Acquisition Fees and Acquisition Expenses and to pay expenses relating to the sale of Units. The number of Properties to be acquired will depend upon the amount of net Offering proceeds (gross proceeds less fees and expenses of the offering) available to the Partnership.


         None of the Properties owned or to be acquired by the Partnership is or may be encumbered. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners or under arrangements that would make the Limited Partners liable to creditors of the Partnership. The
General Partners further have represented that they will use their reasonable efforts to structure any borrowing so that it will not constitute "acquisition indebtedness" for federal income tax purposes and also will limit the Partnership's outstanding indebtedness to three percent of the aggregate adjusted tax basis of its Properties. Affiliates of the General Partners from time to time incur certain expenses on behalf of the Partnership for which the Partnership reimburses the Affiliates without interest.

         Until Properties are acquired by the Partnership, all Partnership proceeds are held in short-term, highly liquid investments which the General
Partners believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Partnership's use of these funds to acquire Properties at such time as Properties suitable

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

for acquisition are located. At December 31, 1996, the Partnership had $5,371,325 invested in such short-term investments, as compared to $980 at December 31, 1995. The increase in the amount invested in short-term investments reflects subscription proceeds derived from the sale of Units during the year ended December 31, 1996. These funds will be used to pay costs relating to the Property under construction at December 31, 1996, to purchase and develop additional Properties, to pay syndication and acquisition costs, to pay distributions, to meet the Partnership's working capital and other needs and, in the General Partners' discretion, to create cash reserves.

         During the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995, Affiliates of the General
Partners incurred on behalf of the Partnership $285,858 and $196,174, respectively, for certain Organizational and Offering Expenses. In addition, during 1996, Affiliates incurred $18,036 for certain Acquisition Expenses and $893 for certain operating expenses. As of December 31, 1996 and 1995, the Partnership owed $83,889 and $233,760, respectively, to Affiliates for such amounts, fees and other reimbursements. Amounts payable to other parties, including distributions payable, increased to $160,222 at December 31, 1996, as compared to $22,130 at December 31, 1995, primarily as a result of incurring additional Organizational and Offering Expenses during 1996 and accruing distributions payable to limited partners as of December 31, 1996. The General
Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

         During the year ended December 31, 1996, the Partnership generated cash from operations (which includes interest received, less cash paid for expenses) of $27,146. Cash from operations is expected to increase significantly in 1997 as (i) the Partnership invests its net Offering proceeds in additional
Properties, (ii) the Property that was owned, but under construction, as of December 31, 1996, becomes operational and (iii) the existing Property, purchased on December 27, 1996, is operational for a full year. Based on current and anticipated future cash from operations, the Partnership declared distributions to the Limited Partners of $57,846 for the year ended December 31, 1996 (representing distributions of $0.11 per Unit based on the weighted average number of Units outstanding during the period the Partnership was operational).
No amounts distributed or to be distributed to the Limited Partners for the year ended December 31, 1996, are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited
Partners' return on their Invested Capital Contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis, although some Limited Partners, in accordance with their election, receive monthly distributions, for an annual fee.

         The General Partners have obtained contingent liability and property coverage for the Partnership. This insurance policy is intended to reduce the Partnership's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property; therefore, the General Partners believe that the Properties the Partnership owned as of December 31, 1996, are adequately covered by insurance. The Partnership's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership's operating expenses. The General Partners believe that the leases will generate cash flow in excess of operating expenses.
Partnership Net Income is expected to increase throughout 1997, as rental income increases, due to (i) the acquisition of additional Properties, (ii) the Property under construction at December 31, 1996 becoming operational and (iii) the existing Property, purchased on December 27, 1996, being operational for a full year. Accordingly, the General Partners believe that the anticipated decrease in the Partnership's liquidity in 1997, due to its investment of net
Offering proceeds in additional Properties and the payment of construction costs for the Property under construction at December 31, 1996, will not have an adverse effect on the Partnership's operations during 1997.

         Due to low operating expenses, ongoing cash flow from rental income obtained from Properties after they are acquired and the fact that the Partnership will not enter into a commitment to purchase a Property until sufficient cash is available for such purchase, the General Partners do not believe that working capital reserves are necessary at this time. In addition, due to the fact that both of the leases for the Partnership's Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs is necessary at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs. The General Partners have the right to cause the Partnership to maintain reserves if, in their discretion, they determine such reserves are required to meet the Partnership's working capital needs.

         The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

                                       64


         The General Partners are not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor do they expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

RESULTS OF OPERATIONS

         No significant operations commenced until the Partnership received and released from escrow the minimum Offering proceeds of $1,500,000 on October 11, 1996.

         As of December 31, 1996, the Partnership had purchased two Properties
(one of which was under construction), and entered into lease agreements with Carrols Corporation relating to the existing Property and Golden Corral
Corporation relating to the Property under construction at December 31, 1996.
The lease agreement entered into for the existing Property provides for minimum base annual rental payments (payable in equal monthly installments) of approximately $89,700 and provides for percentage rent equal to the amount by which six percent of annual gross sales of the restaurant exceeds the minimum annual rent for such lease year. The lease agreement entered into for the Property under construction, provides for estimated minimum base annual rental payments (payable in equal monthly installments) of approximately $170,300 and provides for percentage rent equal to the amount by which five percent of annual gross sales of the restaurant exceeds a specified amount. In addition, the lease relating to the existing Property provides that, commencing in the sixth lease year, the annual base rent required under the terms of the lease will increase by five percent and commencing in the eleventh lease year and every five years thereafter, the annual base rent required will increase by ten percent. In accordance with the lease agreement relating to the Property under construction, rent will commence the earlier of (i) the date a certificate of occupancy for the premises is received, (ii) the date the restaurant opens for business, or
(iii) June 25, 1997. The Partnership earned $1,373 in rental income during the year ended December 31, 1996, attributable to the existing Property purchased on December 27, 1996. For further description of the Partnership's leases and Properties owned as of December 31, 1996, see "Business - Property
Acquisitions."

         Due to the fact that as of December 31, 1996, the Partnership had only acquired two Properties and the Partnership anticipates acquiring additional
Properties, it is not possible to determine which lessees or Restaurant Chains will contribute more than ten percent of the Partnership's rental income during 1997 and subsequent years. In the event that certain lessees or Restaurant
Chains contribute more than ten percent of the Partnership's rental income in future years, any failure of such lessees or Restaurant Chains could materially effect the Partnership's income.

         During the year ended December 31, 1996, the Partnership earned $30,241 in interest income from investments in money market accounts or other short-term, highly liquid investments. As net offering proceeds are invested in additional Properties, the Property under construction becomes operational, and the existing Property acquired during 1996 becomes operational for a full year, the percentage of total income representing interest income is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $4,704 for the year ended December 31, 1996. The dollar amount of operating expenses is expected to increase, and the amount of general operating and administrative expenses as a percentage of total revenues is expected to decrease, in 1997 as the Partnership acquires additional Properties.

         The Partnership's leases as of December 31, 1996, and the leases the Partnership expects to enter into, are or are expected to be on a triple-net basis and contain provisions that management believes will mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in restaurant sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Partnership's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

         The General Partners are not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this Prospectus.

                                       65


         There currently are no material changes being considered in the objectives and policies of the Partnership as set forth in this Prospectus.

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934. Although the Partnership believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Partnership's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local real estate conditions, continued availability of proceeds from the Partnership's offering, the ability of the Partnership to locate suitable tenants for its Properties and the ability of tenants to make payments under their respective leases.


                                   MANAGEMENT

         The following is a description of the individual General Partners, the corporate General Partner, CNL Fund Advisors, Inc. (which provides certain management services to the Partnership), CNL Group, Inc. (the parent company of both CNL Fund Advisors, Inc. and the Managing Dealer, CNL Securities Corp.), and certain employees of CNL Group, Inc. or its subsidiaries.

INDIVIDUAL GENERAL PARTNERS

         JAMES M. SENEFF, JR., age 50, is a principal stockholder of CNL Group,
Inc., a diversified real estate company, and has served as its Chairman of the Board of Directors, director and Chief Executive Officer since its formation in 1980. CNL Group, Inc. is the parent company of CNL Securities Corp., CNL
Investment Company, CNL Fund Advisors, Inc., CNL Real Estate Advisors, Inc., and prior to its merger with CNL Fund Advisors, Inc., effective January 1, 1996, CNL
Income Fund Advisors, Inc. Mr. Seneff is Chief Executive Officer, and has been a director and registered principal of CNL Securities Corp., which serves as the Managing Dealer in the Partnership's offering of Units, since its formation in 1979. Mr. Seneff also has held the position of President and a director of CNL
Management Company, a registered investment advisor, since its formation in 1976, has served as Chief Executive Officer and Chairman of the Board of CNL
Investment Company, and Chief Executive Officer and Chairman of the Board of
Commercial Net Lease Realty, Inc. since 1992, has served as the Chairman of the Board and the Chief Executive Officer of CNL Realty Advisors, Inc. since its inception in 1991, served as Chairman of the Board and Chief Executive Officer of CNL Income Fund Advisors, Inc. since its inception in 1994 through December
31, 1995, has served as Chairman of the Board and Chief Executive Officer of CNL
Fund Advisors, Inc. since its inception in 1994, and has held the position of Chief Executive Officer and a director of CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in 1990. In addition, Mr.
Seneff has served as Chairman of the Board and Chief Executive Officer of CNL
American Properties Fund, Inc. since 1994, and has served as Chairman of the Board and Chief Executive Officer of CNL American Realty Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc. since January 1997. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past
Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration, Florida's principal investment advisory and money management agency, oversees the investment of more than $40 billion of retirement funds. Since 1971, Mr. Seneff has been active in the acquisition, development and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction and rental of office buildings, apartment complexes, restaurants, hotels and other real estate. Included in these real estate ventures are approximately 65 privately offered real estate limited partnerships in which Mr. Seneff, directly or through an affiliated entity, serves or has served as a general partner. Also included are CNL Income Fund, Ltd., CNL Income
Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income
Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income
Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income
Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income
Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., and CNL
Income Fund XVII, Ltd. (the "CNL Income Fund Partnerships"), public real estate limited partnerships with investment objectives similar to those of the Partnership, in which Mr. Seneff serves as a general partner. Mr. Seneff received his degree in Business Administration from Florida State University in 1968. See "Conflicts of Interest."

         ROBERT A. BOURNE, age 50, is President and Treasurer of CNL Group,
Inc., President, a director and a registered principal of CNL Securities Corp.
(the Managing Dealer of the Offering), President and a director of CNL
Investment

                                       66


Company, CNL Fund Advisors, Inc., and prior to its merger with CNL Fund
Advisors, Inc., effective January 1, 1996, CNL Income Fund Advisors, Inc., and
President, Chief Investment Officer and a director of CNL Institutional
Advisors, Inc., a registered investment advisor. Mr. Bourne also has served as a director since 1992, as President from July 1992 to February 1996, and since
February 1996, as Vice Chairman of the Board of Directors, Secretary and
Treasurer of Commercial Net Lease Realty, Inc. In addition, Mr. Bourne has served as a director since its inception in 1991, as President from 1991 to February 1996, as Secretary from February 1996 to July 1996, and since February
1996, as Treasurer and Vice Chairman of CNL Realty Advisors, Inc. In addition,
Mr. Bourne has served as President and a director of CNL American Properties
Fund, Inc. since 1994, and has served as President and a director of CNL
American Realty Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc since
January 1997. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978, was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987, he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp.
in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction and rental of office buildings, apartment complexes, restaurants, hotels and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner. Also included are the CNL Income Fund Partnerships, public real estate limited partnerships with investment objectives similar to those of the Partnership, in which Mr. Bourne serves as a general partner. See "Conflicts of Interest."

CORPORATE GENERAL PARTNER

         CNL REALTY CORPORATION is a corporation organized on November 26, 1985, under the laws of the State of Florida. Its sole directors and shareholders are James M. Seneff, Jr. and Robert A. Bourne, the individual General Partners. CNL
Realty Corporation was organized to serve as the corporate general partner of real estate limited partnerships, such as the Partnership, organized by one or both of the individual General Partners. CNL Realty Corporation currently serves as the corporate general partner of the CNL Income Fund Partnerships. See
Exhibit B--Financial Information, for the most recent audited financial statements of CNL Realty Corporation.

CNL FUND ADVISORS, INC.

         CNL FUND ADVISORS, INC., which provides certain advisory and property management services in connection with the Partnership and its Properties, is a corporation organized in 1994 under the laws of the State of Florida. Its principal office is located at 400 East South Street, Suite 500, Orlando,
Florida 32801. CNL Fund Advisors, Inc. is a wholly owned subsidiary of CNL
Group, Inc., a diversified real estate company, and was organized to perform the property acquisition, property management, and other services described herein.
With respect to 16 of the 17 prior CNL Income Fund Partnerships, such services were provided by CNL Income Fund Advisors, Inc., a wholly owned subsidiary of CNL Group, Inc., which subsidiary was merged into CNL Fund Advisors, Inc.

CNL GROUP, INC.

         CNL GROUP, INC., which is the parent company of the Managing Dealer, CNL Securities Corp., and CNL Fund Advisors, Inc., is a diversified real estate corporation organized in 1980 under the laws of the State of Florida. Other subsidiaries and affiliates of CNL Group, Inc. include a property development and management company, two investment advisory companies, and seven corporations organized as strategic business units. James M. Seneff, Jr., an individual General Partner of the Partnership, is the Chairman of the Board, Chief Executive Officer, and a director of CNL Group, Inc. Mr. Seneff and his wife own all of the outstanding shares of CNL Group, Inc.

         The following persons serve as operating officers of CNL Group, Inc. or its affiliates or subsidiaries in the discretion of the Boards of Directors of those companies, but, except as specifically indicated, do not serve as members of the Boards of Directors of those entities. The Boards of Directors have the responsibility for creating and implementing the policies of CNL Group, Inc. and its affiliated companies.

         JOHN T. WALKER, age 38, joined CNL Group, Inc. in September 1994, as
Senior Vice President, responsible for Research and Development. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Fund

                                       67


Advisors, Inc. and CNL American Properties Fund, Inc. and serves as Executive
Vice President of CNL American Realty Fund, Inc. and CNL Real Estate Advisors,
Inc.  From May 1992 to May 1994, he was Executive Vice President for Finance and
Administration and Chief Financial Officer of Z Music, Inc., a cable television network which was subsequently acquired by Gaylord Entertainment, where he was responsible for overall financial and administrative management and planning.
From January 1990 through April 1992, Mr. Walker was Chief Financial Officer of the First Baptist Church in Orlando, Florida. From April 1984 through December
1989, he was a partner in the accounting firm of Chastang, Ferrell & Walker, P.A., where he was the partner in charge of audit and consulting services, and from 1981 to 1984, Mr. Walker was a Senior Consultant/Audit Senior at Price
Waterhouse.  Mr. Walker is a Cum Laude graduate of Wake Forest University with a
B.S. in Accountancy and is a certified public accountant.

         LYNN E. ROSE, age 48, a certified public accountant, has served as Chief Financial Officer of CNL Group, Inc. since December 1993, has served as
Secretary of CNL Group, Inc. since 1987, and served as Controller of CNL Group,
Inc. from 1987 until December 1993.  In addition, Ms. Rose has served as Chief
Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer, Vice President and Secretary of CNL
Corporate Services, Inc. since November 1994.  Ms. Rose also has served as Chief
Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990, a director of CNL Realty Advisors, Inc. since its inception in 1991, as Secretary of CNL Realty Advisors, Inc. since its inception in 1991
(excluding February 1996 to July 1996), Treasurer of CNL Realty Advisors, Inc.
from 1991 to February 1996, Secretary and Treasurer of Commercial Net Lease
Realty, Inc. from 1992 to February 1996, Secretary of CNL Income Fund Advisors,
Inc. since its inception in 1994 to December 1995, and a director, Secretary and Treasurer of CNL Fund Advisors, Inc. since 1994 and has served as a director, Secretary and Treasurer of CNL Real Estate Advisors, Inc. since January 1997.
Ms. Rose also has served as Secretary and Treasurer of CNL American Properties
Fund, Inc. since 1994, and has served as Secretary and Treasurer of CNL American
Realty Fund, Inc. since 1996. Ms. Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the management information services, administration, legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships, and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms.
Rose holds a B.A. in Sociology from the University of Central Florida and is a registered financial and operations principal of CNL Securities Corp. She was licensed as a certified public accountant in 1979.

         JEANNE A. WALL, age 38, has served as Chief Operating Officer of CNL
Investment Company and of CNL Securities Corp. since November 1994 and previously served as Executive Vice President of CNL Investment Company since
January 1991. In 1984, Ms. Wall joined CNL Securities Corp. as its Partnership
Administrator.  In 1985, Ms. Wall became Vice President of CNL Securities Corp.
and, in 1987, she became a Senior Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees the partnership administration and investor services for programs offered through participating brokers. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors,
Inc. since its inception in 1991, as Vice  President of Commercial Net Lease
Realty, Inc. since 1992, as Executive Vice President of CNL Income Fund
Advisors, Inc. from its inception in 1994 to December 1995, as Executive Vice
President of CNL Fund Advisors, Inc. since 1994, and as Executive Vice President of CNL American Properties Fund, Inc. since 1994. In addition, Ms. Wall has served as Executive Vice President of CNL Real Estate Advisors, Inc. since
January 1997 and as Executive Vice President of CNL American Realty Fund, Inc.
since 1996.  Ms. Wall holds a B.A. in Business Administration from Linfield
College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the board of the Investment Program Association and on the Direct Participation Program committee for the National Association of Securities Dealers (NASD).

         STEVEN D. SHACKELFORD, age 33, has served as Chief Financial Officer of
CNL Fund Advisors, Inc. since September 1996. Mr. Shackelford joined CNL Group,
Inc. in September 1996. He also currently serves as the Chief Financial Officer of CNL American Properties Fund, Inc. From March 1995 to July 1996, he was a senior manager in the national office of Price Waterhouse where he was responsible for advising foreign clients seeking to raise capital and a public listing in the United States. From August 1992 to March 1995, he served as a manager in the Price Waterhouse, Paris, France office serving several multinational clients. Mr. Shackelford was an audit staff and senior from 1986 to 1992 in the Orlando, Florida office of Price Waterhouse. Mr Shackelford received a B.A. in Accounting, with honors, and a Masters of Business
Administration from Florida State University and is a certified public accountant.

                                       68


NET WORTH OF GENERAL PARTNERS

         Messrs. Seneff and Bourne, the individual General Partners, have represented that at April 30, 1995, along with their wives, they had a reviewed aggregate net worth in excess of $14,000,000, and that their aggregate net worth at April 23, 1996 was in excess of $14,000,000. However, a substantial portion of their assets is represented by interests in real estate and closely held companies which are essentially illiquid. At April 30, 1995 and April 23, 1996,
Messrs. Seneff and Bourne also had contingent liabilities in the aggregate amount of approximately $7,900,000 and $9,700,000, respectively, as a result of all guarantees of loans to limited partnerships in which they serve as general partners. Should some of these contingent liabilities become actual, or should some of the assets prove to be uncollectible, their net worth may be significantly reduced. Messrs. Seneff and Bourne have additional contingent liabilities as a result of their practice of maintaining lines of credit that enable Affiliates to invest in restaurant properties or restaurant facilities on an interim basis prior to the time that an affiliated partnership has sufficient funds to purchase the restaurant properties or restaurant facilities. At April
30, 1995 and April 23, 1996, these lines of credit aggregated approximately
$2,000,000 and $5,900,000, respectively. In addition, Messrs. Seneff and Bourne have certain contingent liabilities as a result of guarantees of loans to various general partnerships in which they are partners. At April 30, 1995 and April 23, 1996, these guarantees totalled approximately $22,400,000 and $31,500,000, respectively. All of the loans guaranteed by Messrs. Seneff and Bourne, as well as the lines of credit, are secured by real property or other collateral which, in the event of a default under any such loan or line of credit, would be subject to foreclosure and sale, with the proceeds of such sale applied against the outstanding balance of the loan or line of credit. Messrs.
Seneff and Bourne believe that such properties or collateral are of sufficient value to cover the outstanding balance of such loans and lines of credit. In addition, it is highly unlikely that all such loans would be in default at any one time, since they represent loans made to a number of different partnerships.
Messrs. Seneff and Bourne also have contingent liabilities of approximately
$1,300,000 attributable to capital notes payable to certain corporations that serve as general partners of certain affiliated partnerships on demand in the event that these corporations require additional funds. As of the date of this Prospectus, Messrs. Seneff and Bourne have not been required to advance any amounts pursuant to such notes and, based on operations of the related partnerships, do not expect to be required to do so in the foreseeable future.
In addition, Messrs. Seneff and Bourne have guaranteed the obligations of two master tenants (CNL Management Group, Inc. and CNL Group, Inc., affiliates of the General Partners) under master leases, of which the aggregate present value of the master lease obligations as of April 23, 1996, was $3,400,000. Messrs.
Seneff and Bourne also have contingent liabilities as a result of their agreement to fund reserves under certain limited circumstances for the CNL
Income Fund Partnerships. Messrs. Seneff and Bourne do not anticipate that they will be required to fund such reserves due to the structure of those public limited partnerships. See "Conflicts of Interest" and "Risk Factors--Investment
Risks--Limited Resources of General Partners." The corporate General Partner has a nominal net worth.

REMOVAL OF GENERAL PARTNERS

         Limited Partners of the Partnership who hold a majority of the outstanding Units may remove a General Partner and elect a substitute General
Partner in his or its place. In such event, the removed General Partner is entitled to be paid the then-present fair market value of his or its interest and to prompt repayment of any loans made in accordance with the Partnership
Agreement by such General Partner or his or its Affiliates to the Partnership.
In addition, the substitute General Partner must make arrangements to (i) release the removed General Partner from personal liability on any existing or future Partnership borrowing and indemnify the removed General Partner against all other Partnership liabilities (except against liabilities for which a General Partner may not be indemnified under the Partnership Agreement), or (ii) indemnify the removed General Partner against all Partnership liabilities
(except against liabilities for which a General Partner may not be indemnified under the Partnership Agreement). Any removal shall become effective only on the earlier of (i) the date a substitute General Partner is admitted to the Partnership or (ii) a date 90 days after the date on which the required majority voted for removal of the General Partner.

                                       69


            PRIOR PERFORMANCE OF THE GENERAL PARTNERS AND AFFILIATES

         The information presented in this section represents the historical experience of certain real estate programs organized by the General Partners.
INVESTORS IN THE PARTNERSHIP SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE
RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL
ESTATE PROGRAMS. INVESTORS WHO PURCHASE INTERESTS IN THE PARTNERSHIP WILL NOT
THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PROGRAMS TO WHICH THE FOLLOWING
INFORMATION RELATES.

         The General Partners of the Partnership are Robert A. Bourne, James M.
Seneff, Jr., and CNL Realty Corporation. Messrs. Bourne and Seneff, individually or with others, have served as general partners of 84 and 85 real estate limited partnerships, respectively, including the 17 prior CNL Income Fund Partnerships and as officers and directors of a real estate investment trust, CNL American
Properties Fund, Inc., listed in the table below. None of these entities has been audited by the IRS. Of course, there is no guarantee that the Partnership will not be audited. Based on an analysis of the operating results of the prior programs, the General Partners believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 17 prior CNL Income Fund Partnerships, all of which were organized to invest in fast-food and family-style restaurant properties and have investment objectives similar to those of the Partnership.
In addition, Messrs. Bourne and Seneff currently serve as directors and officers of CNL American Properties Fund, Inc. an unlisted public REIT, which was organized to invest in fast-food, family-style and casual dining restaurant properties, mortgage loans and secured equipment leases and has investment objectives similar to those of the Partnership. As of December 31, 1996, these 17 partnerships and CNL American Properties Fund, Inc. had raised a total of $719,247,149 from a total of 54,652 investors, and had invested in 760 fast-food, family-style or casual dining restaurant properties.


                                                                                                   DATE 90% OF NET
                                                                                                   PROCEEDS FULLY
                          MAXIMUM                                                                  INVESTED OR
NAME OF                   OFFERING                                        NUMBER OF                COMMITTED FOR
ENTITY                    AMOUNT (1)             DATE CLOSED              UNITS SOLD               INVESTMENT (2)
---------                 ----------             -----------              ----------               --------------
CNL Income                $15,000,000            December 31, 1986            30,000               December 1986
Fund, Ltd.                (30,000 units)

CNL Income                $25,000,000            August 21, 1987              50,000               November 1987
Fund II, Ltd.             (50,000 units)

CNL Income                $25,000,000            April 29, 1988               50,000               June 1988
Fund III, Ltd.            (50,000 units)

CNL Income                $30,000,000            December 6, 1988             60,000               February 1989
Fund IV, Ltd.             (60,000 units)

CNL Income                $25,000,000            June 7, 1989                 50,000               December 1989
Fund V, Ltd.              (50,000 units)

CNL Income                $35,000,000            January 19, 1990             70,000               May 1990
Fund VI, Ltd.             (70,000 units)

CNL Income                $30,000,000            August 1, 1990           30,000,000               January 1991
Fund VII, Ltd.            (30,000,000 units)

CNL Income                $35,000,000            March 7, 1991            35,000,000               September 1991
Fund VIII, Ltd.           (35,000,000 units)

                                                                                                   DATE 90% OF NET
                                                                                                   PROCEEDS FULLY
                          MAXIMUM                                                                  INVESTED OR
NAME OF                   OFFERING                                        NUMBER OF                COMMITTED FOR
ENTITY                    AMOUNT (1)             DATE CLOSED              UNITS SOLD               INVESTMENT (2)
---------                 ----------             -----------              ----------               --------------

CNL Income                $35,000,000            September 6, 1991         3,500,000               November 1991
Fund IX, Ltd.             (3,500,000 units)

CNL                       $40,000,000            March 18, 1992            4,000,000               June 1992
Income                    (4,000,000 units)
Fund X, Ltd.

CNL Income                $40,000,000            September 28, 1992        4,000,000               September 1992
Fund XI, Ltd.             (4,000,000 units)

CNL                       $45,000,000            March 15, 1993            4,500,000               July 1993
Income                    (4,500,000 units)
Fund XII, Ltd.

CNL Income                $40,000,000            August 26, 1993           4,000,000               August 1993
Fund XIII, Ltd.           (4,000,000 units)

CNL Income                $45,000,000            February 22, 1994         4,500,000               May 1994
Fund XIV, Ltd.            (4,500,000 units)

CNL Income                $40,000,000            September 1, 1994         4,000,000               December 1994
Fund XV, Ltd.             (4,000,000 units)

CNL Income                $45,000,000            June 12, 1995             4,500,000               August 1995
Fund XVI, Ltd.            (4,500,000 units)

CNL Income Fund           $30,000,000            September 19, 1996        3,000,000               December 1996
Fund XVII, Ltd.           (3,000,000 units)

CNL American              $165,000,000                  (3)                   (3)                       (3)
Properties Fund,          (16,500,000 shares)
Inc. (4)

------------------------------------

(1) The amount stated includes the exercise by the general partners of each Partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., and CNL Income Fund XVI, Ltd.

(2) For a description of the property acquisitions by these programs during the last ten years, see the table set forth on the following page.

(3) As of December 31, 1996, CNL American Properties Fund, Inc., which was offering a maximum of 15,000,000 shares of common stock ($150,000,000), excluding 1,500,000 shares ($15,000,000) available to investors participating in the reinvestment plan, had received subscriptions totalling $139,247,149 (13,924,715 shares), including $591,765 (59,177 shares) through the reinvestment plan. As of such date, CNL American Properties Fund, Inc. had purchased 94 properties. On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares)
         through the reinvestment plan.

(4) Following the completion of the initial offering on February 6, 1997, CNL American Properties Fund, Inc. commenced a subsequent offering of up to 27,500,000 shares ($275,000,000) of common stock.


         As of December 31, 1996, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 65 nonpublic real estate limited partnerships. The offerings of 63 of these 65 nonpublic limited partnerships had terminated as of December 31, 1996. These 63 partnerships raised a total of $164,419,266 from approximately 4,111 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 200 projects as of December 31, 1996. These 200 projects consist of 19 apartment projects (comprising 11% of the total amount raised by all 63 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 63 partnerships), 154 fast-food, family-style, or casual dining restaurant property and business investments (comprising 69% of the total amount raised by all 63 partnerships), one condominium development (comprising .5% of the total amount raised by all 63 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 63 partnerships), seven commercial/retail properties (comprising 9% of the total amount raised by all 63 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 63 partnerships). The offering of the two remaining nonpublic limited partnerships (offerings aggregating $16,550,000) had raised $4,675,000 from 95 investors (approximately 58.6% of the total offering amount) as of December 31, 1996.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 83 real estate limited partnerships whose offerings had closed as of December 31, 1996 (including 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past ten years, 35 invested in restaurant properties leased on a "triple-net" basis, including six which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 83 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1996 regarding property acquisitions during the nine preceding years by the 17 limited partnerships that, either individually or through a joint venture or partnership arrangement, acquired properties (or intend to acquire properties) and that have investment objectives similar to those of the Partnership and by a real estate investment trust, CNL American Properties Fund, Inc.


  Name of                Type of                                                Method of                 Type of
  Entity                 Property                  Location                     Financing                 Program
------------             --------                  --------                     ---------                 -------

CNL Income               20 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund, Ltd.               family-style            GA, LA, MD, OK, TX, VA
                         restaurants

CNL Income               43 fast-food or         AL, AZ, CO, FL, GA,            All cash                  Public
Fund II, Ltd.            family-style            IL, IN, OA, MI, MN,
                         restaurants             MO, NC, NM, OH, TX, WY

CNL Income               32 fast-food or         AZ, CA, FL, GA, IA,            All cash                  Public
Fund III, Ltd.           family-style            IL, IN, KS, KY, MD,
                         restaurants             MI, MN, MO, NE, OK, TX

CNL Income               44 fast-food or         AL, DC, FL, GA, IL,            All cash                  Public
Fund IV, Ltd.            family-style            IN, KS, MA, MD, MI,
                         restaurants             MS, NC, OH, PA, TN, TX, VA

CNL Income               30 fast-food or         FL, GA, IL, IN, MI,            All cash                  Public
Fund V, Ltd.             family-style            NH, NY, OH, SC,
                         restaurants             TN, TX, UT, WA


  Name of                Type of                                                Method of                 Type of
  Entity                 Property                  Location                     Financing                 Program
------------             --------                  --------                     ---------                 -------

CNL Income               46 fast-food or         AR, AZ, FL, IN, MA,            All cash                  Public
Fund VI, Ltd.            family-style            MI, MN, NC, NE,
                         restaurants             NM, NY, OH, OK,
                                                 PA, TN, TX, VA, WY

CNL Income               46 fast-food or         AZ, CO, FL, GA, IN,            All cash                  Public
Fund VII, Ltd.           family-style            LA, MI, MN, OH,
                         restaurants             SC, TN, TX, UT, WA

CNL Income               40 fast-food or         AZ, FL, IN, LA, MI,            All cash                  Public
Fund VIII, Ltd.          family-style            MN, NC, NY, OH,
                         restaurants             TN, TX, VA

CNL Income               41 fast-food or         AL, FL, GA, IL, IN,            All cash                  Public
Fund IX, Ltd.            family-style            LA, MI, MN, MS,
                         restaurants             NC, NH, NY, OH,
                                                 SC, TN, TX

CNL Income               49 fast-food or         AL, CA, CO, FL, ID,            All cash                  Public
Fund X, Ltd.             family-style            IL, LA, MI, MO, MT,
                         restaurants             NC, NH, NM, NY,
                                                 OH, PA, SC, TN, TX

CNL Income               39 fast-food or         AL, AZ, CA, CO, CT             All cash                  Public
Fund XI, Ltd.            family-style            FL, KS, LA, MA, MI,
                         restaurants             MS, NC, NH, NM,
                                                 OH, OK, PA, SC, TX
                                                 VA, WA

CNL Income               49 fast-food or         AL, AZ, CA, FL, GA,            All cash                  Public
Fund XII, Ltd.           family-style            LA, MO, MS, NC,
                         restaurants             NM, OH, SC, TN, TX, WA

CNL Income               48 fast-food or         AL, AR, AZ, CA, CO,            All cash                  Public
Fund XIII, Ltd.          family-style            FL, GA, IN, KS, LA,
                         restaurants             MD, NC, OH, PA,
                                                 SC, TN, TX, VA

CNL Income               61 fast-food or         AL, AZ, CO, FL, GA,            All cash                  Public
Fund XIV, Ltd.           family-style            KS, LA, MN, MO,
                         restaurants             MS, NC, NJ, NV,
                                                 OH, SC, TN, TX, VA

CNL Income               53 fast-food or         CA, FL, GA, KS, KY,            All cash                  Public
Fund XV, Ltd.            family-style            MN, MO, MS, NC,
                         restaurants             NJ, NM, OH, OK,
                                                 PA, SC, TN, TX, VA

CNL Income               44 fast-food or         AZ, CA, CO, DC, FL,            All cash                  Public
Fund XVI, Ltd.           family-style            GA, ID, IN, KS, MN,
                         restaurants             MO, NC, NM, NV,
                                                 OH, TN, TX, UT, WI

CNL Income               24 fast-food or         CA, FL, GA, IL, IN,            All cash                  Public
Fund XVII, Ltd.          family-style            MI, NC, NV, OH, SC,
                         restaurants             TN, TX


  Name of                Type of                                                Method of                 Type of
  Entity                 Property                  Location                     Financing                 Program
------------             --------                  --------                     ---------                 -------

CNL American             94 fast-food,           CA, CT, DE, FL, GA,            All cash                  Public
Properties Fund, Inc.    family-style, or        IA, IL, IN, MI, MN,
                         casual dining           MO, NE, NJ, NM,
                         restaurants             OH, OK, OR, TN, TX, WV

------------------------------------


         A more detailed description of the acquisitions by the prior public programs sponsored by the individual General Partners is set forth in prior performance Table VI, included as Exhibit 99 to Part II of the registration statement filed with the Securities and Exchange Commission for this Offering. A copy of Table VI is available to investors from the General Partners upon request, free of charge. In addition, upon request to the General Partners, the General Partners will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., and CNL American Properties Fund, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Units with information to enable them to evaluate the prior experience of the General Partners as general partners of public real estate limited partnerships, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships with similar investment objectives in which the General Partners are general partners is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1992 and December 1996, is included therein. Potential investors are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior public partnerships, for more detailed information concerning the experience of the individual General Partners.


                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Partnership's primary investment objectives are to preserve, protect, and enhance Partnership capital, while providing (i) cash distributions commencing in the initial year of Partnership operations in amounts which exceed current taxable income (due to the fact that depreciation deductions attributable to the Properties reduce taxable income even though depreciation is not a cash expenditure); (ii) an anticipated minimum level of income through the long-term rental of Properties to selected operators of certain national and regional fast-food, family- style, and casual dining restaurant chains; (iii) additional income and protection against inflation by participation in certain restaurant gross sales through the receipt of percentage rent; and (iv) capital appreciation through the potential increase in value of the Properties. The Partnership intends to meet these objectives by purchasing carefully selected restaurant properties and leasing them on a "triple-net" basis (which means that the lessee will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to operators of certain national or regional fast-food, family-style, and casual dining restaurant chains under leases requiring the lessee to pay both base annual rent and a percentage rent based on gross sales. See "Business--Site Selection and Acquisition of Properties" and "Business--Description of Leases" for a more complete description of the manner in which the structure of the Partnership's business will facilitate the Partnership's ability to meet its investment objectives. The Partnership's investment policies are set forth in the Partnership Agreement and cannot be changed except by amendment of the Partnership Agreement which requires the approval of the Limited Partners. There can be no assurance that these objectives will be met. The sheltering from tax of income from other sources is not an objective of the Partnership. If the Partnership is successful in achieving its investment and operating objectives, the Limited Partners (other than tax-exempt entities) are likely to recognize taxable income in each year. The General Partners expect that all but a small portion of the Partnership's net income will constitute net income from a "passive activity," as defined in section 469 of the Code, against which a Limited Partner's net losses and credits from investments in other "passive activities" may be taken, in accordance with the limitations provided in section 469. See "Risk Factors--Federal Income Tax Risks--Passive Activity Income." While there is no order of priority intended in the listing of the Partnership's objectives, investors should realize that the ability of the Partnership to realize these objectives may be severely handicapped by any lack of diversification of the Partnership's investments and the terms of the leases.

         The Partnership intends to invest its assets in restaurant Properties that are part of one of the Restaurant Chains to be selected by the General Partners. Although there is no limit on the number of restaurants of a particular Restaurant Chain which the Partnership may acquire, the General Partners currently do not expect to invest more than 25% of the Gross Proceeds in restaurant Properties of any one Restaurant Chain or to invest 30% of the Gross Proceeds in Properties located in any one state. It is intended that investments will be made in several Properties in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount of the Partnership's funds available from the sale of Units of the Partnership. See "Estimated Use of Proceeds" and "Risk Factors--Investment Risks--Possible Lack of Diversification."

         The purpose and investment policies of the Partnership may not be changed without the approval of Limited Partners owning a majority of the Units.

CERTAIN INVESTMENT LIMITATIONS

         The Partnership will not: (i) issue Units in exchange for property or otherwise than pursuant to the terms of this Offering; (ii) issue senior securities; (iii) make loans to the General Partners or their Affiliates; (iv) underwrite the securities of other issuers; (v) invest in the securities of other issuers, including junior trust deeds or other similar obligations (provided, however, that the Partnership may invest Partnership funds temporarily in short-term, highly liquid investments, with appropriate safety of principal, may accept purchase money mortgages secured by a first mortgage on a Property in connection with the Sale of a Property , and may enter into Joint Ventures to acquire Properties to be leased primarily to operators of selected Restaurant Chains); (vi) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940; (vii) redeem or repurchase Units (except that the Partnership may implement the Distribution Reinvestment Plan); (viii) invest in real estate mortgages; (ix) purchase or own equipment unless the General Partners determine that it is in the best interests of the Partnership in order to preserve the asset values of the Properties; (x) engage in the purchase and sale (or turnover) of investments (provided, however, that the Partnership may invest Partnership funds in Properties and, temporarily, in short-term, highly liquid investments, with appropriate safety of principal, may accept purchase money mortgages secured by a first mortgage on a Property in connection with the Sale of a Property, and may enter into Joint Ventures to acquire Properties to be leased primarily to operators of selected Restaurant Chains); (xi) offer securities in exchange for property; or (xiii) purchase or lease any Property from, or sell or lease any Property to, the General Partners or their Affiliates, except for a purchase of Property which such persons have temporarily purchased to facilitate acquisition of such Property as described in "Business--Site Selection and Acquisition of Properties--Interim Acquisitions."

INVESTMENT IN PROPERTIES

         It is intended that the Partnership invest a substantial percentage of Limited Partners' Capital Contributions to the Partnership in restaurant Properties. See "Estimated Use of Proceeds." The General Partners and their Affiliates have agreed to forego the payment of certain fees and to make reimbursements to the Partnership to the extent necessary to comply with the minimum Investment in Properties requirement of Article 7.7 of the Partnership Agreement. See Articles 7.5, 7.7 and 7.8 of the Partnership Agreement.

         The Partnership will invest no more than 10% of Offering proceeds available for investment in unimproved land or any non-income producing Property, and then only on terms that can be financed from Partnership capital or Net Cash Flow and only if (i) the Partnership simultaneously receives a commitment to build a restaurant thereon, and (ii) the Partnership simultaneously enters into an agreement for the lease of the land and the restaurant. The term "unimproved land" does not include any Property for which there is a reasonable expectation that such Property will produce income within two years following its acquisition by the Partnership.

         All Properties will be purchased for cash, and neither the Partnership nor any Joint Venture or general partnership in which the Partnership invests or participates will finance the acquisition of any Properties by secured or unsecured indebtedness, or encumber any of the Properties with a lien.

USE OF PROCEEDS PRIOR TO INVESTMENT IN PROPERTIES

         Prior to the purchase of Properties, Partnership funds will be invested in short-term, highly liquid investments with appropriate safety of principal, including certificates of deposit, money market funds which invest in short-term securities directly or indirectly issued or guaranteed by the U.S. Government, U.S. Treasury bonds, notes or bills, or in obligations of a financial institution collateralized by the pledge of such U.S. Government obligations, and other short-term investments. Fees and commissions may be charged by unaffiliated parties in connection with such investments.

         Any portion of the proceeds available for Investment in Properties (excluding working capital reserves of up to 1% of Limited Partners' Capital) not invested in Properties within one year after termination of the Offering, will be distributed PRO RATA to the Limited Partners together with Front-End Fees in the ratio that the amount of such uninvested or unreserved funds bears to Limited Partners' Capital. Proceeds are deemed to have been invested and shall not be included in proceeds required to be returned to Limited Partners pursuant to the preceding sentence to the extent such proceeds are reserved for completion of an investment in any Property that has been acquired by the Partnership. Any proceeds returned to Limited Partners will be treated as a partial return of capital for tax and accounting purposes and will be returned without deduction for expenses. See Article 7.8 of the Partnership Agreement. All funds will be available for the general use of the Partnership during such period and may be expended in operating the Properties which have been acquired and to reimburse the General Partners or their Affiliates for certain expenses of the Partnership for which reimbursement is permitted under the Partnership Agreement. Funds will not be segregated or held separate from other funds of the Partnership pending investment, except for those funds held in reserve, and no interest will be payable to the Limited Partners if uninvested funds are returned to them.

BORROWING POLICIES

         The Partnership and any general partnership or Joint Venture in which the Partnership becomes a partner or joint venturer will acquire Properties without borrowing. The General Partners do not anticipate that the Partnership will borrow for any reason and do not intend to cause the Partnership to do so. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners or under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General Partners have represented that they will limit the Partnership's outstanding indebtedness to 3% of the aggregate adjusted tax basis of its Properties and that they will use their reasonable efforts to structure any borrowing so that it will not constitute "acquisition indebtedness" (as discussed in "Federal Income Tax Considerations--Qualified Plan Investors").


                         ALLOCATIONS AND DISTRIBUTIONS

         The following paragraphs summarize the allocations and distributions to which the Limited Partners of the Partnership are entitled under the Partnership Agreement. This description is only a summary and is qualified in its entirety by reference to the form of Partnership Agreement attached hereto as Exhibit A. In addition, the simplified definitions that follow are designed to facilitate an understanding of Partnership allocations and distributions, do not include all of the details of the defined terms included in the "Definitions" section of this Prospectus, and are qualified by reference to that section of this Prospectus.

         "Net Cash Flow," in general terms, is the Partnership's cash receipts, other than proceeds of a Sale, less its cash expenses, including the 1% Management Fee to CNL Fund Advisors, Inc. "Net Sales Proceeds," in general, is the cash the Partnership receives from the Sale of a Property or its interest therein, less expenses related to the Sale. A Limited Partner's "Invested Capital Contribution" generally is such Limited Partner's investment of capital in the Partnership reduced by prior distributions of certain Net Sales Proceeds (generally, Net Sales Proceeds distributions made following full payment of the Limited Partners' 8% Return as of the distribution date). The "Limited Partners' 8% Return" generally refers to an annual, noncompounded return on the Invested Capital Contributions of the Limited Partners equal to 8% per annum, which return shall be noncumulative when computed or paid from Net Cash Flow and shall be cumulative when computed or paid from

Net Sales Proceeds. The Limited Partners' 8% Return is payable only (i) to the extent of available Net Cash Flow and (ii) to the extent of available Net Sales Proceeds from a Sale or Sales not in liquidation of the Partnership. The Limited Partners' 8% Return is payable only after payment of Partnership expenses, including the 1% Management Fee (to the extent taken by CNL Fund Advisors, Inc.), without any guarantee of its payment. The terms "Net Income," "Net Loss," "Gain," and "Loss" describe the items of income, gain, loss, and deduction to be allocated among the Partners for federal income tax purposes.

         To the extent the General Partners determine that funds are available for distribution, distributions of Net Cash Flow will be made at least quarterly. See "Distributions of Net Cash Flow" below.

DISTRIBUTIONS OF NET CASH FLOW

         The Partnership will make distributions of Net Cash Flow of the Partnership that the General Partners, in their sole and absolute discretion, determine is available for distribution. Such distributions will be payable quarterly or, by the election of the Limited Partner for a fee, monthly. A Limited Partner who purchases a minimum of 500 Units ($5,000) may elect to receive monthly distributions, paid in arrears, by written notice to the General Partners upon subscription, or, thereafter, upon at least 10 days' prior written notice to the General Partners, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, Limited Partners will receive distributions quarterly. In any quarter, Limited Partners may terminate their election to receive distributions monthly rather than quarterly by written notice to the Partnership, which termination will be effective as of the beginning of the following calendar quarter. The General Partners, in their sole discretion, will have the option in the future to make monthly rather than quarterly distributions to all Limited Partners. In such event, annual fees for monthly distributions will terminate.

         The Partnership declared distributions of Net Cash Flow to the Limited Partners in the amount of $57,846 for the quarter ended December 31, 1996, and distributions of Net Cash Flow are expected to be paid quarterly hereafter. As of December 31, 1996, approximately 53% of the cumulative cash distributions to the Limited Partners constituted cash distributions that exceeded accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. CNL XVIII did not treat such amounts, which represent a return of capital on a GAAP basis, as a return of capital for purposes of calculating the Limited Partners Invested Capital Contributions. There can be no assurance, however, as to the amount of any future distributions. At the time distributions are paid, each Limited Partner will receive a distribution of available Net Cash Flow for the calendar quarter and each Limited Partner who has elected to receive distributions monthly will receive one-third of such amount. The remaining two-thirds of such amount will be held in an interest-bearing monthly distribution account segregated from other Partnership funds, and will be paid, without interest, in approximately equal installments in each of the next two months to those Limited Partners who have elected to receive distributions monthly.

         Limited Partners who elect the monthly distribution option will be charged an annual administrative fee, which is $21.00 for 1996, designed to cover the additional postage and handling associated with the more frequent distributions. The annual administrative fee will be reduced by any interest earned on the monthly distribution account and will be deducted equally from each monthly distribution. In the event that the interest earned on the monthly distribution account exceeds the annual administrative fee, such excess interest will be available to the Partnership for Partnership purposes. It is anticipated that the fee will be calculated in January of each year, although the General Partners may change the amount of the fee during the year by written notice to each Limited Partner who properly has elected to receive monthly distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

         Limited Partners who elect the monthly distribution option will not be eligible to participate in the Distribution Reinvestment Plan, unless the General Partners elect to make distributions to all Limited Partners on a monthly basis. See "Summary of Distribution Reinvestment Plan."

         Distributions of Net Cash Flow of the Partnership for any fiscal year will be made 95% to the Limited Partners and 5% to the General Partners; provided, however, that the 5% of Net Cash Flow to be distributed to the General Partners shall be subordinated to receipt by the Limited Partners of their Limited Partners' 8% Return. See Article 9.3(a) of the Partnership Agreement.

         The Limited Partners' 8% Return from Net Cash Flow is payable only to the extent of available Net Cash Flow (generally, cash available from gross revenues after payment of Partnership expenses, including the Management Fee payable to CNL Fund Advisors, Inc. in the amount of 1% of Partnership gross revenues, and the creation of any reserves), and payment therefore is not guaranteed.

DISTRIBUTIONS OF NET SALES PROCEEDS

         Except as described below, Net Sales Proceeds from a Sale or Sales not in liquidation of the Partnership, after creation of any reserves, will be distributed in the following order of priority: (i) first, 100% to the Limited Partners in an amount equal to their aggregate Limited Partners' 8% Return (an annual, noncompounded return on the Invested Capital Contributions of the Limited Partners equal to 8% per annum, which is cumulative when computed or paid from Net Sales Proceeds); (ii) second, 100% to the Limited Partners in an amount equal to their Invested Capital Contributions; (iii) third, 100% to the General Partners until the General Partners have received an amount equal to the sum of their Capital Contributions plus an amount equal to 5% of all prior and current distributions of Net Cash Flow, reduced by any prior distributions to the General Partners of Net Cash Flow and of Net Sales Proceeds pursuant to this subparagraph (iii); and (iv) thereafter, 95% to the Limited Partners and 5% to the General Partners. Therefore, payment of the Limited Partners' 8% Return is not guaranteed. See Article 9.3(b) of the Partnership Agreement.

         In connection with any Sale of a Property, the General Partners do not anticipate that any reinvestment of Net Sales Proceeds in Properties will take place. However, in some cases the General Partners may determine that it is in the best interest of the Partnership to reinvest the Net Sales Proceeds derived from such Sale in other Properties rather than distribute such proceeds to the Partners. In determining whether to reinvest Net Sales Proceeds, the General Partners will consider, in addition to the general factors considered when acquiring a Property (See "Business--Selection and Acquisition of Properties"), various factors, including, but not limited to, the following factors:

         o the anticipated timing of the receipt of the Net Sales Proceeds and whether or not the Partnership is still within the anticipated 7 to 12 year holding period,

         o the potential impact on anticipated future Net Cash Flow from continuing operations which the distribution of such Net Sales Proceeds would have, including but not limited to, the effect on future distributions of Net Cash Flow and the impact on anticipated future operating expenses as a percentage of operating revenues (due to the fact that certain operating expenses are fixed in nature and would not decrease with the Sale of a Property),

         o the anticipated gain on the Sale of the Property and whether or not it will result in a significant tax to the investors if distributed, and

         o whether or not there is a prospective acquisition opportunity where the Net Sales Proceeds could be reinvested which the General Partners believe would increase future Net Cash Flow or diversify the Partnership's portfolio.


         In the event the General Partners determine to reinvest Net Sales Proceeds from the Sale of a Property, upon investment, such Net Sales Proceeds will be subject to the same or substantially similar risks generally applicable to an investment in Properties. See "Risk Factors--Real Estate Risks." Also, it is possible that the reinvestment of Net Sales Proceeds in other Properties will extend the period during which the Properties are intended to be sold (currently anticipated by the General Partners to be 7 to 12 years after acquisition of the Properties or as soon thereafter as market conditions permit).

         Distributions of Net Sales Proceeds from a Sale or Sales of substantially all of the Partnership's assets are designed to provide Limited Partners with their aggregate Limited Partners' 8% Return, to return their Invested Capital Contributions, and, after providing the General Partners with a return of their Capital Contributions and a 5% interest in all Net Cash Flow distributions (to the extent not previously distributed to them), to provide Limited Partners an aggregate 95% interest in distributions of remaining Net Sales Proceeds. Specifically, Net Sales Proceeds from such a Sale or Sales will be distributed in the following order of priority: (i) first, to pay all debts and liabilities of the Partnership and to establish reserves; (ii)

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second, to Partners with positive Capital Account balances, determined after the allocation of Net Income, Net Loss, Gain and Loss described below, in proportion to such balances, up to amounts sufficient to reduce such balances to zero; and
(iii) thereafter, 95% to the Limited Partners and 5% to the General Partners. Therefore, payment of the Limited Partners' 8% Return is not guaranteed. See
Article 18.2 of the Partnership Agreement.

ALLOCATION OF NET INCOME AND NET LOSS

         Net Income and Net Loss of the Partnership generally will be allocated as follows: first, in an amount not to exceed the amount of Net Cash Flow attributable to such year in the same proportion as such Net Cash Flow is distributable; and thereafter, any remaining Net Income or Net Loss shall be allocated 99% to the Limited Partners and 1% to the General Partners; provided, however, that all deductions for depreciation and amortization will be specially allocated 99% to the Taxable Limited Partners and 1% to the General Partners. See Article 9.2(a) of the Partnership Agreement.

         Notwithstanding the above allocations, the General Partners will be allocated at least 1% of each material tax item, including gain or loss on Sale. See Section 9.8 of the Partnership Agreement.

ALLOCATION OF GAIN ON SALE

         Any Gain realized by the Partnership generally will be allocated as follows: (i) first, to the Partners having negative balances in their Capital Accounts, in the proportion that the negative balance of each such Partner's Capital Account bears to the aggregate negative balances in the Capital Accounts of all such Partners, until the balances in their Capital Accounts equal zero;
(ii) second, 100% to each Limited Partner whose Capital Account balance, divided by the number of Units held by such Limited Partner ("Capital Account Balance Per Unit"), is less than the highest Capital Account Balance Per Unit of any Limited Partner, until each Limited Partner's Capital Account Balance Per Unit equals such highest Capital Account Balance Per Unit; (iii) third, 100% to the Limited Partners until the aggregate positive balances in the Limited Partners' Capital Accounts equal the sum of their Limited Partners' 8% Return and their aggregate Invested Capital Contributions; and (iv) fourth, 100% to the General Partners until the aggregate positive balances in their Capital Accounts equal the sum of their Capital Contributions plus an amount equal to 5% of all prior and current distributions of Net Cash Flow, to the extent the General Partners have not previously received such amount; and (v) thereafter, 95% to the Limited Partners and 5% to the General Partners. See Article 9.2(b) of the Partnership Agreement.

ALLOCATION OF LOSS ON SALE

         Any Loss realized by the Partnership will be allocated as follows: (i) first, 100% to each Limited Partner whose Capital Account Balance Per Unit is greater than the lowest Capital Account Balance Per Unit of any Limited Partner, until each Limited Partner's Capital Account Balance Per Unit equals such lowest Capital Account Balance Per Unit; (ii) second, to the Partners with positive balances in their Capital Accounts in the proportion that the positive balance in each such Partner's Capital Account bears to the aggregate positive balances in the Capital Accounts of all such Partners, until the balances in their Capital Accounts equal zero; and (iii) thereafter, 95% to the Limited Partners and 5% to the General Partners. See Article 9.2(c) of the Partnership Agreement.


                        SUMMARY OF PARTNERSHIP AGREEMENT

         The Partnership is a Florida limited partnership whose General Partners are Robert A. Bourne, James M. Seneff, Jr., and CNL Realty Corporation, a Florida corporation. The term of the Partnership commenced on February 10, 1995. Upon the admission of the Limited Partners to the Partnership, the sole initial Limited Partner will withdraw from the Partnership. The Partnership Agreement, a form of which is attached hereto as Exhibit A, will govern the rights and obligations of the Limited Partners upon their admission to the Partnership.

         The following discussion summarizes the material terms of the Partnership Agreement, but all statements made below and elsewhere in this Prospectus are qualified in their entirety by reference to the Partnership Agreement itself, a copy of the form of which is attached hereto as Exhibit A. See "Allocations and Distributions" for a description of the allocations and distributions to which the Limited Partners of the Partnership are entitled under the Partnership Agreement.

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MANAGEMENT OF THE PARTNERSHIP

         The management, operation, and control of the Partnership and all of its business and affairs will rest exclusively with the General Partners. The vote of a majority of the General Partners will control. Limited Partners holding a majority of the outstanding Units may remove one or more of the General Partners, provided that written notice of the removal of a General Partner, setting forth the reasons for such removal and the date upon which the removal is to become effective, shall be served upon such General Partner, either by certified or registered mail, return receipt requested, or by personal service. Any removal of the last remaining General Partner shall be effective only on the earlier of (i) such date as a substituted General Partner shall have been admitted to the Partnership in accordance with the terms of the Partnership Agreement or (ii) a date 90 days after the date on which Limited Partners holding the required majority in interest shall have voted for such removal of the General Partner. Upon the effective date of the removal of a General Partner, he or it shall cease to be a General Partner, and any loans made by such General Partner or his or its Affiliates to the Partnership in accordance with the provisions of the Partnership Agreement shall be repaid as expeditiously as possible. Additionally, if the business of the Partnership is to be continued following the removal of a General Partner, then (i) the Partnership shall purchase the General Partner's Partnership Interest at a price determined in accordance with the terms of Article 15.5 of the Partnership Agreement, and (ii) if no substituted General Partner is elected in the place of any removed General Partner, those persons or entities who are General Partners following such removal shall use their best efforts to release such removed General Partner (and his or its Affiliates, if applicable) from personal liability on any existing or future Partnership borrowing, if any.

LIABILITY OF THE LIMITED PARTNERS TO THIRD PARTIES

         Except as provided below, no Limited Partner will be personally liable for the debts of the Partnership beyond the amount of such Partner's Capital Contribution and such Partner's share of undistributed profits of the Partnership. In the event the Partnership is unable to meet its obligations, the Limited Partners, under applicable law, could be obligated to (i) return, with interest, any cash wrongfully distributed which represents a return of their Capital Contributions, for a period of six years thereafter, and (ii) repay, with interest, any cash distributed to them which represents a return of a Capital Contribution, PRO RATA in accordance with their Partnership Interests, for a period of one year after the date of such distribution, as are required to discharge liabilities of the Partnership to creditors who extended credit or whose claims arose during the period the returned Capital Contributions were held by the Partnership. In addition, the Limited Partners could be held liable with the General Partners for the general obligations of the Partnership if they were found to have participated in the management and control of the Partnership.

MEETINGS AND VOTING RIGHTS

         Meetings of the Partnership for any purpose may be called by the General Partners or by written request (stating the purpose of such meeting) of Limited Partners holding 10% or more of the outstanding Units. Meetings called at the written request of the Limited Partners will be held not less than 15 nor more than 60 days after receipt of such written request. Each Limited Partner has the right, at such Partner's own expense, either to inspect and copy the list of Partners maintained at the Partnership's principal office or to receive, by mail, a copy of this list.

          Limited Partners holding a majority of Units may vote to (i) amend or terminate contracts for services or goods between the Partnership and the General Partners or their Affiliates; (ii) approve or disapprove the sale or transfer of all or substantially all of the Partnership's assets except sales in the ordinary course of the Partnership's business (including, without limitation, the Sale of the Properties within 7 to 12 years after their acquisition or as soon thereafter as market conditions permit); (iii) amend the Partnership Agreement; (iv) remove any one or more of the General Partners and elect one or more substituted General Partners; (v) change the investment objectives of the Partnership; and (vi) dissolve the Partnership. Except as expressly provided in the Partnership Agreement, the Limited Partners have no voting rights.

         The General Partners may acquire Partnership Interests as Limited Partners and will acquire for investment at least 5,000 Units (and may, but are not required to, purchase for investment up to an additional 15,000 Units) as Limited Partners. Except as otherwise provided in the Partnership Agreement, the General Partners will have full voting rights in their capacities as Limited Partners. See Article 13.1 of the Partnership Agreement.

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RESTRICTIONS ON TRANSFERABILITY OF UNITS

         Subject to the conditions on transfer in Article Fourteen of the Partnership Agreement, Limited Partners shall have the right to transfer their Units. The investment in Units is designed, however, as a long-term investment for persons who have no need for liquidity in this investment. For example, the General Partners have retained the right to prohibit transfers of Units, including transfers of economic interests, if the General Partners determine that such transfers could increase the likelihood that the Partnership would be treated as a "publicly traded partnership." Because the characterization of the Partnership as a "publicly traded partnership" would significantly decrease the value of the Units, the General Partners intend to exercise fully their right to prohibit transfers of Units under these circumstances. See "Federal Income Tax Considerations--Publicly Traded Partnerships" and Article Fourteen of the Partnership Agreement. In the case of any permitted transfer of an economic interest, the substitution of the transferee as a Limited Partner in the Partnership will be subject to the prior written consent of the General Partners. The assignment must be documented with original signatures on forms supplied by the General Partners. Other conditions on transfers Units by Limited Partners are as follows: (i) a duly executed and acknowledged counterpart of the instrument making the transfer, signed by both the transferor and the transferee, with such instrument evidencing the written acceptance by the transferee of all of the terms and provisions of the Partnership Agreement and containing a representation by the transferor that such transfer was made in accordance with all applicable laws and regulations shall have been filed with the Partnership; (ii) the transferor and the transferee shall have executed such documents and performed such acts as the General Partners may request in connection with the transfer; (iii) no transfer will be permitted if, based upon information provided by the Partnership, counsel for the Partnership or the General Partners is of the view that there is a substantial risk that such transfer would result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code; (iv) Units shall not be transferred to a minor or an incompetent except by will or intestate succession;
(v) no transfer will be recognized for any purpose whatsoever if, after such transfer, the transferor or the transferee will hold an interest representing a Capital Contribution of less than $2,500 ($1,000, or such greater amounts as may be required by applicable state law, in the case of transfers by an individual retirement account, Keogh or pension plan), unless such transfer represents the transfer of the entire Partnership Interest of the transferor; (vi) transfers to a foreign persons for purposes of U.S. federal income taxation may be prohibited by the General Partners; and (vii) purported transfers of Units, or any beneficial interest therein, will be void if, as a result of such transfer, the Partnership would violate the safe harbors of section 7704 of the Code and the regulations issued thereunder.

         The Partnership will amend the Partnership Agreement at least once each calendar quarter to reflect the substitution of Limited Partners but is not required to file any such amendments with the Secretary of State of the State of Florida. See Articles 14.3 and 14.5 of the Partnership Agreement.

DISSOLUTION AND LIQUIDATION

         Unless terminated earlier, the Partnership will be terminated, dissolved, and its assets liquidated on December 31, 2025. Events which may cause earlier dissolution of the Partnership include, among others, the disposition of all or substantially all of the Partnership's assets (as defined in the Partnership Agreement), a vote of Limited Partners owning at least a majority of Units to dissolve the Partnership, and the removal, withdrawal, resignation, bankruptcy, death, dissolution, or incompetency of any General Partner. In the event that a dissolution of the Partnership is followed by its liquidation, there will be an accounting with respect to its assets and liabilities. All of its liabilities and obligations, including expenses incurred in connection with the termination and the sale or distribution of Partnership assets, will be paid. If available cash is not sufficient to fund the required payments, the assets of the Partnership will be sold for cash as required to generate sufficient liquidity. When the specified payments all have been made, the remaining assets of the Partnership will be sold and the funds received from such sales will be distributed to the Partners PRO RATA in accordance with their Capital Accounts and Partnership Interests. For a complete discussion of events causing dissolution and of the manner in which the assets of the Partnership will be liquidated and the proceeds of liquidation distributed, see Articles Seventeen and Eighteen of the Partnership Agreement.

INDEMNIFICATION

         The Partnership will indemnify the General Partners, as well as any of their Affiliates and any officer or director of the General Partners or their Affiliates who performs services on behalf of the Partnership, against losses, damages, and expenses, including attorneys' fees and costs payable by such persons, incurred by them as a result of actions which the General Partners determined in good faith were in the best interests of the Partnership, except for liability arising out of misconduct, negligence, or breach of fiduciary duty to the Limited Partners or the Partnership. For a more complete

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description of the indemnification provisions of the Partnership Agreement, see
"Fiduciary Responsibility of the General Partners."

NONEXCLUSIVE DUTIES

         The General Partners and their Affiliates may engage in any other transactions and possess interests in any other business ventures of any nature or description, including transactions or business ventures which compete with the Partnership. Neither the Partnership nor the Limited Partners shall thereby acquire any rights in such ventures or any rights to receive income or profits derived therefrom. See "Conflicts of Interest--Prior and Future Programs."

POWER OF ATTORNEY

         By executing the Subscription Agreement, each Limited Partner irrevocably constitutes and appoints each General Partner as such Limited Partner's true and lawful attorney-in-fact with full power and authority in such Limited Partner's name, place, and stead to execute, acknowledge, swear to, file, and record at the appropriate public offices all documents, instruments, and certificates which the General Partners determine are necessary or advisable to execute or conduct the business of the Partnership.

PROHIBITIONS ON "ROLL-UP" TRANSACTIONS

         The Partnership will not, directly or indirectly, participate in any acquisition of the Partnership by another entity, any combination of the Partnership with another entity through a merger or consolidation, or any conversion of the Partnership into another form of business entity (such as a corporation) if, as a result, the other entity would issue securities to the Limited Partners. The Partnership, however, may itself convert to another form of business entity (such as a corporation, trust, or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Limited Partners, (ii) the termination date of the Partnership (currently, December 31, 2025, unless terminated earlier in accordance with the Partnership Agreement), (iii) the compensation payable to the General Partners or their Affiliates, or (iv) the Partnership's investment objectives.

         The General Partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion of the Partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; the historic and projected operating results of the Partnership's Properties; the performance of the restaurant industry in general, and of the fast-food, family-style, and casual-dining segments of the industry in particular; and the then-current value and marketability of the Partnership's Properties. In general, the General Partners would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partners or their Affiliates to be a significant adverse change in the listed provisions.

         It is anticipated that, under the provisions of the Partnership Agreement, the consummation of any such conversion of the Partnership into another form of business entity (whether or not approved by the General Partners) would require the approval of Limited Partners holding a majority of the Units. See "Meetings and Voting Rights" above.

APPLICABLE LAW

         The Partnership Agreement is to be construed and enforced in accordance with the laws of the State of Florida.

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                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following is a summary of the federal income tax considerations material to an investment in the Partnership by prospective Limited Partners, prepared by Baker & Hostetler LLP, as counsel. This summary is based upon the Code, effective and proposed administrative regulations (the "regulations"), judicial decisions, published and private rulings and procedural announcements issued by the Treasury Department as in effect as of the date of this Prospectus, any of which may be subject to change, possibly with adverse retroactive effect. Certain changes to the Code enacted as part of the Revenue Reconciliation Act of 1993 and other provisions of the Code that significantly affect the tax consequences of investments in real estate limited partnerships have not yet been the subject of court decisions or authoritative interpretation by the IRS.

         In considering the tax aspects of the Offering, prospective investors should note that the Partnership is not intended to be a so-called "tax shelter," and that, accordingly, many of the tax aspects commonly associated with a "tax shelter" are inapplicable to the Partnership or are of minor importance. The Partnership does not expect to generate tax losses that can be used to offset Limited Partners' income from sources other than the Partnership. If the Partnership's investment objectives are met, the Partnership's operations will generate taxable income for investors. Further, the Partnership does not expect to realize significant tax benefits from credits, rent-up fees, or similar items.

         The availability and amount of tax benefits that will be claimed by the Partnership will depend not only upon the general legal principles described below, but also upon certain decisions and determinations which will be made in the future by the General Partners as to which no legal opinion is expressed and which are subject to potential controversy on factual or other grounds. Such determinations include allocations of basis of a Fee Property among nondepreciable land and the components of depreciable improvements, the proper characterization and purpose of various fees, commissions and other expenses of the Partnership, the reasonableness and timing of fees, the dates on which the Partnership commences business, the dates on which a Property will be considered "placed in service," and various other matters.

         No rulings have been or will be requested from the IRS concerning any of the tax matters described herein. Accordingly, there can be no assurance that the IRS or a court will not disagree with the following discussion or with any of the positions taken by the Partnership for federal income tax purposes.

         This summary is not, and is not intended to be, a complete analysis of all applicable provisions of the Code, the regulations, and judicial and administrative interpretations thereof. The income tax considerations discussed below are necessarily general and will vary with the individual circumstances of each prospective Limited Partner. In particular, this summary assumes that the Limited Partners will be individuals or tax-exempt pension or profit-sharing trusts or IRAs. It does not generally discuss the federal income tax consequences of an investment in the Partnership peculiar to corporate taxpayers, foreign taxpayers, estates, taxable trusts, or to transferee Limited Partners.

         FOR THE FOREGOING REASONS, PROSPECTIVE LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE FEDERAL AND STATE TAX CONSEQUENCES RESULTING FROM THE PURCHASE OF UNITS AND FROM FUTURE CHANGES IN TAX LAWS AND REGULATIONS.

CHANGES IN THE TAX LAW

         The federal income tax laws, generally, and the income tax laws relating to investments in limited partnerships such as the Partnership, specifically, in recent years have been, and possibly will continue to be, subject to significant revisions. The following discussion and the opinion of Counsel described below are based upon the provisions of the Internal Revenue Code of 1986, as amended, and in effect as of the date hereof, Treasury Regulations, reported judicial decisions, and current published administrative rulings and procedures. It is impossible to predict how subsequent developments in tax legislation, case law, Treasury Regulations, or administrative interpretations may affect the taxation of the Partners or the Partnership.

         IT IS EMPHASIZED THAT NO ASSURANCE CAN BE GIVEN THAT LEGISLATIVE, JUDICIAL OR ADMINISTRATIVE CHANGES MAY NOT BE FORTHCOMING THAT WOULD MODIFY ANY PORTION OF THE FOLLOWING DISCUSSION AND THE OPINION OF COUNSEL, NOR IS THERE ANY

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ASSURANCE THAT THE TAX CONSEQUENCES TO THE LIMITED PARTNERS WILL CONTINUE AS
HEREIN DESCRIBED.

OPINION OF COUNSEL

         The Partnership has obtained an opinion from Counsel to the Partnership that:

         1. PARTNERSHIP TAX STATUS. It is more likely than not that the Partnership will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation, and that the Limited Partners will be subject to tax as partners pursuant to sections 701-761 of the Code.

         2. PUBLICLY TRADED PARTNERSHIPS. Based upon the representations of the Managing Dealer and the General Partners, and the provisions of the Partnership Agreement, it is more likely than not that the Partnership will not constitute a publicly traded partnership for purposes of sections 7704 and 469(k) of the Code.

         3. UNRELATED BUSINESS TAXABLE INCOME. Assuming that the Partnership owns and leases the Fee Properties on substantially the terms and conditions described in "Business--Description of Leases" and that it does not own and lease personal property, borrow money, or act as a dealer in real property, and that income attributable to tenant improvements made to Leasehold Property is considered income from the rental or lease of real Property for UBTI purposes, it is more likely than not that the income of the Partnership will not constitute unrelated business taxable income.

         4. ALLOCATIONS TO THE PARTNERS. All material allocations to the Partners of income and gain set forth in the Partnership Agreement more likely than not will be treated as having substantial economic effect or otherwise will be treated as being in accordance with the interests of the Partners in the Partnership, and (ii) all material allocations set forth in the Partnership Agreement of deductions, losses and credits more likely than not will have substantial economic effect or will be otherwise treated as being in accordance with the interests of the Partners in the Partnership to the extent that such allocations do not create a deficit in any Partner's Capital Account balance, taking into account all reasonably expected increases and decreased in such balance.

         5. OWNERSHIP OF FEE PROPERTIES; DEPRECIATION. Assuming that (i) the Partnership leases the Fee Properties on substantially the terms and conditions described in "Business--Description of Leases," (except that this opinion does not apply to cases in which any lessee purchase option, computed pursuant to formula or otherwise, is exercisable at an amount less than the Fee Property's then fair market value) and (ii) as is represented by the General Partners, the residual values of the Fee Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Partnership's costs of such Fee Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Fee Properties' useful lives at the beginning of their lease terms, it is more likely than not that the Partnership will be treated as the owner of the Fee Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. Further, the Partnership will have a reasonable basis for taking the position that it is the owner for federal income tax purposes of any Fee Property that meets the above requirements except that the lessee is granted the option to purchase the Fee Property at a formula price based on measures of value contained in an independent appraisal, assuming, as is represented by the General Partners, that such formula will approximate, or bear a reasonable relationship to, the fair market value of the Fee Property at the time of the option's exercise. No opinion has been issued with respect to the tax consequences associated with Leasehold Properties.

         6. PASSIVE ACTIVITY INCOME. Assuming that the Partnership is operated, acquires, and leases Fee Properties in the manner described in this Prospectus and, as is anticipated by the General Partners, that 30% or more of the unadjusted basis of each Fee Property, other than Properties in which the Partnership acquires only land, is subject to the allowance for depreciation, it is more likely than not that a Limited Partner's share of the Partnership's net income from Fee Properties will be net income from a "passive activity," as defined in section 469 of the Code. This opinion does not apply to any Partnership income attributable to (i) the investment of Partnership funds in liquid investments prior to the purchase of Properties, (ii) the investment, in interest-bearing accounts or otherwise, of amounts held by the Partnership as working capital, security deposits, or in reserve, or amounts held pursuant to the Reinvestment Plan, (iii) Properties with respect to which the Partnership (or any Joint Venture) is determined not to be the owner, or (iv) Properties acquired by the Partnership comprised on land only.

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         7. INVESTMENT THROUGH JOINT VENTURE. Assuming that the Joint Ventures have the characteristics described in "Business--Joint Venture Arrangements," and that each Joint Venture operates in the same manner that the Partnership operates with respect to Properties which it owns directly, it is more likely than not that (i) the Joint Ventures will be treated as partnerships as defined in sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Partnership will be subject to tax as a partner pursuant to sections 701-761 of the Code, (ii) all material allocations of income and gain as provided in the Joint Venture Agreements more likely than not will be treated as being in accordance with the interests of the partners in the Joint Venture and all material allocations set forth in the Joint Venture Agreements of deductions, losses, and credits more likely than not will have substantial economic effect or will otherwise be treated as being in accordance with the interest of the partners in the Joint Venture to the extent that such allocations do not create a deficit in any Partner's Capital Account balance, taking into account all reasonably expected increases and decreases in such balance, and (iii) the foregoing opinions regarding ownership of Properties, passive activity income, and unrelated business taxable income also will apply to Properties held by the Partnership indirectly through a Joint Venture.

         The opinion of Counsel reflects the tax consequences which Counsel believes a Limited Partner reasonably may expect as the result of an investment in the Partnership. The opinion is based on the facts described in this Prospectus and upon certain assumptions and representations of the Managing Dealer and the General Partners. The material assumptions and representations are summarized below.

         (i) The Partnership was organized and will be operated in accordance with the Revised Uniform Limited Partnership Act, as adopted by, and in effect in, the State of Florida;

         (ii) The Partnership will be operated in accordance with the Partnership Agreement, and the Partnership and each Joint Venture will have the characteristics described in the Prospectus and will be operated as described in the Prospectus;

         (iii) The Partnership will not participate in any Joint Venture on terms other than those described in "Business--Joint Venture Agreements" without first receiving certain advice of Counsel;

         (iv) The Fee Properties will be leased on substantially the terms and conditions described in the Prospectus in "Business--Description of Leases";

         (v) The net worth of the individual General Partners will continue to exceed an amount that is intended to assure that the Partnership may qualify as a partnership for federal income tax purposes;

         (vi) The residual value and useful life of each Fee Property remaining after the end of its lease term will exceed a percentage of the Fee Property's initial cost and useful life which is intended to assure that the Partnership (or Joint Venture) will be treated for federal income tax purposes as the owner of the Fee Property;

         (vii) Lessee purchase options will be structured in a manner that will increase the likelihood that the Partnership will be treated as the owner of the Fee Properties or will have a reasonable basis for taking the position that it is the owner of the Fee Properties;

         (viii) The General Partners and the Managing Dealer will take certain steps in connection with the transfer of Units to decrease the likelihood that the Partnership will be treated as a publicly traded partnership for purposes of sections 7704 and 469(k) of the Code;

         (ix) The Partnership (and each Joint Venture) will not act as a dealer in real property and will structure the acquisition and leasing of each Property (and any personal property) in a manner that will reduce the likelihood that the Partnership will have a significant amount of unrelated business taxable income; and

         (x) The portion of the unadjusted basis of each Fee Property that is subject to the allowance for depreciation will exceed a percentage that is intended to assure that rents from such Fee Property will be treated as passive income, except for those Properties consisting of land only.

         For federal income tax purposes, lease characterization is made on a property-by-property basis, based on an analysis of all the facts and circumstances relating to a particular lease. No opinion of Counsel is given


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regarding the characterization for tax purposes of any lease, and there can be no assurance that the tax characterization of a lease will not be successfully challenged by the IRS. For this reason, and for the reasons described more fully below, it is not possible to reach a judgment as to the probable outcome on the merits (either favorable or unfavorable) of the following income tax issues: (i) whether the Partnership will be the owner for tax purposes of any Fee Property subject to a lease in which the lessee may purchase the Fee Property at an amount other than the Fee Property's then fair market value (determined by appraisal or otherwise); (ii) the characterization and deductibility of certain fees and expenses; (iii) whether the Partnership will be treated as a dealer in real property for federal income tax purposes; (iv) the taxation of Limited Partners under state or local income tax laws; and (v) the tax consequences associated with Leasehold Properties. The Partnership intends to take the position that it is the owner for tax purposes of each Fee Property and that the Partnership is not a dealer with respect to the Properties. Further, the General Partners will exercise their best judgment as to their proper characterization of fees and expenses based on all surrounding facts and circumstances.

PARTNERSHIP STATUS

         Treasury regulations provide that an entity generally will be treated as a partnership rather than a corporation for federal income tax purposes if it has associates and an objective to carry on business for a joint profit and has no more than two of the following corporate attributes: (i) continuity of life;
(ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.

         Based upon the continued organization and operation of the Partnership in accordance with the Revised Uniform Limited Partnership Act as adopted by the State of Florida, the terms of the Partnership Agreement, and the continued satisfaction by the General Partners of certain net worth requirements, the Partnership should lack the corporate characteristics of continuity of life, limited liability, and free transferability of interests. Accordingly, it is the opinion of Counsel that it is more likely than not that the Partnership will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation, and that the Partnership and the Limited Partners will be subject to tax as partners pursuant to sections 701-761 of the Code.

         If the Partnership in any taxable year were treated for federal income tax purposes as an association taxable as a corporation, income and deductions of such partnership would be reflected only on its tax return rather than being passed through to its partners, and it would be required to pay income tax on its net income at corporate tax rates (currently 35%). The imposition of any such tax would reduce the amount of cash, if any, available to be distributed to the Limited Partners. If the Partnership is treated as an association taxable as a corporation, distributions would be ordinary dividend income to the extent of the Partnership's earnings and profits and the payment of such dividends would not be deductible. Moreover, any income received by the Limited Partners would constitute portfolio income that could not be offset by any losses they may have from passive activities. See "Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses" below.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business--Joint Venture/Co-Tenancy Arrangements," the Partnership may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business--Joint Venture/Co-Tenancy Arrangements," and are operated in the same manner that the Partnership operates with respect to Properties that it owns directly, it is the opinion of Counsel that it is more likely than not that (i) the Joint Ventures will be treated as partnerships, as defined in sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Partnership will be subject to tax as a partner pursuant to sections 701-761 of the Code and (ii) all material allocations to the Partnership of income, gain, loss and deduction as provided in the Joint Venture Agreements and as discussed in the Prospectus will be respected under section 704(b) of the Code. The General Partners have represented that the Partnership will not become a participant in any Joint Venture on terms other than those described in "Business--Joint Venture/Co-Tenancy Arrangements" unless the Partnership has first obtained advice of Counsel that the Joint Venture will more likely than not constitute a partnership for federal income tax purposes and that the allocations to the Partnership contained in the Joint Venture Agreement more likely than not will be respected. If, contrary to the opinions of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the same adverse tax consequences as described above with respect to the characterization of the Partnership as a corporation would apply to the Joint Venture. See "Partnership Status" below.

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         Because each Joint Venture should be treated as a partnership and will operate in the same manner that the Partnership operates with respect to Properties which it owns directly, the discussions contained in this section "Federal Income Tax Considerations" should apply equally to Properties held by the Partnership indirectly through a Joint Venture.

CO-TENANCY ARRANGEMENTS

         As indicated in "Business--Joint Venture/Co-Tenancy Arrangements," the Partnership may own and operate Properties through Co-Tenancy Arrangements under which the Partnership and another entity will each hold an undivided interest in a Property. Co-Tenants, unlike partners, are taxed on a pure aggregate basis, as if each separately owned a portion of the jointly held property. Thus, each party in a co-tenancy generally includes in income its pro-rata share of income and is entitled to deduct its pro-rata share of expenses. Because Properties operated under Co-Tenancy Arrangements are generally expected to be operated in the same manner that the Partnership operates Properties it will own exclusively or through a Joint Venture, the discussion contained in the section "Federal Income Tax Considerations" should generally apply to Properties held in Co-Tenency Arrangements.

PUBLICLY TRADED PARTNERSHIPS

         Two provisions of the Code adversely affect the taxation of publicly traded partnerships. The first, section 7704, causes certain publicly traded partnerships to be taxed as corporations, with the consequences described in "Federal Income Tax Considerations--Partnership Status." The second, section 469(k), causes the passive activity loss rules to apply more harshly to net income and net losses attributable to publicly traded partnerships. Net passive income from such partnerships is treated as investment income, which cannot be offset by net losses from other "passive activities," and net losses attributable to such partnerships may not be used to offset a partner's other passive income. See "Federal Income Tax Considerations--Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses."

         Article Fourteen of the Partnership Agreement provides that the General Partners may prohibit the transfer or assignment of a Unit (or an economic interest therein), including transfers pursuant to the Distribution Reinvestment Plan, if such transfer is effected through a secondary market (or the substantial equivalent thereof) or, together with other transfers, could increase the likelihood that the Partnership would be treated as a publicly traded partnership. Further, the General Partners have the right under the Partnership Agreement not to recognize any purported transfer or assignment of a Unit made without their consent.

         The General Partners have represented that they intend to enforce these restrictions to the extent possible under the Partnership Agreement and applicable law to prevent any increased likelihood of the Partnership being treated as a publicly traded partnership. In addition, the General Partners have represented that they will terminate the Distribution Reinvestment Plan if the existence of the Distribution Reinvestment Plan creates a substantial risk of the Partnership being treated as a publicly traded partnership. The Managing Dealer and the General Partners also have made the following representations:
(i) they will not list, facilitate, or recognize the trading of Units on an established securities market, (ii) they will not create a market for Units or facilitate or recognize the trading of Units on a secondary market (or the substantial equivalent thereof) within the meaning of section 7704 or section 469(k) of the Code (and the General Partners will not recognize any transfers by redeeming the transferor Partner or admitting the transferee as a Partner or otherwise recognize any rights of the transferee, such as a right of the transferee to receive partnership distributions (directly or indirectly) or to acquire an interest in capital or profits of the Partnership), and (iii) they will not allow any transfers of Units which could cause the Partnership to violate the safe harbors of section 7704 of the Code and the regulations issued thereunder.

         In the opinion of Counsel, based upon the representations of the Managing Dealer and the General Partners, and the provisions of the Partnership Agreement, it is more likely than not that the Partnership will not constitute a publicly traded partnership for the purposes of sections 7704 and 469(k) of the Code.

TAXATION OF THE LIMITED PARTNERS

         The Partnership will not be subject to federal income tax. Instead, the Limited Partners will be required to report on their individual income tax returns, and to take into account in determining their own income tax, their allocable share of all items of the Partnership's income, gain, loss, or deduction and items of tax preference for the Partnership's taxable year ending with or within their own taxable year. These items will have, in the hands of the Limited Partners, the same character as they had in the hands of the Partnership.


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         The Limited Partners are subject to tax on their distributive share of
Partnership taxable income and items of the Partnership's income, gain or tax preference even though they may have received total cash distributions less than the amount of reportable income or even the resultant federal income tax. For example, Limited Partners who participate in the Distribution Reinvestment Plan will be allocated their share of Partnership Net Income and Gain (including Net Income and Gain attributable to Units acquired pursuant to the Distribution Reinvestment Plan) even though such Partners may receive no cash distributions from the Partnership. To the extent that the resultant tax exceeds cash distributions to a Limited Partner in any year, such excess will constitute an out-of-pocket expense to the Limited Partner.

         Regarding certain limitations on the extent to which Limited Partners can deduct their share of Partnership losses, see "Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses" below.

QUALIFIED PLAN INVESTORS

         Qualified retirement plans, IRAs, Keogh plans, and other plans that are subject to ERISA (collectively, "Qualified Plans") are generally exempt from taxation except to the extent that their "unrelated business taxable income" ("UBTI") from all sources exceeds $1,000 during any year. Certain passive-type income from unrelated businesses, such as interest and dividend income and gain from the sale of property (other than inventory and property held primarily for sale to customers in the ordinary course of business), is excluded from UBTI.

         Rents from real property are also excluded from UBTI, except that rent which is contingent on the income or profits derived with respect to the leased property is excluded only if based on a fixed percentage of receipts or sales (as is the case with the anticipated leases of the Properties). Rents from personal property leased with real property will also be excluded from UBTI, but only if the rent attributable to the personal property is not more than 10% of the total rent received under the lease.

         Notwithstanding the foregoing exclusions, Partnership income generally will constitute UBTI to the extent it is attributable to property financed with "acquisition indebtedness" (other than indebtedness to acquire or improve real Property in certain limited circumstances). The General Partners do not currently intend (although they have the right) to cause the Partnership to borrow money. If the Partnership does borrow money, the General Partners have represented that they will use reasonable efforts to structure the debt in a manner so that it will not constitute "acquisition indebtedness." In addition, the Partnership Agreement prohibits the Partnership from borrowing money to purchase Properties or from encumbering the Properties in connection with any borrowing. The General Partners further have represented that they will limit the Partnership's outstanding indebtedness to 3% of the aggregate adjusted tax basis of its Properties, thus limiting the portion of its income that could be characterized as attributable to property financed with acquisition indebtedness.

         In addition, a Qualified Plan's share of Net Income from the Partnership generally would be characterized as UBTI if the Partnership were held to be a dealer with respect to the Properties. Whether the Partnership is treated as a dealer is inherently factual in nature and depends on the intentions of the Partnership and its operations from time to time, and, accordingly, Counsel is unable to render an opinion (either favorable or unfavorable) on this issue. The Partnership, however, has not been organized to engage in the buying and selling of Properties and, thus, it is expected (and the Partnership will take the position) that it will not be treated as a dealer with respect to the Properties.

         Assuming that the Partnership owns and leases the Properties on substantially the terms and conditions described in "Business--Description of Leases" and that it does not own and lease personal property, borrow money, or act as a dealer in real property, in the opinion of Counsel it is more likely than not that the income of the Partnership will not constitute UBTI.

         The tax treatment of distributions by Qualified Plans and other exempt entities is beyond the scope of this discussion, and such entities should consult their tax advisers regarding such questions.

ALLOCATIONS OF INCOME, GAIN, LOSS, AND DEDUCTION

         A partner's distributive share of income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with the provisions of the partnership agreement. Under section 704(b) of the Code, however, an allocation will be respected only if it has "substantial economic effect" or is in accordance with the partners' "interests in the partnership." Treasury regulations issued under section 704(b) provide rules for determining


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whether an allocation will have economic effect, and whether the economic effect will be substantial. An allocation will have economic effect if (i) the partners' capital accounts are maintained and determined in accordance with a prescribed set of guidelines, (ii) liquidation proceeds are required in all cases to be distributed in accordance with the partners' capital account balances, (iii) the partnership agreement does not allocate losses to a partner that cause such partner's capital account balance (reduced for certain anticipated future reductions in such partner's capital account) to go below the amount of any deficit balance that the partner is, or is deemed to be, required to restore, and (iv) the partnership agreement contains a "qualified income offset provision," which generally allocates items of gross income to a partner to reduce any unexpected excess deficit capital account balance.

         The economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. To make this determination, the likelihood and magnitude of any shift in the economic consequences among partners must be weighed against the shifting of tax consequences resulting from an allocation. The economic effect of an allocation may be found to be insubstantial if, among other factors, a change in tax allocation percentages is only remotely related to, or is disproportionately larger than, the likely change in economic benefits and burdens, or if such a change has no nontax business purpose, is likely to be offset in the future, or is motivated by interaction with the nonpartnership tax attributes of the partners. In addition, the economic effect of an allocation will be insubstantial if, as a result of the allocation, the after-tax economic consequences of at least one partner, in present value terms, may be enhanced, and there is a strong likelihood that the after-tax economic consequences of no partner, in present value terms, will be diminished. The Treasury Regulations provide that the economic effect of depreciation deductions is deemed to be substantial.

         Generally, all allocations of tax items are made among the Partners in accordance with their relative interest in the Partnership or their allocable share of cash distributions from the Partnership, except that 99% of the total depreciation and amortization deductions are specially allocated to the Limited Partners who are not exempt from federal income tax; provided, however, notwithstanding the foregoing, the interest of the General Partners in each material item of Partnership income, gain, loss, deduction, and credit will be equal to at least 1% of each such item at all times during the existence of the Partnership.

         The allocations contained in the Partnership Agreement are intended to comply with the regulations' test for having economic effect. The Partnership Agreement requires Capital Accounts to be properly maintained, requires distributions of proceeds from the liquidation of a Partner's interest in the Partnership to be made in accordance with such Partner's positive Capital Account balance, does not permit allocations of losses which cause a Limited Partner to have an Adjusted Capital Account Deficit, and contains a qualified income offset provision. Moreover, the economic effect of the allocations should be substantial, in part because the economic and tax consequences of deductions representing paid or incurred expenses will move in tandem and, in part, because allocations of depreciation deductions are deemed to be substantial. For example, the special allocation of depreciation deductions to the Taxable Limited Partners will cause a Tax-Exempt Limited Partner's Capital Account to exceed the Capital Account of a similarly situated Taxable Limited Partner. If the sale of the Properties does not produce sufficient Gain or Loss to eliminate this disparity, the Tax-Exempt Limited Partners' share of liquidation proceeds will be greater than would be the case if there were no special allocation of the depreciation deductions.

         In the opinion of Counsel, it is more likely than not that (i) all material allocations to the Partners of income and gain set forth in the Partnership Agreement more likely than not will be treated as having substantial economic effect or otherwise will be treated as being in accordance with the interests of the Partners in the Partnership, and (ii) all material allocations set forth in the Partnership Agreement of deductions, losses and credits more likely than not will have substantial economic effect or will be otherwise treated as being in accordance with the interests of the Partners in the Partnership to the extent that such allocations do not create a deficit in any Partner's Capital Account balance, taking into account all reasonably expected increases and decreases in such balance. There can be no assurance, however, that the IRS will not challenge the allocations provided for in the Partnership Agreement as lacking substantial economic effect, and, if successful, reduce the anticipated tax benefits to the Limited Partners.

ALLOCATIONS TO NEWLY ADMITTED PARTNER OR TRANSFEREE

         Section 706(d) of the Code requires that a partner's distributive share of items of partnership income, gain, loss, deduction, and credit be determined by the use of one of the methods prescribed in Treasury Regulations that takes into account the varying interests of the partners (attributable, for example, to the admission of new partners or the transfer of a partnership interest)


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during the partnership's taxable year. The Partnership Agreement permits the
General Partners to select any method and convention permissible under section 706(d) for the allocation of tax items during the time persons are admitted as Limited Partners, but requires that any method or convention first utilized be consistently applied thereafter for all subsequent admissions of Partners, unless it is determined subsequently that such method or convention is not permissible under section 706(d). Further, the Partnership Agreement provides that if a Partner transfers a Unit, other than at the end of the Partnership's fiscal year, the entire year's depreciation deductions and remaining items of Net Income and Net Losses allocable to such Unit will be apportioned between the transferor and transferee based on the number of days during the year that each is treated under the Partnership Agreement as owning the Unit, and Gain or Loss will be allocated to the Partner who is treated under the Partnership Agreement as owning the Unit on the date such Gain or Loss was realized for federal income tax purposes.

DISTRIBUTION REINVESTMENT PLAN

         A Limited Partner who participates in the Distribution Reinvestment Plan will be allocated such Partner's share of Partnership Net Income and Gain (including Net Income and Gain attributable to Units acquired pursuant to the Distribution Reinvestment Plan) even though such Partner may receive no cash distributions from the Partnership. See "Taxation of the Limited Partners" above. A Limited Partner who participates in the Distribution Reinvestment Plan will be deemed to receive cash distributions for federal income tax purposes when such Partner's Partnership distributions are deposited with the Distribution Reinvestment Plan. When Units are acquired pursuant to the Distribution Reinvestment Plan on behalf of such Partner, the Partner's basis in the Partner's Partnership Interest will be increased by the purchase price of such Units. See "Cash Distributions to Limited Partners" and "Bases of Interests Held by Limited Partners" below.

CHARACTERIZATION OF LEASES

         The Partnership will purchase both new and existing Fee Properties and lease them to franchisees or corporate franchisors pursuant to leases of the type described in "Business--Description of Leases." The ability of the Partnership to claim certain tax benefits associated with ownership of the Fee Properties, such as depreciation, depends on a finding that the lease transactions engaged in by the Partnership are true leases, under which the Partnership is the owner of the leased Fee Property for federal income tax purposes, rather than a conditional sale of the Fee Property or a financing transaction. A determination by the IRS that the Partnership was not the owner of the Fee Properties for federal income tax purposes could have substantial adverse consequences to the Limited Partners, such as denying depreciation deductions to the Partnership and causing the income and losses attributable to such Properties to be characterized as investment or portfolio income and losses under the passive activity loss rules. See "Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses" below.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in a number of recent cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of property is to be treated as the owner. Judicial decisions and pronouncements of the IRS with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Partnership suggest the Partnership would not be the owner of the Fee Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the BONA FIDE nature of such leases and that the Partnership will be the owner of the Fee Properties. For example, under the types of leases described in "Business--Description of Leases," the Partnership will bear the risk of substantial loss in the value of the Fee Properties, since the Partnership will acquire its interests in the Fee Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Partnership, rather than the lessee, will benefit from any appreciation in the Fee Properties, since the Partnership will have the right at any time to sell or transfer its Fee Properties, subject to the lessee's right to purchase the Fee Property at a price not less than the Fee Property's fair market value (determined by appraisal or pursuant to a formula price which looks to various measures of value contained in an appraisal).

         Other factors that are consistent with the ownership of the Fee Properties by the Partnership are (i) the lessees are liable for repairs and to return the Fee Properties in reasonably good condition, excepting normal wear and tear; (ii) insurance proceeds are generally to be used to restore the Fee Properties and, to the extent not so used, belong to the Partnership; (iii) the


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lessees agree to subordinate their interests in the Fee Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and (iv) based on the General Partners' representation that the Fee Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Partnership's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Partnership has not relinquished the Fee Properties to the lessees for their entire useful lives, but has retained a significant residual interest in them.

         Finally, since the Partnership will purchase the Fee Properties with its own funds and is prohibited under the Partnership Agreement both from incurring any debt in connection with their acquisition and from subsequently mortgaging the Fee Properties, the Partners will not be primarily dependent upon tax benefits in order to realize a reasonable return upon their investment.

         On the basis of the foregoing, assuming that (i) the Partnership leases the Fee Properties on substantially the terms and conditions described in "Business--Description of Leases," except that any lessee purchase options are exercisable only at an amount equal to or in excess of the Properties' then fair market values (determined by appraisal or otherwise), and (ii) as is represented by the General Partners, the residual value of the Fee Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Partnership's cost of such Fee Properties, and the remaining useful lives of the Fee Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Fee Properties' useful lives at the beginning of their lease terms, in the opinion of Counsel it is more likely than not the Partnership will be treated as the owner of the Fee Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership.

         As mentioned above, the General Partners, on occasion, may negotiate a lease that provides the lessee with an option to purchase the leased Fee Property at an amount determined by a formula that looks to various measures of value contained in an independent appraisal of the leased Fee Property. The General Partners expect that such formula will approximate the fair market value of the Fee Property when the option is exercised. For federal income tax purposes, leases with lessee purchase options have been respected, and the lessors have been treated as the owners of the leased property, where option prices not specifically at fair market value were negotiated by the parties with the expectation that they would approximate, or bear a reasonable relationship to, the fair market value of the leased property at the time of the option's exercise. However, because valuation is a question of fact, Counsel cannot opine (either favorably or unfavorably) whether the Partnership will more likely than not be the owner of any Fee Property subject to a lease in which the lessee may purchase the Fee Property at an amount other than the Fee Property's then fair market value (determined by appraisal or otherwise). However, Counsel is of the opinion that the Partnership will have a reasonable basis for taking the position that it is the owner, for federal income tax purposes, of any Fee Property subject to a lease meeting the above-listed criteria except that the lessee's purchase option price is determined by a formula, provided, as the General Partners have represented will be the case, such formula will approximate, or bear a reasonable relationship to, the fair market value of the Fee Property at the time of the option's exercise.

         The law governing the characterization of transactions as leases is complicated and is in a state of change. Furthermore, for federal income tax purposes, lease characterization is made on a property-by-property basis, based on an analysis of each particular location including, among other factors, fair rental value of the particular property and, in the case of any lease involving a lessee purchase option, the fair market value of the property at the time the option is exercisable. Accordingly, there can be no assurance that the status of the Partnership as owner of a Fee Property will not be challenged successfully by the IRS.

         With respect to Leasehold Properties, depending on the facts of any particular lease and sublease arrangement, the Partnership may be treated, for federal income tax purposes, as (i) owning the building and having a leasehold interest in the underlying land, (ii) having a leasehold interest in both the building and the land, (iii) both having sold or assigned its interests (whether ownership or leasehold) in the building and/or the land to the lessee, or (iv) having merely engaged in a financing transaction. If either of the last two characterizations applies, a portion of the rental payments received from the lessee would be treated as interest income. Further, if the second characterization applies, it is not clear under current law whether rental income attributable to subleasing a leasehold interest in a building constitutes passive or portfolio income. Because of the numerous unknown variables that may arise with respect to leases and subleases of Leasehold Properties and the uncertain state of the law, counsel cannot opine with respect to the tax consequences associated with Leasehold Properties. However, the General Partners anticipate that substantially all of the Properties acquired by the Partnership will be Fee Properties.

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BASES OF INTERESTS HELD BY LIMITED PARTNERS

         The Limited Partners' adjusted bases in their Interests are relevant in determining gain or loss on the sale or other disposition of their Interests (see "Sale of Limited Partnership Interests by the Limited Partners" below), in determining the taxability of cash distributions to the Limited Partners (see "Cash Distributions to Limited Partners" below), and in determining the ability of the Limited Partners to deduct losses of the Partnership (see "Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses" below).

         A Limited Partner's adjusted basis in an Interest initially will equal the amount of the Limited Partner's actual cash contribution to the Partnership and will be increased by the Limited Partner's distributive share of items of Partnership income and gain. A Limited Partner's basis in an Interest will be decreased (but not below zero) by (i) cash distributions received from the Partnership, and (ii) the Limited Partner's distributive share of items of Partnership deduction and loss.

BASIS, AT-RISK, AND PASSIVE ACTIVITY LIMITATIONS ON DEDUCTION OF LOSSES

         The General Partners expect that the Partnership will produce taxable income and will not produce taxable losses that could be used to shelter a Limited Partner's income from other sources. In the event, however, that the Partnership did generate Net Losses, or the special allocation of depreciation deductions caused a Taxable Limited Partner to be allocated a net loss from the Partnership, the amount of a Limited Partner's distributive share of Partnership losses that could be deducted would be determined by applying three separate limitations.

         First, a Limited Partner may not deduct an amount exceeding the adjusted basis in such Partner's Interest. See "Bases of Interests Held by Limited Partners" above for a discussion of the computation of a Limited Partner's adjusted basis in an Interest. If a Limited Partner's share of Partnership losses exceeds the adjusted basis in such Partner's Interest at the end of any taxable year, such share of excess losses may be carried over indefinitely and deducted to the extent that at the end of any succeeding year, the adjusted basis in such Partner's Interest exceeds zero.

         Second, section 465 of the Code limits the ability of a Limited Partner to deduct losses from the Partnership to the amount that the Limited Partner is "at risk" with respect thereto. A Limited Partner generally will be considered to be at risk to the extent of the amount of such Partner's Capital Contributions, increased by the Partner's share of Net Income and reduced by the Partner's share of Net Loss and by cash distributions to the Partner. Losses in excess of a Limited Partner's amount at risk are suspended and are carried over indefinitely and deducted to the extent that, at the end of any succeeding year, such Limited Partner's amount at risk exceeds zero.

         Third, under section 469 of the Code, the deduction of losses from all businesses in which the taxpayer does not "materially participate" and from all rental activities in which the taxpayer does not "actively participate" (collectively, "Passive Activities") would be allowed only to the extent of income from those types of activities. (However, for taxable years beginning after December 31, 1993, certain taxpayers materially participating in real property trades or businesses will not have to treat losses from rental activities as passive losses subject to the limitations of section 469 of the Code.) Accordingly, net losses from Passive Activities cannot be used to offset earned income, income from participatory businesses, or portfolio income, such as interest, dividends, royalties, and nonbusiness capital gains. Any losses in excess of income from Passive Activities can be carried forward indefinitely to offset future income from those activities, including gain from the eventual disposition of the activity. For purposes of this provision, interest deductions attributable to debt incurred to purchase or carry an interest in a Passive Activity generally are considered as Passive Activity deductions and are thus subject to the same limitation. The amount of tax losses subject to the Passive Activity limitation is determined by first applying the basis and at-risk limitations described above.

         A limited partner generally is deemed not to materially or actively participate in partnership activities. Thus, except for those special circumstances described below in "Passive Activity Income," any activity of the Partnership would be a Passive Activity with respect to a Limited Partner, and a Limited Partner's share of Partnership losses, as well as any interest on debt incurred to purchase or carry the Limited Partner's limited partnership interest, would be allowed only to the extent of the Limited Partner's share of Partnership Passive Activity income, plus the Limited Partner's net income, if any, from other Passive Activities.


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PASSIVE ACTIVITY INCOME

         If the Partnership is successful in achieving its investment and operating objectives, the Limited Partners (other than tax-exempt entities) are likely to recognize taxable income from the Partnership in each year. As described in "Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses" above, the business activities of the Partnership will be deemed a Passive Activity of the Limited Partners, and thus a Limited Partner's share of any Partnership Net Income will generally constitute passive income which can be offset by the Limited Partner's net losses and credits from investments in other Passive Activities. It should be noted, however, that the income from certain activities will be denied passive income treatment, even though losses attributable to such activities will continue to be treated as passive losses. For example, income attributable to the rental of property is treated as not from a Passive Activity if less than 30% of the property used in the activity during the taxable year is subject to the allowance for depreciation. Income from such rental activity will be treated as portfolio income which cannot be offset by losses derived from Passive Activities. Further, the Treasury has broad authority to issue regulations defining income that does not constitute Passive Activity income, and no assurance can be given that the future regulations promulgated under section 469 will not adversely affect the Limited Partners.

         Assuming, as is anticipated by the General Partners, that 30% or more of the unadjusted basis of each Fee Property, other than Properties consisting of land only, is subject to the allowance for depreciation, then, in the opinion of Counsel, it is more likely than not that a Limited Partner's share of the Partnership's net income from Fee Properties will, except as described below, be net income from a "passive activity," as defined in section 469. However, certain items of Partnership income will be considered portfolio income or income other than passive income which cannot be offset by losses from Passive Activities (including deductions of the Partnership attributable to its business activities). These items include any portion of Partnership income attributable to (i) the investment of Partnership funds in liquid investments, such as certificates of deposit and money market accounts, prior to the purchase of Properties and distributions of Net Cash Flow to the Partners, (ii) the investment, in interest-bearing accounts or otherwise, of amounts held by the Partnership as working capital, security deposits, or in reserve, or amounts held pursuant to the Distribution Reinvestment Plan, (iii) income from Properties with respect to which the Partnership is determined not to be the owner, or (iv) Properties acquired by the Partnership consisting of land only. Such income will constitute, for purposes of section 469, portfolio income which cannot be offset by losses from Passive Activities.

CASH DISTRIBUTIONS TO LIMITED PARTNERS

         A cash distribution to a Limited Partner from the Partnership (other than a cash distribution made in exchange for all or part of the Limited Partner's Interest) will not be taxable to the Limited Partner except to the extent, if any, that the distribution exceeds such Partner's adjusted basis in an Interest. A cash distribution in excess of the Limited Partner's adjusted basis in an Interest will be taxable to the Limited Partner as if it resulted from a sale or exchange of an Interest. See "Sale of Limited Partnership Interests by the Limited Partners" below.

         In the event that, contrary to the expectation of the General Partners, a Limited Partner realizes Net Losses from an investment in the Partnership, or the special allocation of depreciation deductions causes a Taxable Limited Partner to be allocated a Net Loss from the Partnership, a cash distribution which reduces the Limited Partner's amount at risk below zero will be taxable to the extent of the lesser of (i) the amount of the cash distribution, or (ii) the amount of losses from the Partnership previously deducted by the Limited Partner. See "Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses" above.

         Amounts reinvested pursuant to the Distribution Reinvestment Plan will be treated for federal income tax purposes as if such amounts had been distributed to the Participants in the Distribution Reinvestment Plan and then used by the Participants to acquire additional Units.

DEPRECIATION OF THE FEE PROPERTIES

         The Partnership's depreciation deductions will be determined under the Accelerated Cost Recovery System ("ACRS") over the recovery period specified in section 168 of the Code. Under ACRS, nonresidential real property placed in service on or after May 13, 1993 generally is depreciable over a period of 39 years using the straight-line method of recovery. Nonresidential real property placed in service prior to May 13, 1993 generally is depreciable over a period of 31.5 years using the straight-line method of recovery. Depreciable real property that is acquired from, and leased back to, operators owning the

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property prior to 1981 (or persons related to such franchisees) is not eligible for ACRS treatment. Such property must be depreciated over its economic useful life under straight-line or accelerated methods.

         The Partnership's basis in a Fee Property for depreciation purposes is its cost. The IRS may seek to reclassify a portion of amounts attributed to improvements as attributable to land or other nondepreciable, nonamortizable expenditures, thereby decreasing the Partnership's depreciation deductions.

         Depreciation claimed by the Partnership with respect to a particular Fee Property will reduce the adjusted basis of that Fee Property, thereby increasing the potential gain (or decreasing the potential loss) upon disposition of such Fee Property. Depreciation claimed by the Partnership also will reduce a Limited Partner's adjusted basis in such Partner's Interest, similarly affecting the potential gain or loss realized upon a sale of such Interest.

         Fee Properties that are otherwise eligible for depreciation under ACRS will not be eligible for, as applicable, a 31.5-year or 39-year recovery period to the extent they are considered to be "tax-exempt use property." In the case of a partnership that includes partners that are tax-exempt entities (including Qualified Plans, such as IRAs), such partnership property will be considered "tax-exempt use property" to the extent of the tax-exempt entity partners' proportionate share of such property, unless (i) such property is used by the partnership in an "unrelated trade or business" and the tax-exempt entity partners are subject to tax under the applicable Code provisions on their distributive share of partnership income, or (ii) all allocations to tax-exempt entity partners constitute "qualified allocations."

         The General Partners anticipate that a substantial number of Units will be purchased by entities that are considered to be tax-exempt entities for purposes of this rule and that, with certain possible limited exceptions, the Fee Properties will not be considered to be used in an "unrelated trade or business," the income from which is subject to tax. See "Qualified Plan Investors" above. Further, because depreciation deductions are allocated 1% to the General Partners and 99% to the Taxable Limited Partners, the allocations to the Tax-Exempt Limited Partners will not constitute qualified allocations. Consequently, the Partnership will be required to depreciate the Tax-Exempt Limited Partners' proportionate share of the Properties using the straight-line method over a 40-year recovery period or, in the case of a Property that is leased for a term in excess of 32 years (taking into account certain options to renew), over a period equal to 125% of the lease term. In order to reduce the Partnership's administrative costs associated with allocating basis between the Tax-Exempt Limited Partners and the Taxable Limited Partners, the Partnership may depreciate all of the depreciable portion of its Properties (rather than only the Tax-Exempt Limited Partners' proportionate share) over the extended recovery period.

SYNDICATION AND ORGANIZATIONAL EXPENSES

         The Code provides for various treatments of certain initial expenditures of the Partnership. Expenses incurred by the Partnership with respect to the offering and sale of the Limited Partner Interests (I.E., syndication costs) must be capitalized and cannot be deducted or amortized. In contrast, amounts paid to organize the Partnership, as well as other start-up expenditures, may (if so elected) be amortized ratably over 60 months. Certain other costs must be capitalized as part of the cost of the Properties, while others may be deducted or amortized ratably over various periods. The Partnership intends to treat Selling Commissions, the due diligence expense reimbursement fees, and most of Organizational and Offering Expenses as syndication expenses. The remainder of Organizational and Offering Expenses will be treated as amortizable organizational expenses. There can be no assurance that the IRS will not challenge the treatment of certain fees and expenses paid by the Partnership by asserting, for example, that fees and expenses were allocated improperly between organizational and syndication expenses or that some or all of the fees paid to the General Partners or their Affiliates are properly characterized as nondeductible syndication expenses or as organizational expenses. If the IRS were successful in seeking to disallow or recharacterize these expenditures, the deductions of the Partnership available to offset Partnership income could be decreased. See "Tax Treatment of Certain Fees" below for a description of possible limitations on the deduction of expenses.

TAX TREATMENT OF CERTAIN FEES

         The Partnership will pay fees to the General Partners and their Affiliates for services rendered to the Partnership. For a description of these fees, see "Management Compensation." The amount of the fees has not been determined by arm's-length negotiations. Instead, the amounts have been set by the General Partners on the basis of their judgment of the reasonable value of the services provided.


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         The IRS could assert that the amount incurred for some or all of the services exceeds the reasonable value of those services. In addition, the IRS might accept the reasonableness of a fee, but contend that the fee should be deducted in a later year, or be capitalized rather than deducted, or be amortized over a period longer than the period chosen by the Partnership. Finally, the IRS might attempt to recharacterize a fee as a nondeductible, nonamortizable syndication expense or as an itemized deduction subject to the limitation imposed on the deduction of so-called miscellaneous itemized deductions. If the IRS were successful in seeking to disallow or recharacterize these expenditures, the deductions of the Partnership available to offset Partnership income would be decreased. Because the question of the reasonable value of services and the period to which services relate is factual in nature, and because such services will be rendered in the future, Counsel cannot render an opinion with respect to the deductibility of the foregoing fees.

SALE OF THE PROPERTIES

         Upon a Sale of all or a portion of a Property, the Partnership will recognize Gain or Loss to the extent that the amount realized is more or less than the adjusted basis in the Property sold, taking into account all prior depreciation thereon. Assuming the Partnership is not a dealer with respect to the Properties (see "Qualified Plan Investors" above), Gain or Loss on the sale of a Property will be taxable as provided in section 1231 of the Code. Section 1231 provides generally that a taxpayer's net section 1231 gains will be taxed first as ordinary income to the extent of the taxpayer's excess net section 1231 losses from the prior five years, and then as capital gains; section 1231 losses will be taxed as ordinary losses. See "Capital Gains and Losses" below for the effect of such characterizations.

SALE OF LIMITED PARTNERSHIP INTERESTS BY THE LIMITED PARTNERS

         Generally, a Limited Partner will realize gain or loss on the sale of such Limited Partner's Interest equal to the difference between the amount realized and the Partner's adjusted basis in the Interest. Assuming a Limited Partner is not a dealer with respect to Interests and has held the Interest more than one year, the Limited Partner's gain or loss will be long-term capital Gain or Loss. See "Capital Gains and Losses" below.

         Capital Gain or Loss treatment will not apply, however, to any portion of the amount realized from such a sale or other disposition that is attributable to the Limited Partner's proportionate share of the Partnership's "unrealized receivables" or "substantially appreciated inventory" as defined in section 751 of the Code. The General Partners do not expect any significant portion of the Partnership's property to be treated as "section 751 property." If any portion of the Partnership's property is section 751 property, the Code imposes certain notice requirements on the transferor of a Limited Partner Interest. These requirements will be satisfied by delivering to the Partnership a completed and executed application for assignment of an Interest on forms provided by the General Partners upon request.

         Transfers of property by gift and on the death of an owner generally are not taxable transfers and do not result in the recognition of gain or loss. Limited Partners who desire to make gifts of their Interests should seek advice from their tax advisers.

LIQUIDATION OF THE PARTNERSHIP

         The dissolution and liquidation of the Partnership will result in the distribution to the Partners of any assets remaining after payment of, or provision for, the Partnership's debts and liabilities. If a Limited Partner receives money in excess of the basis of the Limited Partner's Interest, such excess generally will be taxable as a capital gain, except to the extent of any "unrealized receivables" or "substantially appreciated inventory items," as described in section 751 of the Code. A Limited Partner will recognize a loss upon dissolution only if the liquidating distribution consists solely of cash, or of cash and "unrealized receivables" and "substantially appreciated inventory items," and then only to the extent that the adjusted basis of such Limited Partner's Interest exceeds the amount of money received and such Limited Partner's share of the Partnership's basis in such "unrealized receivables" and "inventory items."

SPECIAL BASIS ADJUSTMENTS

         The Partnership Agreement permits (but does not obligate) the General Partners to elect under section 754 of the Code to adjust the basis of the Partnership's Property in the hands of a Partner who acquired an Interest by sale or exchange or on the death of a Partner. Because of the complexities of the tax accounting required, the Partnership does not presently intend to file an election under section 754. If the section 754 election is not made by the Partnership, even if the transferee Partner's tax basis of the Interest is


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higher than the share of the adjusted basis of the Partnership's Properties, such transferee Partner's distributive share of depreciation and Gain or Loss on the sale of the Partnership's assets will be determined in the same way as it would have been for the transferor, so that the transferee Partner will receive no tax benefits from the additional basis until the Partnership is liquidated or terminated or the transferee Partner transfers the Interest. Thus, the absence of such an election by the Partnership may reduce the market value of an Interest.

CAPITAL GAINS AND LOSSES

         The characterization of income recognized upon a Sale of a Property or a sale of a Limited Partner's Interest as capital or ordinary income is relevant in determining the rate at which such income is taxed and the extent to which a Limited Partner may deduct capital losses. As a result of the Revenue Reconciliation Act of 1993, beginning in 1993, ordinary income is taxed at a maximum marginal rate of 39.6%, while capital gains are taxed at a maximum marginal rate of 28%. Capital losses generally may be used to offset capital gains and, in addition, a maximum of $3,000 of ordinary income annually. The capital losses not utilized in any year may be carried forward to succeeding years.

DEDUCTIBILITY OF INTEREST

         The Code contains various restrictions on a taxpayer's ability to deduct interest expense. Personal interest (other than qualified residence interest) is not deductible. Investment interest is deductible only to the extent of net investment income. Any investment interest which cannot be currently deducted by a taxpayer by reason of these limitations may be carried over to, and deducted in, future years, subject to certain limitations. Interest expense attributable to a passive activity is deductible only as part of the net passive income or loss from that activity. Thus, any interest incurred by a taxpayer to acquire an interest in the Partnership will be taken into account to compute the taxpayer's income or loss from such passive activity.

ALTERNATIVE MINIMUM TAX

         The Code contains an alternative minimum tax, which may reduce the benefit to particular Limited Partners of an investment in the Partnership. The individual alternative minimum tax is 26% to 28% of "alternative minimum taxable income" in excess of certain exemption amounts. The alternative minimum tax is payable to the extent that it exceeds the "regular" federal income tax payable for that year. No credits other than the foreign tax credit may be applied against the alternative minimum tax.

         Alternative minimum taxable income generally is computed by adding defined tax preference items to adjusted gross income and then subtracting certain specified deductions, except that in determining adjusted gross income for this purpose, a less beneficial alternative method of depreciation must be used for certain property. For alternative minimum taxable income purposes, depreciable Properties must generally be depreciated using an extended recovery period.

         The amount of minimum tax or alternative minimum tax imposed depends upon various factors peculiar to the particular taxpayer, and the extent, if any, to which these taxes may adversely affect any Limited Partner cannot be predicted. It should be noted that certain states also impose a minimum tax on items of tax preference. The Limited Partners should consult with their own tax advisers regarding the possible application of the alternative minimum tax.

INTEREST ON UNDERPAYMENT OF TAXES

         If it is finally determined that a taxpayer has underpaid tax for any taxable year, the taxpayer must pay the amount of underpayment plus interest on the underpayment and certain penalties from the date the tax originally was due. The rate of interest is compounded daily and is adjusted quarterly. For the period April 1, 1997 through June 30, 1997, the interest rate is 9%.


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ACCURACY-RELATED PENALTIES

         Section 6662 of the Code imposes penalties with respect to any substantial understatement of income tax and with respect to the portion of any underpayment of tax attributable to a substantial valuation overstatement or to negligence.

         1. SUBSTANTIAL UNDERSTATEMENT PENALTY. Section 6662 imposes a 20% penalty on the amount of an understatement of income tax if such understatement is substantial. An understatement of tax liability is substantial if the amount of the understatement exceeds the greater of $5,000 or 10% of the total tax required to be shown on the return for the taxable year. If the understatement is not attributable to a "tax shelter" (defined as an arrangement the principal purpose of which is the avoidance or evasion of federal income tax), there will be no substantial understatement penalty if there was substantial authority for the taxpayer's position or if there was a reasonable basis for the taxpayer's position and the position was disclosed adequately on the taxpayer's tax return. A taxpayer may use Form 8275 to ensure adequate disclosure of a non-tax shelter matter. If the understatement arises out of a tax shelter, the taxpayer must have relied upon substantial authority for such position and must also have had a reasonable belief that the position taken more likely than not was the proper treatment to avoid the penalty. The General Partners expect that the Partnership will not be considered a "tax shelter" for this purpose.

         2. SUBSTANTIAL VALUATION OVERSTATEMENT PENALTY. A 20% substantial valuation overstatement penalty applies to the portion of any underpayment of tax attributable to a substantial valuation overstatement. There is a substantial valuation overstatement under new section 6662 if (i) the value or adjusted basis of property claimed on a return is 200% or more of the correct value or adjusted basis and (ii) the resulting underpayment of tax exceeds $5,000. Further, the amount of the penalty is increased to 40% of the resulting underpayment if the value or adjusted basis of property claimed on a return is 400% or more of the correct value or adjusted basis. The IRS has ruled under the predecessor provision of section 6662 that the substantial valuation overstatement penalty applies to individual partners when the overstatement is made by a partnership on the partnership return.

         3. NEGLIGENCE PENALTY. Section 6662 imposes a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, the legislative history of the 1989 Reconciliation Act indicates that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty. In addition, a valuation overstatement that results in the underpayment of tax but does not fall within the scope of the substantial valuation overstatement provisions may still be subject to the 20% penalty if it is attributable to negligence.

TAX RETURN, TAX INFORMATION, AND AUDITS

         The Partnership will furnish annually to the Limited Partners (but not to assignees of Limited Partners unless they become substituted Limited Partners) sufficient information from the Partnership's tax return for the Limited Partners to prepare their own federal, state, and local tax returns.

         In the event that any of the tax returns of the Partnership are audited, it is possible that substantial legal and accounting fees will have to be paid to substantiate the reporting positions taken, and such fees would reduce the cash otherwise distributable to the Limited Partners. Such an audit may result in adjustments to the tax returns of the Partnership which would require an adjustment to each Limited Partner's personal return.

         The partners of a partnership either must report partnership items on their returns consistently with treatment on the partnership information return or must file statements on Form 8082 with their returns identifying and explaining the inconsistency. Otherwise, the IRS may treat such inconsistency as a computational error, recompute and assess the tax without the usual procedural protection applicable to federal income tax deficiency proceedings, and impose penalties for negligent or intentional failure to pay tax.

         Audits of items of partnership income, gain, loss, deduction, or credit will be determined by a unified administrative proceeding at the partnership level, in which all of the partners have a right to participate. As a general rule, the administrative proceeding is managed by the tax matters partner. The Partnership will initially designate Robert A. Bourne as the tax matters partner for the Partnership. Certain settlements entered into by the tax matters partner

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may be binding upon all Limited Partners who do not file a statement to the contrary with the Secretary of the Treasury. Any adjustments resulting from any such audit may result in adjustments to the individual tax returns of Limited Partners.

         Adjustments, if any, made by the IRS at the partnership level must be reviewed in a single judicial proceeding filed on behalf of the partnership and all partners. Subject to certain restrictions, this judicial proceeding may be initiated by the tax matters partner or any other partner who disagrees with the adjustments. Generally, a limited partner who owns less than a 1% interest, directly or indirectly, in the partnership under audit may initiate the action only as part of a group of partners whose interests in the partnership under audit in the aggregate are at least 5%.

         In the event of an audit of the return of the Partnership, the tax matters partner, pursuant to advice of counsel, will take all actions necessary to preserve the rights of the Limited Partners, will provide all Limited Partners with any notices of such proceedings and other information as required by law, and will notify all Limited Partners of their rights with respect to settlement negotiations. All expenses of such proceedings undertaken by the tax matters partner, which might be substantial, will be paid for entirely out of the assets of the Partnership, which might otherwise be distributable to the Limited Partners. Moreover, the tax matters partner of the Partnership is not obligated to contest adjustments made by the IRS. Each Limited Partner who elects to participate in such proceedings will be responsible for any expenses such Partner incurs in connection with the proceedings.

STATE AND LOCAL TAXES

         In addition to the federal income tax aspects described above, prospective Limited Partners should consider potential state and local tax consequences of an investment in the Partnership and are advised to consult their tax advisers to determine (i) whether the states in which they are residents impose an income tax upon their share of the taxable income of the Partnership, (ii) whether such state calculates the tax which is due in the same manner as federal income taxes (for example, whether the state permits the use of ACRS), and (iii) in what state and local jurisdictions a return may be required and tax liability may arise. Returns may be required and tax liability may be imposed in each state and local jurisdiction in which the Partnership owns property.

         It is possible that some states or localities where the Properties are located will require that the Partnership withhold state or local taxes on the income allocated (or distributions made) to Limited Partners. The Partnership is authorized to withhold from amounts otherwise distributable to Limited Partners such amounts as the General Partners determine are necessary or appropriate to satisfy the Partnership's state or local tax withholding requirement.

         No opinion has been or will be rendered by Counsel on matters of state or local income tax law.


                          REPORTS TO LIMITED PARTNERS

         The Partnership will furnish an annual report to Limited Partners within 120 days following the close of each fiscal year. The annual report will contain a balance sheet, statement of operations, statement of partners' capital, and statement of cash flows, audited by independent certified public accountants, and a report of the activities of the Partnership during the Partnership's most recent fiscal year. In addition, the annual report will contain a complete statement of the amount and sources of distributions to Partners, of any transactions with the General Partners or their Affiliates, and a summary of compensation and fees paid or payable to the General Partners and their Affiliates (including reimbursable expenses).

         The Partnership also will furnish Limited Partners within 60 days after the end of each fiscal quarter in which the General Partners or their Affiliates received fees or other compensation from the Partnership a detailed statement setting forth the services rendered or to be rendered by the General Partners or their Affiliates to the Partnership and the fees or compensation received therefor.

         Tax information will be provided to Limited Partners within 75 days following the close of each fiscal year. In addition to providing information concerning federal tax, the General Partners may elect to provide the Limited Partners with information as to the minimum filing requirements in each state in which the Partnership's Properties are located.

         Within 75 days following the close of the Partnership fiscal year, each Limited Partner that is a Qualified Plan will be furnished with an annual statement of Unit valuation to enable it to file annual reports required by

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ERISA as they relate to its Partnership investment. The statement will report an estimated value of each Unit based on the amount Limited Partners would receive if the Properties were sold at their values (determined by appraisal updates) as of the close of the fiscal year, and if such proceeds and any other funds of the Partnership were distributed in a liquidation of the Partnership as described in this Prospectus. For the first three annual reports to Limited Partners after the termination of the Offering, the General Partners intend to value all Properties at cost and to report the net asset value per Unit at $10.00. Thereafter, an appraisal update based on capitalization of income will be obtained for each Property unless the Partnership previously obtained an appraisal for such Property within the nine-month period prior to the close of the relevant fiscal year. After the first three annual reports, the General Partners may elect to deliver such reports to all Limited Partners. Limited Partners will not be forwarded copies of appraisals or updates. In providing such reports to Limited Partners, neither the Partnership nor the General Partners or their Affiliates thereby make any warranty, guarantee, or representation that (i) the Limited Partners or the Partnership, upon liquidation, will actually realize the estimated value per Unit, or (ii) the Limited Partners will realize the estimated net asset value if they attempt to sell their Units.

         If the Partnership is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission, Limited Partners will be furnished with a summary of the information contained in each report within 60 days after the end of each fiscal quarter. Such information generally will include a balance sheet, a quarterly statement of income, a statement of partners' capital, a statement of cash flows, and any other pertinent information regarding the Partnership and its activities during the quarter. Limited Partners also may receive a copy of any Form 10-Q required to be filed by the Partnership under the Securities Exchange Act of 1934, as amended, upon request to the Partnership. If the Partnership is not subject to this filing requirement, Limited Partners will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Until such time as all of the Gross Proceeds to the Partnership from sale of its Units (after the creation of reserves and the payment of the fees, commissions, and expenses specified in Article Seven of the Partnership Agreement) are invested in Properties or returned to investors, the Partnership will distribute special reports to the Limited Partners within 45 days after the end of each quarter. These reports will contain the following information: (i) the location and a description of the general character of all Properties which the Partnership acquired or which the Partnership intends to acquire during the following quarter; (ii) the present or proposed use of such Properties and their suitability or adequacy for such use; (iii) the terms of any material lease affecting the Properties; (iv) the method of financing such Properties; (v) a statement that title insurance and any required performance bond(s) or other assurances with respect to builders, have been or will be obtained on all Properties acquired or to be acquired; and (vi) a statement as to the amount of the Gross Proceeds which remain uncommitted or unexpended, stated as to dollar amount and percentage of total Gross Proceeds received by the Partnership from sale of its Units. The information contained in such reports may be incorporated into any of the other reports distributed to the Limited Partners.

         Financial information contained in all reports to Limited Partners will be prepared on the accrual method of accounting in accordance with generally accepted accounting principles. If such information differs from the information furnished to Limited Partners for tax purposes, the two sets of information will be reconciled in the annual report.

         Limited Partners and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Partnership at all times during regular business hours, upon reasonable prior notice to the General Partners, at the location where such reports are kept by the Partnership. Limited Partners, upon request and at their expense, may obtain full information regarding the financial condition of the Partnership, a copy of the Partnership's federal, state, and local income tax returns for each fiscal year of the Partnership, and, subject to certain confidentiality requirements, a list of the names, addresses, and capital contributions of all Limited Partners.

         The fiscal year of the Partnership will be the calendar year.

         The Partnership, upon the request of any federal or state securities authority through which the Units are registered, will submit to such authority any report or statement which the Partnership is required to distribute to the Limited Partners.

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                                  THE OFFERING

 GENERAL


          On September 19, 1996, the offering of units of limited partnership interest in CNL XVII terminated upon the receipt of subscriptions for an aggregate of 3,000,000 units ($30,000,000). An aggregate of 1618 subscribers were admitted as limited partners to CNL XVII in accordance with the terms of the partnership agreement of CNL XVIII. The Offering of Units in CNL XVIII commenced on September 20, 1996. As of October 11, 1996, CNL XVIII had received aggregate subscriptions for 173,313 Units, representing $1,733,131 in aggregate subscription proceeds from Limited Partners and $1,517,431 of the funds were released from escrow (which excluded all funds received from New York and Pennsylvania investors). As of April 30, 1997, the Partnership had sold 1,848,302 Units, representing $18,483,022 of capital contributed by 895 unaffiliated Limited Partners.


          A maximum of 3,500,000 Units are being offered at a purchase price of $10.00 each. A minimum purchase of 250 Units (or a minimum purchase of 100 Units in the case of most IRAs and Keogh and pension plans) is required. Nebraska investors, however, as well as any investor who wishes to receive monthly distributions, must make a minimum investment of 500 Units ($5,000). IRAs and Keogh and pension plans must make a minimum investment of at least 100 Units (except for Iowa tax-exempt investors who must make a minimum investment of 300 Units, or $3,000, and Minnesota IRAs, which must make a minimum purchase of 200 Units, or $2,000). Investors making the required minimum investment may make additional purchases in increments of one Unit. Maine investors, however, may not purchase additional Units in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Units purchased pursuant to the Distribution Reinvestment Plan. See "Suitability Standards and How to Subscribe--How to Subscribe." The General Partners or their Affiliates may purchase up to 15,000 Units ($150,000) of the Partnership for their own accounts for investment purposes and not with a view towards distribution, on the same terms and conditions as other investors, and will purchase a minimum of 5,000 Units ($50,000) of the Partnership.

         The General Partners have elected to extend the Offering to a date not later than August 11, 1997.

PLAN OF DISTRIBUTION

         The Units will be offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") and CNL Securities Corp., which will act as Managing Dealer. Both of the individual General Partners are Affiliates and licensed principals of the Managing Dealer, and the corporate General Partner is an Affiliate of the Managing Dealer. The Soliciting Dealers will use their best efforts during the Offering period to find eligible persons who desire to subscribe for the purchase of Units from the Partnership.

         The maximum Offering is 3,500,000 Units ($35,000,000).

         Prior to a subscriber's admission to the Partnership as a Limited Partner, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A. The Partnership, within 30 days after the date a subscriber is admitted to the Partnership as a Limited Partner, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on such subscriber's funds. Interest will be payable only to those subscribers whose funds have been held in escrow by such bank for at least 20 days. Limited Partners otherwise will not be entitled to interest earned on Partnership funds or to receive interest on their Capital Contributions. See "Escrow Arrangements" below.

         In order to provide for the orderly closing of the Offering, the Managing Dealer may institute a system pursuant to which it will accept reservations to purchase Units provided all subscription materials with respect to the purchase of such Units are received by the Managing Dealer within five to ten business days after making the reservation.

         Subject to the provisions for reduced Selling Commissions described below, the Partnership will pay the Managing Dealer an aggregate of 8.5% of the Gross Proceeds to the Partnership as Selling Commissions. The Managing Dealer may reallow fees of up to 8% to the Soliciting Dealers with respect to Units sold by them. In addition, the Partnership will pay the Managing Dealer, as an expense allowance, a due diligence expense reimbursement fee equal to 0.5% of Gross Proceeds. The Managing Dealer, in its sole discretion, may reallow to any Soliciting Dealer all or any portion of this fee based on such factors as the

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number of Units sold by such Soliciting Dealer, the assistance, if any, of such
Soliciting Dealer in marketing the Offering, and BONA FIDE due diligence expenses incurred. Limited Partners who elect to participate in the Distribution Reinvestment Plan will be charged Selling Commissions on Units purchased for their accounts on the same basis as investors who do not purchase Units pursuant to the Distribution Reinvestment Plan until the Offering has terminated. After the Offering has terminated, no Selling Commissions will be paid for Units purchased pursuant to the Distribution Reinvestment Plan.

         Although it is not the intent of the Partnership, the Partnership, the General Partners, or their Affiliates may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Section 5(f) of Appendix F to Section 34 of its Rules of Fair Practice. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, may purchase Units net of 8% commissions, at a per Unit purchase price of $9.20. In addition, Soliciting Dealers, in their sole discretion, may elect not to accept any Selling Commissions offered by the Partnership for Units that they sell. In that event, such Units shall be sold to the investor net of all Selling Commissions, at a per Unit purchase price of $9.20. In connection with purchases of certain minimum numbers of Units, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer, shall be reduced in accordance with the following schedule:



          Dollar Amount                          Reallowed Commissions on Sales Per Unit
            of Units             Purchase Price  ---------------------------------------
            Purchased              Per Unit      Percent                   Dollar Amount
          -------------          --------------  -------                   -------------
        $10 --        $249,990       $10.00       8.0%                            $0.80
   $250,000 --        $499,990        $9.80       6.0%                            $0.60
   $500,000 --        $999,990        $9.60       4.0%                            $0.40
 $1,000,000 --      $1,499,990        $9.50       3.0%                            $0.30
 $1,500,000  or more                  $9.40       2.0%                            $0.20

         For example, if an investor purchases 100,000 Units, the investor could pay as little as $950,000 rather than $1,000,000 for the Units, in which event the Selling Commissions on the sale of such Units would be $35,000 ($0.35 per Unit). The net proceeds to the Partnership will not be affected by such discounts.

          Any such reduction in Selling Commissions will be credited to the "purchaser," as defined below, by reducing the total purchase price otherwise payable by the "purchaser." The net proceeds to the Partnership will not be affected by the volume discount.

         Subscriptions for Units of CNL XVIII may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Units are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Units purchased pursuant to the Distribution Reinvestment Plan on behalf of a Participant in the Distribution Reinvestment Plan will not be combined with other subscriptions for Units by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Distribution Reinvestment Plan." Further, subscriptions for Units will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Units subsequent to the purchaser's initial purchase of Units.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the General Partners and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Unit purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Units.

         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Units for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Units and must have formed such group for a purpose other than to purchase the Units at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the General Partners, in their sole discretion, may aggregate and combine separate subscriptions for Units received during the Offering period from (i) the Managing Dealer or the same Soliciting Dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any reduction in commissions will reduce the effective purchase price per Unit to the investor involved but will not alter the net proceeds payable to the Partnership as a result of such sale.

         All investors will be deemed to have contributed the same amount per Unit to the Partnership whether or not the investor receives a volume discount. Accordingly, for purposes of Partnership allocations, as well as distributions of Net Cash Flow and Net Sales Proceeds, investors qualifying for volume discounts will receive higher returns on their investments in the Partnership as compared to investors who do not qualify for such discounts.

         In connection with the sale of Units, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of one percent of Gross Proceeds. In addition, the General Partners and their Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Partnership. Any such expenses paid by the Partnership are estimated not to exceed $34,300 in the event 3,500,000 Units ($35,000,000) are sold. In no event, however, will the total underwriting compensation payable to the Managing Dealer, Soliciting Dealer, or persons performing wholesaling functions, whether characterized as Selling Commissions, expense reimbursements, sales incentives, or otherwise, exceed 10% of Gross Proceeds, plus a maximum of 0.5% for reimbursement of BONA FIDE due diligence expenses.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Partnership, the General Partners, and their Affiliates, officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

SUBSCRIPTION PROCEDURES

         In order to purchase Units, the subscriber must complete and execute the Subscription Agreement. Any subscription for Units must be accompanied by cash or a check payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent" (or to the Partnership after subscription funds are released from escrow), in the amount of $10.00 per Unit. See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Units subscribed for payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Partnership for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the General Partners within 30 days after its receipt. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Exhibit E to this Prospectus. A subscription may not be revoked or withdrawn by the subscriber. The subscription price of each Unit is payable in full upon execution of the Subscription Agreement.

         By executing the Subscription Agreement, the subscribers agree to all of the terms of the Partnership Agreement, including the grant to the General Partners of a power of attorney under certain circumstances. The General

Partners and each Soliciting Dealer who sells Units on behalf of the Partnership have the responsibility to make every reasonable effort to determine that the purchase of Units is suitable and appropriate for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         Certain Soliciting Dealers may permit investors to subscribe for Units by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Representatives of Soliciting Dealers who accept telephonic orders may execute the Subscription Agreement on behalf of those investors who place such orders. Investors, however, who are residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Oregon, South Dakota, Tennessee, or Washington, must complete and sign the Subscription Agreement in order to subscribe for Units and, therefore, may not subscribe for Units by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Units will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of California, Oklahoma, and Texas who telephonically subscribe for Units will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement and the Partnership Agreement, including, but not limited to, the power of attorney therein.

         Investors who have questions or who wish to place orders for Units by telephone or to participate in the Distribution Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Distribution Reinvestment Plan. See "Summary of Distribution Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Distribution Reinvestment Plan differs slightly from the form attached hereto as Exhibit E, primarily in that it will eliminate one or both of these options.

         Investors who wish to establish an IRA for the purpose of investing solely in Units may do so by so indicating on the Subscription Agreement, appointing Franklin Bank, N.A., an unaffiliated bank, to act as their IRS custodian. The custodian will not have the authority to vote any of the Units held in any IRA except in accordance with written instructions from the beneficiary of the IRA, although it will hold the Units on behalf of that beneficiary and make distributions and, at the direction and in the discretion of the beneficiary, investments in Units or in other securities issued by Affiliates of the General Partners. The custodian will not have the authority at any time to make investments through any such IRA on behalf of the beneficiary if the investment do not constitute Units or other securities issued by Affiliates of the General Partners. The investors will not be required to pay any initial or annual fees in connection with any such IRA. The fees for establishing and maintaining all such IRAs will be paid by the General Partners initially and annually up to an aggregate amount of $5,000, and by the Partnership above such amount. In determining whether to use the IRA option made available by the Partnership and the General Partners, investors should consider the impact of the withholding rules under Section 3405 and, more importantly, the limitation on tax-free rollovers under Section 408(d)(3)(E) that limits an individual from making a tax-free rollover of any amounts received from any IRA or group of IRAs more than once during a one-year period, and whether direct transfers ameliorate the impact of such rules and limitations.

         Investors should not purchase Units unless such investors believe that they are in a financial position appropriate to enable them to realize to a significant extent the benefits described in the Prospectus, have adequate means for providing for their current needs and personal contingencies, have sufficient net worth and income to sustain the risks inherent in the investment, including limited liquidity of the investment, and believe the investment is otherwise suitable. In addition, each investor should be aware that none of the Partnership, the General Partners, or any Affiliates, agents, or representatives of the Partnership or the General Partners are authorized to make any representations or warranties on behalf of the Partnership other than those contained in the Prospectus or specified by the investors in the Subscription Agreement.

          Subscribers will be admitted as Limited Partners not later than the last day of the calendar month following acceptance of their subscriptions.

ESCROW ARRANGEMENTS

         Subscription proceeds will be received in trust and deposited in a separate account with SouthTrust Asset Management Company of Florida, N.A., 135
W. Central Blvd., Suite 1200, Orlando, Florida 32801 (the "Bank").

         The Escrow Agreement between the General Partners and the Bank provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid U.S. Government securities or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of Limited Partners to the Partnership.

         The interest, if any, earned on subscription proceeds prior to their release from escrow, within 30 days after the date a subscriber is admitted to the Partnership as a Limited Partner, will be distributed to such subscriber. Interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Limited Partners will not otherwise be entitled to interest earned on Partnership funds or to receive interest on their Capital Contributions.

INVESTMENT BY QUALIFIED RETIREMENT PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

         GENERAL CONSIDERATIONS. The General Partners believe that an investment in Units may be made consistent with the requirements of ERISA. However, since compliance with ERISA is essentially a factual determination, there can be no assurance that these requirements will be met. In considering whether to invest a portion of the assets of a qualified retirement plan, Keogh plan, or individual retirement account (collectively "Qualified Plans") in Units, fiduciaries of Qualified Plans should consider the following: (i) whether the Qualified Plan's documents permit the investment, (ii) whether the purchase or holding of Units will cause the General Partners to be considered fiduciaries of the Qualified Plan (discussed below, under "Plan Asset Rules"), and if so, whether the General Partners' control over Partnership operations violates ERISA (discussed below, under "Prohibited Transactions"); (iii) whether an investment in Units will be considered "prudent," and will not affect the obligation to maintain proper liquidity and diversification in the Qualified Plan's investments; (iv) whether Units, once acquired, can be valued as frequently as needed for ERISA reporting and internal plan purposes; (v) whether either the Partnership, the General Partners, the soliciting or purchasing agent, or any affiliate thereof, is presently a fiduciary, a "party-in-interest," or a "disqualified person" with respect to the Qualified Plan, and if so, whether an investment in Units would violate ERISA and the Code (discussed below, under "Prohibited Transactions"); and (vi) whether any income from the Units will be considered taxable to Qualified Plans as "unrelated business income" (discussed above, under "Federal Income Tax Considerations--Qualified Plan Investors").

         PROHIBITED TRANSACTIONS. Generally, a fiduciary may not cause a Qualified Plan to engage in a transaction that constitutes a prohibited transaction. Many types of transactions with a "party-in-interest" or a "disqualified person" will constitute prohibited transactions. In general, any fiduciary of the plan, any person providing services to the plan, any employer whose employees are covered by the plan, any employee organization whose members are covered by the plan, and certain parties related to or affiliated with such persons, will be considered "parties in interest" and "disqualified persons." A fiduciary responsible for a Qualified Plan engaging in a prohibited transaction may be held personally liable for any losses incurred by the Qualified Plan on account of the prohibited transaction. In addition, the Code imposes an excise tax on any "disqualified person" (other than a fiduciary acting only as such) who participates in a prohibited transaction. Prohibited transactions generally include direct or indirect sales, exchanges, or leases of property, loans or extensions of credit, furnishing of goods or services or facilities, benefiting from assets of the Qualified Plan ("plan assets"), or certain acquisitions on behalf of the Qualified Plan of employer securities or employer real property.

         PLAN ASSET RULES. Fiduciaries of Qualified Plans also should consider whether an investment in Units will cause the General Partners to be considered a fiduciary of such Qualified Plans with respect to their management of the Partnership, thus making the General Partners subject to the fiduciary responsibility and the prohibited transaction provisions of ERISA and the Code. The U.S. Department of Labor has issued regulations, relating to the definition of "plan assets," which require that the assets of pooled investment vehicles, including certain partnerships, be treated as plan assets unless an exception applies. A person with control over a plan's assets becomes a fiduciary of that plan (and thus, a "party in interest" and a "disqualified person" as a matter of law.

         Under the regulations, assets of Qualified Plans are defined to include not only securities (such as Units) held by the Qualified Plan, but also the underlying assets of the issuer of the securities unless: (i) the Units are "publicly-offered securities" (as defined in the regulations); (ii) the issuer is an "operating company" (as defined in the regulations); or (iii) equity participation in the Partnership by Qualified Plan investors is not "significant" (as defined in the regulations). It is not anticipated that the Partnership will constitute an "operating company," and equity participation in the Partnership is likely to be "significant."

         The Partnership's assets will not be considered plan assets so long as the Units are "publicly-offered securities." The securities offered by the Partnership may constitute "publicly-offered securities" if such securities are
(i) freely transferable, (ii) part of a class of securities that is widely held, and (iii) either part of a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, or sold to the Qualified Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended. A security is deemed to be "widely-held" so long as it is owned by at least 100 or more investors, not affiliated with the Partnership, immediately following the Offering. Although it is anticipated the Units will be held by at least 100 unrelated persons at the conclusion of the Offering, there can be no assurance that this requirement will be met. Whether a security is "freely transferable" is a factual question, but the final regulations provide that a security may be deemed to be "freely transferable" even if there is a restriction on transfer that is drafted to avoid the Partnership being treated as a "publicly-traded partnership" under sections 469(k) and 7704 of the Code. A security also may be deemed to be "freely transferable," even if there is a restriction on substitution of an assignee as a limited partner (such as a requirement for prior consent of a general partner to any such substitution), so long as the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction. The economic benefits of ownership of the Units generally may be transferred without regard to the restriction on substitution of an assignee as a Limited Partner. The Partnership intends to register the Units under Section 12(g) in order to satisfy the above-described registration requirements.

         Assuming that the Units will be "widely-held" and "freely transferable," the General Partners believe that the Units will be "publicly-offered" securities for purposes of the U.S. Department of Labor regulations and that the assets of the Partnership will not be deemed "plan assets" of any Plan that invests in the Units, but have not requested an opinion of counsel to this effect.

         POTENTIAL CONSEQUENCES OF TREATMENT AS PLAN ASSETS. In the event that the Units do not constitute "publicly-offered securities," the underlying assets of the Partnership treated as plan assets, and the Partnership likely will be required to take steps which could affect Partners who are subject to income tax, as well as Qualified Plans which may invest in the Partnership. In such event, the fiduciary duties, including compliance with the exclusive benefit rule and the diversification and prudence requirements, must be considered with respect to the investment in the Partnership. Each Partner of the Partnership who has authority or control with respect to the management or disposition of the assets of the Partnership, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of the Partnership would be treated as a fiduciary and therefore would be personally liable for any losses to a Qualified Plan which invests in the Partnership resulting from a breach of fiduciary duty.

         The prohibited transaction restrictions would apply to any transactions in which the Partnership engages involving the assets of the Partnership and a party-in-interest. Such restrictions could, for example, require that the Partnership and the General Partners avoid transactions with entities that are affiliated with the Partnership or the General Partners, or that Qualified Plan investors be given the opportunity to withdraw from the Partnership. Also, the General Partners who participate in a prohibited transaction may be subject to an excise tax. Finally, while unlikely, entering into a prohibited transaction could result in loss of a Qualified Plan's tax-exempt status.

DETERMINATION OF OFFERING PRICE

         The Offering price per Unit was determined by the General Partners based upon the estimated costs of acquiring the Properties, the fees to be paid to the General Partners and their Affiliates, as well as fees to third parties, and the expenses of this Offering.

                          SUPPLEMENTAL SALES MATERIAL

         In addition to this Prospectus, the Partnership may use certain sales materials in connection with this Offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the General Partners. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Partnership in connection with this Offering:
(i) a brochure entitled CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd.; (ii) a brochure describing CNL Group, Inc. and its affiliated entities;
(iii) a fact sheet describing the general features of the Partnership; (iv) a cover letter transmitting the Prospectus; (v) a summary description of the Offering; (vi) a slide and computer presentation; (vii) broker updates; (viii) an audio cassette presentation; (ix) a video presentation; (x) a script for telephonic marketing; (xi) seminar advertisements and invitations; and (xii) certain third-party articles. Units are being offered only through this Prospectus. All such materials will be used only by registered broker-dealers who are members of the National Association of Securities Dealers, Inc. The Partnership also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the Offering may be made available to Soliciting Dealers for their internal use.


                                 LEGAL OPINIONS

         The legality of the Units being offered hereby has been passed upon for the Partnership by Baker & Hostetler LLP. Statements made under "Risk Factors--Federal Income Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Baker & Hostetler LLP, who have given their opinion that such statements as to matters of law are correct. Baker & Hostetler LLP serves as securities counsel to the Partnership and to the General Partners and certain of their Affiliates.


                                    EXPERTS

         The audited financial statements (including the financial statement schedule) of the Partnership, as of December 31, 1996 and 1995, and for the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995, and the audited balance sheet of the corporate General Partner, as of December 31, 1996, included in this Prospectus, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         The Partnership has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-11, as amended, with respect to the Units offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Partnership and the Units offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit or schedule to the Registration Statement, each such statement being qualified in all respects by reference to such exhibit or schedule.

         The Registration Statement, together with its exhibits and schedules, may be inspected, without charge, at the Commission's principal office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the following regional offices of the Commission: Room 1400, 75 Park Place, New York, New York 10007, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Commission upon payment of prescribed fees.

         The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, which includes the Partnership. The address of such site is http://www.sec.gov.

                                  DEFINITIONS

         "ACQUISITION EXPENSES" shall mean any and all expenses incurred by the Partnership, any General Partner, or any Affiliate of any General Partner in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.

         "ACQUISITION FEES" shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any General Partner or any Affiliate of any General Partner) in connection with the selection or acquisition of any Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, nonrecurring management fees, consulting fees, or any other fees or commissions of a similar nature.

         "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts that such Partner is obligated to restore pursuant to any provision of this Agreement, is otherwise treated as being obligated to restore under section 1.704-1(b)(2)(ii)(c) of the Treasury regulations, or is deemed to be obligated to restore pursuant to sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury regulations (determined after taking into account any changes during such year in minimum gain); and
(ii) debit to such Capital Account the items described in Treasury regulation section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provision of Treasury regulation section 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith.

         "AFFILIATE" shall mean (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity owning or controlling 10% or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; and (iv) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "CAPITAL ACCOUNT" shall mean the book account which shall be established and maintained for each Partner of the Partnership in accordance with Treasury Regulation ss.1.704-1(b)(2)(iv), as amended, in such fashion as the General Partners deem advisable. Each Capital Account shall reflect, among other items (i) all contributions made by such Partner to the Partnership, (ii) all allocations of Partnership Net Income, Net Loss, Gain and Loss, and (iii) all distributions made to such Partner by the Partnership. Any and all amounts distributed by the Partnership to a Partner as a fee and/or as compensation or reimbursement for services shall not reduce such Partner's Capital Account.

         "CAPITAL CONTRIBUTION(S)" shall mean the gross amount of investment in the Partnership by a Partner or all Partners, as the case may be. For purposes of computing a Limited Partner's Capital Contribution, any Limited Partner who pays less than the per Unit Offering price of $10.00 per Unit due to a decrease in the commissions otherwise payable to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Partnership are not reduced), shall nevertheless be deemed to have contributed to the Partnership the full amount of the per Unit Offering price. In the event that any amount is returned to a Limited Partner as required by the Partnership Agreement due to the fact that the Partnership does not have an Investment in Properties of at least 80% of Limited Partners' Capital within a specified period of time, the Limited Partner's Capital Contribution shall be reduced, following the return of any such amount, by the amount so returned. The Capital Contribution of a substituted Limited Partner shall be that attributable to the interest in the Partnership assigned to such substituted Limited Partner.

         "CNL XVII" shall mean CNL Income Fund XVII, Ltd., a Florida limited partnership whose units of limited partnership interest were offered prior to the Units of CNL XVIII, but as a part of the aggregate offering by CNL XVII and CNL XVIII (of which this Offering is a part) .

         "CNL XVIII" shall mean CNL Income Fund XVIII, Ltd., a Florida limited partnership.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMPETITIVE REAL ESTATE COMMISSION" shall mean a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Partnership to all persons and entities (including the subordinated real estate disposition fee payable to CNL Fund Advisors, Inc.) in connection with any sale of one or more of the Partnership's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "CO-TENANCY ARRANGEMENTS" shall mean the co-tenancy arrangements pursuant to which the Partnership becomes a co-tenant or tenant-in-common of properties which are acquired, in part, by the Partnership and which may include a written agreement among the tenants.

         "COUNSEL" shall mean legal counsel to the Partnership.

         "DISTRIBUTION REINVESTMENT PLAN" or "PLAN" shall mean the Distribution Reinvestment Plan, in substantially the form attached hereto as Exhibit D.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "FEE PROPERTY" or "FEE PROPERTIES" shall mean real property or properties, including the building or buildings located thereon, if any, but only in cases in which the Partnership, either directly or through Joint Venture or Co-Tenancy arrangements or other partnerships, owns the real property and any building or buildings located thereon. "FEE PROPERTY" or "FEE PROPERTIES" does not include "LEASEHOLD PROPERTY" or "LEASEHOLD PROPERTIES."

         "FRONT-END FEES" shall mean fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Partnership and the acquisition of Properties, including Selling Commissions, the due diligence expense reimbursement fee, Organizational and Offering Expenses, Acquisition Expenses, Acquisition Fees, and any other similar fees, however designated. During the term of the Partnership, Front-End Fees, including Front-End Fees incurred with respect to the reinvestment of Net Sales Proceeds, shall not exceed 20% of Gross Proceeds.

         "GAIN" shall mean the income or gain of the Partnership for federal income tax purposes arising from any Sale, and includes the Partnership's distributive share of the income or gain for federal income tax purposes of any Joint Venture or partnership of which the Partnership is a co-venturer or partner arising from the sale or other disposition of all or a substantial portion of the assets of such Joint Venture or partnership.

         "GENERAL PARTNERS" shall mean Robert A. Bourne, James M. Seneff, Jr., and CNL Realty Corporation, and singularly shall mean any one of them, or any other person or entity which is substituted for or succeeds to the interest of all or any of such persons or entity as a general partner pursuant to the Partnership Agreement.

         "GROSS PROCEEDS" shall mean the aggregate purchase price of all Units sold for the account of the Partnership through the Offering, without deduction for Selling Commissions, volume discounts, the due diligence expense reimbursement fee or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Unit for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Partnership are not reduced) shall be deemed to be $10.00.

         "INTEREST" or "PARTNERSHIP INTEREST" shall mean the ownership interest of a Partner in the Partnership represented by such Partner's right to share in distributions from operations and on liquidation of the Partnership, and an allocable share of the Net Income and Net Loss of the Partnership.

         "INVESTED CAPITAL CONTRIBUTION" as of any date shall mean the Capital Contribution to the Partnership of a Limited Partner, reduced by all prior cash distributions to such Limited Partner of Net Sales Proceeds from a Sale or Sales not in liquidation of the Partnership, other than those prior cash distributions applied in payment of the portion of the Limited Partners' 8% Return attributable to such Limited Partner. Invested Capital Contributions may differ from Capital Accounts, but may not be less than zero.

         "INVESTMENT IN PROPERTIES" shall mean the amount of the Limited Partners' Capital actually paid or allocated by the Partnership, either directly or through joint venture arrangements or other partnerships, to the purchase, development, construction, or improvement (including working capital reserves of up to one percent of the Limited Partners' Capital) of Properties, and other cash payments such as interest and taxes, but excluding Front-End Fees.

         "IRA" shall mean an Individual Retirement Account.

         "IRS" shall mean the Internal Revenue Service.

         "JOINT VENTURES" shall mean the joint venture or general partnership arrangements in which the Partnership is a co-venturer or general partner which are established to acquire Properties.

         "LEASEHOLD PROPERTY" or "LEASEHOLD PROPERTIES" shall mean cases in which the Partnership acquires only the building with the land owned by a third party and the Partnership's interest in such land, as lessee, being represented by a ground lease.

         "LIMITED PARTNER" shall mean any person or entity admitted to the Partnership as a limited partner, including any person or entity admitted to the Partnership as a substituted limited partner in accordance with the Partnership Agreement.

         "LIMITED PARTNERS' 8% RETURN" shall mean an amount equal to 8% which amount shall be computed on a noncompounded, annual basis, which computation shall be noncumulative when computed or paid from Net Cash Flow and shall be cumulative when computed or paid from Net Sales Proceeds, of the Limited Partners' Invested Capital Contributions (calculated from the date a Limited Partner is admitted to the Partnership and the Capital Account attributable to such Limited Partner initially is established), to the extent sufficient cash is available to make such distributions, reduced by all prior cash distributions of Net Cash Flow and of Net Sales Proceeds from a Sale or Sales not in liquidation of the Partnership, other than those prior cash distributions applied in payment of such Limited Partner's Invested Capital Contribution.

         "LIMITED PARTNERS' CAPITAL" as of any date shall mean the aggregate Capital Contributions made by all of the Limited Partners of the Partnership.

         "LOSS" shall mean the loss of the Partnership, for federal income tax purposes, arising from any Sale, and includes the Partnership's distributive share for federal income tax purposes of the loss of any Joint Venture or partnership of which the Partnership is a co-venturer or partner arising from the sale or other disposition of all or a substantial portion of the assets of such Joint Venture or partnership.

         "MANAGEMENT FEE" shall mean the fee payable to CNL Fund Advisors, Inc., an affiliate of the General Partners, for day-to-day professional management services in connection with the Partnership and its Properties.

         "MANAGING DEALER" shall mean CNL Securities Corp., an Affiliate of the General Partners, or such other person or entity selected by the General Partners to act as the managing dealer for the Offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         "NET CASH FLOW" shall mean the Net Income or Net Loss of the Partnership for each fiscal year, with the following adjustments: (i) there shall be added to such Net Income or Net Loss the amount charged for any deduction not involving a cash expenditure (such as depreciation and amortization), and any cash receipts (excluding Net Sales Proceeds) or reserves which the General Partners, in their sole discretion, deem to be available for distribution; and (ii) there shall be subtracted from such Net Income or Net Loss the amount of any nondeductible reserves established or maintained by the General Partners in their sole discretion and any other nondeductible cash items, including distributions made to the Partners prior to the end of such fiscal year, loans, or expenditures made by the Partnership, and the amount of any and all income not attributable to cash receipts of the Partnership (such as accrued accounts receivable).

         "NET INCOME" shall mean the taxable income of the Partnership for federal income tax purposes for each taxable year, determined using the accrual method of accounting and calculated without regard to Gain or Loss.

         "NET LOSS" shall mean the taxable loss of the Partnership for federal income tax purposes for each taxable year, determined using the accrual method of accounting and calculated without regard to Gain or Loss.

         "NET SALES PROCEEDS" shall mean, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Partnership. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds mean the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds mean the proceeds of any such transaction actually distributed to the Partnership from the Joint Venture. Net Sales Proceeds shall not include any reserves established by the General Partners in their sole discretion. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds shall mean the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Partnership in connection with such transaction or series of transactions.

         "OFFERING" shall mean the offering for sale to the public of limited partnership interests in CNL XVIII.

         "ORGANIZATIONAL AND OFFERING EXPENSES" shall mean any and all costs and expenses, other than Selling Commissions and the 0.5% due diligence expense reimbursement fee, incurred by the Partnership, any General Partner or any Affiliate of any General Partner in connection with the formation, qualification, and registration of the Partnership and the marketing and distribution of Units, including, without limitation, the following: legal, accounting, partnership administration, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings.

         "PARTICIPANTS" shall mean those Limited Partners who elect to participate in the Distribution Reinvestment Plan.

         "PARTNER" shall mean a General Partner or a Limited Partner of the Partnership, and "Partners" means all Partners of the Partnership, both General and Limited.

         "PARTNERSHIP" shall mean CNL XVIII, the Florida limited partnership which will be reorganized pursuant to the Partnership Agreement.

         "PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Agreement of Limited Partnership, in substantially the form attached hereto as Exhibit A.

         "PROPERTY" or "PROPERTIES" shall mean (i) the real property or properties, including the building or buildings located thereon, (ii) the real properties only, or (iii) the buildings only, which are acquired by the Partnership, either directly or through Joint Venture or Co-Tenancy arrangements or other partnerships. The Partnership or any Joint Venture or Co-Tenancy Arrangement that owns Properties has the right, but is not expected, to acquire equipment located in or on such Properties. For purposes of this definition, the term real property includes a Partnership's interest as lessee under a ground lease.

         "PROSPECTUS" shall mean the final prospectus included in the Partnership's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Partnership will offer Units to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "QUALIFIED PLANS" shall mean qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "REINVESTMENT AGENT" or "AGENT" shall mean the independent agent, which currently is MMS Escrow and Transfer Agency, Inc., for Participants in the Distribution Reinvestment Plan.

         "RESTAURANT CHAINS" shall mean the national and regional fast-food, family-style, and casual dining restaurant chains to be selected by the General Partners who themselves or through franchisees will lease the Properties purchased by the Partnership.

         "SALE" (i) shall mean any transaction or series of transactions whereby: (A) the Partnership sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Partnership sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Partnership in any Joint Venture in which it is a co-venturer or partner; or (C) any Joint Venture in which the Partnership is a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A),
(i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

         "SELLING COMMISSIONS" shall mean any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Units as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "SOLICITING DEALERS" shall mean those broker-dealers that are members of the National Association of Securities Dealers, Inc., and that enter into participating broker agreements with the Managing Dealer to sell Units.

         "SUBSCRIPTION AGREEMENT" shall mean the Subscription Agreement and Power of Attorney, in the form attached hereto as Exhibit E.

         "TAXABLE LIMITED PARTNER" shall mean any Limited Partner other than a Tax-Exempt Limited Partner.

         "TAX-EXEMPT LIMITED PARTNER" shall mean any Limited Partner who is described in section 168(h)(2) of the Code.

         "UNIT" shall mean the Interest of a Limited Partner in the Partnership which is represented by a Capital Contribution of $10.00.

                                   EXHIBIT A

                                    FORM OF
                              AMENDED AND RESTATED
                                  AGREEMENT OF
                              LIMITED PARTNERSHIP

                          CNL INCOME FUND       , LTD.

                        (A Florida limited partnership)

                               TABLE OF CONTENTS

                                                                                                                        Page

ARTICLE ONE - CERTAIN DEFINITIONS.......................................................................................A-1

ARTICLE TWO - ORGANIZATION..............................................................................................A-5
         2.1      Formation ............................................................................................A-5
         2.2      Filings...............................................................................................A-5
         2.3      Foreign Qualification.................................................................................A-5

ARTICLE THREE - NAME AND PRINCIPAL OFFICE ..............................................................................A-5
         3.1      Name and Office.......................................................................................A-5
         3.2      Assumed Names.........................................................................................A-5

ARTICLE FOUR - PURPOSES AND POWERS OF THE PARTNERSHIP                                                                   A-5
         4.1      Purposes of the Partnership ..........................................................................A-5
         4.2      Powers of the Partnership ............................................................................A-6

ARTICLE FIVE - TERM OF PARTNERSHIP .....................................................................................A-7

ARTICLE SIX - CAPITALIZATION............................................................................................A-7
         6.1      Limited Partners' Capital Contributions ..............................................................A-7
         6.2      General Partners' Capital Contribution .............................................................. A-7
         6.3      Minimum Capital Contributions ....................................................................... A-7
         6.4      Escrow .............................................................................................. A-7
         6.5      Admission of Limited Partners ....................................................................... A-7
         6.6      Liability of Limited Partners ....................................................................... A-8
         6.7      Interest ............................................................................................ A-8
         6.8      Additional Capital Contributions .................................................................... A-8
         6.9      Repayment of Capital Contributions of Limited Partners .............................................. A-8
         6.10     No Priorities Among Limited Partners ................................................................ A-8

ARTICLE SEVEN - APPLICATION OF PARTNERSHIP CAPITAL .................................................................... A-8
         7.1      General ............................................................................................. A-8
         7.2      Return of Earned Interest ........................................................................... A-8
         7.3      Selling Commissions ................................................................................. A-8
         7.4      Organizational and Offering Expenses ................................................................ A-9
         7.5      Acquisition Expenses and Fees ....................................................................... A-9
         7.6      Reserves ............................................................................................A-10
         7.7      Investment in Properties ............................................................................A-10
         7.8      Return of Uninvested Partnership Capital ............................................................A-10
         7.9      Restrictions on Investments .........................................................................A-10

ARTICLE EIGHT - OPERATING EXPENSES; OTHER FEES AND EXPENSES ...........................................................A-11
         8.1      Operating Expenses ..................................................................................A-11
         8.2      Management Fee ......................................................................................A-11
         8.3      Real Estate Commissions .............................................................................A-11

ARTICLE NINE - ALLOCATIONS AND DISTRIBUTIONS ..........................................................................A-12
         9.1      Definitions .........................................................................................A-12
         9.2      Allocations .........................................................................................A-12
         9.3      Distributions .......................................................................................A-13


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
         9.4      Determination of Allocations and Distributions
                      Among the Limited Partners.......................................................................A-14
         9.5      Determination of Allocations and Distributions
                      Among the General Partners.......................................................................A-14
         9.6      Admission of Limited Partners........................................................................A-14
         9.7      Transfer of Units ...................................................................................A-14
         9.8      Interest of the General Partners ....................................................................A-14
         9.9      Allocation of Recapture Items for Tax Purposes ......................................................A-14
         9.10     Qualified Income Offset .............................................................................A-14
         9.11     Allocation With Respect to Reserved Liquidation
                      Proceeds ........................................................................................A-14
         9.12     Limitation on Distributions .........................................................................A-14
         9.13     Certain Computations for Monthly Limited Partners ...................................................A-14
         9.14     Certain Computations for Participants in the Distribution Reinvestment Plan .........................A-15
         9.15     Optional Monthly Distributions ......................................................................A-15
         9.16     Allocation of Syndication Expenses ..................................................................A-15

ARTICLE TEN - TRANSACTIONS WITH GENERAL PARTNERS AND AFFILIATES .......................................................A-15
         10.1     Services and Goods ..................................................................................A-15
         10.2     Purchases, Sales and Leases .........................................................................A-16
         10.3     Loans ...............................................................................................A-16
         10.4     No Exclusive Right to Sell ..........................................................................A-16
         10.5     Construction and Development of Properties ..........................................................A-16
         10.6     No Other Compensation for Goods and Services ........................................................A-17

ARTICLE ELEVEN - MANAGEMENT BY GENERAL PARTNERS .......................................................................A-17
         11.1     Duties of the General Partners ......................................................................A-17
         11.2     Rights and Powers ...................................................................................A-17
         11.3     Limitations on General Partners' Authority ..........................................................A-18
         11.4     Nonexclusive Duties .................................................................................A-18
         11.5     Limitation on Liability .............................................................................A-19
         11.6     Restriction on Sale of Properties  ..................................................................A-19

ARTICLE TWELVE - RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS ...........................................................A-19
         12.1     Liabilities .........................................................................................A-19
         12.2     Management ..........................................................................................A-20
         12.3     Authority ...........................................................................................A-20
         12.4     Rights ..............................................................................................A-20

ARTICLE THIRTEEN - VOTING RIGHTS AND MEETINGS OF THE PARTNERSHIP ......................................................A-20
         13.1     Voting Rights .......................................................................................A-20
         13.2     Meetings of the Partnership .........................................................................A-21
         13.3     Amendment of Agreement ..............................................................................A-21

ARTICLE FOURTEEN - RESTRICTIONS ON TRANSFER OF INTEREST
  IN PARTNERSHIP ......................................................................................................A-22
         14.1     Representations of Limited Partners .................................................................A-22
         14.2     Transfer of Limited Partners' Partnership Interests .................................................A-22
         14.3     Effect of Transfer ..................................................................................A-22
         14.4     Liability of Transferring Limited Partner ...........................................................A-23
         14.5     Record Owner of Partnership Interest ................................................................A-23
         14.6     Admission of Additional Limited Partners ............................................................A-23
         14.7     Death, Incompetency, or Dissolution of a Limited Partner ............................................A-23
         14.8     Distribution Reinvestment Plan ......................................................................A-23

                                                            ii

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
ARTICLE FIFTEEN - ADDITION, REMOVAL OR WITHDRAWAL
  OF A GENERAL PARTNER ................................................................................................A-24
         15.1     Additional General Partners .........................................................................A-24
         15.2     Removal and Election of General Partners ............................................................A-24
         15.3     Death, Incompetency, Bankruptcy, Dissolution,
                      or Withdrawal of a General Partner ..............................................................A-24
         15.4     Admission of Substituted General Partner ............................................................A-25
         15.5     Purchase Price of a General Partner's Interest ......................................................A-25

ARTICLE SIXTEEN - REPORTS, ACCOUNTING AND TAX MATTERS .................................................................A-26
         16.1     Fiscal Year .........................................................................................A-26
         16.2     Books of Account and Accounting .....................................................................A-26
         16.3     Reports to the Limited Partners .....................................................................A-26
         16.4     Tax Returns .........................................................................................A-27
         16.5     Tax Matters .........................................................................................A-27
         16.6     Withholding on Certain Amounts Attributable to Interest of Foreign Person
                      Limited Partners  ...............................................................................A-27
         16.7     Withholding of State and Local Taxes ................................................................A-27

ARTICLE SEVENTEEN - DISSOLUTION OF THE PARTNERSHIP ....................................................................A-28
         17.1     Events of Dissolution ...............................................................................A-28
         17.2     Reformation .........................................................................................A-28

ARTICLE EIGHTEEN - WINDING UP OF PARTNERSHIP ..........................................................................A-28
         18.1     Liquidation of Assets ...............................................................................A-28
         18.2     Distributions .......................................................................................A-28
         18.3     Distribution in Kind ................................................................................A-29
         18.4     Time for Orderly Liquidation ........................................................................A-29
         18.5     Indebtedness of Partners ............................................................................A-29
         18.6     Deficit Restoration .................................................................................A-29
         18.7     Final Accounting ....................................................................................A-29
         18.8     Compliance with Law .................................................................................A-29

ARTICLE NINETEEN - INDEMNIFICATION ....................................................................................A-29
         19.1     General .............................................................................................A-29
         19.2     Securities Laws Violations ..........................................................................A-30
         19.3     Liability Insurance .................................................................................A-30
         19.4     Advancement of Legal Costs and Expenses .............................................................A-30

ARTICLE TWENTY - POWER OF ATTORNEY ....................................................................................A-30
         20.1     General Partners as Attorney-in-Fact ................................................................A-30
         20.2     Special and Durable Power ...........................................................................A-31

ARTICLE TWENTY-ONE - MISCELLANEOUS ....................................................................................A-31
         21.1     Reliance Upon General Partners ......................................................................A-31
         21.2     Banking .............................................................................................A-31
         21.3     Investment Company Act ..............................................................................A-31
         21.4     Notices .............................................................................................A-31
         21.5     No Roll-Up ..........................................................................................A-31
         21.6     No Inducement to Advise .............................................................................A-31
         21.7     Issuance of Senior Securities .......................................................................A-31
         21.8     Section Headings ....................................................................................A-31
         21.9     Severability ........................................................................................A-32

                                                            iii

                                                                                                                       Page
         21.10    Governing Law .......................................................................................A-32
         21.11    Counterpart Execution ...............................................................................A-32
         21.12    Parties in Interest .................................................................................A-32
         21.13    Gender and Number ...................................................................................A-32
         21.14    Arbitration of Disputes .............................................................................A-32
         21.15    Partition ...........................................................................................A-32
         21.16    Entire Agreement ....................................................................................A-32

                                                            iv

                          FORM OF AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          CNL INCOME FUND       , LTD.


         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and
entered into effective this      day of                 , 1996, by and among
Robert A. Bourne, James M. Seneff, Jr. and CNL Realty Corporation, as General Partners, the Initial Limited Partner, and those persons and entities admitted to the Partnership as Limited Partners.

         WHEREAS, on February 10, 1995, an Affidavit and Certificate of Limited Partnership (the "Original Agreement") was filed with the Secretary of State of the State of Florida, whereby Robert A. Bourne, James M. Seneff, Jr. and CNL Realty Corporation, as General Partners, and the Initial Limited Partner formed the Partnership under the Florida Revised Uniform Limited Partnership Act;

         WHEREAS, pursuant to Section 620.109 of the Florida Revised Uniform Limited Partnership Act, the parties hereto desire to amend, restate, and supersede in its entirety the Original Agreement and to enter into this Agreement for the purposes of admitting the Limited Partners into the Partnership, and permitting the withdrawal of the Initial Limited Partner;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to continue the Partnership as follows.


                                  ARTICLE ONE
                              CERTAIN DEFINITIONS

         When used in this Agreement, the following terms (used in plural where the context indicates) shall have the meanings designated below.

         1.1 "Act" means the Florida Revised Uniform Limited Partnership Act
(1986), as amended.

         1.2 "Acquisition Expenses" mean any and all expenses incurred by the Partnership, any General Partner or any Affiliate of any General Partner in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         1.3 "Acquisition Fees" mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity, including any fees or commissions paid by or to any General Partner or any Affiliate of any General Partner, in connection with the selection or acquisition of any Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, nonrecurring management fees, consulting fees, or any other fees of a similar nature, however designated and however treated for tax or accounting purposes.

         1.4 "Additional Closing Date" means any date, other than the Initial Closing Date, on which subscribers for Units are admitted to the Partnership as Limited Partners.

         1.5 "Affiliate" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with another person or entity; (ii) any person or entity owning or controlling ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; and (iv) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         1.6 "Agreement" means this Amended and Restated Agreement of Limited Partnership, as amended from time to time, including all exhibits thereto.

         1.7 "Capital Account" means the book account, established and maintained for each Partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv), as may be amended from time to time. Each Capital Account shall reflect, among other items, (i) all cash and the fair market value of property (net of liabilities securing such property that the Partnership is considered to assume or take subject to under Code section 752) contributed by the Partner to the Partnership, (ii) all allocations to the Partner of Partnership Net Income, Net Loss, Gain and Loss, and (iii) all cash and the fair market value of property (net of liabilities securing such property that the Partner is considered to assume or take subject to under Code section 752) distributed to the Partner by the Partnership. Any and all amounts distributed to a Partner as a fee and/or as compensation or reimbursement for services shall not reduce such Partner's Capital Account.

         1.8 "Capital Contribution(s)" means the gross amount of investment in the Partnership by a Partner or all Partners, as the case may be. For purposes of computing a Limited Partner's Capital Contribution, any Limited Partner who pays less than the per Unit offering price due to a decrease in the commissions otherwise payable to CNL Securities Corp. or a broker-dealer (where net proceeds to the Partnership are not reduced), nevertheless shall be deemed to have contributed to the Partnership the full offering price of $10.00 per Unit. Any amount returned to a Limited Partner pursuant to Article 7.8 shall reduce such Limited Partner's Capital Contribution by the amount so returned. The Capital Contribution of a Substituted Limited Partner shall be that attributable to the interest in the Partnership assigned to him.

         1.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.10 "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

         1.10.1 "Co-Tenancy Arrangements" means the co-tenancy arrangements pursuant to which the Partnership becomes a co-tenant or tenant-in-common of Properties which are acquired, in part, by the Partnership and which may include a written agreement among the tenants.

         1.11 "Distributions" means the cash distributions paid by the Partnership with respect to Units owned by Participants in the Distribution Reinvestment Plan.

         1.12 "Distribution Reinvestment Plan" means the Distribution Reinvestment Plan adopted by the Partnership pursuant to which a Limited Partner may elect to have the full amount of the cash distributions paid by the Partnership with respect to such Limited Partner's Units reinvested in additional Units of the Partnership.

         1.13 "Effective Date" means the date on which this Agreement is executed by the General Partners, by the Initial Limited Partner, and by or on behalf of the Limited Partners.

         1.14 "Final Closing Date" means the last date on which subscribers for Units are admitted to the Partnership as Limited Partners.

         1.15 "Front-End Fees" mean fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Partnership and the acquisition of Properties, including Selling Commissions, the due diligence expense reimbursement fee, Organizational and Offering Expenses, Acquisition Expenses, Acquisition Fees, and any other similar fees, however designated. During the term of the Partnership, Front-End Fees, including Front-End Fees incurred with respect to the reinvestment of Net Sales Proceeds, shall not exceed twenty percent (20%) of the gross offering proceeds.

         1.16 "Gain" means the income or gain of the Partnership for federal income tax purposes arising from any Sale, and includes the Partnership's distributive share for federal income tax purposes of the income or gain arising from the sale or other disposition of all or a substantial portion of the assets of any co-tenancy arrangement, joint venture, or partnership in which the Partnership is a co-tenant, co-venturer, or partner.

         1.17 "General Partners" mean Robert A. Bourne, James M. Seneff, Jr., and CNL Realty Corporation, or any other person or entity which is substituted for or succeeds to the interest of all or any of such persons as a general partner pursuant to this Agreement.

         1.18 "General Partners' Capital Contribution" means the total cash contributed to the Partnership by the General Partners.

         1.19 "Initial Closing Date" means the first date on which subscribers for Units are admitted to the Partnership as Limited Partners.

         1.20 "Initial Limited Partner" means the individual who will withdraw from the Partnership on or immediately prior to the Effective Date.

         1.21 "Invested Capital Contribution" as of any date means the Capital Contribution of a Limited Partner reduced by all prior cash distributions to such Limited Partner of Net Sales Proceeds from a Nonliquidating Sale other than those prior cash distributions applied in payment of the portion of the Limited Partners' 8% Return attributable to such Limited Partner pursuant to Article 9.3(b)(i). Invested Capital Contributions may differ from Capital Accounts, but may not be less than zero.

         1.22 "Investment in Properties" means the amount of the Limited Partners' Capital actually paid or allocated by the Partnership, either directly or through co-tenancy arrangements, joint venture arrangements, or other partnerships, to the purchase, development, construction, or improvement (including working capital reserves of up to one percent (1%) of the Limited Partners' Capital) of Properties, and other cash payments such as interest and taxes, but excluding Front-End Fees.

         1.23 "Limited Partner" means any person or entity admitted to the Partnership as a limited partner, including any person or entity admitted to the Partnership as a Substituted Limited Partner in accordance herewith.

         1.24 "Limited Partners' 8% Return" means an amount equal to eight percent (8%) which amount shall be computed on a noncompounded annual basis, which computation shall be noncumulative when computed or paid from Net Cash Flow and shall be cumulative when computed or paid from Net Sales Proceeds, of the Limited Partners' Invested Capital Contributions (calculated from the date such Limited Partner is admitted to the Partnership and the Capital Account attributable to such Limited Partner initially is established), to the extent sufficient cash is available to make such distributions, reduced by all prior distributions of Net Cash Flow and Net Sales Proceeds from a Sale or Sales not in liquidation of the Partnership, other than those prior cash distributions applied in payment of such Limited Partner's Invested Capital Contribution pursuant to Article 9.3(b)(ii).

         1.25 "Limited Partners' Capital" as of any date means the aggregate Capital Contributions made by all of the Limited Partners.

         1.26 "Liquidating Sale" means any Sale or any series of Sales occurring within a period of twelve consecutive months, pursuant to which eighty percent (80%) or more in value of the Properties acquired by the Partnership within two
(2) years after the initial date of the Prospectus are sold or otherwise transferred, except that, for purposes of Article 12.4, any such Sale or series of Sales made in accordance with the Partnership's purposes, as set forth in
Article 4.1, shall not constitute a Liquidating Sale.

         1.27 "Loss" means the loss of the Partnership for federal income tax purposes arising from any Sale, and includes the Partnership's distributive share for federal income tax purposes of the loss arising from the sale or other disposition of all or a substantial portion of the assets of any co-tenancy arrangement, joint venture, or partnership in which the Partnership is a co-venturer or partner.

         1.28 "Management Fee" means the fee paid for the day-to-day professional management services in connection with Properties owned by the Partnership.

         1.29 "Monthly Distribution Account" means an account established by the Partnership for the benefit of those Limited Partners who elect to receive monthly distributions of Net Cash Flow, into which account the amounts specified in Article 9.3(a)(iii) shall be deposited.

         1.30 "Monthly Distribution Fee" means, for any month until changed by the General Partners in accordance with the following sentence, an amount equal to $1.75. The General Partners may change the amount of the Monthly Distribution Fee only by written notice to each Limited Partner who properly has elected to receive monthly distributions at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new Monthly Distribution Fee will apply. The Monthly Distribution Fee is designed to cover the additional postage and handling associated with the more frequent monthly distributions; the payment of which shall be subtracted equally from the distribution check of any Limited Partner receiving distributions of net cash flow on a monthly basis.

         1.31 "Net Cash Flow" means the Net Income or Net Loss of the Partnership for each fiscal year, with the following adjustments: (i) there shall be added to such Net Income or Net Loss the amount charged for any deduction not involving a cash expenditure (such as depreciation and amortization), and any cash receipts (excluding Net Sales Proceeds) or reserves which the General Partners, in their sole discretion, deem to be available for distribution; and (ii) there shall be subtracted from such Net Income or Net Loss the amount of any nondeductible reserves established or maintained by the General Partners and any other nondeductible cash items, including distributions made to the Partners prior to the end of such fiscal year and the amount of any and all income not attributable to cash receipts of the Partnership (such as accrued accounts receivable).

         1.32 "Net Income" means the taxable income of the Partnership for federal income tax purposes for each taxable year, determined using the accrual method of accounting and calculated without regard to Gain or Loss.

         1.33 "Net Loss" means the taxable loss of the Partnership for federal income tax purposes for each taxable year, determined using the accrual method of accounting and calculated without regard to Gain or Loss.

         1.34 "Net Sales Proceeds" mean, in the case of a transaction described in Article 1.47(i)(A), the proceeds of any such transaction less all costs and expenses associated therewith and the amount of all Real Estate Commissions paid by the Partnership. In the case of a transaction described in Article 1.47(i)(B), Net Sales Proceeds mean the proceeds of any such transaction less the amount of any and all costs and expenses, including legal and other selling expenses, incurred in connection with such transaction. In the case of a transaction described in Article 1.47(i)(C), Net Sales Proceeds mean the proceeds of any such transaction actually distributed to the Partnership from the Co-Tenancy Arrangement, Joint Venture, or partnership. In the case of a transaction described in Article 1.47(ii), Net Sales Proceeds mean the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter, and less the amount of any Real Estate Commissions, closing costs, legal and other selling expenses incurred by or allocated to the Partnership in connection with such transaction or series of transactions.

         1.35  "Nonliquidating Sale" means any Sale other than a Liquidating
Sale.

         1.36 "Operating Expenses" mean any and all costs and expenses incurred by the Partnership, any General Partner or any Affiliate of any General Partner which are in any way related to the operation of the Partnership or to Partnership business, including but not limited to the costs and expenses listed in Article 8.1, but excluding Selling Commissions, the due diligence expense reimbursement fee, Organizational and Offering Expenses, Acquisition Expenses, Acquisition Fees, Management Fees, and Real Estate Commissions.

         1.37 "Organizational and Offering Expenses" mean any and all costs and expenses, exclusive of Selling Commissions and the 0.5% due diligence expense reimbursement fee, incurred by the Partnership, any General Partner or any Affiliate of any General Partner in connection with the formation, qualification, organization, and registration of the Partnership and in the marketing and distribution of Units, including, without limitation, the following: legal, accounting, partnership administration, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings.

         1.38 "Participants" means those Limited Partners who elect to participate in the Distribution Reinvestment Plan.

         1.39 "Partner" means a General Partner or a Limited Partner, and "Partners" means all Partners, both General and Limited.

         1.40 "Partnership" means CNL Income Fund       , Ltd., the Florida
limited partnership reorganized pursuant to this Agreement.

         1.41 "Partnership Capital" means the total Capital Contributions made by all Partners of the Partnership, both General and Limited.

         1.42 "Partnership Interest(s)" means the ownership interest of a Partner in the Partnership's profits and losses, other items of income, gain, losses, deductions, expenses, and credits, and distributions of net cash receipts at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement and under the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and the Act. The term "Partnership Interests" shall refer to the entire ownership interest of all Partners in the Partnership.

         1.43 "Property" or "Properties" mean (i) the real property or properties, including the building or buildings located thereon, (ii) the real properties only, or (iii) the buildings only, which are acquired by the Partnership, either directly or through Joint Venture or Co-Tenancy arrangements or other partnerships. The Partnership or any Joint Venture or Co- Tenancy Arrangement that owns Properties has the right, but is not expected, to acquire equipment located in or on such Properties. For purposes of this definition, the term real property includes a Partnership's interest as lessee under a ground lease.

         1.44 "Prospectus" means the final prospectus included in the Partnership's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Partnership will offer Units to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         1.45 "Real Estate Commissions" mean any and all real estate commissions and other similar fees, costs, or expenses, including a subordinated real estate disposition fee payable to CNL Income Fund Advisors, Inc., pursuant to Article 8.3, incurred in connection with the Sale of Properties owned by the Partnership.

         1.46 "Reinvestment Agent" means the agent for Participants in the Distribution Reinvestment Plan.

         1.47 "Sale" (i) means any transaction or series of transactions whereby: (A) the Partnership sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any such Property which gives rise to insurance claims or condemnation awards; (B) the Partnership sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Partnership in any co-tenancy arrangement, joint venture, or partnership in which it is a co-tenant, co-venturer, or partner; or (C) any co-tenancy arrangement, joint venture, or partnership in which the Partnership is a co-tenant, co-venturer, or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any such Property which gives rise to insurance claims or condemnation awards, but (ii) does not include any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

         1.48 "Selling Commissions" mean any and all commissions payable to underwriters, managing dealers, or other broker dealers in connection with the sale of Units as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         1.49 "Sponsor" means any person or entity and such person or entity's Affiliates directly or indirectly instrumental in organizing, wholly or in part, the Partnership, or managing or participating in the management of the Partnership, but does not include any person or entity whose only relation with the Partnership is that of an independent property manager whose only compensation is as such, or wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Units. A person or entity may also be a Sponsor of the Partnership by (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more other persons or entities; (ii) receiving a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contracts with the Partnership;
(iv) possessing significant rights to control the Partnership properties; (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry; and (vi) providing goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership.

         1.50 "Substituted Limited Partner" means a person or entity admitted to the Partnership pursuant to the provisions of Article 14.3 hereof and in accordance with the provisions of the Act.

         1.51 "Taxable Limited Partner" means any Limited Partner other than a Tax-Exempt Limited Partner.

         1.52 "Tax-Exempt Limited Partner" means any Limited Partner who is described in section 168(h)(2) of the Code.

         1.53 "Termination Date" means December 31, 2025, or such earlier date as the Partnership may be terminated pursuant to any provision of this Agreement.

         1.54 "Unit" means the interest of a Limited Partner in the Partnership which is represented by a Capital Contribution of $10.00.


                                  ARTICLE TWO

                                  ORGANIZATION

         2.1 Formation. The parties hereby acknowledge that the term of the Partnership commenced on February 10, 1995, and agree to continue the Partnership as a limited partnership pursuant and subject to the Act.

         2.2 Filings. The General Partners shall file, record, and publish such certificates and other documents as may be necessary and appropriate to comply with the requirements for the organization and operation of a limited partnership under the Act.

         2.3 Foreign Qualification. In the event that the business of the Partnership may be carried on or conducted in other states in addition to the State of Florida, then the parties agree that this Partnership shall exist or shall be qualified under the laws of each such additional state in which business is actually conducted by the Partnership, and they severally agree to execute and authorize the General Partners to execute on their behalf or on behalf of the Partnership such other and further documents as may be necessary or appropriate to permit the General Partners to qualify this Partnership, or otherwise comply with requirements for the formation and organization of a limited partnership in all such states.


                                 ARTICLE THREE

                           NAME AND PRINCIPAL OFFICE

         3.1 Name and Office. The name of the Partnership is "CNL Income Fund , Ltd." Its principal office and its registered office in the State of Florida shall be located at 400 East South Street, Suite 500, Orlando, Florida 32801, or at such other address as the General Partners notify each Limited Partner in writing in accordance herewith. The registered agent of the Partnership in Florida shall be Robert A. Bourne, 400 East South Street, Suite 500, Orlando, Florida 32801. The General Partners also shall have the right, without notice to the Limited Partners, to establish a registered office or offices in such other states as the General Partners deem necessary in order to qualify the Partnership under the laws of any additional state in which the Partnership actually conducts business.

         3.2 Assumed Names. The business of the Partnership shall be conducted under the name listed above or under such variations of this name as the General Partners deem appropriate to comply with the laws of any state in which the Partnership does business. The General Partners shall execute and file in the proper offices such certificates as may be required by the Assumed Name Act or similar law in effect in the counties and other governmental jurisdictions in which the Partnership may elect to conduct business.


                                  ARTICLE FOUR

                     PURPOSES AND POWERS OF THE PARTNERSHIP

         4.1 Purposes of the Partnership. The purposes of the Partnership shall be to acquire and lease Properties on which restaurants which are part of regional or national restaurant chains are or will be located, as more fully described in the Prospectus, and to sell the Properties within seven (7) to twelve (12) years after their acquisition, or as soon thereafter as, in the opinion of the General Partners, market conditions permit. The Partnership's primary investment objectives are to preserve, protect, and enhance the Partnership capital, while providing (i) cash distributions commencing in the initial year of Partnership operations in amounts that exceed current taxable income (due to the fact that depreciation deductions attributable to the Properties reduce taxable income even though depreciation is not a cash expenditure); (ii) an anticipated minimum level of income through the long-term rental of Properties to selected operators of certain national and regional fast-food, family-style, and casual dining restaurant chains; (iii) additional income and protection against inflation by participation in certain restaurant gross sales through the receipt of percentage rent payments and, typically, automatic increases in the minimum annual rent; and (iv) capital appreciation through the potential increase in value of the Properties.

         4.2 Powers of the Partnership. Subject to the limitations set forth elsewhere in this Agreement, the Partnership shall be empowered to do or cause to be done, or not to do, any and all acts deemed by the General Partners to be necessary or appropriate or in furtherance of the purpose of the Partnership, including, without limitation, the power and authority:

                  (a) to acquire, own, lease, manage, and/or operate any Properties;

                  (b) to enter into co-tenancy arrangements, joint venture arrangements or general partnerships to own and operate a Property with any person or entity which is not an Affiliate of any of the General Partners, either alone or together with another program formed by the General Partners and whose securities have been offered to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, provided that the Partnership, alone or together with such affiliated program, (i) acquires a controlling equity interest in such tenancy property, joint venture or general partnership and possesses the power to direct or cause the direction of the management and policies of such tenancy property, joint venture or general partnership, including, at a minimum, the power (A) to review all contracts entered into (1) by the co-tenants with respect to the tenancy property or (2) by the general partnership or joint venture that will have a material effect on its business or property, (B) to cause a sale or refinancing of the Property or its interest therein subject in certain cases where required pursuant to a tenancy agreement or by the partnership or joint venture agreement to limits as to time, minimum amounts and/or right of first refusal by the joint venture partner or co-tenant or consent of the joint venture partner or co-tenant, (C) to approve budgets and major capital expenditures, subject to a stated maximum amount, (D) to veto any sale of the Property, or alternately, to receive a specified preference on sale proceeds, and (E) to exercise a right of first refusal on any desired sale or refinancing by the joint venture partner or co-tenant or its interest in the Property except for transfer to an affiliate of the joint venture partner or co-tenant, and (ii) there are no duplicate fees;

                  (c) to enter into co-tenancy arrangements, joint venture arrangements or general partnerships with another program formed by the General Partners whose securities have been offered to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, for the acquisition, ownership, leasing, management, and/or operation of any Properties provided that (i) there are no duplicate fees, (ii) the two programs have substantially identical investment objectives, (iii) compensation to the General Partners and their Affiliates is substantially identical in each program, (iv) each program's investment is on substantially the same terms and conditions, and (v) each program has a right of first refusal to buy the Property held under the Co-Tenancy Arrangement or by the joint venture or general partnership, as the case may be, at a purchase price equal to the fair market value as determined by an independent appraisal, if the other program has the right to sell the Property held under the Co-Tenancy Arrangement or in the joint venture or general partnership, as the case may be;

                 (d) to borrow money, subject to the limitations contained in
        Article 10.3, except that no borrowing may be made to purchase Properties or which will encumber Properties or directly or indirectly for the purpose of funding distributions to the Limited Partners, and to make loans to unaffiliated persons (such as lessees) if the General Partners deem such loans to be necessary or appropriate or in furtherance of the purpose of the Partnership;

                 (e) to adopt, institute, amend, supplement, or terminate the Distribution Reinvestment Plan and to execute and deliver such documents and agreements which the General Partners deem advisable, appropriate, or convenient in connection therewith;


                (f) to make such elections under the Code as to the treatment of items of Partnership income, Gain, Loss, deductions, and credit, and as to all relevant matters as the General Partners believe necessary, desirable, or beneficial to the Limited Partners;

                 (g) to purchase from others (except for the General Partners or their Affiliates), at the expense of the Partnership, contracts of liability, casualty, and other insurance which the General Partners deem advisable, appropriate, or convenient for the protection of the assets or affairs of the Partnership or for any purpose convenient or beneficial to the Partnership;

                 (h) to employ persons, including Affiliates, for the operation and management of the Partnership and/or the Properties, on such terms and for such compensation as the General Partners deem, in their absolute discretion, to be in the best interest of the Partnership, but subject to the limitations contained in Article 10.6 and elsewhere in this Agreement;

                 (i) to designate the depository or depositories in which all bank accounts of the Partnership shall be kept and the person or persons upon whose signature withdrawals therefrom shall be made;

                 (j) to prosecute, defend, settle, compromise or submit to arbitration, at the Partnership's expense, any suits, actions or claims at law or in equity to which the Partnership is a party or by which it is affected, as may be necessary, proper or convenient, and to satisfy out of Partnership funds any judgment, decree or decision of any court, board, agency, or authority having jurisdiction, or any settlement of any suit, action, or claim prior to judgment or final decision thereon;

                 (k) to incur, at the expense of the Partnership, bank charges with respect to bank accounts maintained, and expenses relating to the purchase of supplies, materials, equipment, or similar items used in connection with the operation of the Partnership, and to incur escrow fees, recording fees, insurance premiums, and similar expenses in connection with the Properties;

                 (l) to employ persons, at the expense of the Partnership, to perform administrative, legal and independent auditing services in connection with the operation and management of the Partnership's business, and to provide services in connection with the preparation and filing of any tax return required of the Partnership;

                 (m) to make distributions of cash among the Partners, subject to the limitations, and in accordance with the provisions, hereof;

                 (n) to transfer, sell or convey Properties (subject to the limitations contained elsewhere in this Agreement) including its interest in any co-tenancy arrangements, joint ventures, or partnerships, if such transactions are deemed by the General Partners to be in the best interest of the Partnership;

                 (o) to establish any reserves deemed necessary or advisable by the General Partners, and to invest such funds as temporarily are not required for Partnership purposes in short-term, highly liquid investments with appropriate safety of principal, including, without limitation, United States Treasury bills or bonds and money market funds;

                 (p) to engage in such other businesses, activities, and transactions similar in nature and scope to those described in this Article Four as the General Partners from time to time may determine to be necessary or appropriate in furtherance of the purpose of the Partnership;

                 (q) to enter into such agreements, contracts, documents, leases, and instruments and to give such receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto, as the General Partners may deem advisable, appropriate or convenient; and

                 (r) to execute, deliver, perform and carry out all contracts, agreements, and undertakings of every kind, pay all amounts required by this Agreement or by applicable law, and engage in all activities and transactions as may in the opinion of the General Partners be necessary, incidental, or advisable to the accomplishment of the Partnership's purposes or in connection with any of the foregoing, subject in each case to the limitations contained in Article 10.6 and elsewhere in this Agreement.






                                  ARTICLE FIVE

                              TERM OF PARTNERSHIP

         The Partnership commenced on February 10, 1995, and shall continue in existence until the Termination Date.


                                  ARTICLE SIX

                                 CAPITALIZATION

         6.1 Limited Partners' Capital Contributions. No Limited Partner shall be admitted to the Partnership unless such Limited Partner shall make a Capital Contribution of $2,500 or more; provided, however, that the required minimum Capital Contribution for individual retirement accounts and Keogh and pension plans shall be $1,000 where permitted by applicable state law. Except where prohibited by applicable state law or the Prospectus, any investor who makes the required minimum investment in the Partnership shall be entitled to make additional purchases in increments of one Unit; provided, however, that fractional Units may be sold pursuant to the Distribution Reinvestment Plan, and provided further that, in connection with the termination of the Offering, one fractional Unit may be purchased by a Limited Partner who at that time has made the required minimum investment. Limited Partners shall be admitted to the Partnership solely by subscription, upon approval by the General Partners. No Limited Partner shall borrow funds from the General Partners or their Affiliates in order to make contributions to Partnership Capital, and the Partnership shall not acquire Properties in exchange for Units.

         6.2 General Partners' Capital Contribution. On or before the Effective Date, the General Partners shall contribute to the Partnership the aggregate sum of $1,000 as their initial General Partners' Capital Contribution. The General Partners, in their sole discretion, may increase their General Partners' Capital Contribution by contributing additional amounts to the Partnership. The General Partners also may acquire Units as Limited Partners pursuant to the same terms and conditions as other Limited Partners.

         6.3 Minimum Capital Contributions. The aggregate Capital Contributions by the Limited Partners may range from a minimum of $1,500,000 (150,000 Units) to the maximum amount described in the Prospectus, depending upon the number of such Units offered and sold in connection with the Partnership's public offering of the Units. Capital Contributions shall be due and payable in cash upon subscription.

         6.4 Escrow. Prior to the General Partners' acceptance or rejection of any subscription, funds received from such subscription shall be held in escrow.

         6.5 Admission of Limited Partners. The General Partners, in their sole and absolute discretion, may reject any subscription for any reason. Subscriptions for Units shall be accepted or rejected by the General Partners within thirty (30) days after receipt thereof by the General Partners. Subscribers whose subscriptions are accepted by the General Partners subsequent to the Initial Closing Date shall be admitted as Limited Partners not later than the last day of the calendar month following the date such subscriptions are accepted. Funds received from subscriptions rejected by the General Partners shall be returned to subscribers within ten (10) business days after the date of such rejection with interest and without deduction. No sale of Units shall be made pursuant to the Prospectus after two years following the initial date of the Prospectus.

         6.6 Liability of Limited Partners. Except as otherwise provided in
Article 12.1, a Limited Partner shall not be liable to the Partnership beyond the amount of his or her Capital Contribution, nor shall he or she be personally liable for any liabilities, contracts, or obligations of the Partnership. However, it is the intent of the Partners that no distribution (or any part of a distribution) made to any Limited Partner pursuant to Article Nine of this Agreement shall be deemed a return or withdrawal of capital, even if such distribution represents (in full or in part) an allocation of depreciation or any other non-cash item accounted for as a Loss or deduction from or offset to the Partnership's income, and that no Limited Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership.

         6.7 Interest. Except as provided in Articles 7.2, 9.3, and Section 1(e) of the Dividend Reinvestment Plan, interest earned on Partnership funds shall inure to the benefit of the Partnership, and the Partners shall not receive interest on their Capital Contributions. As provided in Section 1(e) of the Dividend Reinvestment Plan, interest earned on accounts thereunder will be paid to the Partnership to the extent necessary to pay for any administrative expenses relating to the costs of such plan and any excess remaining thereafter shall be distributed to the General Partners.

         6.8 Additional Capital Contributions. No Limited Partner shall be required to make any additional capital contributions beyond the amount of the Limited Partner's initial Capital Contribution, except as provided in Section 12.1, and the General Partner shall not be required to make any additional Capital Contributions beyond the amount of its initial Capital Contribution, except as provided in Section 18.6. No Partner shall be required to lend any funds to the Partnership. The General Partner shall have the right to make additional capital contributions to the Partnership and thereby increase its General Partner's Capital Contribution by the amount of such additional capital contributions.

          6.9 Repayment of Capital Contributions of Limited Partners. Except as expressly provided in this Agreement, no specific time has been agreed upon for the repayment of the Capital Contributions of the Limited Partners. The Limited Partners understand that the General Partners and their Affiliates make no warranty, guarantee, or representation that the Partnership will have sufficient funds to repay the Capital Contribution or Capital Account of any Limited Partner and that repayment of the Capital Contribution or Capital Account of any Limited Partner shall be made only from available Partnership funds as provided in this Agreement. No Limited Partner or any successor in interest shall have a right to withdraw or reduce any capital contributed to the Partnership.

         6.10 No Priorities Among Limited Partners. Except as expressly provided in this Agreement, no Limited Partner shall have the right to demand or receive property other than cash in return for his or her Capital Contribution, nor shall any Limited Partner have priority over any other Limited Partner as to Capital Contributions or as to compensation by way of income.


                                 ARTICLE SEVEN

                       APPLICATION OF PARTNERSHIP CAPITAL

          7.1 General. Partnership Capital shall initially be applied as set forth in this Article Seven.

          7.2 Return of Earned Interest. Within thirty (30) days after the Initial Closing Date, the Partnership shall return to each subscriber for Units from whom the Partnership received funds prior to the Initial Closing Date an amount equal to the interest earned on such subscriber's funds during the period in which such subscriber's funds were held in escrow, with such interest to be calculated by the General Partners based on such subscriber's pro rata share of all interest on subscribers' funds during such period of time; provided, however, that a subscriber for Units who subscribes for Units after the Initial Closing Date shall receive interest on his or her subscription funds only if his or her subscription is accepted and his or her funds were held in escrow for more than twenty (20) days.

          7.3  Selling Commissions.

                  (a) Except as otherwise provided in this Article 7.3, the Partnership shall pay any and all Selling Commissions, in the amount of $0.85 per Unit sold, on the Initial Closing Date and on each Additional Closing Date in accordance with the Managing Dealer Agreement with CNL Securities Corp.

                  (b) A registered principal or representative of CNL Securities Corp. or any other broker-dealer may purchase Units net of eight percent (8%) commissions, at a per Unit purchase price of $9.20. In addition, clients of an investment advisor registered under the Investment Advisors Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Partnership, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of Units, may purchase Units net of eight percent (8%) commission. In connection with purchases of certain minimum numbers of Units, the amount of Selling Commissions otherwise payable to CNL Securities Corp. or a soliciting dealer shall be reduced in accordance with the following schedule:

 Dollar Amount of
 ----------------
 Units                    Purchase Price         Commissions on Sales Per Unit
 -----                    --------------         -----------------------------
 Purchased                Per Unit                 Percent     Dollar Amount
 ---------                --------                 -------     -------------
 $10        - $249,999     $10.00                    8.0%         $0.80
 $250,000   - $499,990       9.80                    6.0%          0.60
 $500,000   - $999,990       9.60                    4.0%          0.40
 $1,000,000 - $1,499,990     9.50                    3.0%          0.30
 $1,500,000 - or more        9.40                    2.0%          0.20

                  (c) Any such reduction in Selling Commissions will be credited to the "purchaser" (as defined in Article 7.3(f) below) by reducing the total purchase price otherwise payable by the purchaser. The net proceeds to the Partnership will not be affected by the volume discount.

                  (d) Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined in Article 7.3(f) below, provided all such Units are purchased through the same soliciting dealer or through CNL Securities Corp. The volume discount will be prorated among the separate subscribers considered to be a single purchaser. Units purchased pursuant to the Distribution Reinvestment Plan on behalf of Participants in the Distribution Reinvestment Plan will not be combined with other subscriptions for Units by an investor in determining the volume discount to which such investor may be entitled. Further, subscriptions for Units will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Units subsequent to the purchaser's initial purchase of Units.

                  (e) Any request to combine more than one subscription must be made in writing in a form satisfactory to the General Partners and must set forth the basis for such request. Any such request will be subject to verification by CNL Securities Corp. that all of such subscriptions were made by a single purchaser. If a purchaser does not reduce the per Unit purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Units.

                  (f) For purposes of the volume discounts provided for in this
         Article 7.3, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Units for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Units and must have formed such group for a purpose other than to purchase the Units at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the General Partners, in their sole discretion, may aggregate and combine separate subscriptions for Units received during the offering period from (i) CNL Securities Corp. or the same soliciting dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this Article 7.3, subscriptions will not be cumulated, combined, or aggregated.

                  (g) Any reduction in commissions will reduce the effective purchase price per Unit to the investor involved but will not alter the net proceeds payable to the Partnership as a result of such sale.

                  (h) The Partnership will also pay to CNL Securities Corp., as a nonaccountable expense allowance, a due diligence expense reimbursement fee in an amount equal to $0.05 per Unit (aggregating 0.5% of the gross offering proceeds) for expenses incurred in marketing and selling the Units, including expenses incurred in connection with due diligence activities. Any and all sums payable for bona fide due diligence expense reimbursements will be paid by CNL Securities Corp. from this fee.

         7.4 Organizational and Offering Expenses. As soon as practicable after the Initial Closing Date (and thereafter as soon as practicable after such expenses are incurred), the Partnership shall reimburse the General Partners and their Affiliates for all Organizational and Offering Expenses incurred by the General Partners and their Affiliates, and the Partnership shall pay all other Organizational and Offering Expenses. Notwithstanding anything to the contrary in the preceding sentence, the General Partners or their Affiliates shall pay all Organizational and Offering Expenses which exceed three percent (3%) of Limited Partners' Capital.

         7.5 Acquisition Expenses and Fees. The Partnership, as soon as practicable after such fees and expenses are incurred, shall reimburse the General Partners and Affiliates for any and all Acquisition Expenses and Acquisition Fees incurred by any of them, and, in connection with services to be provided by CNL Income Fund Advisors, Inc. related to the acquisition of properties, shall pay to CNL Income Fund Advisors, Inc. an Acquisition Fee in an amount equal to four and one-half percent (4.5%) of Limited Partners' Capital; provided, however, that the Acquisition Fee paid to CNL Income Fund Advisors, Inc. shall be reduced or paid back to the Partnership if and to the extent (i) necessary for the Partnership to make the required Investment in Properties as set forth in Article 7.7, or (ii) the total of all Acquisition Fees paid by all persons in connection with the purchase of all of the Properties exceeds the lesser of eighteen percent (18%) of Limited Partners' Capital or the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing public activity in the same geographic locations and for comparable properties. Notwithstanding anything contained herein to the contrary, the Partnership may not directly pay or reimburse the

General Partners or their Affiliates for Acquisition Expenses consisting of salaries, fringe benefits, miscellaneous expenses related to the evaluation, selection, or acquisition of Properties, unless such expenses reduce the Acquisition Fees permitted to be paid pursuant to this Section 7.5. The Partnership shall pay all other Acquisition Expenses and Acquisition Fees.

         7.6 Reserves. The Partnership shall maintain reserves in such amounts as the General Partners in their sole and absolute discretion determine to be adequate, appropriate or advisable to meet the Partnership's existing or anticipated needs.

         7.7 Investment in Properties. The Partnership, when and to the extent desirable investment opportunities are available as determined by the General Partners in their sole and absolute discretion, shall acquire, either directly or through co-tenancy arrangements, joint venture arrangements, or other partnerships, such Properties as the General Partners in their sole and absolute discretion determine to be in the best interests of the Partnership. The Partnership shall have an Investment in Properties of at least eighty percent (80%) of Limited Partners' Capital within the later of two years following the initial date of the Prospectus or one year after the termination of the offering; provided, however, that any amount returned to the Limited Partners pursuant to Article 7.8 shall not be considered in determining the percentage invested in Properties as of such date. If any Acquisition Fees are paid by the seller of any Property or Properties, such fees shall not be included in the purchase price of such Property or Properties for purposes of determining whether the required minimum Investment in Properties set forth herein has been satisfied.

         7.8 Return of Uninvested Partnership Capital. If any portion of Limited Partners' Capital is not invested in Properties in accordance with the provisions of Article 7.7 above or reserved by the General Partners for Partnership purposes within the later of two years after the initial date of the Prospectus, or one year after the termination of the offering, then, notwithstanding anything to the contrary herein, the Partnership shall distribute to the Limited Partners, pro rata in proportion to their Partnership Interests, as a return of Capital, such portion of Limited Partners' Capital not so used or invested plus Front-End Fees in the ratio that the amount of such uninvested funds bears to Limited Partners' Capital.

         7.9  Restrictions on Investments.

                  (a) The Partnership shall not acquire or invest in any of the following: (i) limited partnership interests of another real estate program; (ii) unimproved or non-income producing property, except in amounts not exceeding ten percent (10%) of Limited Partners' Capital available for investment in Properties and only upon terms which can be financed by Partnership Capital or from Net Cash Flow, and only if the Partnership simultaneously receives a commitment to build a restaurant thereon and simultaneously enters into an agreement for the lease of the land and the restaurant (provided that the terms "unimproved or non-income producing property" shall not include any Property for which there is an expectation that such Property will produce income within two (2) years from the date of acquisition by the Partnership); (iii) the securities of other issuers (nor shall the Partnership underwrite any such securities), except that the Partnership may invest in short-term, highly liquid investments with appropriate safety of principal, may accept purchase money mortgages secured by a first mortgage on a Property in connection with the Sale of a Property, and may enter into Joint Ventures to acquire Properties to be leased primarily to operators of selected Restaurant Chains; (iv) real estate mortgages, junior trust deeds or other similar obligations; (v) acquire or own equipment unless the General Partners determine that it is in the best interests of the Partnership in order to preserve the asset value of the Properties; and (vi) any Properties that the Partnership is prohibited from acquiring pursuant to Article 10.2 or any other provision of this Agreement.

                  (b) The Partnership shall not reinvest Net Cash Flow. Net Sales Proceeds shall not be reinvested by the Partnership unless sufficient cash will be distributed to pay any state (at a rate reasonably assumed by the General Partners) and federal (assuming the Limited Partners are taxable at the maximum applicable federal income tax bracket) income taxes created by the Sale.

                  (c) Neither the Partnership nor any co-tenancy arrangement, joint venture, or general partnership in which the Partnership invests or participates will finance the acquisition of any Properties by secured or unsecured indebtedness or encumber any of the Properties with a lien.

                  (d) All investments in Fee Properties shall be supported by an appraisal prepared by an independent appraiser, and the purchase price of any Fee Property, plus all Acquisition Fees paid by the Partnership in connection with the acquisition of such Property, shall not exceed, but may be less than, the appraised value of such Property. In connection with the acquisition of a Property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property may be based on the "when constructed" price and value of such Property. Each such appraisal shall be maintained in the Partnership's records for five (5) years and shall be available for inspection and copying by the Limited Partners during normal business hours.

                  (e) The Partnership may not deposit funds in banks, savings and loans, other financial institutions, or money market funds which are Affiliates of the General Partners. The Partnership shall not permit compensating balance arrangements for the benefit of the General Partners.

                  (f) The Partnership shall not (i) issue Units in exchange for property or otherwise than pursuant to the terms of the public offering of Units; or (ii) redeem or repurchase Units (except that the Partnership may adopt and implement the Distribution Reinvestment Plan which will reinvest Distributions in Units owned by Limited Partners who wish to sell their Units).

                                 ARTICLE EIGHT

                  OPERATING EXPENSES; OTHER FEES AND EXPENSES

         8.1 Operating Expenses. Subject to the restrictions on reimbursement of the General Partners and their Affiliates set forth in Article 10.1, the Partnership, as soon as practicable after such expenses are incurred, shall reimburse CNL Income Fund Advisors, Inc. and Affiliates for any and all Operating Expenses incurred by CNL Income Fund Advisors, Inc. and Affiliates. All other Operating Expenses shall be billed directly to and paid by the Partnership. Operating Expenses shall include, but shall not be limited to, the following (excluding, however, any costs or expenses listed below which constitute Selling Commissions, the due diligence expense reimbursement fee, Organizational and Offering Expenses, Acquisition Expenses, Acquisition Fees, Management Fees or Real Estate Commissions):

                  (a) all costs of personnel employed or otherwise engaged by the Partnership and directly involved in the operation of the Partnership or the Properties; expenses of insurance required in connection with the operation of the Partnership or the Properties; taxes and assessments on Properties and other taxes, including, without limitation, sales taxes allocable to the Partnership as an entity; travel expenses related to Partnership business; fees and expenses paid to consultants, bankers, independent contractors, insurance and other brokers and agents, and expenses in connection with the replacement, alteration, repair, leasing, maintenance, and operation of Properties and any other Partnership properties or assets;

                  (b) all accounting, legal, audit, and other professional and reporting fees and expenses, which may include, but are not limited to, preparation and documentation of Partnership bookkeeping, accounting and audits; preparation and documentation of budgets, economic surveys, cash flow projections, and working capital requirements; preparation and documentation of Partnership state and federal tax returns; printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer, and recordation of documents in connection with the business of the Partnership;

                  (c) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, the Partners, including expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners pursuant to Article 16.3;

                  (d) expenses of revising, amending, modifying, or terminating this Agreement, and of dissolving, terminating, reforming, liquidating, or winding up the Partnership;

                  (e) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation, or other proceeding conducted by any governmental agency of the Partnership, including legal and accounting fees incurred in connection therewith; and

                  (f) costs of any services performed for the Partnership, costs of any accounting, statistical, or bookkeeping services necessary for the maintenance of the books and records of the Partnership, the costs of preparation and dissemination of informational material and documentation relating to the potential sale or other disposition of Partnership property, and the costs of supervision and the expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants, and appraisers; provided, however, that the Partnership will only be charged for its pro rata share of any services not performed exclusively for the benefit of the Partnership.

                  (g) subject to the restrictions contained in Article Four, the Partnership's share of all fees, commissions, costs, and expenses incurred by any co-tenancy arrangement, joint venture, or partnership of which the Partnership is a co-venturer, co-tenant, or partner.

         8.2 Management Fee. The Partnership shall pay to CNL Income Fund Advisors, Inc., pursuant to the terms of a management agreement to be entered into by and between CNL Income Fund Advisors, Inc. and the Partnership, a Management Fee in an amount equal to one percent (1%) of the sum of the gross revenues derived in each year from Properties wholly owned by the Partnership, plus, in the case of Properties owned by any co-tenancy arrangement, joint venture, or partnership in which the Partnership is a co-tenant, co-venturer, or partner, a fee in an amount equal to one percent (1%) of the Partnership's allocable share of such gross operating revenues. The Management Fee shall be payable monthly on the last day of such month, or the first business day following the last day of such month. The Management Fee, which shall not exceed fees which are competitive for similar services in the same geographic area, may be taken or not, in whole or in part, as to any fiscal year, in the sole discretion of CNL Income Fund Advisors, Inc. All or any portion of the Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as CNL Income Fund Advisors, Inc. shall determine.

         8.3 Real Estate Commissions. The Partnership shall pay any and all Real Estate Commissions. In addition, upon any Sale of one or more of the Partnership's Properties, the Partnership shall pay to CNL Income Fund Advisors, Inc., as a deferred, subordinated real estate disposition fee, an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission, or (ii) three percent (3%) of the gross sales price of the Property or Properties. In the case of a Property or Properties owned by a co-tenancy arrangement, joint venture, or partnership in which the Partnership is a co-tenant, co-venturer, or partner, such fee shall be reduced proportionately by an amount equal to the percentage interest in such co-tenancy arrangement, joint venture, or partnership which is not owned by the Partnership. The real estate disposition fee payable to CNL Income Fund Advisors, Inc. shall be paid (i) only if CNL Income Fund Advisors, Inc. provides a substantial amount of services in connection with the Sale of the Property or Properties, (ii) in the case of a Nonliquidating Sale, only after all distributions of Net Sales Proceeds pursuant to Articles 9.3(b)(i) and 9.3(b)(ii) have been made, and (iii) in the case of a Liquidating Sale, only after all distributions of Net Sales Proceeds pursuant to

Articles 18.2(a) and 18.2(b), plus an additional amount equal to the sum, as of such date, of the aggregate Limited Partners' 8% Return and their aggregate Invested Capital Contributions, have been distributed to the Limited Partners. If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied at that time, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. The total compensation paid by the Partnership to all persons and entities as Real Estate Commissions in connection with any Sale of Partnership Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent (6%) of the gross sales price of the Property or Properties.

                                  ARTICLE NINE
                         ALLOCATIONS AND DISTRIBUTIONS

         9.1 Definitions. For purposes of this Article Nine, the following terms shall have the meanings set forth below:

                  (a) "Adjusted Capital Account Deficit" means with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                           (i) Credit to such Capital Account any amounts that
                  such Partner is obligated to restore pursuant to any provision of this Agreement, is otherwise treated as being obligated to restore under section 1.704-1(b)(2)(ii)(c) of the Treasury regulations, or is deemed to be obligated to restore pursuant to sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury regulations (determined after taking into account any changes during such year in minimum gain); and

                           (ii) Debit to such Capital Account the items
                  described in Treasury regulation section
                  1.704-1(b)(2)(ii)(d)(4), (5) and (6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provision of Treasury regulation section 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith.

                  (b) "Capital Account Balance Per Unit" means a Limited Partner's Capital Account balance divided by the number of Units held by such Limited Partner.

                  (c) "Limited Partner" means each Limited Partner of the Partnership, as defined in Article 1.22, and includes all the Monthly Limited Partners and all the Quarterly Limited Partners.

                  (d) "Monthly Limited Partner" means any Limited Partner who makes a Capital Contribution of $5,000 or more and who, for the quarter in question, has elected (either (i) by written notice to the General Partners upon subscription or (ii) thereafter, upon ten days' prior written notice to the General Partners, effective as of the beginning of the following quarter), to receive monthly distributions of Net Cash Flow.

                  (e) "Quarterly Limited Partner" means any Limited Partner other than a Monthly Limited Partner.

         9.2 Allocations. Net Income, Net Loss, Gain, and Loss for any taxable year shall be allocated in the following manner. For purposes of this Article 9.2, Capital Accounts shall be determined as if the Partnership's taxable year had ended immediately prior to any Sale.

                  (a) Net Income and Net Loss (and each Partner's allocable share of any Partnership item of income, gain, loss, deduction, credit, or allowance for any Partnership tax year or other period taken into account in determining Net Income and Net Loss) shall be allocated between the Limited Partners and the General Partner as follows: (A) first, in an amount not to exceed the amount of Net Cash Flow attributable to such period in the same proportion as such Net Cash Flow is distributable; and (B) thereafter, any remaining Net Income or Net Loss shall be allocated 99% to the Limited Partners and 1% to the General Partners; provided, however, that (i) in determining the amount of Net Income or Net Loss allocable to each Partner, depreciation and amortization deductions shall be specially allocated 99% to the Taxable Limited Partners and 1% to the General Partners, and (ii) Net Loss or any item of Partnership deduction shall not be allocated to any Partner (and instead shall be allocated among the other Partners) to the extent it would cause or increase an Adjusted Capital Account Deficit with respect to such Partner; provided, however, that in determining the amount of Net Income and Net Loss allocable to each Partner, depreciation and amortization deductions shall be specially allocated 99% to the Taxable Limited Partners and 1% to the General Partners.

                  (b)  Gain shall be allocated as follows:

                           (i) first, to the Partners having negative balances
                  in their Capital Accounts, in the proportion that the negative balance of each such Partner's Capital Account bears to the aggregate negative balances in the Capital Accounts of all such Partners, until the balances in their Capital Accounts equal zero;

                           (ii) second, 100% to each Limited Partner whose
                  Capital Account Balance Per Unit is the lowest Capital Account Balance Per Unit of all Limited Partners, until each Limited Partner's Capital Account Balance Per Unit equals the highest Capital Account Balance Per Unit;

                           (iii) third, 100% to the Limited Partners until the
                  aggregate positive balances in the Limited Partners' Capital Accounts equal the sum of their Limited Partners' 8% Return and their aggregate Invested Capital Contributions;

                           (iv) fourth, 100% to the General Partners until the
                  aggregate positive balances in their Capital Accounts equal the sum of (1) their General Partners' Capital Contributions, plus (2) an amount equal to 5% of all prior and current Net Cash Flow available for distribution reduced by (3) any amounts previously distributed to the General Partners from Net Cash Flow and from Net Sales Proceeds pursuant to subparagraph (iii) of Article 9.3(b); and

                           (v) thereafter, 95% to the Limited Partners and 5% to the General Partners.

         In any year (other than the final year of the Partnership) in which the General Partners determine that allocating Gain pursuant to the priorities set forth above would result in an undue administrative burden, the General Partners may allocate Gain to the Partners in the same manner as Net Income would be allocated, but only if such alternate allocation would not have a material adverse effect on any Limited Partner.

                  (c)  Any Loss shall be allocated as follows:

                           (i) first, 100% to each Limited Partner whose Capital
                  Account Balance Per Unit is higher than the lowest Capital Account Balance Per Unit of any Limited Partner, until each Limited Partner's Capital Account Balance Per Unit equals the lowest such Capital Account Balance Per Unit;

                           (ii) second, to the Partners with positive balances
                  in their Capital Accounts in the proportion that the positive balance in each such Partner's Capital Account bears to the aggregate positive balances in the Capital Accounts of all such Partners, until the balances in their Capital Accounts equal zero; and

                           (iii) thereafter, 95% to the Limited Partners and 5%
                  to the General Partners.

                  Notwithstanding the foregoing, no Loss shall be allocated to a Partner to the extent it would cause or increase an Adjusted Capital Account Deficit with respect to such Partner.

         9.3 Distributions. Except as provided in Article 18.2, Partnership distributions shall be made as provided in this Article 9.3.

                  (a)  Net Cash Flow shall be distributed as follows:

                           (i) The General Partners, within thirty (30) days
                  following the close of each fiscal quarter or as soon thereafter as practicable, shall determine, in their sole and absolute discretion, the amount of Net Cash Flow that is available for distribution. Such Net Cash Flow available for distribution shall be apportioned then 95% to the Limited Partners and 5% to the General Partners; provided, however, that the 5% of Net Cash Flow to be distributed to the General Partners shall be subordinated to receipt by the Limited Partners of their Limited Partners' 8% Return for the related year.

                           (ii) Net Cash Flow available for distribution to the
                  Limited Partners on a quarterly basis shall be allocated between the Monthly Limited Partners, as a group, and the Quarterly Limited Partners, as a group, in proportion to the number of Units owned by each such group of Limited Partners.

                           (iii) The portion of Net Cash Flow allocable to the
                  Quarterly Limited Partners shall be distributed to the Quarterly Limited Partners and one-third (1/3rd) of the portion allocable to the Monthly Limited Partners shall be distributed to the Monthly Limited Partners, with all such distributions to be made within thirty (30) days following the close of each fiscal quarter or as soon thereafter as practicable. The remaining two-thirds (2/3) of the Net Cash Flow available for distribution to the Monthly Limited Partners shall be deposited in the Monthly Distribution Account. One-half (1/2) of the amount so deposited shall be distributed to the Monthly Limited Partners within seventy
                  (70) days following the close of such immediately preceding fiscal quarter, or as soon thereafter as practicable, and the remainder of the Net Cash Flow so deposited shall be distributed within one hundred (100) days following the close of such immediately preceding fiscal quarter, or as soon thereafter as practicable. Notwithstanding the foregoing, each distribution pursuant to this Article 9.3(a) that is payable to the Monthly Limited Partners first shall be reduced by an amount equal to the Monthly Distribution Fee, less any interest earned on the Monthly Distribution Account.

                  (b) Net Sales Proceeds from a Nonliquidating Sale, after creation of any reserves deemed necessary or advisable by the General Partners, shall be distributed in the following order of priority:

                           (i) first, 100% to the Limited Partners until the
                  Limited Partners have received an amount equal to their aggregate Limited Partners' 8% Return;

                           (ii) second, 100% to the Limited Partners until the
                  Limited Partners have received an amount equal to their aggregate Invested Capital Contributions;

                           (iii) third, 100% to the General Partners until the
                  General Partners have received the sum of (1) their General Partners' Capital Contributions, plus (2) an amount equal to 5% of all prior and current distributions of Net Cash Flow, reduced by (3) any amounts previously distributed to the General Partners from Net Cash Flow and from Net Sales Proceeds pursuant to this subparagraph (iii) of this Article 9.3(b); and

                           (iv) thereafter, 95% to the Limited Partners and 5% to the General Partners.

         9.4 Determination of Allocations and Distributions Among the Limited Partners. For purposes of making allocations and distributions among the Limited Partners (or a specified group of Limited Partners) pursuant to Articles 9.2 and
9.3 (or as required elsewhere in this Agreement), if the operative provision refers to positive or negative balances of Capital Accounts, aggregate Limited Partners' 8% Return, Invested Capital Contributions, or additions or subtractions to Capital Accounts to reach a specified level, then the allocation or distribution shall be made in accordance with the respective sizes of such items for each Limited Partner; if, however, no specific item is referred to, then the allocation or distribution shall be made in accordance with the Limited Partners' respective Partnership Interests.

         9.5 Determination of Allocations and Distributions Among the General Partners. The allocations and distributions pursuant to Articles 9.2 and 9.4 (or as required elsewhere in this Agreement) shall be made among the General Partners in such amounts as the General Partners may agree among themselves.

         9.6 Admission of Limited Partners. In connection with the admission of any Limited Partner to the Partnership, the General Partners may select any method and convention permissible under Code section 706(d) for the allocations of tax items during the time persons are admitted as Limited Partners. However, any method or convention first utilized must be applied consistently thereafter for all subsequent admissions of Limited Partners unless it is later determined that such method or convention is not permissible under section 706(d).

         9.7 Transfer of Units. Net Income, Net Loss, or Net Cash Flow for a fiscal year attributable to any Units which may have been transferred during such year shall be allocated or distributed between the transferor and the transferee based upon the period during such year that each Limited Partner is treated as the owner (as determined under Article Fourteen) of the Units. Gain, Loss, or Net Sales Proceeds from a Nonliquidating Sale for a fiscal year attributable to any Units which may have been transferred during such year shall be allocated to the Limited Partner who owned such Units on the date such Gain or Loss was realized for federal income tax purposes or, as the case may be, shall be distributed to the Limited Partner who owned such Units on the date of such Nonliquidating Sale.

         9.8 Interest of the General Partners. Notwithstanding anything contained in this Agreement to the contrary, the interest of the General Partners in each material item of Partnership income, gain, loss, deduction, and credit will be equal to at least one percent (1%) of each such item at all times during the existence of the Partnership.

         9.9 Allocation of Recapture Items for Tax Purposes. Notwithstanding the allocation of Gain described above in Article 9.2(b), any income recognized pursuant to the recapture provisions of sections 1245 or 1250 of the Code, or pursuant to Code section 751 with respect to such recapture provisions, shall be allocated among the Partners in the proportions in which the original depreciation deductions being recaptured were allocated to them or to their predecessors in interest.

         9.10 Qualified Income Offset. Notwithstanding the allocations provided in Article 9.2, any Limited Partner who unexpectedly receives an allocation or distribution described in Treasury Regulation ss.1.704-1(b)(2)(ii)(d)(4), (5) or
(6), as may be amended from time to time, respectively, which causes or increases an Adjusted Capital Account Deficit, will first be allocated items of income or gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. It is intended that items to be so allocated shall be determined and the allocations made in accordance with the qualified income offset provision of section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and this Article 9.10 shall be interpreted consistently therewith.

         9.11 Allocation With Respect to Reserved Liquidation Proceeds. Any deduction allowed to the Partnership by reason of the payment of any liability from liquidation proceeds reserved pursuant to Article 18.2(b) shall be allocated among the Partners in the same proportions that the amount paid on such liability would otherwise have been distributed pursuant to Article 18.2.

         9.12 Limitation on Distributions. Notwithstanding the foregoing, no distribution shall be made unless, after such distribution, the Partnership's assets are in excess of all liabilities of the Partnership except liabilities to Limited Partners on account of their Capital Contributions and liabilities to the General Partners.





         9.13 Certain Computations for Monthly Limited Partners. For purposes of allocating Gain and Loss pursuant to Article 9.2 and, for all purposes of this Agreement, in making any computation of the Limited Partners' 8% Return (i) the Monthly Distribution Fee shall not be deducted from Net Cash Flow in computing the Limited Partners' 8% Return, and (ii) the Monthly Limited Partners shall be deemed to have received their distributions of Net Cash Flow pursuant to Article 9.3(a) as if they were Quarterly Limited Partners.

         9.14 Certain Computations for Participants in the Distribution Reinvestment Plan. For purposes of allocating Gain and Loss pursuant to Article
9.2 and, for all purposes of this Agreement, in making any computation of the Limited Partners' 8% Return, the Participants in the Distribution Reinvestment Plan shall be deemed to have received their Distributions of Net Cash Flow and Net Sales Proceeds from a Nonliquidating Sale pursuant to Article 9.3 at the time such Distributions were paid to the Distribution Reinvestment Plan.

         9.15  Optional Monthly Distributions.

                  (a) The General Partners, in their sole discretion, may elect to make all distributions of Net Cash Flow that the General Partners, in their sole and absolute discretion, determine is available for distribution on a monthly basis.

                  (b) In the event that the General Partners elect to make all distributions of Net Cash Flow on a monthly basis pursuant to this
         Article 9.15, such distributions shall be made, at the option of the General Partners, to all Limited Partners either (i) in the manner specified in Articles 9.3(a) and 9.13 for Monthly Limited Partners, except that there shall be no Monthly Distribution Fee, or (ii) within thirty (30) days following the close of each calendar month or as soon thereafter as practicable, or pursuant to such other procedures as the General Partners shall establish, 95% to the Limited Partners and 5% to the General Partners; provided, however, that the 5% of Net Cash Flow to be distributed to the General Partners shall be subordinated to receipt by the Limited Partners of their Limited Partners' 8% Return for the related year.

                  (c) In the event the General Partners elect to make all distributions of Net Cash Flow on a monthly basis pursuant to this
         Article 9.15, amounts previously deposited in the Monthly Distribution Account shall be distributed pursuant to Articles 9.3(a)(iii) and 11.2(b), and, thereafter, the Monthly Limited Partners shall not be assessed any Monthly Distribution Fee.

         9.16 Allocation of Syndication Expenses. Any "syndication expenses," as described in the regulations under section 709 of the Code, paid or incurred by the Partnership in respect of any Unit shall be specially allocated to and charged to the Capital Account of the Limited Partner owning such Unit.


                                  ARTICLE TEN

               TRANSACTIONS WITH GENERAL PARTNERS AND AFFILIATES

         10.1  Services and Goods.

                  (a) Other than those transactions in which the General Partners or their Affiliates provide goods or services to the Partnership in accordance with other provisions of this Agreement, no other goods or services will be provided by the General Partners or their Affiliates to the Partnership, except under extraordinary circumstances and in accordance with the following conditions: (i) the goods and services must be necessary to the prudent operation of the Partnership; (ii) the services or goods for which the General Partners or their Affiliates are to receive compensation shall be embodied in a written contract which details the services to be rendered and all compensation to be paid; (iii) such contract may be modified only by a vote of a majority in interest of Limited Partners' Capital; (iv) such contract shall contain a clause allowing termination without penalty on sixty (60) days notice to the General Partners; (v) the compensation, price, or fee must not exceed the lesser of the cost of such services or 90% of the competitive price or fee charged by unaffiliated persons or entities for providing comparable services in the same or comparable geographic location which could reasonably be made available to the Partnership; (vi) the fees and other terms of the contract shall be fully disclosed to the Limited Partners; and (vii) the General Partners or their Affiliates must have engaged previously in the business of rendering such services or selling or leasing such goods, independent of the Partnership as an ordinary and ongoing business. For this purpose, extraordinary circumstances shall be presumed to exist if either the service is not available from an unaffiliated person or entity or there is an emergency situation requiring immediate action by the General Partners and the service is not immediately available from an unaffiliated person or entity. Extraordinary circumstances shall, in no event, include general and administrative expenses, except as otherwise provided herein.

                  (b) Reimbursement of the General Partners and their Affiliates for Operating Expenses incurred by the General Partners or their Affiliates shall be limited to: (i) the actual cost to the General Partners and their Affiliates of all goods, materials, and services used for or by the Partnership, which are necessary to the prudent operation of the Partnership and are obtained from entities unaffiliated with the General Partners or their Affiliates; and (ii) the lower of the actual cost of administrative services performed by the General Partners or their Affiliates which are reasonably necessary to the prudent operation of the Partnership, or ninety percent (90%) of the amount charged by independent parties for comparable services in the same geographic area. Such reimbursement shall not include (i) rent or depreciation, utilities, capital equipment, and other overhead items, or (ii) salaries, fringe benefits, travel expenses, and other overhead items incurred by or allocated to any controlling persons of the General Partners or their Affiliates. For purposes of this Article 10.1(b) only, controlling persons shall mean any person who: (i) holds a five percent (5%) or more equity interest in a General Partner or Affiliate or has the power to direct or cause the direction of a General Partner or Affiliate whether through the ownership of voting securities or otherwise; or (ii) performs functions for the General

         Partners similar to those of the chairman or member of the board of directors; executive management, such as the president, vice president, corporate secretary, or treasurer; or senior management, such as the vice president of an operating division who reports directly to executive management. No reimbursement shall be permitted for services for which the General Partners are entitled to compensation by way of a separate fee as provided for elsewhere in this Agreement. None of the restrictions on reimbursement of the General Partners or their Affiliates set forth in this Article 10.1(b) shall apply to the payment to the General Partners or their Affiliates of any fees or other compensation to which any of them is entitled in accordance with any other provision of this Agreement.

                  (c) No rebates or give-ups may be received by the General Partners or their Affiliates in connection with any services or goods provided to the Partnership by unaffiliated persons or entities, nor may the General Partners or their Affiliates participate in any reciprocal business arrangement which would circumvent any restriction contained in this Agreement with respect to transactions between the Partnership and the General Partners or their Affiliates.

                  (d) Independent certified public accountants shall verify the allocation of Operating Expenses for which the General Partners or their Affiliates are reimbursed using normal accounting procedures. Such verification shall at a minimum include the following: (i) a review of the time records of individual employees, the costs of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by such employees. The methods of verification shall be in accordance with generally accepted auditing standards. The cost of such verification shall be itemized by such accountants, which costs may be reimbursed to the General Partners or their Affiliates only to the extent that such reimbursement, when added to the cost to the Partnership of the administrative services rendered by the General Partners or their Affiliates, does not exceed the amount the Partnership would be required to pay to independent parties in the same geographic area for administrative services comparable to those rendered by the General Partners or their Affiliates.

         10.2  Purchases, Sales, and Leases.

                  (a) The Partnership shall not purchase or lease Properties in which the General Partners or their Affiliates have an interest (except as permitted pursuant to Article 4.2 (c) hereof); provided, however, that the General Partners or their Affiliates may purchase Properties in the name of any one or more of them and temporarily own such Properties for the purpose of facilitating the acquisition of such Properties by the Partnership, or the completion of construction of the Properties, or any other purpose related to the business of the Partnership, if such Properties are purchased by the Partnership within twelve (12) months from the date such Properties were originally acquired by the General Partners or their Affiliates for a price no greater than the cost (including carrying costs) of such Properties to the General Partners or their Affiliates and there is no other benefit to the General Partners or their Affiliates arising out of such sale transaction apart from any and all fees and other compensation otherwise permitted under this Agreement. In the case of any such acquisition by the Partnership, all cash income, expenses, profits and losses generated by or associated with Properties so acquired shall be treated as belonging to the Partnership from the date of acquisition of such Properties by the General Partners or their Affiliates. Notwithstanding the foregoing, the Partnership may not acquire Properties held by an interim owner if such interim owner is a limited partnership in which the General Partners or their Affiliates have an interest.

                  (b) The Partnership shall not sell or lease Properties to the General Partners or their Affiliates, except as permitted in accordance with Article 4.2(c) hereof;

         10.3  Loans.

                  (a) The Partnership shall not make any loans to the General Partners or their Affiliates.

                  (b) The Partnership may obtain loans from the General Partners or their Affiliates (subject to the provisions of paragraph (c) of this Article 10.3) or from any third party, provided that it shall not obtain loans for the purpose of purchasing Properties nor shall it obtain financing, as defined in the following sentence, for the Partnership. For purposes of this paragraph (b), the term "financing" shall mean loans to the Partnership encumbering any Properties owned by the Partnership, or loans whose principal amount is scheduled to be paid over a period of forty-eight (48) months or more, and with fifty percent (50%) or more of the principal amount thereof scheduled to be paid during the first twenty-four (24) months of the loan; provided, however, that nothing in this definition shall be construed as prohibiting a bona fide prepayment provision in a financing agreement.

                  (c) Except as limited by paragraph (b) of this Article 10.3, the General Partners and their Affiliates may, but shall not be required to, lend funds to the Partnership. The General Partners and their Affiliates shall not receive interest or similar charges or fees with respect to any such loan in excess of the amount charged to the General Partners or their Affiliates for a comparable loan from an unaffiliated lending institution.

         10.4 No Exclusive Right to Sell. The Partnership shall not give the General Partners or their Affiliates an exclusive right to sell or exclusive employment to sell Properties for the Partnership.

         10.5 Construction and Development of Properties. The General Partners and their Affiliates shall not construct or develop any Properties or render any services for which they will receive compensation from the Partnership in connection with their construction or development of Properties.

         10.6 No Other Compensation for Goods and Services. Except in extraordinary circumstances pursuant to Article 10.1 above, the Partnership shall not pay to the General Partners or their Affiliates any commissions, fees, or compensation except for those provided for in this Agreement, i.e., Selling Commissions and the due diligence expense reimbursement fee pursuant to Article 7.3, Organizational and Offering Expenses pursuant to Article 7.4, Acquisition Expenses and Acquisition Fees pursuant to Article 7.5, Management Fees pursuant to Article 8.2, Real Estate Commissions pursuant to Article 8.3, reimbursement for Operating Expenses pursuant to Article 8.1, and indemnification pursuant to Article Nineteen.


                                 ARTICLE ELEVEN

                         MANAGEMENT BY GENERAL PARTNERS

         11.1 Duties of the General Partners. The General Partners shall manage and control the Partnership and its business and affairs, and each of the General Partners shall participate in all decisions made by the General Partners hereunder, and the vote of a majority of the General Partners shall control. The General Partners' obligations shall include the following:


                  (a)  management of the Partnership affairs;

                  (b) fiduciary responsibility (i) for the safekeeping and use of all funds of the Partnership, whether or not in their immediate possession or control, and (ii) for ensuring that Partnership funds and assets are employed for the exclusive benefit of the Partnership or its Partners;

                  (c) furnishing Limited Partners with reports and information as specified in Article Sixteen hereof;

                  (d) maintenance of records of Partnership assets, including information and reports of architects, appraisers, engineers, attorneys, accountants, or other professionals;

                  (e) maintenance of books of account regarding Partnership operations and business affairs;

                  (f) keeping all records of the Partnership available for inspection and audit by any Limited Partner or his representative, during normal business hours at the principal place of business of the Partnership and at the expense of the Limited Partner, following reasonable notice to the Partnership; and

                  (g) submitting to officials or agencies administering applicable state securities laws information required to be filed with such officials or agencies, including reports and statements required to be distributed to Limited Partners.

         11.2 Rights and Powers. The General Partners shall have all the rights and powers which may be possessed by a general partner under the Act and such rights and powers as are otherwise conferred by law or are necessary, advisable, or convenient to the discharge of their duties under this Agreement and to the management of the business and affairs of the Partnership. Without limiting the generality of the foregoing powers of the General Partners, it is agreed that the General Partners shall have the following rights and powers, which they may exercise on behalf of the Partnership at the cost, expense, and risk of the Partnership, on terms and conditions deemed necessary or appropriate in their discretion:

                  (a) to carry out and implement any and all of the purposes of the Partnership set forth in Article Four hereof;

                  (b) to employ the funds of the Partnership in the exercise of any rights or powers possessed by the General Partners hereunder, including, without limitation, remitting funds in the Monthly Distribution Account to the Partnership in accordance with the limitations set forth in Articles 9.15(c) and 11.3(j);

                  (c) to pay all fees and expenses incurred in the organization of the Partnership and in the offer and sale of the Units;

                  (d) to invest such funds as temporarily are not required for Partnership purposes in any short-term, highly liquid investments with appropriate safety of principal;

                  (e) to obtain and maintain, at the expense of the Partnership, or in their sole discretion to elect not to obtain, insurance policies covering the property and operations of the Partnership;

                  (f) to sell, lease, exchange, or otherwise dispose of all or any portion of the Properties of the Partnership, subject to the limitations contained elsewhere in this Agreement;

                  (g) to hire, train, transfer, supervise, and discharge employees of the Partnership and establish the compensation and benefits thereof;

                  (h) to delegate, by vote of a majority of the General Partners, any or all of their duties hereunder, and to appoint, employ, or contract with any person, which person shall be under the ultimate supervision of the General Partners, subject to the limitations contained elsewhere in this Agreement;

                  (i) to hold Properties in the Partnership name or the name of any of them or in the name of any designee;

                  (j) to establish any reserves deemed necessary or advisable by the General Partners;

                  (k) to make ministerial amendments, including any amendments to cure any ambiguity or correct or supplement an inconsistent provision of the Agreement, to make any amendments required in connection with any filing or otherwise required by any state securities authority or under any state securities laws or regulations, to make any amendments the General Partners deem appropriate to add to the duties or responsibilities of the General Partners, and to make any amendments to this Agreement which are approved or authorized in accordance with Article 13.3;

                  (l) to admit, in their discretion, one or more Limited Partners to the Partnership, in accordance with Article Fourteen, at any time after the Effective Date, and without the vote of the Limited Partners, to amend the Agreement to reflect the admission of such person or persons as Limited Partners;

                  (m) to enter into such agreements, contracts, documents, and instruments and perform such acts with respect to all of the foregoing and any matter incident thereto; and

                  (n)  to make loans in accordance with Article 10.3.

         11.3 Limitations on General Partners' Authority. The General Partners shall not:

                  (a)  do any act in contravention of this Agreement;

                  (b) do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (c) possess Properties, or assign the Partnership's rights in any Properties, for other than a Partnership purpose;

                  (d)  confess a judgment against the Partnership;

                  (e) consummate a Liquidating Sale without the prior consent of a majority in interest of Limited Partners' Capital;

                  (f) admit a person as a General Partner except as provided in this Agreement;

                  (g) admit a person as a Limited Partner except as provided in this Agreement;

                  (h) contract away the fiduciary duty owed to the Limited Partners under the common law of any applicable jurisdiction; or





                  (i) cause or permit the Partnership to borrow money, except as provided in Article 10.3, provided that the General Partners or their Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the General Partners or their Affiliates on behalf of the Partnership.

                  (j) cause or permit money to be withdrawn from the Monthly Distribution Account, except (i) to make distributions to those Limited Partners who elect to receive distributions of Net Cash Flow on a monthly basis, as described in Article 9.3, or (ii) to remit to the Partnership, from time to time, but in no event prior to the calculation of the Monthly Distribution Fee for the immediately preceding month, any interest earned on deposits in the Monthly Distribution Account.

         11.4  Nonexclusive Duties.

                  (a) The General Partners shall devote such time, effort, and skill as they in their discretion determine may be reasonably required for the conduct of the Partnership's business and affairs, which may be less than full time. The Limited Partners recognize and agree that the General Partners' involvement with the Partnership is not exclusive and that they or the Affiliates of any one of them may perform similar duties for other entities in another business, including the real estate business, some or all of which may compete with the Partnership. The General Partners, however, will not offer or sell interests in any future public investor program that (i) has investment objectives and structure similar to the Partnership and (ii) intends to invest in a diversified portfolio of existing restaurant properties, as well as properties upon which restaurants are to be constructed, to be leased on a "triple net" basis to operators of national and regional fast-food, family-style, and casual dining restaurant chains until the Partnership's offering has been concluded, and the General Partners will not purchase property for any such subsequently formed public investor program with similar investment objectives and structure until substantially all of the funds of the Partnership have been fully invested or committed for investment. For purposes hereof, Partnership funds will be deemed to have been committed for investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investments are made, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, regardless of whether or not any such payments are made.

                  (b) The General Partners and their Affiliates are in the business of organizing publicly offered and privately placed programs, some or all of which may be considered competitive with the business of the Partnership. In connection therewith, the General Partners and their Affiliates or any of them shall be entitled to engage in any other transactions and possess interests in any other business ventures of any nature or description, independently or with others, whether existing as of the date hereof or hereafter coming into existence, and neither the Partnership nor the Limited Partners shall have any rights in or to any such independent ventures or the income or profits derived therefrom. The Limited Partners recognize and agree that such other business ventures may be in or related to the real estate business and/or the restaurant business and from time to time may compete with the Partnership. Notwithstanding the foregoing, neither the General Partners nor any of their Affiliates shall engage in any venture which is competitive with the business of the Partnership unless the General Partners believe such venture would not have a materially adverse effect on the business of the Partnership.

                  (c) At all times when the Partnership has funds available for investment, the General Partners first will offer to the Partnership, on the same terms and conditions, any real estate investment in a restaurant that also would be suitable for investment by the Partnership and which the General Partners or their Affiliates (other than a public or private entity with which the General Partners or their Affiliates are affiliated and that has investment objectives and structure similar to those of the Partnership) may be considering for their personal investment. In the event that the Partnership and a public or private entity with which the General Partners or their Affiliates are affiliated have the same investment objectives and structure, and an investment opportunity becomes available which is suitable for both entities and for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, the General Partners and their Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of restaurants and geographic ares, and on diversification of the lessees of its properties (which may also affect the need for one of the programs to prepare or produce audited financial statements for a property or a lessee), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the General Partners, to be more appropriate for an entity other than the entity which committed to make the investment, the General Partners have the right to cause an affiliated program to make the investment. The General Partners also have agreed not to sell any of the Partnership's Properties contemporaneously with a property owned by another program managed by the General Partners, if the two properties are part of the same restaurant chain and are within a three mile radius of each other unless the General Partners are able to locate a suitable purchaser for each property.


                 11.5 Limitation on Liability. No General Partner or Affiliate, as the term Affiliate is defined in Article 19.1, shall be liable to the Partnership or to any Limited Partner for any loss incurred by the Partnership which arises out of any action or inaction of a General Partner or Affiliate, if the General Partner or Affiliate acted within the scope of the General Partners' authority and, in good faith, determined that such course of conduct was in the best interests of the Partnership, and such course of conduct did not constitute negligence, misconduct, or breach of fiduciary duty to the Limited Partners.

         11.6 Restriction on Sale of Properties. The General Partners shall not sell any of the Partnership's Properties contemporaneously with the sale of a property owned by another program managed by the General Partners if both such properties are part of the same restaurant chain and are within a three (3) mile radius of each other, unless the General Partners are able to locate a suitable purchaser for each property. The foregoing restriction is in addition to any other limitations contained elsewhere in this Agreement.


                                 ARTICLE TWELVE

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         Limited Partners shall have the following rights and obligations.

         12.1 Liabilities. Except as otherwise provided in this Article 12.1 or under applicable law, no Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof beyond the amount of his or her Capital Contribution and the share of undistributed profits of the Partnership attributable to such Limited Partner. The Limited Partners may be additionally liable under applicable partnership law to:

                  (a) return any cash wrongfully distributed which represents a return of a Capital Contribution, together with interest thereon, for a period of six (6) years thereafter; and

                  (b) repay any cash distributions which represent a return of a Capital Contribution, together with interest thereon, pro rata in accordance with their Partnership Interests, for a period of one (1) year after the date of such distribution, to the extent required to discharge liabilities of the Partnership to creditors who extended credit or whose claims arose during the period the returned Capital Contribution was held by the Partnership.

         Limited Partners also may be liable for the general obligations of the Partnership if they are found, under applicable law, to have participated in the management and control of the Partnership.

         12.2 Management. No Limited Partner, as such, shall take part in the management of the business or transact any business for the Partnership. All management responsibility is vested in the General Partners.

         12.3 Authority. No Limited Partner, as such, shall have the power to sign for or to bind the Partnership. All authority to act on behalf of the Partnership is vested in the General Partners.

         12.4  Rights.  A Limited Partner shall have the right to:

                  (a) have the Partnership books and records maintained pursuant to Article Sixteen, and this Agreement, kept at the principal office of the Partnership or at an office designated by the General Partners through written notice to the Limited Partners and, following reasonable prior notice, at all times during regular business hours to inspect and copy, at his expense, any of them;

                  (b) have on demand, at his own expense and for any purpose reasonably related to his or her Partnership Interest, true and full information regarding the state of the business and financial condition of the Partnership, and other information regarding Partnership affairs whenever circumstances render it just and reasonable, as well as copies of the Partnership's federal, state, and local income tax returns for each fiscal year of the Partnership;

                  (c) have on demand, at his own expense, by mail printed on white paper in no less than 10 point type within ten days following receipt by the Partnership of such Limited Partner's request therefor, or by inspection by such Limited Partner or his or her designated agent at the principal office of the Partnership during normal business hours, the list of Limited Partners kept pursuant to Article 16.2(a) if the requesting Limited Partner represents to the General Partners and the Partnership, in writing, that the request for inspection or a copy of the list is not for the purpose of selling such list or copies thereof, using such list for commercial purposes unrelated to the Limited Partner's interest in the Partnership as a Limited Partner, or using such list for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership

                  (d) approve or disapprove a Liquidating Sale by a vote of a majority in interest of Limited Partners' Capital, without the concurrence of the General Partners;

                   (e) propose and vote on certain amendments to this Agreement, as provided in Article Thirteen, without the concurrence of the General Partners;

                  (f) remove any one or more of the General Partners and elect one or more substitute General Partners, as provided in Article Fifteen, without the concurrence of the General Partners;

                  (g) have dissolution and winding up by decree of court as provided in Articles Seventeen and Eighteen;

                  (h) upon sixty (60) days' notice to the General Partners, terminate by vote of a majority in interest of Limited Partners' Capital any contract between the Partnership and the General Partners or their Affiliates pursuant to which the General Partners or their Affiliates are to receive compensation from the Partnership for services rendered or goods sold or leased to the Partnership; and

                  (i) except for those amounts payable under, and contracts permitted by, Articles 7.3, 7.4, 7.5, 8.2 and 8.3 hereof, modify by vote of a majority in interest of Limited Partners' Capital any contract between the Partnership or their Affiliates pursuant to which the General Partners or their Affiliates are to receive compensation from the Partnership for services rendered or goods sold or leased to the Partnership.

         The purposes for which a Limited Partner may request a copy of the list described in Article 12.4(c) above include, without limitation, matters relating to the voting rights of the Limited Partners as set forth herein and the exercise of the Limited Partners' rights under the federal proxy laws. If the General Partners neglect or refuse to exhibit, produce, or mail a copy of the list as requested, the General Partners shall be liable to any Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the list, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect. The remedies provided hereunder to any Limited Partners requesting the list are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal or state laws. It shall be a defense of the General Partners that the actual purpose and reason for the requests for inspection or for a copy of the list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the Limited Partner as a Limited Partner relative to the affairs of the Partnership.


                                ARTICLE THIRTEEN

                 VOTING RIGHTS AND MEETINGS OF THE PARTNERSHIP

         13.1 Voting Rights. Except as otherwise expressly provided in this Agreement, a Limited Partner shall have no right to vote upon any matter affecting the Partnership. Votes may be cast on any matter submitted for consideration at a duly called meeting of the Partnership, or without a meeting upon call of the General Partners or written request (stating the purpose of such vote) of the Limited Partners holding ten percent (10%) or more of the

Limited Partners' Capital. Within twenty (20) days after receipt of such a request, the General Partners (i) shall provide all Limited Partners with appropriate ballots, which ballots shall include a verbatim statement of the wording of each resolution proposed for adoption by any Limited Partner requesting a vote on each such resolution, and (ii) shall specify a time not less than fifteen (15) nor more than sixty (60) days after receipt of such request by which such ballots shall be returned. Notwithstanding anything contained herein to the contrary, at any time that the General Partners collectively own, in their capacities as Limited Partners, five percent (5%) or more of the Limited Partners' Capital, the General Partners shall not have the right to vote the Partnership Interests held by them in their capacities as Limited Partners on any of the following issues: (i) termination of the Partnership; (ii) cancellation or other termination of contracts between the Partnership and Affiliates; (iii) issues regarding compensation to the General Partners or their Affiliates; (iv) removal of a General Partner; or (v) issues regarding a change of investment objectives of the Partnership as set forth in
Section 4.1.

         13.2 Meetings of the Partnership. Meetings of the Partnership may be called by the General Partners, or by written request (stating the purpose of such meeting) of Limited Partners holding ten percent (10%) or more of the Limited Partners' Capital. Within ten (10) days after receipt of such request, the General Partners shall provide all Limited Partners with written notice of a meeting to be held not less than fifteen (15) nor more than sixty (60) days after receipt of such written request, which notice (i) shall specify the time and place of such meeting, (ii) shall contain a detailed statement of each matter to be acted on at such meeting, (iii) shall include a verbatim statement of the wording of any resolution proposed for adoption by any Limited Partner calling such meeting, and (iv) shall include proxies or written consents which specify a choice between approval or disapproval of each matter to be acted upon at such meeting. Meetings of the Partnership shall be held at such location within the continental United States as shall be specified by the General Partners. Voting by proxy shall be permitted. A majority of the Limited Partners' Capital entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Partnership.

         13.3  Amendment of Agreement.

                  (a) Amendments to this Agreement may be proposed by the General Partners or by Limited Partners owning not less than ten percent (10%) in interest of the Limited Partners' Capital. The General Partners shall have the right, without first proposing such amendment to the Limited Partners and without notice to, or the vote or consent of, the Limited Partners, to amend the Agreement to reflect a ministerial amendment, amendment required by state securities authority, or amendment to add to the duties or responsibilities of the General Partners pursuant to Article 11.2(k), to reflect the transfer of Partnership Interests pursuant to Article 14.3, or to reflect the admission of additional Limited Partners pursuant to Article 14.6. Proposed amendments, subject to the conditions set forth in this Article Thirteen, may concern any Article in this Agreement, including, but not limited to (i) removal of any one or more of the General Partners and election of one or more substitute General Partners and
         (ii) termination of the Partnership. As to any proposed amendment to this Agreement, Limited Partners shall vote separately on each significant change proposed, and each such proposed change shall be set forth in a separate resolution.

                  (b) Following any proposal of an amendment, other than an amendment to be made pursuant to Articles 11.2(k), 14.3 or 14.6, the General Partners, within fifteen (15) days after receipt, shall submit to all Limited Partners a verbatim statement of the proposed amendment. The General Partners shall include in such submission an opinion of counsel to the General Partners concerning whether the proposed amendment would result in changing the Partnership to a general partnership, changing the liability of the General Partners or the Limited Partners, or allowing the Limited Partners to take part in the control or management of the Partnership. The General Partners also may include in said submission their recommendation as to the proposed amendment. In the case of any proposed amendment that would affect the allocations or distributions provided for in Articles Nine or Eighteen hereof or would amend Article 7.9(c) hereof, the General Partners shall include in said submission the written advice of counsel experienced in federal income tax matters as to the effect, if any, which such amendment would have on such allocations and distributions and on the bases of the Limited Partners' Partnership Interests. Any Limited Partner, at his sole expense, may include an opinion of counsel experienced in matters under the Act concerning the effect of the proposed amendment. Except as otherwise provided in Articles 13.3(a) or 13.3(c) hereof, all proposed amendments, whether proposed by the General Partners or by Limited Partners, shall be submitted to Limited Partners for a vote, and the affirmative vote of holders of a majority in interest of Limited Partners' Capital shall be required to approve any such amendment. The General Partners may seek the written vote of the Limited Partners as provided in Article 13.1 hereof or may call a meeting as provided in Article 13.2 hereof.

                  (c) Notwithstanding any other provision of this Agreement to the contrary, the General Partners are authorized and directed to allocate Net Income, Net Loss, Gain, and Loss arising in any year differently than otherwise provided for in this Agreement to the extent that the General Partners determine that allocating income, gain, loss, deduction, or credit (or item thereof) in the manner provided for in this Agreement would not be permitted under section 704(b) of the Code and Treasury regulations promulgated thereunder. Any such allocation (hereinafter referred to as the "New Allocation") shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no amendment of this Agreement or approval of any Limited Partner shall be required. In making a New Allocation, the General Partners are authorized to act only after having been advised by the Partnership's counsel that the existing allocations are not or may not be permissible under section 704(b) of the Code and Treasury regulations promulgated thereunder. The General Partners shall use their best efforts to cause the New Allocations to resemble in all material ways and to the maximum extent possible the allocations contained in this Agreement as originally adopted; the General Partners, however, make absolutely no warranties in this regard. No New Allocation, and no choice by the General Partners among possible alternative New Allocations, shall give rise to any claim or cause of action by any Limited Partner against any party, including, but not limited to, the General Partners, the Partnership's counsel, or any individual related thereto.

                  (d) Notwithstanding any other provision in this Section 13.3 to the contrary, and in accordance with Section 11.2(1) of this Agreement, the General Partners shall have the right to amend this Agreement without the vote of the Limited Partners to reflect the admission of persons as Limited Partners.

                                ARTICLE FOURTEEN

              RESTRICTIONS ON TRANSFER OF INTEREST IN PARTNERSHIP

         14.1 Representations of Limited Partners. Each Limited Partner acknowledges that he or she is fully aware that the Partnership is selling the Units in reliance upon the truth and accuracy of the representations of each Limited Partner contained in this Agreement and in such Limited Partner's Subscription Agreement.

         14.2 Transfer of Limited Partners' Partnership Interests. Subject to compliance with applicable state and federal securities laws and the conditions on transfer set forth in this Article Fourteen, a Limited Partner shall have the right to sell, assign, transfer, encumber, pledge, convey, hypothecate, or otherwise transfer or dispose of (which actions are collectively referred to in this Article Fourteen as a "transfer") all or any part of his or her Partnership Interest. Transfers, including transfers pursuant to the Distribution Reinvestment Plan, may be made only on forms provided by the General Partners and with the prior written consent of the General Partners, which consent may not be unreasonably withheld. Any such transfer also shall comply with the following conditions:

                  (a) No transfer will be permitted if (i) based upon information provided by the Partnership, counsel for the Partnership or the General Partners is of the view that there is a substantial risk that such transfer would result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code, or (ii) the General Partners determine that such transfer is effectuated through or, together with other similar transfers, could result in the creation of an "established securities market" or a "secondary market" (or the substantial equivalent thereof) or increase the likelihood that the Partnership would be treated as a "publicly traded partnership," in each case within the meaning of Sections 469, 7704, or 512 of the Code.

                  (b) In no event shall Units be transferred to a minor or an incompetent except by will or intestate succession.

                  (c) No transfer after which the transferor or the transferee will hold an interest representing a Capital Contribution of less than $2,500 ($1,000, or such greater amounts as may be required by applicable state law, in the case of transfers by an individual retirement account, Keogh or pension plan), will be recognized for any purpose, unless such transfer represents the transfer of the entire Partnership Interest of the transferor.

                  (d) The General Partners may prohibit a transfer if the transferee is a foreign person for purposes of U.S. federal income taxation.

                  (e) No purported transfer of a Unit, or any beneficial interest therein, may be made, and any such purported transfer will be void if, as a result of such Transfer, the Partnership would violate the safe harbors of section 7704 of the Code and the regulations issued thereunder.

         14.3  Effect of Transfer.

                  (a) No transfer will be binding upon the Partnership or the Partners until (i) the provisions of Article 14.2 have been met; (ii) there shall have been filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such transfer, signed by both the transferor and the transferee, with such instrument evidencing the written acceptance by the transferee of all of the terms and provisions of this Agreement and containing a representation by the transferor that such transfer was made in accordance with all applicable laws and regulations; and (iii) the transferor and the transferee have executed such documents and performed such acts as the General Partners may request in connection with the transfer. All transfers of a Limited Partner's Partnership Interest shall entitle the transferee only to receive the economic interest to which the transferring Limited Partner otherwise would be entitled. Such transferee shall become a Substituted Limited Partner only with the written consent of the General Partners, which may be unreasonably withheld, following compliance with the conditions set forth in this
         Article 14.3 and in Article 14.2 hereof. The effective date of any permitted transfer of an economic interest in the Partnership shall be
         (x) the first (1st) day of the month in which the Partnership receives the instrument described in clause (ii) above and any other documents required by the General Partners in connection with the transfer if such instrument and other documents are received on or before the fifteenth (15th) day of a month or (y) the first day of the month immediately following the date the Partnership receives the instrument and documents described in clause (x) of this sentence if such instrument and other documents are received on or after the sixteenth
         (16th) day of a month. Notwithstanding the foregoing sentence, in the event of a transfer pursuant to the Distribution Reinvestment Plan, the effective date of any permitted transfer of an economic interest in the Partnership shall be the first day of the calendar quarter in which the purchase of the interest is made. The General Partners shall amend the books and records of the Partnership at least once each calendar quarter to reflect any permitted transfers of economic interests in the Partnership.

                  (b) A transferee shall be admitted as a Substituted Limited Partner following compliance with the conditions set forth in this
         Article 14.3 and in Article 14.2 hereof, and only with the separate written consent of the General Partners. The Substituted Limited Partner also shall be required to (i) execute and acknowledge such instruments and perform such acts as the General Partners deem necessary or advisable to effect the admission of such person as a Substituted Limited Partner and (ii) pay all reasonable expenses incurred by the Partnership in connection with such person's admission as a Substituted Limited Partner (not to exceed $100). The General Partners shall be required to amend this Agreement at least once each calendar quarter to reflect the admission to the Partnership of any Substituted Limited Partners. Until this Agreement is so amended (which amendment may consist solely of amending and updating Schedule A hereto), an assignee shall not become a Substituted Limited Partner. The date on Schedule A shall be the date on which the substitution is effective. The General Partners are not required to file any such amendment to this Agreement with the State of Florida. Any Substituted Limited Partner so admitted to the Partnership will succeed to all the rights and be subject to all the obligations of the transferring Limited Partner with respect to the Partnership Interest as to which such Limited Partner was substituted. The Limited Partners hereby consent to the substitution as a Limited Partner of any individual or entity approved by the General Partners.

                  14.4 Liability of Transferring Limited Partner. Any Limited Partner who shall transfer all of his or her Partnership Interest shall cease to be a Limited Partner of the Partnership, except that unless and until a Substituted Limited Partner is admitted in his or her stead, such transferring Limited Partner shall retain the statutory rights of an assignor of a limited partnership interest under the Act. No substitution of an assignee as a Limited Partner shall operate to relieve the assignor of the liabilities imposed under the Act or of his or her duties and obligations hereunder, unless the General Partners agree in writing to release such Limited Partner.

         14.5 Record Owner of Partnership Interest. Notwithstanding anything contained in this Agreement to the contrary, both the Partnership and the General Partners shall be entitled to prohibit the transfer of a Limited Partner's economic interest in the Partnership in accordance with Article 14.2 hereof and also to treat the transferor of any Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made to such transferor until such time as the above-referenced written instrument of transfer has been received by, approved, and recorded on the books of, the Partnership.

         14.6 Admission of Additional Limited Partners. The General Partners are authorized, in their sole discretion and without the approval of any of the Limited Partners, to admit from time to time as additional Limited Partners such persons or entities who subscribe for Units during the period in which Units are offered for sale to the public as described in the Prospectus. Each such person or entity may apply for admission by completing, executing and delivering to the General Partners (i) a form of subscription agreement required by the General Partners which shall include, and constitute, an agreement by such person or entity to be bound by this Agreement and to become a Limited Partner, (ii) the required per Unit Capital Contribution, and (iii) such other documents as may be required by the General Partners. Admission of an additional Limited Partner will become effective upon an amendment to Schedule A of this Agreement reflecting such admission. The recordation of such amendment with the State of Florida is not required. The admission of an additional Limited Partner therefore will be effective as of the date indicated on Schedule A to this Agreement.

         14.7 Death, Incompetency, or Dissolution of a Limited Partner. The death, legal incompetency, bankruptcy, or dissolution of a Limited Partner shall not dissolve the Partnership. The rights and obligations of such Limited Partner to share in the Net Income, Net Loss, Net Cash Flow, Gain, and Loss of the Partnership, to receive distributions of Partnership funds and to transfer his or her Partnership Interest pursuant to this Article Fourteen, upon the happening of such an event, shall devolve upon such Limited Partner's legal representative or successor in interest, as the case may be, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. Upon the death of a Limited Partner, his or her legal representative shall have all the other rights of a Limited Partner solely for the purpose of settling his or her estate. In no event, however, may such estate, legal representative, or other successor in interest become a Substituted Limited Partner except in accordance with Articles 14.2 and 14.3 hereof. Each Limited Partner's estate or other successor in interest shall be liable for all the obligations and liabilities of such Limited Partner.

         14.8 Distribution Reinvestment Plan. The Partnership will adopt a Distribution Reinvestment Plan pursuant to which Limited Partners, except Limited Partners who are residents of the State of California, may elect to have their Distributions reinvested in additional Units of the Partnership, as follows:

                  (a) The Reinvestment Agent will receive all Distributions paid by the Partnership with respect to Units owned by Limited Partners who elect to participate in the Distribution Reinvestment Plan and will reinvest such Distributions on behalf of the Participants in Units in accordance with the terms and conditions of the Distribution Reinvestment Plan.

                  (b) All transfers of Units to Participants in the Distribution Reinvestment Plan will be made in accordance with the terms and conditions of the Distribution Reinvestment Plan and this Agreement.

                  (c) The ownership of Units purchased pursuant to the Distribution Reinvestment Plan shall be reflected on the books of the Partnership and in each Participant's Capital Account, and Distributions not reinvested in Units will be paid to the Participants as provided in the Distribution Reinvestment Plan.

                                ARTICLE FIFTEEN

              ADDITION, REMOVAL OR WITHDRAWAL OF A GENERAL PARTNER

         15.1 Additional General Partners. The General Partners may at any time designate one or more additional general partners if the addition of such additional general partner is necessary to preserve the tax status of the Partnership, such additional general partner has no authority to manage or control the Partnership, and there is no change in the identity of the persons who have authority to manage or control the Partnership unless such additional general partner is admitted as a substitute General Partner pursuant to the provisions of Section 15.4 below, and provided that the Partnership Interests of the Limited Partners shall not be materially adversely affected thereby. The Partnership Interests of any such additional general partners shall be such as shall be agreed upon by the General Partners and such additional general partners.

         15.2  Removal and Election of General Partners.

                  (a) Notwithstanding anything else herein contained, any General Partner may be removed and a new General Partner may be elected as a substitute General Partner in the place of such removed General Partner by the vote of a majority in interest of the Limited Partners' Capital.

                  (b) Written notice of the removal of a General Partner shall be served upon such General Partner, either by certified or registered mail, return receipt requested, or by personal service. Such notice shall set forth the reasons for the removal and the date upon which the removal is to become effective. Notwithstanding the foregoing sentence, any removal of the last remaining General Partner shall be effective only on the earlier of (i) such date as a substituted General Partner shall have been admitted to the Partnership pursuant to Section 15.4 hereof or (ii) a date ninety (90) days after the date on which the required majority in interest of the Limited Partners' Capital shall have voted for such removal of the General Partner. Upon the effective date of the removal of a General Partner, he or it shall cease to be a General Partner, and any loans made by such General Partner or his or its Affiliates to the Partnership in accordance with the provisions hereof shall be repaid as expeditiously as possible.

                  (c) In the event a General Partner is removed and the remaining General Partner or General Partners agree to continue the business of the Partnership pursuant to Article 17.2, or if the business of the Partnership is continued pursuant to Article 17.2 in the event of the removal of the last remaining General Partner, then
         (i) the Partnership shall purchase the General Partner's Partnership Interest at a price determined in accordance with Article 15.5 hereof, and (ii) if no substituted General Partner is elected in the place of any removed General Partner, those persons or entities who are General Partners following such removal shall use their best efforts to release such removed General Partner (and his or its Affiliates, if applicable) from personal liability on any existing or future Partnership borrowing.

         15.3 Death, Incompetency, Bankruptcy, Dissolution, or Withdrawal of a General Partner.

                  (a) Subject to the provisions of Articles 17.1(e) and 17.2 hereof, the death, incompetency, bankruptcy or dissolution of a General Partner shall dissolve the Partnership. In the event that, following the death, incompetency, bankruptcy or dissolution of a General Partner, the remaining General Partner or General Partners (if any) agree to continue the business of the Partnership pursuant to Article 17.2, or if the business of the Partnership is otherwise continued pursuant to Article 17.2, the Partnership shall have the obligation, in accordance with Article 17.2, to purchase the Partnership Interest of such General Partner at a purchase price determined in accordance with
         Article 15.5 hereof.

                  (b) A General Partner may withdraw, whether through resignation or otherwise, or transfer all of his General Partner's Partnership Interest at any time provided that he shall give at least sixty (60) days' prior written notice to the Limited Partners of such resignation, and such withdrawal shall become effective at the expiration of such sixty-day period; provided, however, that a majority in interest of Limited Partners' Capital must consent in writing to such withdrawal, resignation, or transfer if, as a result of such withdrawal, resignation, or transfer (i) the remaining General Partners would have less than two years of relevant real estate experience, (ii) the remaining General Partners or any Affiliate thereof that will continue to provide services to the Partnership after such withdrawal, resignation, or transfer, would have less than four years of relevant experience in the type of service being rendered, (iii) the remaining General Partners would have an aggregate net worth of less than $1,000,000 (exclusive of home, furnishings, and personal automobiles),
         (iv) counsel for the Partnership is of the view that such withdrawal would result in the dissolution of the Partnership for purposes of state law or the loss of partnership status for federal income tax purposes, or (v) none of the remaining General Partners is Robert A. Bourne, James M. Seneff, Jr., CNL Realty Corporation, or a General Partner whose admission was previously consented to by a majority in interest of Limited Partners' Capital. Notwithstanding the foregoing, the last remaining General Partner may withdraw or transfer all of such General Partner's Partnership Interest only if (i) such General Partner shall give the notice specified in the foregoing sentence, (ii) in such notice, such General Partner shall nominate as a substituted General Partner a willing person or entity that, in such General Partner's reasonable discretion, meets the requirements for qualification of the Partnership as a partnership for federal income tax purposes, and (iii) a majority in interest of Limited Partners' Capital shall consent in writing to such withdrawal, resignation, or transfer. Such General Partner, concurrently with the request for such consent, shall identify to the Limited Partners the interest to be transferred, the date of the transfer, the proposed transferee, and the proposed substituted General Partner, if any, who, in such General Partner's reasonable discretion, shall meet the requirements for qualification of the Partnership as a partnership for federal income tax purposes. If the Limited Partners consent to a transfer of such General Partner's Partnership Interest by the requisite majority, the nominated substituted

         General Partner shall seek admission to the Partnership in accordance with the provisions of Article 15.4 hereof prior to the withdrawal of such General Partner, and the withdrawal, resignation, or transfer by such General Partner shall become effective only upon the admission of a substituted General Partner or the expiration of ninety (90) days following such withdrawal, resignation, or transfer. The substituted General Partner shall purchase such withdrawing, transferring, or resigning General Partner's Partnership Interest at such price as the substituted General Partner and such withdrawing, transferring, or resigning General Partner shall agree upon or, if they cannot so agree, at a price determined in accordance with Article 15.5 hereof. Notwithstanding anything else herein contained, no person or entity shall be admitted as a substituted General Partner until the full purchase price for the Partnership Interest of such withdrawing, transferring, or resigning General Partner has been paid in full or arrangements satisfactory to such withdrawing, transferring, or resigning General Partner for full payment have been made. Upon the effective date of the withdrawal or resignation of any General Partner, or the transfer of his Partnership Interest, he shall cease to be a General Partner of the Partnership.

         15.4 Admission of Substituted General Partner. No person or entity shall be admitted as a substituted General Partner unless all of the following conditions are met or, by unanimous agreement of the Limited Partners, waived:

                  (a) such person or entity agrees in writing to accept the responsibilities of the removed General Partner and, unless waived by the removed General Partner, makes arrangements or causes the Partnership to make arrangements (i) to release such General Partner (and his Affiliates, if applicable) from personal liability on any existing or future Partnership borrowing and to indemnify such General Partner and his or its Affiliates against all other liabilities of the Partnership, fixed, contingent, or otherwise, except liabilities for which the General Partners may not be indemnified by the Partnership under Article Nineteen, or (ii) to indemnify such General Partner and his or its Affiliates against all liabilities of the Partnership, fixed, contingent, or otherwise (including any existing or future Partnership borrowing), except such liabilities for which the General Partners may not be indemnified by the Partnership under Article Nineteen;

                  (b) such person or entity agrees in writing to become a substituted General Partner;

                  (c) counsel for the Partnership renders an opinion that such admission is in conformity with the Act and will not cause a termination or dissolution of the Partnership or cause it to be classified other than as a partnership for federal income tax purposes;

                  (d) a majority in interest of Limited Partners' Capital consent to the admission of such person as a substituted General Partner; and

                  (e) such person or entity executes and acknowledges such instruments as may be necessary or advisable to effect the admission of such person or entity as a substituted General Partner, including, without limitation, the written acceptance and adoption by such person of the provisions of this Agreement and the filing of an amendment to this Agreement evidencing such admission.

         Upon satisfaction or waiver of the foregoing conditions, this Agreement shall be amended in accordance with the Act, and all other steps shall be taken as are reasonably necessary to effect the admission of the substituted General Partner.

         15.5  Purchase Price of a General Partner's Interest.

                  (a) In the event that a General Partner's Partnership Interest is purchased pursuant to Articles 15.2(c) or 15.3(a), or pursuant to 15.3(b) if a purchase price cannot be agreed upon, the purchase price shall be based upon an appraisal performed as set forth in this Article
         15.5 and shall be equal to the then-present fair market value of the distribution of Partnership funds to which such General Partner would have been entitled if the Partnership were dissolved and wound up pursuant to Article Eighteen hereof on the effective date of the dissolution and its assets sold on such date without compulsion of the Partnership to do so.

                  (b) The Partnership (or the substituted General Partner in the event of a purchase pursuant to Article 15.3(b) hereof) and the General Partner whose Partnership Interest is being purchased (or the legal representative of such General Partner) each shall select an appraiser which is not an Affiliate of the Partnership or such General Partner to perform the appraisal. If such General Partner (or such General Partner's legal representative) and the Partnership (or the substituted General Partner in the event of a purchase pursuant to Article 15.3(b) hereof) cannot agree upon such an appraiser, then each shall appoint one appraiser. If the two appraisers so appointed cannot agree on a purchase price, the two appraisers shall select a third appraiser, or if the first two appraisers are unable to agree upon a third appraiser, such third appraiser shall be selected by the American Arbitration Association or by a similar impartial person or entity mutually agreed upon by such General Partner and the Partnership. The third appraiser shall submit a written report on the value of such General Partner's Partnership Interest. If the value arrived at by the third appraiser is between the values arrived at by the first two appraisers, the report of the third appraiser shall govern. If the value arrived at by the third appraiser is higher than the value arrived at by the first two appraisers, the report of the higher of the first two appraisers shall govern. If the value arrived at by the third appraiser is lower than the value arrived at by the first two appraisers, the report of the lower of the first two appraisers shall govern. The costs of the appraisals shall be borne equally by such General Partner (or such General Partner's legal representative) and the Partnership.

                  (c) In the event that a General Partner's Partnership Interest is purchased pursuant to Article 15.2(c) or 15.3(a), the purchase price of such General Partner's Partnership Interest shall be paid by the Partnership giving such General Partner (or such General Partner's legal representative) a non interest-bearing, unsecured promissory note evidencing such purchase price payable only from Net Cash Flow otherwise payable to the General Partners pursuant to Article Nine hereof or, as the case may be, from assets available for payment of Partnership liabilities upon dissolution and liquidation pursuant to Articles Seventeen and Eighteen hereof.


                                ARTICLE SIXTEEN
                      REPORTS, ACCOUNTING AND TAX MATTERS

         16.1 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

         16.2 Books of Account and Accounting. The General Partners shall maintain or cause to be maintained, full, complete, accurate, and proper books of account and records of the Partnership's operations. The General Partners also shall maintain, or cause to be maintained, the following records:

                  (a) A current alphabetical list, updated at least quarterly, of the full names, last-known business addresses, and business telephone numbers of, and the number of Units owned by, each Partner, separately identifying the General Partners and the Limited Partners;

                  (b) A copy of the Partnership's Certificate of Limited Partnership and all certificates or amendments thereto, together with executed copies of any powers of attorney pursuant to which any such Certificate was executed;

                  (c) Copies of the Partnership's federal, state, and local income tax returns and reports, if any, for the three (3) most recent years; and

                  (d) Copies of the Agreement, as amended, and of all of the Partnership's financial statements, if any, for the three (3) most recent years.

         The Partnership's books and records shall be maintained at the principal office of the Partnership or at an office designated by the General Partners through written notice to the Limited Partners, and each Partner or his representative, upon reasonable prior notice, shall have access thereto during regular business hours.

         16.3  Reports to the Limited Partners.

                  (a) An annual report, examined and reported on by independent certified public accountants, will be furnished to Limited Partners within one hundred twenty (120) days following the close of each fiscal year. The annual report will contain an audited balance sheet, statement of operations, statement of Partners' capital, statement of cash flows, and a report of the activities of the Partnership during the relevant period. The annual report also will contain a complete statement of any transactions with the General Partners or their Affiliates, as well as a summary of compensation and fees paid or payable to the General Partners and their Affiliates (including reimbursable expenses).

                  (b) Within sixty (60) days after the end of each fiscal quarter in which the General Partners or their Affiliates received fees or other compensation from the Partnership, Limited Partners will be furnished with a detailed statement setting forth the services rendered or to be rendered by the General Partners or their Affiliates for the Partnership and the fees or compensation received therefor.

                  (c) Information necessary for the preparation of federal income tax returns will be furnished to Limited Partners within seventy-five (75) days following the close of each fiscal year.

                  (d) Within seventy-five (75) days following the close of each fiscal year, each Limited Partner that is a qualified pension, profit-sharing, or stock bonus plan, including Keogh and IRAs, will be furnished with an annual statement of Unit valuation to enable it to file such annual reports as may be required by ERISA as they relate to its Partnership investment. The statement will report an estimated value of each Unit based on the amount Limited Partners would receive if the Properties were sold at their values (determined by appraisal updates) as of the close of the fiscal year, and if such proceeds and any other funds of the Partnership were distributed in a liquidation of the Partnership as described in the Prospectus. For the first three annual valuation reports to Limited Partners after the termination of the offering, the General Partners will value all Properties at cost and report the net asset value per each Unit at $10.00. Thereafter, the Partnership will obtain an appraisal update based on the capitalization of income for each Property unless the Partnership previously obtained an appraisal for such Property dated within nine months prior to the end of the relevant fiscal year. After the first three annual reports, the General Partners may elect to deliver such reports to all Limited Partners. Limited Partners will not receive copies of appraisals. In providing such reports to Limited Partners, the Partnership and the General Partners and their Affiliates do not thereby make any warranty, guarantee, or representation that (i) the Limited Partners or the Partnership, upon liquidation, actually will realize the estimated value per Unit, or (ii) the Limited Partners will realize the estimated net asset value if they attempt to sell their Units.

                  (e) If the Partnership is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission, Limited Partners, within sixty (60) days after the end of each fiscal quarter, will be furnished with a summary of the information contained in such report. Such information generally will include a balance sheet, a quarterly statement of income, partners' capital, and cash flow, and other information regarding the Partnership and its activities during the quarter. Limited Partners also may receive a copy of any Form 10-Q required to be filed by the Partnership under the Securities Exchange Act of 1934 upon request to the Partnership. If the Partnership is not subject to this filing requirement, Limited Partners will be furnished with a semi-annual report within sixty (60) days after the end of each six (6) month period containing information similar to that contained in the quarterly report but applicable to such six (6) month period.

                  (f) Until such time as all of the Limited Partners' Capital remaining after payment of the amounts specified in Articles 7.2, 7.3, 7.4, and 7.5 and creation of reserves as provided in Article 7.6 is used to acquire Properties as provided in Article 7.7 or is returned to investors as provided in Article 7.8, special reports will be furnished to the Limited Partners within forty-five (45) days after the end of each quarter (or such later date as may hereafter be permitted by applicable law), which shall contain the following information: (i) the location and a description of the general character of all Properties which the Partnership acquired during such quarter or which the Partnership intends to acquire during the following quarter, (ii) the present or proposed use of such Properties, their suitability and adequacy for such uses, (iii) the terms of any material leases affecting such Properties, (iv) the method of financing such Properties, (v) a statement that title insurance, and any required performance bond(s) or other assurances with respect to builders, have been or will be obtained on all Properties acquired or to be acquired, and (vi) a statement as to amount of the Gross Proceeds which remain uncommitted or unexpended, stated as to dollar amount and percentage of total Gross Proceeds received by the Partnership from sale of its Units. The Partnership may incorporate the information contained in such reports into any of the reports furnished to the Limited Partners pursuant to this Article 16.3.

                  (g) Within sixty (60) days after the end of each fiscal quarter in which Limited Partners have received distributions from the Partnership, each Limited Partner who is at that time a resident of the State of New York will be furnished with the information required by New York Form SD-1 or any successor form.

                  (h) Financial information contained in all reports to Limited Partners will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. If such information differs from the information furnished to Limited Partners for tax purposes, the two sets of information will be reconciled.

         16.4 Tax Returns. The General Partners shall use their best efforts to cause the Partnership to file on a timely basis all federal, state, and local tax and information returns required of the Partnership and, on behalf of the Limited Partners, shall make such elections and determinations as are provided for herein or as they otherwise in their sole discretion deem appropriate. Such returns shall be prepared on the accrual basis of accounting.

         16.5 Tax Matters. Upon the transfer of a Partnership Interest, the Partnership will consider, upon any Partner's request, an election to cause the basis of the Partnership property to be adjusted for federal income tax purposes, as provided in section 754 of the Code. Robert A. Bourne, or his successor, is hereby designated as the "Tax Matters Partner" in accordance with section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunto, shall have all other powers necessary or appropriate to fully perform such role, including without limitation the power to retain all attorneys and accountants of his choice and the right to settle any audits without the consent of the Limited Partners, subject to Articles 11.5 and Nineteen. This designation is hereby expressly consented to by each Limited Partner as an express condition to becoming a Limited Partner.

         16.6 Withholding on Certain Amounts Attributable to Interest of Foreign Person Limited Partners. Notwithstanding any provision of this Agreement to the contrary, if the General Partners, in their sole discretion, determine that any Units are held by a Limited Partner who is a foreign partner (as defined in section 1446 of the Code), the General Partners are authorized to cause the Partnership to withhold from amounts otherwise distributable under Article Nine and Article Eighteen such amounts as the General Partners shall determine in their sole discretion are necessary or appropriate to apply to the satisfaction of the amount, if any, of federal taxes owed by such Limited Partner who is a foreign partner with respect to his or her interest in the Partnership. Any amount so withheld shall be charged to that Limited Partner's Capital Account as if the amount had been distributed to such Limited Partner. Neither the Partnership nor the General Partners shall have any liability to any foreign partner for any decision to withhold or not to withhold amounts otherwise distributable to such Limited Partner, provided that such decision is made in good faith. Each Limited Partner who is a foreign partner agrees to indemnify and hold harmless the Partnership and the General Partners from and against any and all loss, liability, cost, damage or expense that it or they may suffer or incur based upon or arising out of federal taxes owed by such Limited Partner who is a foreign partner with respect to his interest in the Partnership.



         16.7 Withholding of State and Local Taxes. Notwithstanding any provision of this Agreement to the contrary, if the General Partners, in their sole discretion, determine that the laws and regulations of any state or locality in which the Partnership is engaged in business require the Partnership to withhold state or local taxes on the income allocated (or distributions made or to be made) to any Limited Partner, then the General Partners are authorized to cause the Partnership to withhold from amounts otherwise distributable under Article Nine and Article Eighteen such amounts as the General Partners shall determine in their sole discretion are necessary or appropriate to apply to the satisfaction of the Partnership's state or local tax withholding requirement with respect to such Limited Partner. Any amount so withheld shall be charged to that Limited Partner's Capital Account as if the amount had been distributed to such Limited Partner. Neither the Partnership nor the General Partners shall have any liability to any Limited Partner for any decision under this provision to withhold or not to withhold amounts otherwise distributable to such Limited Partner, provided that such decision is made in good faith.


                               ARTICLE SEVENTEEN
                         DISSOLUTION OF THE PARTNERSHIP

         17.1 Events of Dissolution. The Partnership shall dissolve upon the first to occur of:

                  (a)  the expiration of the term of the Partnership;

                  (b) the vote of a majority in interest of the Limited Partners' Capital that the Partnership shall dissolve;

                  (c)  a Liquidating Sale;

                  (d) the removal of any General Partner pursuant to Article
         15.2 hereof or the withdrawal or resignation of any General Partner pursuant to Article 15.3, subject in each case to the provisions of
         Article 17.2 hereof;

                  (e) the bankruptcy, death, dissolution, or adjudication of incompetency of any General Partner, in each case subject to the provisions of Article 17.2, and further provided that for purposes of this Article 17.1(e), the term "dissolution" shall not include the merger, consolidation or recapitalization of any corporate General Partner; or

                  (f) any other event causing the dissolution of the Partnership under the Act.

         17.2 Reformation. Notwithstanding Article 17.1, in the event of a dissolution pursuant to Article 17.1(d) or 17.1(e) above, the Partnership shall not be dissolved if either of the following conditions is met: (i) all the remaining General Partners agree to continue the business of the Partnership or
(ii) in the event there are no General Partners remaining at such time, then if all of the Limited Partners agree to continue the business of the Partnership on the same terms and conditions as are contained herein and, by vote of a majority in interest of Limited Partners' Capital, elect a substituted General Partner admitted pursuant to Article 15.4 hereof within ninety (90) days following the occurrence of one of the events specified in Article 17.1(d) or 17.1(e). If either of the foregoing conditions are met, then the provisions of Article Eighteen hereof shall not apply, the Partnership shall continue its business without dissolving, and the interest in the Partnership of the General Partner to whom one of the events specified in Article 17.1(d) or 17.1(e) applies shall be purchased by the Partnership. In the event of such reformation, all of the assets and liabilities of the Partnership shall be contributed to the new partnership which shall be formed and all parties to this Agreement shall become partners in such new partnership and, unless otherwise agreed to by unanimous vote of the Limited Partners, this Agreement, as it may from time to time be amended, shall continue as the Limited Partnership Agreement of such new partnership.


                                ARTICLE EIGHTEEN
                           WINDING UP OF PARTNERSHIP

         18.1 Liquidation of Assets. The Partnership shall not terminate upon a dissolution, but shall cease to engage in further business except to the extent necessary to wind up its affairs, perform existing contracts, and preserve the value of its assets. The General Partners or a liquidation trustee appointed by the General Partners or, if there is no General Partner, a liquidation trustee selected by a majority in interest of Limited Partners' Capital (the "Liquidation Trustee") shall take full account of the Partnership's assets and liabilities, file all certificates and notices of dissolution as are required by law, wind up its affairs, and liquidate the Partnership's assets as promptly as is consistent with obtaining the fair value thereof. The General Partners or the Liquidation Trustee, as the case may be, shall have full power and authority to:

                  (a) sell or otherwise dispose of, at such prices and upon such terms as they or it in their or its sole discretion may deem appropriate, all of the Partnership's assets; and

                  (b) as promptly as possible after such liquidation, effect a distribution of the assets of the Partnership in cash as set forth in
         Article 18.2.

         During the course of winding up, the Partners shall continue to share in Net Income, Net Loss, Net Cash Flow, Gain, and Loss as provided in this Agreement, and all of the provisions of this Agreement shall continue to bind the parties and apply to the activities of the Partnership except as specifically provided to the contrary, but there shall be no distributions to the Partners except pursuant to this Article Eighteen.

         18.2 Distributions. Distribution of the proceeds of liquidation pursuant to Article 18.1 hereof, any Net Sales Proceeds of a Liquidating Sale and any cash assets of the Partnership following a dissolution, subject to
Article 8.3, shall be made in the following order of priority:

                  (a) first, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than Partners;

                  (b) second, to the establishment of any reserves which the General Partners or the Liquidation Trustee, as the case may be, may deem necessary for any anticipated, contingent, or unforeseen liabilities or obligations of the Partnership arising out of the conduct of its business, which reserves will be held in escrow until the expiration of such period of time as the General Partners or the Liquidation Trustee, as the case may be, shall deem advisable, at which time any balance of any such reserves not required to discharge such liabilities or obligations shall be distributed as provided in subsections (c), (d), and (e) below;

                  (c) third, to the payment and discharge of all of the Partnership's debts and liabilities, if any, to the Partners (other than in respect of their Partnership Interests);

                  (d) fourth, after allocations of (i) Net Income or Net Loss, if any, have been made pursuant to Article 9.2(a) hereof and (ii) Gain or Loss have been made pursuant to Articles 9.2(b) or 9.2(c) hereof, to the Partners with positive Capital Account balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero; and

                  (e) thereafter, any funds then remaining shall be distributed 95% to the Limited Partners and 5% to the General Partners.

         18.3 Distribution in Kind. The Partnership shall not make any distribution in kind of tangible or intangible assets.

         18.4 Time for Orderly Liquidation. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partners or the Liquidation Trustee, as the case may be, to minimize the normal losses attendant upon such liquidation.

         18.5 Indebtedness of Partners. Notwithstanding the foregoing, if any Partner shall be indebted to the Partnership, then until payment of such amount by him or her, the General Partners or the Liquidation Trustee, as the case may be, shall retain such Partner's distributive share of the assets and apply such assets or the income therefrom to the liquidation of such indebtedness and the cost of holding such assets during the period of such liquidation. If such amount has not been paid or otherwise liquidated at the expiration of six months after the statement required by the first sentence of Article 18.7 hereof has been given to such Partner, the General Partners or the Liquidation Trustee, as the case may be, may sell the interest of such Partner at public or private sale at the best price immediately obtainable which shall be determined in the sole judgment of the General Partners, or the Liquidation Trustee, as the case may be. The proceeds of such sale shall be applied to the liquidation of the amount then due under this Article Eighteen, and the balance of such proceeds, if any, shall be delivered to such Partner.

         18.6 Deficit Restoration. Notwithstanding any other provision of this Agreement to the contrary, if, upon the liquidation of a General Partner's Partnership Interest (whether or not in connection with the liquidation of the Partnership), such General Partner has a negative balance in his Capital Account (as determined after taking into account Capital Account adjustments for the Partnership taxable year during which such liquidation occurs, other than those made pursuant to this Article 18.6), then such General Partner shall be required to pay to the Partnership, by the end of such taxable year (or, if later, within 90 days after the date of such liquidation), an amount in cash equal to the difference between such Partner's negative Capital Account and zero. The aggregate of such payments by all General Partners having negative Capital Accounts, upon liquidation of the Partnership, shall be distributed to the Partnership's then-creditors, if any, and any excess among the Partners having positive Capital Account balances.

         18.7 Final Accounting. Upon the dissolution of the Partnership pursuant to Article Seventeen, the accountants for the Partnership shall promptly prepare, and the General Partners or the Liquidation Trustee, as the case may be, shall furnish to each Partner, a statement setting forth the assets and liabilities of the Partnership upon its dissolution. Promptly following the complete liquidation and distribution of Partnership property and assets, the Partnership accountants shall prepare, and the General Partners or the Liquidation Trustee, as the case may be, shall furnish to all Partners, a statement showing the manner in which the Partnership assets were liquidated and distributed.

         18.8 Compliance with Law. The General Partners and each Liquidation Trustee shall comply with any requirements of the Act or other applicable law pertaining to the winding up of a limited partnership, upon the completion of which the Partnership shall be deemed terminated. Upon the complete liquidation and distribution of the Partnership's assets, the Partners shall cease to be Partners of the Partnership and the General Partners or the Liquidation Trustee, as the case may be, shall execute, acknowledge, and cause to be filed all certificates and notices required by law to terminate the Partnership.


                                ARTICLE NINETEEN
                                INDEMNIFICATION

         19.1 General. In any pending or completed action, suit, or proceeding to which a General Partner or an Affiliate, as defined below, is or was a party by reason of the fact that such General Partner or Affiliate (i) is or was a General Partner, or (ii) is an Affiliate of a General Partner, the Partnership shall hold harmless and indemnify such General Partner or Affiliate against any and all losses, harm, liabilities, damages, costs, and expenses (including, but not limited to, attorneys' fees, judgments, and amounts paid in settlement) incurred by such General Partner or Affiliate in connection with such action, suit, or proceeding if such General Partner determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and provided that such General Partner's or Affiliate's conduct does not constitute negligence, misconduct, or breach of fiduciary duty to the Limited Partners or the Partnership. For purposes of Articles 11.5 and Nineteen only, the term "Affiliate" shall mean any person acting on behalf of or performing services for the Partnership within the scope of the General Partners' authority who (i) directly or indirectly controls, is controlled by, or is under common control with a General Partner; or (ii) owns or controls ten percent (10%) or more of the outstanding voting securities of a General Partner; or (iii) is an officer, director, partner, or trustee of a General Partner; or
(iv) if a General Partner is an officer, director, partner, or trustee, is any company for which a General Partner acts in any such capacity.

         19.2 Securities Laws Violations. Notwithstanding anything to the contrary in Article 19.1, the Partnership shall not indemnify a General Partner or Affiliate, as the term Affiliate is defined in Article 19.1, or any person acting as a broker-dealer, for any loss, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made provided the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which the Units were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states in which the plaintiffs claim they were offered and sold Units and the Massachusetts Securities Division.

         19.3 Liability Insurance. The Partnership shall not incur the cost of that portion of any liability insurance which insures a General Partner or Affiliate, as the term Affiliate is defined in Article 19.1, against liabilities as to which such General Partner or Affiliate may not be indemnified under this Article Nineteen.

         19.4 Advancement of Legal Costs and Expenses. The Partnership may advance Partnership funds to the General Partners or their Affiliates, as the term Affiliate is defined in Article 19.1, for legal expenses and other costs incurred as a result of any legal action if the following conditions are satisfied: (a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the General Partners or their Affiliates undertake to repay the advanced funds, together with interest at the rate of prime plus one percent (1%), to the Partnership in cases in which such General Partner or his or its Affiliate is not entitled to indemnification under this Article 19.1.


                                 ARTICLE TWENTY
                               POWER OF ATTORNEY

         20.1 General Partners as Attorney-in-Fact. In order to induce the General Partners to accept each Limited Partner as a Limited Partner of the Partnership, and in consideration of the General Partners' agreement to serve as General Partners of the Partnership, each Limited Partner, by the execution of this Agreement (either individually or through his or her agent or attorney), irrevocably does constitute and appoint the General Partners, and each of them, with full power of substitution and ratification, his or her true and lawful attorney, in his or her name, place, and stead, to execute, acknowledge, swear to, file, and record in the appropriate public offices all documents, instruments, and certificates of whatsoever nature which the General Partners determine are necessary or advisable to execute or conduct the business of the Partnership, including, without limitation:


                  (a) those (including counterparts of this Agreement) which the General Partners deem appropriate to qualify or continue the Partnership as a limited partnership (or a partnership in commendam) in any jurisdiction in which the Partnership may conduct business;

                  (b) those which the General Partners deem appropriate to reflect a change or modification of the Partnership or this Agreement made in accordance with the terms of this Agreement;

                  (c) those, including, without limitation, amendments to this Agreement made in accordance with Article 13.3(a), or which the General Partners deem appropriate to reflect the admission of additional Limited Partners or General Partners or Substituted Limited Partners admitted to the Partnership in accordance with the terms of this Agreement;

                  (d) all conveyances and other documents, instruments, and certificates which the General Partners deem necessary, appropriate, or convenient to sell, assign, convey, or transfer Partnership property in accordance with the terms of this Agreement or to effect the dissolution, termination, and liquidation of the Partnership;

                  (e) those which may be required to be filed by the Partnership under the laws of any state or by any governmental agency or which the General Partners deem it advisable to file to the extent that such laws require or such governmental agency requires the execution thereof by the Limited Partners;

                  (f) documents which may be required in connection with any filing with state securities commissions or other state authorities or otherwise may be required under any state securities laws or regulations;

                  (g) those which the General Partners deem necessary, desirable, or beneficial to comply with changes in the federal tax laws or regulations, or judicial or administrative interpretations thereof, so as to comport with the original intent of this Agreement; and

                  (h) any amendments or modifications of any of the foregoing documents, certificates, applications, or instruments.

         20.2 Special and Durable Power. The foregoing grant of authority is hereby declared to be irrevocable, and a special power coupled with an interest which shall survive the death, disability, dissolution, bankruptcy, incapacity, or insolvency of the Limited Partners. In the event of any conflict between the provisions of this Agreement and any document executed or filed by any of the General Partners pursuant to the Power of Attorney granted in this Article Twenty, this Agreement shall govern. Each Limited Partner authorizes the General Partners, and each of them, to take any further action which such General Partner(s) shall consider necessary or advisable in connection with any of the foregoing, hereby giving the General Partners, and each of them, full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done relating to the foregoing as fully as such Limited Partner might or could do if personally present, and hereby ratifying and confirming all that the General Partners shall lawfully do or cause to be done by virtue hereof. This Power of Attorney may be exercised by the General Partners by listing all of the Limited Partners executing any agreement, certificate, instrument, or document with the single signature of the General Partners, or any of them, in their, his, or its capacity as attorney-in-fact for any and all of them; and shall survive the delivery of a transfer by a Limited Partner of his Partnership Interest, except that where the purchaser, transferee, or assignee of the whole of such Partnership Interest with the consent of the General Partner is admitted as a Substituted Limited Partner, the Power of Attorney shall survive the delivery of such transfer for the sole purpose of enabling such General Partner to sign, execute, certify, acknowledge, swear to, file, and record any such agreement, certificate, instrument, or document necessary to effect such substitution. The power hereby conferred to make agreements, certificates, instruments, and documents shall be deemed to include the power to sign, execute, acknowledge, swear to, verify, deliver, file, record, and publish the same.


                               ARTICLE TWENTY-ONE
                                 MISCELLANEOUS

         21.1 Reliance Upon General Partners. No person or entity dealing with any General Partner shall be required to determine such General Partner's authority to make any commitment or undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of his or its authority.

         21.2 Banking. All funds of the Partnership shall be deposited in such bank account or accounts as shall be determined by the General Partners. Such bank accounts shall be maintained separately from other bank accounts of any of the General Partners. All withdrawals therefrom shall be made upon checks signed by one of the General Partners or by a person authorized to do so by the General Partners. The funds of the Partnership shall not be commingled with those of any other person or entity.

         21.3 Investment Company Act. The Partnership shall not operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940.

         21.4 Notices. Any notice or other communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered and given for all purposes (i) if delivered personally to the party to whom the same is directed or (ii) whether or not the same is actually received, if sent by registered or certified mail, return receipt requested, postage and charges prepaid, addressed to Robert A. Bourne, CNL Income Fund Advisors, Inc., 400 East South Street, Suite 500, Orlando, Florida 32801, if to the Partnership or any General Partner, or to such other address as any of the General Partners may from time to time specify by written notice to the Limited Partners; and if to a Limited Partner, at such Limited Partner's address as set forth on Schedule A hereto, or to such other address as such Limited Partner may from time to time specify by written notice to the Partnership in accordance herewith.

         21.5 No Roll-Up. The Partnership will not participate in any transaction involving (i) the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership, and (ii) the issuance of securities of any other partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of such transaction. Nothing contained in this Article
21.5 shall prevent the Partnership from participating in a transaction involving the conversion to corporate, trust, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) the voting rights of the Limited Partners;
(ii) the Termination Date; (iii) the compensation payable to the General Partners or their Affiliates; or (iv) the Partnership's investment objectives as stated in the Prospectus.

         21.6 No Inducement to Advise. Neither the General Partners nor their Affiliates shall directly or indirectly pay or award any commission or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this provision shall not prohibit the Selling Commissions authorized in the Prospectus and this Agreement which are payable to a registered broker-dealer or other properly licensed person or entity for selling Units.

         21.7 Issuance of Senior Securities. The Partnership shall not issue senior securities.

         21.8 Section Headings. All headings contained in this Agreement are for convenience of reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

         21.9 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remainder of this Agreement or any valid clause of any invalid portion. Any such invalid or unenforceable provision shall be replaced with a valid and enforceable provision which comes closest to the intent of the parties with respect to such invalid or unenforceable provision.

         21.10 Governing Law. The Act shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         21.11 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

         21.12 Parties in Interest. Each and every covenant, term, provision and agreement herein contained shall be binding upon, and inure to the benefit of, the heirs, successors, assigns, and legal representatives of the respective parties hereto.

         21.13 Gender and Number. As the context requires, all words used herein in the singular number shall extend to and include the plural; all words used in the plural number shall extend to and include the singular; and all words used in any gender shall extend to and include all genders or be neutral.

         21.14 Arbitration of Disputes. Except as permitted in Article 15.5 hereof, no provision either in this Agreement or the subscription agreement (other than preexisting contracts between broker-dealers and the Limited Partners) requiring the mandatory arbitration of disputes between the Limited Partners and the General Partners or the Partnership is permitted.

         21.15 Partition. Each of the parties hereof irrevocably waives during the term of the Partnership any right, if any, to maintain an action for partition with respect to Partnership property.

         21.16 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and no amendment, modification, or alteration of the terms shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed as required by law.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the General Partners, the Initial Limited Partner and the Limited Partners.

                                                        GENERAL PARTNERS:
Sworn to this           day of            , 1996

----------------------------------
----------------------------------
NOTARY PUBLIC                                           ROBERT A. BOURNE
In and For Orange County, Florida

----------------------------------
----------------------------------
NOTARY PUBLIC                                           JAMES M. SENEFF, JR.
In and For Orange County, Florida
                                                        CNL REALTY CORPORATION

---------------------------------
---------------------------------                       By:
NOTARY PUBLIC                                           Title:

---------------------------------
In and For Orange County, Florida

                                                        LIMITED PARTNERS:
Sworn to this           day of             , 1996

---------------------------------
---------------------------------                       By:
NOTARY PUBLIC                                           ROBERT A. BOURNE,
                                                        as Attorney-in-Fact for
                                                        the Limited Partners
In and For Orange County, Florida



                                                        INITIAL LIMITED PARTNER:
---------------------------------
---------------------------------
NOTARY PUBLIC
In and For Orange County, Florida

                                   EXHIBIT B


                             FINANCIAL STATEMENTS OF

                           CNL INCOME FUND XVIII, LTD.

                                       AND

                             CNL REALTY CORPORATION












                      INDEX TO UPDATED FINANCIAL STATEMENTS
                      -------------------------------------


                                                                       Page
                                                                       ----
                           CNL INCOME FUND XVIII, LTD.
                         (A FLORIDA LIMITED PARTNERSHIP)

Pro Forma Financial Information (unaudited):
   Pro Forma Balance Sheet as of December 31, 1996                     B-2
   Pro Forma Statement of Income for the year ended
     December 31, 1996                                                 B-3
   Notes to Pro Forma Financial Statements as of
     December 31, 1996                                                 B-4

Audited Financial Statements:
   Report of Independent Accountants                                   B-5
   Balance Sheets as of December 31, 1996 and 1995                     B-6
   Statements of Income for the year ended
     December 31, 1996 and the period February 10, 1995
     (date of inception) through December 31, 1995                     B-7
   Statements of Partners' Capital for the year ended
     December 31, 1996 and the period February 10, 1995
     (date of inception) through December 31, 1995                     B-8
   Statements of Cash Flows for the year ended
     December 31, 1996 and the period February 10, 1995
     (date of inception) through December 31, 1995                     B-9
   Notes to Financial Statements for the year ended
     December 31, 1996 and the period February 10, 1995
     (date of inception) through December 31, 1995                     B-11

Financial Statement Schedule:
   Schedule III - Real Estate and Accumulated Depreciation
                  as of December 31, 1996                              B-22
   Notes to Schedule III - Real Estate and Accumulated
                           Depreciation as of December 31, 1996        B-24


                             CNL REALTY CORPORATION

Financial Statements:
   Report of Independent Accountants                                   B-25
   Balance Sheet as of December 31, 1996                               B-26
   Notes to Balance Sheet as of December 31, 1996                      B-27












                         PRO FORMA FINANCIAL INFORMATION


      The following Pro Forma Balance Sheet of CNL Income Fund XVIII, Ltd. ("CNL XVIII") gives effect to (i) property acquisition transactions from inception through December 31, 1996, including the receipt of $8,421,815 in gross offering proceeds from the sale of 842,182 units of limited partnership interest (the "Units") pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, and the application of such funds to acquire two properties, one of which was under construction at December 31, 1996, and to pay organizational and offering expenses, acquisition fees, and miscellaneous acquisition expenses, (ii) the receipt of $10,061,207 in gross offering proceeds from the sale of 1,006,120 additional Units during the period January 1, 1997 through April 30, 1997, and (iii) the application of such funds and $3,909,927 of cash and cash equivalents at December 31, 1996, to purchase 11 additional properties during the period January 1, 1997 through April 30, 1997, (seven of which are under construction and consist of land and building, one property which is under construction and consists of building only, two properties which consist of land and building and one property which consists of building only), to pay additional construction costs for the property under construction at December 31, 1996, and to pay offering expenses, acquisition fees, and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Balance Sheet as of December 31, 1996, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on December 31, 1996.

      The Pro Forma Statement of Income for the year ended December 31, 1996, includes the historical operating results of the properties described in (i) above from the dates of their acquisitions. No pro forma adjustments have been made to the Pro Forma Statement of Income for the properties owned by CNL XVIII as of April 30, 1997, due to the fact that these properties did not have a previous rental history.

      This pro forma financial information is presented for informational purposes only and does not purport to be indicative of CNL XVIII's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma financial information should not be viewed as predictive of CNL XVIII's financial results or conditions in the future.

                           CNL INCOME FUND XVIII, LTD.
                         (A FLORIDA LIMITED PARTNERSHIP)
                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1996



                                                   Pro Forma
          ASSETS                    Historical    Adjustments      Pro Forma
                                    ----------  ---------------   -----------

Land and building on operating
  leases, less accumulated
  depreciation                      $1,530,768  $ 9,925,590 (a)   $11,456,358
Net investment in direct
  financing leases (b)                      -     3,173,358         3,173,358
Cash and cash equivalents            5,371,325   (3,909,927)(a)     1,461,398
Receivables                              3,711                          3,711
Organization costs, less
  accumulated amortization               9,589                          9,589
Other assets                           324,931     (220,906)(a)       104,025
                                    ----------  -----------       -----------

                                    $7,240,324  $ 8,968,115       $16,208,439
                                    ==========  ===========       ===========

      LIABILITIES AND
     PARTNERS' CAPITAL

Accounts payable                    $  104,514  $  (104,514)(a)   $        -
Distributions payable                   55,708                         55,708
Due to related parties                  83,889      (83,069)(a)           820
                                    ----------  -----------       -----------
    Total liabilities                  244,111     (187,583)           56,528

Partners' capital                    6,996,213    9,155,698 (a)    16,151,911
                                    ----------  -----------       -----------

                                    $7,240,324  $ 8,968,115       $16,208,439
                                    ==========  ===========       ===========


                  See accompanying notes to unaudited pro forma
                              financial statements.

                           CNL INCOME FUND XVIII, LTD.
                         (A FLORIDA LIMITED PARTNERSHIP)
                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996



                                                      Pro Forma
                                        Historical   Adjustments   Pro Forma
                                        ----------   -----------   ---------

Revenues:
  Rental income from operating lease      $ 1,373      $    -       $ 1,373
  Interest income                          30,241           -        30,241
                                          -------      -------      -------
                                           31,614           -        31,614
                                          -------      -------      -------

Expenses:
  General operating and administrative      3,980           -         3,980
  Management fee to related party              12           -            12
  Depreciation and amortization               712           -           712
                                          -------      -------      -------
                                            4,704           -         4,704
                                          -------      -------      -------

Net Income                                $26,910      $    -       $26,910
                                          =======      =======      =======

Net Income Per Limited Partner Unit       $  0.05                   $  0.05
                                          =======                   =======

Weighted Average Number of Units
  Outstanding                             503,436                   503,436
                                          =======                   =======



                  See accompanying notes to unaudited pro forma
                              financial statements.

                           CNL INCOME FUND XVIII, LTD.
                         (A FLORIDA LIMITED PARTNERSHIP)
                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


Pro Forma Balance Sheet:

(a) Represents gross proceeds of $10,061,207 from the sale of 1,006,120 Units during the period January 1, 1997 through April 30, 1997, and $3,909,927 of cash and cash equivalents at December 31, 1996, used (i) to acquire 11 properties for $11,439,559, (ii) to fund estimated construction costs of $985,729 relating to the property under construction at December 31, 1996,
      (iii) to pay acquisition fees and other costs of $485,302 ($6,508 of which was accrued as accounts payable at December 31, 1996 and $26,040 of which was accrued as due to related parties at December 31, 1996) and reclassify from other assets $220,906 of acquisition fees and other costs previously incurred relating to the acquired properties, and (iv) to pay selling commissions and offering expenses (syndication costs) of $1,060,544 ($98,006 of which was accrued as accounts payable at December 31, 1996 and $57,029 of which was accrued as due to related parties at December 31,
      1996), which have been netted against partners' capital.

      The pro forma adjustments to land and buildings on operating leases as a result of the above transactions were as follows:

                                                Estimated purchase
                                                 price (including
                                                 construction and     Acquisition
                                                closing costs) and        fees
                                                  additional con-      allocated
                                                  struction costs     to property       Total
                                                ------------------    -----------    -----------
      Jack in the Box in Echo Park, CA             $ 1,257,223        $    68,163    $ 1,325,386
      Jack in the Box in Hendersonville, NV          1,066,175             57,805      1,123,980
      Jack in the Box in Centerville, TX               758,658             41,132        799,790
      Golden Corral in Galveston, TX                 1,359,566             73,711      1,433,277
      Boston Market in Raleigh, NC                   1,225,886             66,463      1,292,349
      Black-eyed Pea in Atlanta, GA                    616,110             33,404        649,514
      Golden Corral in Stow, OH                      1,668,863             90,480      1,759,343
      Boston Market in San Antonio, TX                 851,302             46,154        897,456
      On The Border in San Antonio, TX               1,186,744             64,342      1,251,086
      Boston Market in Minnetonka, MN                  815,065             44,190        859,255
      Wendy's in Sparta, TN                            633,967             34,372        668,339
      One property under construction at
        December 31, 1996                              985,729             53,444      1,039,173
                                                   -----------        -----------    -----------

                                                   $12,425,288        $   673,660    $13,098,948
                                                   ===========        ===========    ===========

      Adjustment classified as follows:
        Land and buildings on operating leases                                       $ 9,925,590
        Net investment in direct financing leases                                      3,173,358
                                                                                     -----------

                                                                                     $13,098,948
                                                                                     ===========

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

                       Report of Independent Accountants




To the Partners
CNL Income Fund XVIII, Ltd.


We have audited the financial statements and the financial statement schedule of CNL Income Fund XVIII, Ltd. (a Florida limited partnership) as of December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995. These financial statements and financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CNL Income Fund XVIII, Ltd. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


/s/Coopers & Lybrand


Orlando, Florida
February 3, 1997

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                                 BALANCE SHEETS

                                                                                             December 31,
                ASSETS                                                               1996                 1995
                                                                                  ----------           ----------
Land and buildings on operating leases,
  less accumulated depreciation                                                   $1,530,768           $       -
Cash and cash equivalents                                                          5,371,325                  980
Receivables                                                                            3,711                   -
Organization costs, less accumulated
  amortization of $411 in 1996                                                         9,589               10,000
Deferred syndication costs                                                                -               245,890
Other assets                                                                         324,931                   20
                                                                                  ----------           ----------

                                                                                  $7,240,324           $  256,890
                                                                                  ==========           ==========

    LIABILITIES AND PARTNERS' CAPITAL

Accounts payable                                                                  $  104,514           $   22,130
Distributions payable                                                                 55,708                   -
Due to related parties                                                                83,889              233,760
                                                                                  ----------           ----------
    Total liabilities                                                                244,111              255,890

Commitment (Note 9)

Partners' capital                                                                  6,996,213                1,000
                                                                                  ----------           ----------

                                                                                  $7,240,324           $  256,890
                                                                                  ==========           ==========



                See accompanying notes to financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                              STATEMENTS OF INCOME

                                                                                                    February 10,
                                                                                                     1995 (Date
                                                                                                    of Inception)
                                                                             Year Ended                through
                                                                            December 31,             December 31,
                                                                                1996                    1995
                                                                            ------------            -------------
Revenues:
  Rental income from operating
    lease                                                                    $  1,373               $     -
  Interest income                                                              30,241                     -
                                                                             --------               -------------
                                                                               31,614                     -
                                                                             --------               -------------

Expenses:
  General operating and admini-
    strative                                                                    3,980                     -
  Management fee to related party                                                  12                     -
  Depreciation and amortization                                                   712                     -
                                                                             --------               -------------
                                                                                4,704                     -
                                                                             --------               -------------

Net Income                                                                   $ 26,910               $     -
                                                                             ========               =============

Allocation of Net Income:
  General partners                                                           $     (7)              $     -
  Limited partners                                                             26,917                     -
                                                                             --------               -------------

                                                                             $ 26,910               $     -
                                                                             ========               =============

Net Income Per Limited Partner
  Unit                                                                       $   0.05               $     -
                                                                             ========               =============

Weighted Average Number of Limited
  Partner Units Outstanding                                                   503,436                     -
                                                                             ========               =============


                See accompanying notes to financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                        STATEMENTS OF PARTNERS' CAPITAL

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


                                  General Partners                             Limited Partners
                               -----------------------    --------------------------------------------------------
                                               Accumu-                                     Accumu-
                               Contri-         lated        Contri-         Distri-        lated       Syndication
                               butions         Losses       butions         butions       Earnings        Costs           Total
                               -------        --------    -----------     -----------    ----------    -----------     -----------
Balance, February 10, 1995
  (Date of Inception)           $   -        $    -       $        -      $        -     $       -     $        -      $        -

  Contributions from
    general partners             1,000            -                -               -             -              -            1,000
                                ------       -------      -----------     -----------    ----------    -----------     -----------

Balance, December 31, 1995       1,000            -                -               -             -              -            1,000

  Contributions from
    limited partners                -             -         8,421,815              -             -              -        8,421,815
  Distributions to limited
    partners ($0.11 per
    limited partner unit)           -             -                -          (57,846)           -              -          (57,846)
  Syndication costs                 -             -                -               -             -      (1,395,666)     (1,395,666)
  Net income                        -             (7)              -               -         26,917             -           26,910
                                ------       -------      -----------     -----------    ----------    -----------     -----------

Balance, December 31, 1996      $1,000       $    (7)     $ 8,421,815     $   (57,846)   $   26,917    $(1,395,666)    $ 6,996,213
                                ======       =======      ===========     ===========    ==========    ===========     ===========



                See accompanying notes to financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                            STATEMENTS OF CASH FLOWS

                                                                                                    February 10,
                                                                                                     1995 (Date
                                                                                                     of Inception)
                                                                             Year Ended               through
                                                                            December 31,             December 31,
                                                                                1996                    1995
                                                                            ------------            --------------
Increase (Decrease) in Cash and Cash
  Equivalents:

    Cash Flows From Operating Activities:
      Interest received                                                      $    30,241            $        -
      Cash paid for expenses                                                      (3,095)                    -
                                                                             -----------            --------------
          Net cash provided by (used in)
            operating activities                                                  27,146                     -
                                                                             -----------            --------------

    Cash Flows From Investing Activities:
      Additions to land and buildings on
        operating leases                                                      (1,533,446)                    -
      Increase in other assets                                                  (276,848)                    -
      Other                                                                         (107)                   (20)
                                                                             -----------            --------------
          Net cash used in investing
            activities                                                        (1,810,401)                   (20)
                                                                             -----------            --------------

    Cash Flows From Financing Activities:
      Reimbursement of acquisition,
        organization and syndication
        costs paid by related parties on
        behalf of the Partnership                                               (497,420)                    -
      Contributions from general partners                                             -                   1,000
      Contributions from limited partners                                      8,498,815                     -
      Distributions to limited partners                                           (2,138)                    -
      Payment of syndication costs                                              (845,657)                    -
                                                                             -----------            --------------
          Net cash provided by financing
            activities                                                         7,153,600                  1,000
                                                                             -----------            --------------

Net Increase in Cash and Cash Equivalents                                      5,370,345                    980

Cash and Cash Equivalents at Beginning
  of Period                                                                          980                     -
                                                                             -----------            --------------

Cash and Cash Equivalents at End of Period                                   $ 5,371,325            $       980
                                                                             ===========            ==============


                See accompanying notes to financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                      STATEMENTS OF CASH FLOWS - CONTINUED

                                                                                                    February 10,
                                                                                                     1995 (Date
                                                                                                     of Inception)
                                                                             Year Ended               through
                                                                            December 31,             December 31,
                                                                                1996                    1995
                                                                            ------------            --------------
Reconciliation of Net Income to Net Cash
  Provided by Operating Activities:

    Net income                                                               $    26,910            $        -
                                                                             -----------            --------------
    Adjustments to reconcile net income
      to net cash provided by operating
      activities:
        Depreciation                                                                 301                     -
        Amortization                                                                 411                     -
        Increase in receivables                                                   (1,227)                    -
        Increase in accounts payable                                                  57                     -
        Increase in due to related
          parties, excluding reimbursement
          of acquisition, organization
          and syndication costs paid on
          behalf of the Partnership                                                  820                     -
        Other                                                                       (126)                    -
                                                                             -----------            --------------
            Total adjustments                                                        236                     -
                                                                             -----------            --------------

Net Cash Provided by Operating Activities                                    $    27,146            $        -
                                                                             ===========            ==============

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain
     acquisition, organization and
     syndication costs on behalf of
     the Partnership as follows:
        Acquisition costs                                                    $    18,036            $        -
        Organization costs                                                            -                  10,000
        Syndication costs                                                        285,858                186,174
                                                                             -----------            --------------

                                                                             $   303,894            $   196,174
                                                                             ===========            ==============

    Distributions declared and unpaid at
      December 31                                                            $    55,708            $        -
                                                                             ===========            ==============



                See accompanying notes to financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Income Fund XVIII, Ltd. (the "Partnership") is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants are to be constructed, to be leased primarily to operators of national and regional fast-food, family-style and casual dining restaurant chains. Under the terms of a registration statement filed with the Securities and Exchange Commission, the Partnership is authorized to sell a maximum of 3,500,000 units ($35,000,000) of limited partnership interest. A total of 842,182 units ($8,421,815) of limited partnership interest had been sold as of December 31, 1996.

         The Partnership was a development stage enterprise from February 10, 1995 through October 11, 1996. Since operations had not begun, activities through October 11, 1996, were devoted to organization of the Partnership.

         The general partners of the Partnership are CNL Realty Corporation (the "Corporate General Partner"), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50 percent shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

         Real Estate and Lease Accounting - The Partnership records the acquisition of land and buildings at cost, including acquisition and closing costs. Land and buildings are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. The leases are accounted for using the operating method. Under the operating method, land and building are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


1.       Significant Accounting Policies - Continued:

         When the properties are sold, the related cost and accumulated depreciation, plus any accrued rental income, will be removed from the accounts and gains or losses from sales will be reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair market value.

         Cash and Cash Equivalents - The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts. The Partnership limits investment of temporary cash investments to financial institutions with high credit standing; therefore, the Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Organization Costs - Organization costs are amortized over five years using the straight-line method upon commencement of operations.

         Income Taxes - Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


1.       Significant Accounting Policies - Continued:

         Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner's investment. For financial reporting purposes, syndication costs are netted against partners' capital and represent a reduction of Partnership equity and a reduction in the basis of each partner's investment (Note 4).

         Weighted Average Number of Limited Partner Units Outstanding - Net income and distributions per limited partner unit are calculated based upon the weighted average number of units of limited partnership interest outstanding during the period the Partnership was operational.

         Use of Estimates - The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New Accounting Standard - Effective January 1, 1996, the Partnership adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The statement requires that an entity review long-lived assets and certain identifiable intangibles, to be held and used, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Adoption of this standard had no material effect on the Partnership's financial position.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


2.       Leases:

         The Partnership leases its land and buildings to operators of national and regional fast-food and family-style restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases." As of December 31, 1996, the Partnership's leases were classified as operating leases. The leases have initial terms of 15 to 20 years and provide for minimum and contingent rentals. One of the leases provides for scheduled rent increases over the term of the lease. In addition, the tenant pays all property taxes and assessments, fully maintains the interior and exterior of the building and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options allow the tenants to renew the leases for four successive five-year periods subject to the same terms and conditions as the initial lease. The leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

3.       Land and Buildings on Operating Leases:

         Land and buildings on operating leases consisted of the following at December 31:

                                                         1996            1995
                                                      ----------      ---------

                  Land                                $  852,578      $       -
                  Building                               659,134              -
                                                      ----------      ---------
                                                       1,511,712              -
                  Less accumulated
                    depreciation                            (301)             -
                                                      ----------      ---------
                                                       1,511,411              -
                  Construction in progress                19,357              -
                                                      ----------      ---------

                                                      $1,530,768      $       -
                                                      ==========      =========

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


3.       Land and Buildings on Operating Leases - Continued:

         The following is a schedule of the future minimum lease payments to be received on the noncancellable operating lease for the property that was operational as of December 31, 1996:

                  1997                                               $   89,688
                  1998                                                   89,688
                  1999                                                   89,688
                  2000                                                   89,688
                  2001                                                   89,688
                  Thereafter                                          1,556,851
                                                                     ----------

                                                                     $2,005,291
                                                                     ==========

         Since lease renewal periods are exercisable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease term. In addition, this table does not include any amounts for future contingent rentals which may be received on the lease based on a percentage of tenant's gross sales. The amounts also do not include minimum lease payments that will become due when the property under development is completed (see Note 9).

4.       Syndication Costs:

         Syndication costs consisting of legal fees, commissions, the due diligence expense reimbursement fee, printing and other expenses incurred in connection with the offering totalled $1,395,666 for the year ended December 31, 1996. These offering expenses were charged to the limited partners' capital accounts to reflect the net capital proceeds of the offering. All organizational and offering expenses, as defined in the Partnership's prospectus, which exceed three percent of the total gross proceeds received from the sale of units of the Partnership will be paid or reimbursed by the general partners and will not be the responsibility of the Partnership.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


5.       Allocations and Distributions:

         Generally, distributions of net cash flow, as defined in the limited partnership agreement of the Partnership, are made 95 percent to the limited partners and five percent to the general partners; provided, however, that for any particular year, the five percent of net cash flow to be distributed to the general partners will be subordinated to receipt by the limited partners in that year of an eight percent noncumulative, noncompounded return on their aggregate invested capital contributions (the "Limited Partners' 8% Return"). During the year ended December 31, 1996, the Partnership declared distributions to the limited partners of $57,846. No distributions have been made to the general partners to date.

         Generally, net income (determined without regard to any depreciation and amortization deductions and gains and losses from the sale of properties) is allocated between the limited partners and the general partners first, in an amount not to exceed the net cash flow distributed to the partners attributable to such year in the same proportions as such net cash flow is distributed; and thereafter, 99 percent to the limited partners and one percent to the general partners. All deductions for depreciation and amortization are allocated 99 percent to the limited partners and one percent to the general partners.

         Net sales proceeds from the sale of a property generally will be distributed first to the limited partners in an amount sufficient to provide them with the return of their invested capital contributions, plus their cumulative Limited Partners' 8% Return. The general partners will then receive a return of their capital contributions and, to the extent previously subordinated and unpaid, a five percent interest in all net cash flow distributions. Any remaining net sales proceeds will be distributed 95 percent to the limited partners and five percent to the general partners.

         Any gain from the sale of a property will be, in general, allocated in the same manner as net sales proceeds are distributable. Any loss will be allocated first, on a pro rata basis to the partners with positive balances in their capital accounts; and thereafter, 95 percent to the limited partners and five percent to the general partners.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


6.       Income Taxes:

         The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995:

                                                                                  1996              1995
                                                                                --------          --------
                  Net income for financial
                    reporting purposes                                          $ 26,910          $     -

                  Depreciation for tax
                    reporting purposes
                    in excess of depreci-
                    ation for financial
                    reporting purposes                                              (386)               -

                  Capitalization of admini-
                    strative expenses for
                    tax reporting purposes                                         3,662                -

                  Accrued rental income                                             (146)               -

                  Amortization for financial
                    reporting purposes in
                    excess of amortization
                    for tax reporting purposes                                       183                -
                                                                                --------          --------

                  Net income for federal
                    income tax purposes                                         $ 30,223          $     -
                                                                                ========          ========

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


7.       Related Party Transactions:

         One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Group, Inc., the parent company of CNL Securities Corp. and CNL Fund Advisors, Inc. The other individual general partner, Robert A. Bourne, is the president of CNL Securities Corp. and CNL Fund Advisors, Inc.

         CNL Securities Corp. is entitled to receive selling commissions amounting to 8.5% of the total amount raised from the sale of units of limited partnership interest for services in connection with the formation of the Partnership and the offering of units, a substantial portion of which is paid as commissions to other broker-dealers. As of December 31, 1996, the Partnership had incurred $715,854 as syndication costs for such fees, of which $673,534 was or will be paid as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of units of limited partnership interest, a portion of which may be reallowed to other broker-dealers and from which all due diligence expenses will be paid. As of December 31, 1996, the Partnership had incurred $42,109, of such fees, the majority of which was reallowed to other broker-dealers and from which all bona fide due diligence expenses were or will be paid.

         CNL Fund Advisors, Inc. will be entitled to receive acquisition fees for services in finding, negotiating and acquiring properties on behalf of the Partnership equal to 4.5% of the total amount raised from the sale of units of limited partnership interest. As of December 31, 1996, the Partnership had incurred $378,982 of such fees. Such fees are included in land and buildings on operating leases and other assets.

         The Partnership and CNL Fund Advisors, Inc. have entered into a management agreement pursuant to which CNL Fund Advisors, Inc. will receive annual management fees of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership's allocable share of gross revenues from joint ventures. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


7.       Related Party Transactions - Continued:

         in part as to any year, in the sole discretion of CNL Fund Advisors, Inc. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as CNL Fund Advisors, Inc. shall determine. As of December 31, 1996, the Partnership had incurred $12 for such management fees.

         During the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995, CNL Fund Advisors, Inc. and its affiliates provided accounting and administrative services to the Partnership (including accounting and administrative services in connection with the offering of units) on a day-to-day basis. For the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995, the expenses incurred for these services were classified as follows:

                                                                                  1996              1995
                                                                                --------          --------
                  Syndication costs                                             $106,887          $ 37,586
                  General operating and
                    administrative expenses                                        2,980                -
                                                                                --------          --------

                                                                                $109,867          $ 37,586
                                                                                ========          ========

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


7.       Related Party Transactions - Continued:

         The due to related parties consisted of the following at December 31:

                                                                                  1996              1995
                                                                                --------          --------
                  Due to CNL Securities Corp.:
                    Commissions                                                 $ 44,186          $     -
                    Marketing support and due
                      diligence expense reim-
                      bursement fee                                                2,599                -
                                                                                --------          --------
                                                                                  46,785                -
                                                                                --------          --------

                  Due to CNL Fund Advisors, Inc.
                    and its affiliates:
                      Expenditures incurred
                        on behalf of the
                        Partnership                                                2,788           196,174
                      Acquisition fees                                            23,392                -
                      Accounting and admini-
                        strative services                                         10,912            37,586
                      Management fees                                                 12                -
                                                                                --------          --------
                                                                                  37,104           233,760
                                                                                --------          --------

                                                                                $ 83,889          $233,760
                                                                                ========          ========

8.       Concentration of Credit Risk:

         Rental income due from Carrols Corporation, which operates a Burger King restaurant, represented all of the Partnership's rental income for the year ended December 31, 1996. The percentage of total rental income contributed by this lessee and restaurant chain will decrease as additional properties are acquired and leased in 1997 and subsequent years and the property under construction at December 31, 1996 becomes operational.

9.       Commitment:

         The Partnership has entered into a development agreement with a tenant which provides terms and specifications for the construction of the building that the tenant has agreed to lease. The agreement provides a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Partnership. The aggregate maximum

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


9.       Commitment - Continued:

         development costs the Partnership has agreed to pay is approximately $1,684,600, of which approximately $579,700 in land and other costs had been incurred as of December 31, 1996. The building under construction is currently expected to be operational by June 1997. The lease agreement for this property has substantially the same terms as those described in Note 2.

10.      Subsequent Events:

         During the period January 1, 1997 through February 3, 1997, the Partnership received capital contributions for an additional 273,094 units ($2,730,941) of limited partnership interest.

         In addition, during the period January 1, 1997 through February 3, 1997, the Partnership acquired five additional properties for cash, at a total cost of approximately $4,735,600 (excluding certain closing and development costs). In connection with the four properties under construction, the Partnership has agreed to pay development costs (including the purchase prices of the land and closing costs) of approximately $4,565,200, of which approximately $3,509,900 in land and other costs had been paid by the Partnership as of February 3, 1997. The buildings are expected to be operational by July 1997. In connection with the acquisition of each of these properties, the Partnership entered into a long-term, triple-net lease. The leases range from 15 to 18 years and provide for renewal options of four to five five-year periods. In addition, the leases provide for the payment of minimum annual rent (payable monthly) ranging from approximately $77,900 to $148,400 and the payment of percentage rent based on sales in excess of a specified amount.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1996



                                                                                                               Costs Capitalized
                                                                                                                   Subsequent
                                                                               Initial Cost                      To Acquisition
                                                                           ---------------------------        ----------------------
                                                                                          Buildings
                                                          Encum-                              and             Improve-      Carrying
                                                         brances           Land           Improvements         ments         Costs
                                                         -------         ----------       ------------       ---------      --------
Properties the Partnership
  has Invested in Under
  Operating Leases:

    Burger King Restaurant:
      Kinston, North Carolina                                 -          $  260,802         $  659,134       $       -      $     -

    Golden Corral Family
      Steakhouse Restaurant:
        Houston, Texas                                        -             591,776                 -            19,357           -
                                                                         ----------         ----------       ----------     --------

                                                                         $  852,578         $  659,134       $   19,357     $     -
                                                                         ==========         ==========       ==========     ========

                                      B-22





                                                            Gross Amount at Which Carried
                                                                 at Close of Period
                                                 ---------------------------------------------------
                                                                      Buildings
                                                                         and                                Accumulated
                                                    Land             Improvements           Total           Depreciation
                                                 -----------         ------------        -----------        ------------
Properties the Partnership
  has Invested in Under
  Operating Leases:

    Burger King Restaurant:
      Kinston, North Carolina                     $  260,802           $  659,134         $  919,936         $   301

    Golden Corral Family
      Steakhouse Restaurant:
        Houston, Texas                               591,776               19,357            611,133              -
                                                  ----------           ----------         ----------         -------

                                                  $  852,578           $  678,491         $1,531,069         $   301
                                                  ==========           ==========         ==========         =======



                                                                                        Life
                                                                                       on Which
                                                                                     Depreciation
                                                                                      in Latest
                                                       Date                             Income
                                                      of Con-          Date          Statement is
                                                     struction       Acquired          Computed
                                                     ---------       --------        ------------
Properties the Partnership
  has Invested in Under
  Operating Leases:

    Burger King Restaurant:
      Kinston, North Carolina                           1994           12/96            (d)

    Golden Corral Family
      Steakhouse Restaurant:
        Houston, Texas                                    (c)          12/96            (e)


                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1996


(a) Transactions in real estate and accumulated depreciation during 1996 are summarized as follows:

                                                                                                        Accumulated
                                                                                       Cost (b)         Depreciation
                    Properties the Partnership
                      has Invested in Under
                      Operating Leases:

                        Balance, December 31, 1995                                   $        -          $        -
                        Acquisitions                                                   1,531,069                  -
                        Depreciation expense                                                  -                  301
                                                                                     -----------         -----------

                        Balance, December 31, 1996                                   $ 1,531,069         $       301
                                                                                     ===========         ===========



(b) Cost for federal income tax purposes is the same as cost for financial reporting purposes. The leases are treated as operating leases for federal income tax purposes.

(c)      Scheduled for completion in 1997.


(d) Depreciation expense is computed for buildings based upon estimated lives of 30 years.

(e) Property was not placed in service as of December 31, 1996; therefore, no depreciation was taken.

                    Report of Independent Public Accountants




To the Stockholders
CNL Realty Corporation


We have audited the accompanying balance sheet of CNL Realty Corporation as of December 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CNL Realty Corporation as of December 31, 1996, in conformity with generally accepted accounting principles.



/s/Coopers & Lybrand L.L.P.


Orlando, Florida
April 9, 1997

                             CNL REALTY CORPORATION

                                 BALANCE SHEET

                               December 31, 1996


              ASSETS
Cash                                                                                                   $      188
Investment in CNL Income
  Fund Partnerships                                                                                     1,244,812
                                                                                                       ----------

                                                                                                       $1,245,000
                                                                                                       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Loan payable to CNL Group, Inc.                                                                         1,275,456
Other payables to related parties                                                                           1,201
                                                                                                        ---------
      Total liabilities                                                                                 1,276,657
                                                                                                        ---------

Commitments and contingencies (Note 5)

Stockholders' equity:
  Common stock, $1 par value, 7,500 shares
    authorized, 1,000 shares issued and
    outstanding                                                                                             1,000
  Accumulated deficit                                                                                     (32,657)
                                                                                                        ---------
      Total stockholders' equity                                                                          (31,657)

                                                                                                       $1,245,000
                                                                                                        =========



                    See accompanying notes to balance sheet.

                             CNL REALTY CORPORATION

                             NOTES TO BALANCE SHEET

                               December 31, 1996


1.       Organization and Significant Accounting Policy:

         Organization - CNL Realty Corporation (the "Company") was incorporated on November 26, 1985, under the laws of the State of Florida. The Company is a general partner in CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. (collectively, the "CNL Income Fund Partnerships"), all of which were formed to acquire existing restaurant properties, as well as properties upon which restaurants will be constructed, to be leased primarily to operators of national and regional fast-food, family-style and casual dining restaurant chains. The other general partners in the CNL Income Fund Partnerships are James M. Seneff, Jr. and Robert A. Bourne.

         Use of Estimates - The Company's management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2.       Investment in CNL Income Fund Partnerships:

         The Company accounts for its general partner interests in the CNL Income Fund Partnerships under the equity method. The terms of the limited partnership agreements of each of the CNL Income Fund Partnerships are similar. Each agreement provides that allocations and distributions among the general partners will be in such amounts as the general partners agree among themselves. The general partners have agreed that ten percent of their one percent interest in the CNL Income Fund Partnerships will be allocated to CNL Realty Corporation.

                             CNL REALTY CORPORATION

                               December 31, 1996


2.       Investment in CNL Income Fund Partnerships - Continued:

         The following table presents combined, summarized financial information relating to the CNL Income Fund Partnerships at December 31, 1996:

                  Total assets                                      $514,640,258
                  Total liabilities                                   18,782,159
                  Limited partners' equity                           492,508,044
                  General partners' equity:
                    CNL Realty Corporation                             1,244,812
                    Other                                              2,105,243

         The Company has made total capital contributions of $1,012,905 to the CNL Income Fund Partnerships as of December 31, 1996.

         In January 1996, the Company entered into two promissory notes which provide for loans to certain of the CNL Income Fund Partnerships in the aggregate amount of $112,500 in connection with the operations of the CNL Income Fund Partnerships. The loans were uncollateralized, bore interest at a rate of prime plus 0.25% per annum and were due on demand. The outstanding balance of these loans, including interest of approximately $860, was repaid to the Company as of December 31, 1996.

         In addition, in April, July and October 1996, the Company entered into several promissory notes which provide for loans to certain of the CNL Income Fund Partnerships in the aggregate amounts of $151,900, $254,000 and $430,000, respectively, in connection with the operations of the CNL Income Fund Partnerships. These loans were uncollateralized, non-interest bearing and due on demand. These loans were repaid to the Company as of December 31, 1996.

3.       Income Taxes:

         Effective January 1988, the Company made an election to be governed by Subchapter S of the Internal Revenue Code. Taxable income is reported by the stockholders on their individual income tax returns.

                             CNL REALTY CORPORATION

                               December 31, 1996


4.       Related Parties:

         In April 1996, the Company entered into a promissory note with CNL Group, Inc., an affiliate of the Company, which provides for loans to the Company in the aggregate amount of up to $500,000. In September 1996, the promissory note was amended to provide loans to the Company in the aggregate amount of up to $1,500,000. The note is uncollateralized and bears interest at a rate of prime plus one percent per annum. Principal and interest are payable on demand or December 31, 1997, whichever comes first. The loan payable to CNL Group, Inc. of $1,275,456 includes accrued interest of $4,817 at December 31, 1996.

         Affiliates of the stockholders provide accounting and administrative services to the Company on a day-to-day basis. Other payables to related parties at December 31, 1996 of $1,201 represents amount for such services and for operating expenses that affiliates have paid on behalf of the Company.

5.       Commitments and Contingencies:

         As one of the general partners in the CNL Income Fund Partnerships, the Company will share in the liability for organizational and offering expenses which exceed three percent of the gross offering proceeds. Further, the general partners have agreed to contribute up to one percent of the gross offering proceeds for partnership property maintenance and repairs to the extent that the CNL Income Fund Partnerships have insufficient funds for such purposes.

6.       Subsequent Events:

         In January 1997, the Company received additional advances under the loan from CNL Group, Inc. totalling $228,000 in connection with the promissory note described in Note 4. The Company repaid these loans to CNL Group, Inc. in February 1997.

         In connection therewith, in January 1997, the Company entered into two promissory notes which provide for loans to certain of the CNL Income Fund Partnerships in the aggregate amount of $228,000 in connection with the operations of the CNL Income Fund Partnerships. The loans are uncollateralized, non-interest bearing and are due on demand. These loans were repaid to the Company in February 1997.

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES


         The information in this Exhibit C contains certain relevant summary information concerning prior public partnerships sponsored by the individual General Partners and their Affiliates which have investment objectives similar to the Partnership (the "Prior Public Partnerships").

         A more detailed description of the acquisitions by the Prior Public Partnerships is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the General Partners upon request, without charge. In addition, upon request to the General Partners, the General Partners will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Partnerships, which are substantially the same as those of the Partnership, generally include preservation and protection of partnership capital, the potential for increased income and protection against inflation, potential for capital appreciation, and partially tax-sheltered cash distributions, all through investment in restaurant properties.

         INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE PARTNERSHIP WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING UNITS IN THE PARTNERSHIP, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PARTNERSHIPS.

DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1996. The following is a brief description of the Tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I presents information on a percentage basis showing the experience of the individual General Partners and their Affiliates in raising and investing funds for the Prior Public Partnerships, the offerings of which became fully subscribed between January 1992 and December 1996.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         TABLE II - COMPENSATION TO SPONSOR

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Partnerships.


         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the General Partners and their Affiliates in connection with the Prior Public Partnerships, the offerings of which became fully subscribed between January 1992 and December 1996. The Table also shows the amounts paid to the General Partners and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Partnerships on a cumulative basis commencing with inception and ending December 31, 1996.

         TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of operating results for the period from inception through December 31, 1996, of the Prior Public Partnerships, the offerings of which became fully subscribed between January 1992 and December 1996.

         The Table includes a summary of income or loss of the Prior Public Partnerships which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Partnerships, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners, and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         TABLE IV - RESULTS OF COMPLETED PROGRAMS

         Table IV is omitted from this Exhibit C because none of the General Partners or their Affiliates has been involved in completed public programs which had investment objectives similar to those of the Partnership.

         TABLE V - SALES OR DISPOSAL OF PROPERTIES

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Partnerships between January 1992 and December 1996.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS



                                      CNL Income      CNL Income      CNL Income     CNL Income      CNL Income
                                        Fund X,        Fund XI,        Fund XII,     Fund XIII,       Fund XIV,
                                         Ltd.            Ltd.            Ltd.           Ltd.            Ltd.
                                       ---------      ----------     -----------    -----------    -------------

Dollar amount offered                $40,000,000     $40,000,000     $45,000,000    $40,000,000     $45,000,000
                                     ===========     ===========     ===========    ===========     ===========

Dollar amount raised                       100.0%          100.0%          100.0%         100.0%          100.0%
                                     -----------     -----------     -----------    -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                           (8.5)           (8.5)           (8.5)          (8.5)           (8.5)
  Organizational expenses                   (3.0)           (3.0)           (3.0)          (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                               (0.5)           (0.5)           (0.5)          (0.5)           (0.5)
                                     -----------     -----------     -----------    -----------     -----------
                                           (12.0)          (12.0)          (12.0)         (12.0)          (12.0)
                                     -----------     -----------     -----------    -----------     -----------
Reserve for operations                       --              --              --             --              --
                                     -----------     -----------     -----------    -----------     ----------

Percent available for
  investment                                88.0%           88.0%           88.0%          88.0%           88.0%
                                     ===========     ===========     ===========    ===========     ===========

Acquisition costs:

  Cash down payment                         83.0%           83.0%           83.0%          82.5%           82.5%
  Acquisition fees paid
    to affiliates                            5.0             5.0             5.0            5.5             5.5
  Loan costs                                 --              --              --             --              --
                                     -----------     -----------     -----------    -----------     ----------

Total acquisition costs                     88.0%           88.0%           88.0%          88.0%           88.0%
                                     ===========     ===========     ===========    ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                         --              --              --             --              --

Date offering began                      9/09/91         3/18/92         9/29/92        3/31/93         8/27/93

Length of offering (in
  months)                                      6               6               6              5               6

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                        7               6              11             10              11

                                      C-3



                                     CNL Income      CNL Income      CNL Income     CNL Income
                                      Fund XV,        Fund XVI,      Fund XVII,     Fund XVIII,
                                        Ltd.            Ltd.            Ltd.            Ltd.
                                    -----------     -----------     -----------     ------------
                                                                                     (Note 1)
Dollar amount offered               $40,000,000     $45,000,000     $30,000,000
                                    ===========     ===========     ===========

Dollar amount raised                      100.0%          100.0%          100.0%
                                    -----------     -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                          (8.5)           (8.5)           (8.5)
  Organizational expenses                  (3.0)           (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                              (0.5)           (0.5)           (0.5)
                                    -----------     -----------     -----------
                                          (12.0)          (12.0)          (12.0)
                                    -----------     -----------     -----------
Reserve for operations                      --              --              --
                                    -----------     -----------     ----------

Percent available for
  investment                               88.0%           88.0%           88.0%
                                    ===========     ===========     ===========

Acquisition costs:

  Cash down payment                        82.5%           82.5%           83.5%
  Acquisition fees paid
    to affiliates                           5.5             5.5             4.5
  Loan costs                                --              --              --
                                    -----------     -----------     ----------

Total acquisition costs                    88.0%           88.0%           88.0%
                                    ===========     ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                        --              --              --

Date offering began                     2/23/94         9/02/94         9/02/95

Length of offering (in
  months)                                     6               9              12

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                      10              11              15

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000).

                                    TABLE II
                            COMPENSATION TO SPONSOR


                                             CNL Income    CNL Income    CNL Income    CNL Income    CNL Income
                                               Fund X,      Fund XI,      Fund XII,    Fund XIII,     Fund XIV,
                                                Ltd.          Ltd.          Ltd.          Ltd.          Ltd.
                                            -----------   -----------   -----------   -----------   -----------
Date offering commenced                         9/09/91       3/18/92       9/29/92       3/31/93       8/27/93
Dollar amount raised                        $40,000,000   $40,000,000   $45,000,000   $40,000,000   $45,000,000
                                            ===========   ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                               3,400,000     3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                           -             -             -             -             -
    Acquisition fees                          2,000,000     2,000,000     2,250,000     2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                    200,000       200,000       225,000       200,000       225,000
                                            -----------   -----------   -----------   -----------   -----------
Total amount paid to sponsor                  5,600,000     5,600,000     6,300,000     5,800,000     6,525,000
                                            ===========   ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996                                      3,790,298     3,734,852     4,089,655     3,494,528     3,841,163
    1995                                      3,603,470     3,758,271     3,928,473     3,482,461     3,823,939
    1994                                      3,828,234     3,574,474     3,933,486     3,232,046     2,897,432
    1993                                      3,499,905     3,434,512     3,320,549     1,148,550       329,957
    1992                                      3,141,123     1,525,462        63,401             -             -
    1991                                        204,240             -             -             -             -
    1990                                              -             -             -             -             -
    1989                                              -             -             -             -             -
    1988                                              -             -             -             -             -
    1987                                              -             -             -             -             -
    1986                                              -             -             -             -             -
    1985                                              -             -             -             -             -
    1984                                              -             -             -             -             -
    1983                                              -             -             -             -             -
    1982                                              -             -             -             -             -
    1981                                              -             -             -             -             -
    1980                                              -             -             -             -             -
    1979                                              -             -             -             -             -
    1978                                              -             -             -             -             -
Amount paid to sponsor from
 operations (administrative,
 accounting and management
 fees):
    1996                                         94,496       133,138       137,966       126,947       134,867
    1995                                         76,108       106,086       109,111       103,083       114,095
    1994                                         42,741        76,533        84,524        83,046        84,801
    1993                                         38,999        78,926        73,789        27,003         8,220
    1992                                         39,505        30,237         2,031             -             -
    1991                                          2,834             -             -             -             -
    1990                                              -             -             -             -             -
    1989                                              -             -             -             -             -
    1988                                              -             -             -             -             -
    1987                                              -             -             -             -             -
    1986                                              -             -             -             -             -
    1985                                              -             -             -             -             -
    1984                                              -             -             -             -             -
    1983                                              -             -             -             -             -
    1982                                              -             -             -             -             -
    1981                                              -             -             -             -             -
    1980                                              -             -             -             -             -
    1979                                              -             -             -             -             -
    1978                                              -             -             -             -             -
Dollar amount of property
 sales and refinancing
 before deducting payments
 to sponsor:
    Cash                                      1,057,386     1,044,750     1,640,000       836,411     3,196,603
    Notes                                             -             -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                           -             -             -             -             -
   Incentive fees                                     -             -             -             -             -
   Other                                              -             -             -             -             -


                                      C-5









                                        CNL Income     CNL Income   CNL Income    CNL Income
                                         Fund XV,       Fund XVI,    Fund XVII,   Fund XVIII,
                                            Ltd.           Ltd.         Ltd.          Ltd.
                                        -----------   -----------   -----------   -----------
                                                                                    (Note 2)
Date offering commenced                     2/23/94       9/02/94       9/02/95
Dollar amount raised                    $40,000,000   $45,000,000   $30,000,000
                                        ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                           3,400,000     3,825,000     2,550,000
    Real estate commissions                       -             -             -
    Acquisition fees                      2,200,000     2,475,000     1,350,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                200,000       225,000       150,000
                                        -----------   -----------   -----------
Total amount paid to sponsor              5,800,000     6,525,000     4,050,000
                                        ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996                                  3,557,073     3,911,609     1,340,159
    1995                                  3,361,477     2,619,840        11,671
    1994                                  1,154,454       212,171             -
    1993                                          -             -             -
    1992                                          -             -             -
    1991                                          -             -             -
    1990                                          -             -             -
    1989                                          -             -             -
    1988                                          -             -             -
    1987                                          -             -             -
    1986                                          -             -             -
    1985                                          -             -             -
    1984                                          -             -             -
    1983                                          -             -             -
    1982                                          -             -             -
    1981                                          -             -             -
    1980                                          -             -             -
    1979                                          -             -             -
    1978                                          -             -             -
Amount paid to sponsor from
 operations (administrative,
 accounting and management
 fees):
    1996                                    122,391       157,883       107,211
    1995                                    122,107       138,445         2,659
    1994                                     37,620         7,023             -
    1993                                          -             -             -
    1992                                          -             -             -
    1991                                          -             -             -
    1990                                          -             -             -
    1989                                          -             -             -
    1988                                          -             -             -
    1987                                          -             -             -
    1986                                          -             -             -
    1985                                          -             -             -
    1984                                          -             -             -
    1983                                          -             -             -
    1982                                          -             -             -
    1981                                          -             -             -
    1980                                          -             -             -
    1979                                          -             -             -
    1978                                          -             -             -
Dollar amount of property
 sales and refinancing
 before deducting payments
 to sponsor:
    Cash                                  3,312,297       775,000             -
    Notes                                         -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                       -             -             -
   Incentive fees                                 -             -             -
   Other                                          -             -             -


Note 1: During the year ended December 31, 1995, CNL Income Fund X, Ltd. received proceeds of $7,200 for a small parcel of land as a result of an easement relating to a certain property.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000). As of December 31, 1996, CNL Income Fund XVIII, Ltd. had sold 842,182 Units, representing $8,421,815 of capital contributed by limited partners, and two properties had been acquired. From commencement of the offering through December 31, 1996, total selling commissions and discounts were $715,854, due diligence expense reimbursement fees were $42,109, and acquisition fees were $378,982, for a total amount paid to sponsor of $1,136,945. CNL Income Fund XVIII, Ltd. had cash generated from operations for the period October 11, 1996 (the date funds were originally released from escrow) through December 31, 1996, of $24,769. CNL Income Fund XVIII, Ltd. made payments of $2,980 to the sponsor from operations for this period.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND X, LTD.


                                                          1990
                                                        (Note 1)         1991            1992            1993
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $     80,723    $  2,985,620    $  3,729,533
Equity in earnings of unconsolidated
  joint venture                                                 0               0         184,425         273,564
Profit from sale of properties                                  0               0               0               0
Interest income                                                 0          77,424         149,051          35,072
Less: Operating expenses                                        0          (7,078)       (147,094)       (178,294)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (5,603)       (261,058)       (215,143)
      Minority interest in income of
        consolidated joint venture                              0               0          (4,902)         (8,159)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         145,466       2,906,042       3,636,573
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         187,164       2,652,037       2,936,325
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                               0         201,406       3,101,618       3,460,906
Cash generated from sales (Note 4)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         201,406       3,101,618       3,460,906
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0        (163,012)     (2,760,446)     (2,659,655)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0          38,394         341,172         801,251
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      19,972,663      20,027,337               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (1,942,339)     (1,880,824)              0
    Acquisition of land and buildings                           0      (7,317,942)    (12,095,378)           (316)
    Investment in direct financing
      leases                                                    0      (3,024,796)     (8,018,153)        (46,364)
    Investment in joint ventures                                0               0      (3,687,069)              0
    Return of capital from joint
      ventures                                                  0               0               0               0
    Deposit received for sale of land
      and building                                              0               0               0               0
    Increase in other assets                                  (78)       (482,466)              0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                           0        (815,938)       (313,196)           (544)
    Distributions to holder of minority
      interest                                                  0               0          (5,729)         (5,543)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             922       6,417,576      (5,631,840)        748,484
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              70              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                      C-7










                                                   1994            1995           1996
                                               ------------    ------------   ------------
Gross revenue                                  $  3,710,792    $  3,544,446   $  3,541,053
Equity in earnings of unconsolidated
  joint venture                                     271,512         267,799        278,371
Profit from sale of properties                            0          67,214              0
Interest income                                      46,456          72,600         61,108
Less: Operating expenses                           (138,507)       (189,230)      (202,098)
      Interest expense                                    0               0              0
      Depreciation and amortization                (208,941)       (201,696)      (207,959)
      Minority interest in income of
        consolidated joint venture                   (8,471)         (9,066)        (8,663)
                                               ------------    ------------   ------------
Net income - GAAP basis                           3,672,841       3,552,067      3,461,812
                                               ============    ============   ============
Taxable income
  - from operations                               3,212,304       2,956,800      3,059,004
                                               ============    ============   ============
  - from gain on sale                                     0          50,819              0
                                               ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                                 3,785,493       3,527,362      3,695,802
Cash generated from sales (Note 4)                        0       1,057,386              0
Cash generated from refinancing                           0               0              0
                                               ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                 3,785,493       4,584,748      3,695,802
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                   (3,500,017)     (3,527,362)    (3,640,003)
    - from sale of properties                             0               0              0
    - from cash flow from prior period                    0        (172,641)             0
                                               ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                     285,476         884,745         55,799
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                       0               0              0
    General partners' capital
      contributions                                       0               0              0
    Organization costs                                    0               0              0
    Syndication costs                                     0               0              0
    Acquisition of land and buildings                     0        (359,506)          (978)
    Investment in direct financing
      leases                                              0        (566,097)        (1,542)
    Investment in joint ventures                          0               0       (108,952)
    Return of capital from joint
      ventures                                            0               0              0
    Deposit received for sale of land
      and building                                        0          69,000              0
    Increase in other assets                              0               0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                     0               0              0
    Distributions to holder of minority
      interest                                       (7,909)         (7,998)        (7,697)
                                               ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                   277,567          20,144        (63,370)
                                               ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                      80              73             76
                                               ============    ============   ============
  - from recapture                                        0               0              0
                                               ============    ============   ============
Capital gain (loss)                                       0               1              0
                                               ============    ============   ============

                                      C-8




TABLE III - CNL INCOME FUND X, LTD. (continued)




                                                         1990
                                                       (Note 1)          1991            1992            1993
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              13              73              66
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               2               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              15              73              66
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              15              73              66
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              15              73              66
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 0.00%           5.75%           7.38%           8.75%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              15              88             154
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                        N/A             100%            100%            100%




                                      C-9










                                                        1994            1995           1996
                                                    ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    88              87             86
  - from capital gain                                          0               2              0
  - from investment income from
      prior period                                             0               4              5
  - from return of capital (Note 3)                            0               0              0
                                                    ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                    88              93             91
                                                    ============    ============   ============
    Source (on cash basis)
    - from sales                                               0               0              0
    - from refinancing                                         0               0              0
    - from operations                                         88              88             91
    - from cash flow from prior
        period                                                 0               5              0
                                                    ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                    88              93             91
                                                    ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                9.06%           9.10%          9.10%
Total cumulative cash distributions
  per $1,000 investment from inception                       242             335            426
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                      100%             99%           100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund X, Ltd. ("CNL X") and CNL Income Fund IX, Ltd. each registered for sale $35,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund IX, Ltd. commenced March 20, 1991. Pursuant to the registration statement, CNL X's offering of Units could not commence until the offering of Units of CNL Income Fund IX, Ltd. was terminated. CNL Income Fund IX, Ltd. terminated its offering of Units on September 6, 1991, at which time the maximum offering proceeds of $35,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund IX, Ltd., CNL X commenced its offering of Units.
         Activities through September 24, 1991, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund X, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: In August 1995, CNL Income Fund X, Ltd. sold one of its properties and received net sales proceeds of $1,050,186. In September 1995, the partnership reinvested $928,122 in an additional property. In addition, in January 1996, the partnership reinvested the remaining net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund X, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 7: On December 31, 1994, 1995 and 1996, CNL Income Fund X, Ltd. declared a special distribution of cumulative excess operating reserves equal to .25%, .10% and .10%, respectively, of the total invested capital. Accordingly, the total yield for 1994, 1995 and 1996 was 9.06%, 9.10% and 9.10%, respectively.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XI, LTD.


                                                            1991
                                                          (Note 1)             1992               1993            1994
                                                        ------------       ------------       ------------    ------------
Gross revenue                                        $          0          $  1,269,086       $  3,831,648    $  3,852,107
Equity in earnings of unconsolidated
  joint ventures                                                0                33,367            121,059         119,370
Profit from sale of properties                                  0                     0                  0               0
Interest income                                                 0               150,535             24,258          30,894
Less: Operating expenses                                        0               (63,390)          (206,987)       (179,717)
      Interest expense                                          0                     0                  0               0
      Depreciation and amortization                             0              (180,631)          (469,127)       (481,226)
      Minority interests in income of
        consolidated joint ventures                             0               (23,529)           (68,399)        (68,936)
                                                     ------------          ------------       ------------    ------------
Net income - GAAP basis                                         0             1,185,438          3,232,452       3,272,492
                                                     ============          ============       ============    ============
Taxable income
  - from operations                                             0             1,295,104          2,855,026       2,947,445
                                                     ============          ============       ============    ============
  - from gain on sale                                           0                     0                  0               0
                                                     ============          ============       ============    ============
Cash generated from operations
  (Notes 2 and 4)                                               0             1,495,225          3,355,586       3,497,941
Cash generated from sales (Note 5)                              0                     0                  0               0
Cash generated from refinancing                                 0                     0                  0               0
                                                     ------------          ------------       ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0             1,495,225          3,355,586       3,497,941
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0            (1,205,030)        (2,495,002)     (3,400,001)
    - from sale of properties                                   0                     0                  0               0
    - from cash flow from prior period                          0                     0                  0               0
                                                     ------------          ------------       ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0               290,195            860,584          97,940
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0            40,000,000                  0               0
    General partners' capital
      contributions                                         1,000                     0                  0               0
    Minority interests' capital
      contributions                                             0               426,367                  0               0
    Organization costs                                          0               (10,000)                 0               0
    Syndication costs                                           0            (3,922,875)                 0               0
    Acquisition of land and buildings                           0           (26,428,556)          (276,157)              0
    Investment in direct financing
      leases                                                    0            (6,716,561)          (276,206)              0
    Increase in restricted cash                                 0                     0                  0               0
    Investment in joint ventures                                0            (1,658,925)              (772)              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0            (1,011,487)              (900)              0
    Increase in other assets                                    0              (122,024)                 0               0
    Distributions to holders of minority
      interests                                                 0               (17,467)           (51,562)        (57,641)
                                                     ------------          ------------       ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000               828,667            254,987          40,299
                                                     ============          ============       ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0                    45                 71              73
                                                     ============          ============       ============    ============
  - from recapture                                              0                     0                  0               0
                                                     ============          ============       ============    ============
Capital gain (loss)                                             0                     0                  0               0
                                                     ============          ============       ============    ============

                                      C-11










                                                    1995            1996
                                                ------------    ------------
Gross revenue                                   $  3,820,990    $  3,877,311
Equity in earnings of unconsolidated
  joint ventures                                     118,384         118,211
Profit from sale of properties                             0         213,685
Interest income                                       51,192          51,381
Less: Operating expenses                            (237,126)       (247,569)
      Interest expense                                     0               0
      Depreciation and amortization                 (481,226)       (478,198)
      Minority interests in income of
        consolidated joint ventures                  (70,038)        (70,116)
                                                 -----------     -----------
Net income - GAAP basis                            3,202,176       3,464,705
                                                 ===========     ===========
Taxable income
  - from operations                                2,985,221       2,965,514
                                                 ===========     ===========
  - from gain on sale                                      0               0
                                                 ===========     ===========
Cash generated from operations
  (Notes 2 and 4)                                  3,652,185       3,601,714
Cash generated from sales (Note 5)                         0       1,044,750
Cash generated from refinancing                            0               0
                                                 -----------     -----------
Cash generated from operations, sales
  and refinancing                                  3,652,185       4,646,464
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                    (3,500,023)     (3,540,024)
    - from sale of properties                              0               0
    - from cash flow from prior period                     0               0
                                                 -----------     -----------
Cash generated (deficiency) after cash
  distributions                                      152,162       1,106,440
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                        0               0
    General partners' capital
      contributions                                        0               0
    Minority interests' capital
      contributions                                        0               0
    Organization costs                                     0               0
    Syndication costs                                      0               0
    Acquisition of land and buildings                      0               0
    Investment in direct financing
      leases                                               0               0
    Increase in restricted cash                            0      (1,044,750)
    Investment in joint ventures                           0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                      0               0
    Increase in other assets                               0               0
    Distributions to holders of minority
      interests                                      (54,227)        (58,718)
                                                ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                     97,935           2,972
                                                ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                       74              73
                                                ============    ============
  - from recapture                                         0               0
                                                ============    ============
Capital gain (loss)                                        0               0
                                                ============    ============

                                      C-12


TABLE III - CNL INCOME FUND XI, LTD. (continued)

                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              41              62              81
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               4
  - from return of capital (Note 3)                             0               1               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              42              62              85
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 0.00%           6.17%           8.31%           8.56%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              42             104             189
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        N/A             100%            100%            100%




                                      C-13










                                                      1995            1996
                                                  ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                  79              81
  - from capital gain                                        0               5
  - from investment income from
      prior period                                           9               3
  - from return of capital (Note 3)                          0               0
                                                  ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                  88              89
                                                  ============    ============
    Source (on cash basis)
    - from sales                                             0               0
    - from refinancing                                       0               0
    - from operations                                       88              89
    - from cash flow from prior
        period                                               0               0
                                                  ------------    ------------
Total distributions on cash basis
  (Note 6)                                                  88              89
                                                  ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                              8.85%           8.85%
Total cumulative cash distributions
  per $1,000 investment from inception                     277             366
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                    100%             97%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.

Note 5: In November 1996, CNL Income Fund XI, Ltd. sold one if its properties and received net sales proceeds of $1,044,750.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 7: On December 31, 1995 and 1996, CNL Income Fund XI, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% for each year of the total invested capital. Accordingly, the total yield for each of 1995 and 1996 was 8.85%.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XII, LTD.


                                                            1991
                                                          (Note 1)                   1992            1993            1994
                                                        ------------             ------------    ------------    ------------
Gross revenue                                           $          0             $     25,133    $  3,374,640    $  4,397,881
Equity in earnings of joint ventures                               0                       46          49,604          85,252
Profit (Loss) from sale of properties                              0                        0               0               0
Interest income (Note 7)                                           0                   45,228         190,082          65,447
Less: Operating expenses                                           0                   (7,211)       (193,804)       (192,951)
      Interest expense                                             0                        0               0               0
      Depreciation and amortization                                0                   (3,997)       (286,293)       (327,795)
                                                        ------------             ------------    ------------    ------------
Net income - GAAP basis                                            0                   59,199       3,134,229       4,027,834
                                                        ============             ============    ============    ============
Taxable income
  - from operations                                                0                   58,543       2,749,072       3,301,005
                                                        ============             ============    ============    ============
  - from gain (loss) on sale                                       0                        0               0               0
                                                        ============             ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                                  0                   61,370       3,246,760       3,848,962
Cash generated from sales (Note 7)                                 0                        0               0               0
Cash generated from refinancing                                    0                        0               0               0
                                                        ------------             ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                                  0                   61,370       3,246,760       3,848,962
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                     0                  (61,370)     (1,972,769)     (3,768,754)
    - from sale of properties                                      0                        0               0               0
    - from return of capital (Note 4)                              0                  (60,867)              0               0
    - from cash flow from prior period                             0                        0               0               0
                                                        ------------             ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                    0                  (60,867)      1,273,991          80,208
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                                0               21,543,270      23,456,730               0
    General partners' capital
      contributions                                            1,000                        0               0               0
    Organization costs                                             0                  (10,000)              0               0
    Syndication costs                                              0               (2,066,937)     (2,277,637)              0
    Acquisition of land and buildings                              0               (7,536,009)    (15,472,737)           (230)
    Investment in direct financing
      leases                                                       0               (2,503,050)    (11,875,100)           (591)
    Loan to tenant of joint venture,
      net of repayments                                            0                        0        (207,189)          6,400
    Investment in joint ventures                                   0                 (372,045)       (468,771)         (4,400)
    Increase in restricted cash                                    0                        0               0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                              0                 (704,923)       (432,749)              0
    Increase in other assets                                       0                 (654,497)              0               0
    Other                                                          0                        0               0             973
                                                        ------------             ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                              1,000                7,634,942      (6,003,462)         82,360
                                                        ============             ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                                0                        5              64              73
                                                        ============             ============    ============    ============
  - from recapture                                                 0                        0               0               0
                                                        ============             ============    ============    ============
Capital gain (loss)                                                0                        0               0               0
                                                        ============             ============    ============    ============

                                      C-15










                                                   1995            1996
                                               ------------    ------------
Gross revenue                                  $  4,404,792    $  4,264,273
Equity in earnings of joint ventures                 81,582         200,499
Profit (Loss) from sale of properties                     0         (15,355)
Interest income (Note 7)                             84,197          88,286
Less: Operating expenses                           (228,404)       (279,341)
      Interest expense                                    0               0
      Depreciation and amortization                (327,795)       (315,319)
                                               ------------     -----------
Net income - GAAP basis                           4,014,372       3,943,043
                                               ============     ===========
Taxable income
  - from operations                               3,262,046       3,275,495
                                               ============     ===========
  - from gain (loss) on sale                              0         (41,506)
                                               ============     ===========
Cash generated from operations
  (Notes 2 and 5)                                 3,819,362       3,951,689
Cash generated from sales (Note 7)                        0       1,640,000
Cash generated from refinancing                           0               0
                                               ------------     -----------
Cash generated from operations, sales
  and refinancing                                 3,819,362       5,591,689
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                   (3,819,362)     (3,870,008)
    - from sale of properties                             0               0
    - from return of capital (Note 4)                     0               0
    - from cash flow from prior period               (5,645)              0
                                               ------------    ------------
Cash generated (deficiency) after cash
  distributions                                      (5,645)      1,721,681
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                       0               0
    General partners' capital
      contributions                                       0               0
    Organization costs                                    0               0
    Syndication costs                                     0               0
    Acquisition of land and buildings                     0               0
    Investment in direct financing
      leases                                              0               0
    Loan to tenant of joint venture,
      net of repayments                               7,008           7,741
    Investment in joint ventures                          0      (1,645,024)
    Increase in restricted cash                           0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                     0               0
    Increase in other assets                              0               0
    Other                                                 0               0
                                               ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                     1,363         (84,398)
                                               ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                      72              72
                                               ============    ============
  - from recapture                                        0               0
                                               ============    ============
Capital gain (loss)                                       0              (1)
                                               ============    ============

                                      C-16




TABLE III - CNL INCOME FUND XII, LTD. (continued)




                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               5              46              84
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0               6              46              84
    - from return of capital (Note 4)                           0               6               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                                 0.00%           5.00%           6.75%           8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              12              58             142
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                        N/A             100%            100%            100%





                                                        1995            1996
                                                    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                85              86
  - from capital gain                                      0               0
  - from investment income from
      prior period                                         0               0
  - from return of capital (Note 3)                        0               0
                                                ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                85              86
                                                ============    ============
    Source (on cash basis)
    - from sales                                           0               0
    - from refinancing                                     0               0
    - from operations                                     85              86
    - from return of capital (Note 4)                      0               0
    - from cash flow from prior period                     0               0
                                                ------------    ------------
Total distributions on cash basis
  (Note 6)                                                85              86
                                                ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                            8.60%           8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                   227             313
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                   100%            100%




Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.
Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,645,024 in Middleburg Joint Venture.
Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.60%.
Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)
Note 10: Certain data for columns representing less than 12 months have been annualized.


                                                     TABLE III
                                        Operating Results of Prior Programs CNL
                                            INCOME FUND XIII, LTD.



                                                           1992
                                                          (Note 1)        1993            1994            1995
                                                        ------------  ------------    ------------    -----------
Gross revenue                                        $          0    $    966,564    $  3,558,447    $  3,806,944
Equity in earnings of joint ventures                            0           1,305          43,386          98,520
Profit (Loss) from sale of properties
  (Notes 4 and 5)                                               0               0               0         (29,560)
Interest income                                                 0         181,568          77,379          51,410
Less: Operating expenses                                        0         (59,390)       (183,311)       (214,705)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (148,170)       (378,269)       (393,435)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         941,877       3,117,632       3,319,174
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         978,535       2,703,252       2,920,859
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,121,547       3,149,000       3,379,378
Cash generated from sales (Notes 4 and 5)                       0               0               0         286,411
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,121,547       3,149,000       3,665,789
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0        (528,364)     (2,800,004)     (3,350,014)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after
  cash distributions                                            0         593,183         348,996         315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (3,932,017)           (181)              0
    Acquisition of land and buildings                           0     (19,691,630)     (5,764,308)       (336,116)
    Investment in direct financing leases                       0      (6,760,624)     (1,365,075)              0
    Investment in joint ventures                                0        (314,998)       (545,139)       (140,052)
    Increase in restricted cash                                 0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                             0        (799,980)        (25,036)         (3,074)
    Increase in other assets                                    0        (454,909)          9,226               0
    Other                                                       0               0               0             954
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       8,639,025      (7,341,517)       (162,513)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              67              72
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0
                                                     ============    ============    ============    ============

                                                         1996
                                                    ------------
Gross revenue                                        $ 3,685,280
Equity in earnings of joint ventures                      60,654
Profit (Loss) from sale of properties                          0
  (Notes 4 and 5)                                         82,855
Interest income                                           49,820
Less: Operating expenses                                (253,360)
      Interest expense                                         0
      Depreciation and amortization                     (393,434)
                                                     ------------
Net income - GAAP basis                                3,231,815
                                                     ============
Taxable income
  - from operations                                    2,972,159
                                                     ============
  - from gain (loss) on sale                                   0
                                                     ============
Cash generated from operations
  (Notes 2 and 3)                                      3,367,581
Cash generated from sales (Notes 4 and 5)                550,000
Cash generated from refinancing                                0
                                                     ------------
Cash generated from operations, sales
  and refinancing                                      3,917,581
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                        (3,367,581)
    - from sale of properties                                  0
    - from cash flow from prior period                   (32,427)
                                                     ------------
Cash generated (deficiency) after
  cash distributions                                     517,573
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                            0
    General partners' capital
      contributions                                            0
    Syndication costs                                          0
    Acquisition of land and buildings                          0
    Investment in direct financing leases                      0
    Investment in joint ventures                               0
    Increase in restricted cash                         (550,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                            0
    Increase in other assets                                   0
    Other                                                      0
                                                     ------------
Cash generated (deficiency) after cash
  distributions and special items                        (32,427)
                                                     ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                           74
                                                     ============
  - from recapture                                             0
                                                     ============
Capital gain (loss) (Notes 4 and 5)                            0
                                                     ============



                                                         1992
                                                       (Note 1)          1993            1994            1995         1996
                                                    ------------    ------------    ------------    ------------     -------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              18              70              82         78
  - from capital gain                                           0               0               0               0          2
  - from investment income from prior
      period                                                    0               0               0               2          5
                                                     ------------    ------------    ------------    ------------  ---------
Total distributions on GAAP basis (Note 6)                      0              18              70              84         85
                                                     ============    ============    ============    ============  =========
  Source (on cash basis)
  - from sales                                                  0               0               0               0          0
  - from refinancing                                            0               0               0               0          0
  - from operations                                             0              18              70              84         84
  - from cash flow from prior period                            0               0               0               0          1
                                                     ------------    ------------    ------------    ------------  ---------
Total distributions on cash basis (Note 6)                      0              18              70              84         85
                                                     ============    ============    ============    ============  =========
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                     0.00%           5.33%           7.56%           8.44%      8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              18              88             172        257
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 N/A            100%            100%            100%         99%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.
Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: In November 1996, CNL Income Fund XIII, Ltd. sold one of its properties and received net sales proceeds of $550,000. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.
Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, are not included in the 1994, 1995 and 1996 totals, respectively.
Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 8: Certain data for columns representing less than 12 months have been annualized.

                                                     TABLE III
                                        Operating Results of Prior Programs CNL
                                             INCOME FUND XIV, LTD.


                                                           1992
                                                          (Note 1)        1993            1994            1995             1996
                                                        ----------    ------------    ------------    -----------     ------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266     $  3,999,813
Equity in earnings of joint ventures                            0           1,305          35,480         338,717          459,137
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (66,518)               0
Interest income                                                 0          27,874         200,499          50,724           44,089
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)        (246,621)
      Interest expense                                          0               0               0               0                0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)        (340,089)
                                                     ------------       ------------    ------------    ------------     ----------
Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237        3,916,329
                                                     ============       ============   ============    ============     ===========
Taxable income
  - from operations                                             0         278,845       2,482,240       3,162,165        3,236,329
                                                     ============       ============    ============    ============    ===========
  - from gain on sale                                           0               0               0               0                0
                                                     ============       ============    ============    ============    ===========
Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844        3,706,296
Cash generated from sales (Note 4)                              0               0               0         696,012                0
Cash generated from refinancing                                 0               0               0               0                0
                                                     ------------       ------------    ------------    ------------     ----------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856        3,706,296
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)      (3,706,296)
    - from sale of properties                                   0               0               0               0                0
    - from cash flow from prior period                          0               0               0               0           (6,226)
                                                     ------------       ------------    ------------    ------------    -----------
Cash generated (deficiency) after cash                                                                                      (6,226)
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0                0
    General partners' capital
      contributions                                         1,000               0               0               0                0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0                0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)               0
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)               0
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)          (7,500)
    Return of capital from joint venture                        0               0               0               0                0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)               0
    Increase in other assets                                    0        (444,267)              0               0                0
    Other                                                       0               0               0           5,530                0
                                                     ------------       ------------    ------------    ------------       --------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)         (13,726)
                                                     ============       ============    ============    ============       ========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              16              56              70               71
                                                     ============       ============    ============    ============        =======
  - from recapture                                              0               0               0               0                0
                                                     ============       ============    ============    ============        =======
Capital gain (loss) (Note 4)                                    0               0               0               0                0
                                                     ============       ============    ============    ============        =======


                                      C-22




TABLE III - CNL INCOME FUND XIV, LTD. (continued)





                                                         1992
                                                       (Note 1)          1993            1994           1995          1996
                                                     ------------    ------------    ------------     --------      -------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79       83
  - from capital gain                                           0               0               0               0        0
  - from return of capital                                      0               0               0               0        0
                                                     ------------    ------------    ------------    ------------  ---------
Total distributions on GAAP basis (Note 5)                      0               1              51              79       83
                                                     ============    ============    ============    ============  =========
  Source (on cash basis)
  - from sales                                                  0               0               0               0        0
  - from refinancing                                            0               0               0               0        0
  - from operations                                             0               1              51              79       83
  - from cash flow from prior period                            0               0               0               0        0
                                                     ------------    ------------    ------------    ------------   --------
Total distributions on cash basis (Note 5)                      0               1              51              79       83
                                                     ============    ============    ============    ============   ========
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.50%           8.06%    8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131      214
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%    100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.
Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 7: Certain data for columns representing less than 12 months have been annualized.

                                                     TABLE III
                                        Operating Results of Prior Programs CNL
                                             INCOME FUND XV, LTD.


                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699
Equity in earnings of joint venture                             0           8,372         280,606         392,862
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Interest income                                                 0         167,734          88,059          43,049
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       2,954,318
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073         234,682
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0
    General partners' capital contra-
      bunions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint venture                                 0      (1,564,762)       (720,552)       (129,939)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        104,743
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============




                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66             80
  - from capital gain                                           0               0               0              0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66             80
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0              0
  - from refinancing                                            0               0               0              0
  - from operations                                             0              21              66             80
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0              21              66             80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Notes 6
  and 7)                                                     0.00%           5.00%           7.25%          8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87            167
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented
  (original total acquisition cost of properties
  retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%


Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.
Note 3:  Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.
Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: Distributions declared for the quarters ended December 31, 1994 and 1995 are reflected in the 1995 and 1996 columns, respectively, due to the payment of such distributions in January 1995 and 1996, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%
Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 8: Certain data for columns representing less than 12 months have been annualized.

                                                     TABLE III
                                        Operating Results of Prior Programs CNL
                                             INCOME FUND XVI, LTD.


                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  4,343,390
Equity in earnings from joint venture                           0               0               0          19,668
Profit from sale of properties (Note 5)                         0               0               0         124,305
Interest income                                                 0          21,478         321,137          75,160
Less: Operating expenses                                        0         (10,700)       (274,595)       (261,878)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (9,458)       (318,205)       (552,447)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         187,577       2,430,841       3,748,198
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         189,864       2,139,382       3,239,830
                                                     ============    ============    ============    ============
  - from gain on sale (Note 5)                                  0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       3,753,726
Cash generated from sales (Note 5)                              0               0               0         775,000
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       4,528,726
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (3,431,251)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,097,475
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      20,174,172      24,825,828               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,355,627)
    Investment in direct financing
      leases                                                    0        (975,853)     (5,595,236)       (405,937)
    Investment in joint venture                                 0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)         (2,494)
    Collection of overpayment of acqui-
      sition and syndication costs paid
      by related parties on behalf of the
      partnership                                               0               0               0               0
    Increase in other assets                                    0        (443,625)        (58,720)              0
    Other                                                     (36)        (20,714)         20,714               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             964       2,982,532       1,004,290      (2,441,583)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              53              71
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 5)                                    0               0               0               0
                                                     ============    ============    ============    ============




                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45          76
  - from capital gain                                           0               0               0           0
  - from investment income from
      prior period                                              0               0               0           0
                                                     ------------    ------------    ------------    ---------
Total distributions on GAAP basis (Note 4)                      0               1              45          76
                                                     ============    ============    ============    ==========
  Source (on cash basis)
  - from sales                                                  0               0               0           0
  - from refinancing                                            0               0               0           0
  - from operations                                             0               1              45          76
                                                     ------------    ------------    ------------    ----------
Total distributions on cash basis (Note 4)                      0               1              45          76
                                                     ============    ============    ============    ==========
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.00%       7.88%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46         122
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        N/A            100%            100%         100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.
Note 4: Distributions declared for the quarters ended December 31, 1994 and 1995 are reflected in the 1995 and 1996 columns, respectively, due to the payment of such distributions in January 1995 and 1996, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 5: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.
Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 7: Certain data for columns representing less than 12 months have been annualized.

                                                     TABLE III
                                        Operating Results of Prior Programs CNL
                                            INCOME FUND XVII, LTD.



                                                   1995
                                                 (Note 1)        1996
                                               ------------    -----------

Gross revenue                                  $          0    $  1,195,263
Equity in earnings from joint venture                     0           4,834
Interest income                                      12,153         244,406
Less: Operating expenses                             (3,493)       (169,536)
      Interest expense                                    0               0
      Depreciation and amortization                    (309)       (179,208)
                                               ------------    ------------
Net income - GAAP basis                               8,351       1,095,759
                                               ============    ============
Taxable income
  - from operations                                  12,153       1,114,964
                                               ============    ============
  - from gain on sale                                     0               0
                                               ============    ============
Cash generated from operations
  (Notes 2 and 3)                                     9,012       1,232,948
Cash generated from sales                                 0               0
Cash generated from refinancing                           0               0
                                               ------------    ------------
Cash generated from operations, sales
  and refinancing                                     9,012       1,232,948
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                       (1,199)       (703,681)
    - from sale of properties                             0               0
                                               ------------    ------------
Cash generated (deficiency) after cash
  distributions                                       7,813         529,267
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                     5,696,921      24,303,079
    General partners' capital contri-
      butions                                         1,000               0
    Contributions from minority interest                  0         140,676
    Syndication costs                              (604,348)     (2,407,317)
    Acquisition of land and buildings              (332,928)    (19,735,346)
    Investment in direct financing
      leases                                              0      (1,784,925)
    Investment in joint venture                           0        (201,501)
    Increase in restricted cash                           0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                (347,907)       (326,483)
    Increase in other assets                       (221,282)              0
    Other                                              (410)            410
                                               ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                 4,198,859         517,860
                                               ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                      36              37
                                               ============    ============
  - from recapture                                        0               0
                                               ============    ============
Capital gain (loss)                                       0               0
                                               ============    ============

                                                    1995
                                                  (Note 1)          1996
                                                ------------    -----------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                 4              23
  - from capital gain                                      0               0
  - from investment income from
      prior period                                         0               0
                                                ------------    ------------
Total distributions on GAAP basis (Note 4)                 0              23
                                                ============    ============
  Source (on cash basis)
  - from sales                                             0               0
  - from refinancing                                       0               0
  - from operations                                        4              23
                                                ------------    ------------
Total distributions on cash basis (Note 4)                 4              23
                                                ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                5.00%           5.50%
Total cumulative cash distributions per
  $1,000 investment from inception                         4              27
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                            N/A             100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through September 30, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.
Note 4: Distributions declared for the quarter ended December 31, 1995 are reflected in the 1996 column due to the payment of such distributions in January 1996. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996 are not included in the 1996 totals.
Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)
Note 6: Certain data for columns representing less than 12 months have been annualized.


                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

====================================================================================================

                                                                Selling Price, Net of
                                                         Closing Costs and GAAP Adjustments
                                                 --------------------------------------------------

                                                                  Purchase
                                                Cash               money    Adjustments
                                              received   Mortgage mortgage   resulting
                                               net of    balance   taken       from
                            Date     Date of  closing    at time  back by   application
       Property           Acquired    Sale     costs     of sale  program     of GAAP     Total
====================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA         02/05/87  06/12/92 $1,169,021         0        0            0 $1,169,021
  Wendy's -
    Fairfield, CA         07/01/87  10/03/94  1,018,490         0        0            0  1,018,490

CNL Income Fund II, Ltd.
  Golden Corral -
    Salisbury, NC         05/29/87  07/21/93    746,800         0        0            0    746,800
  Pizza Hut -
    Graham, TX            08/24/87  07/28/94    261,628         0        0            0    261,628
  Golden Corral -
    Medina, OH            11/18/87  11/30/94    626,582         0        0            0    626,582

CNL Income Fund IV, Ltd.
  Taco Bell -
    York, PA              03/22/89  04/27/94    712,000         0        0            0    712,000
  Burger King -
    Hastings, MI          08/12/88  12/15/95    518,650         0        0            0    518,650
  Wendy's -
    Tampa, FL             12/30/88  09/20/96  1,049,550         0        0            0  1,049,550

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)  02/28/90  08/25/95          0         0 1,040,000           0  1,040,000
  Ponderosa -
    St. Cloud, FL (6)     06/01/89  10/24/96     73,713         0 1,057,299           0  1,131,012

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR        11/02/89  05/24/94    791,211         0        0            0    791,211
  Hardee's -
    Heber Springs, AR     02/13/90  05/24/94    638,270         0        0            0    638,270
  Hardee's -
    Little Canada, MN     11/28/89  06/29/95    899,503         0        0            0    899,503
  Jack in the Box -
    Dallas, TX            06/28/94  12/09/96    982,980         0        0            0    982,980




                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

============================================================================
                                 Cost of Properties
                               Including Closing and
                                     Soft Costs
                          --------------------------------------------------
                                                                  Excess
                                         Total                  (deficiency)
                                     acquisition              of property
                                     cost, capital            operating cash
                           Original  improvements             receipts over
                           mortgage  closing and                  cash
       Property            financing soft costs (1)   Total   expenditures
============================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                  0      $955,000  $955,000       $214,021
  Wendy's -
    Fairfield, CA                  0       861,500   861,500        156,990

CNL Income Fund II, Ltd.
  Golden Corral -
    Salisbury, NC                  0       642,800   642,800        104,000
  Pizza Hut -
    Graham, TX                     0       205,500   205,500         56,128
  Golden Corral -
    Medina, OH                     0       743,000   743,000       (116,418)

CNL Income Fund IV, Ltd.
  Taco Bell -
    York, PA                       0       616,501   616,501         95,499
  Burger King -
    Hastings, MI                   0       419,936   419,936         98,714
  Wendy's -
    Tampa, FL                      0       828,350   828,350        221,200

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)           0       986,418   986,418         53,582
  Ponderosa -
    St. Cloud, FL (6)              0       996,769   996,769        134,243

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                 0       605,500   605,500        185,711
  Hardee's -
    Heber Springs, AR              0       532,893   532,893        105,377
  Hardee's -
    Little Canada, MN              0       821,692   821,692         77,811
  Jack in the Box -
    Dallas, TX                     0       964,437   964,437         18,543

                                      C-31


                                               TABLE V
                                  SALES OR DISPOSALS OF PROPERTIES

=========================================================================================================

                                                                       Selling Price, Net of
                                                                Closing Costs and GAAP Adjustments
                                                           --------------------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
=========================================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0        0            0    700,000
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0        0            0    869,036
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0  1,160,000          0  1,160,000
  Church's Fried Chicken -
    Jacksonville, FL (4)         04/30/90  12/01/95          0         0    240,000          0    240,000
  Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0        0            0  1,044,909
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0        0            0    617,035

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0        0            0  1,184,865
  Church's Fried Chicken -
    Jacksonville, FL (4)         09/28/90  12/01/95          0         0    240,000          0    240,000
  Church's Fried Chicken -
    Jacksonville, FL (5)         09/28/90  12/01/95          0         0    220,000          0    220,000
  Ponderosa -
    Orlando, FL (6)              12/17/90  10/24/96          0         0  1,353,775          0  1,353,775

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0        0            0  1,050,186

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750         0        0            0  1,044,750

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0  1,640,000

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0    286,411
  Checkers -
    Richmond, VA                 03/31/94  11/22/96    550,000         0        0            0    550,000

                                      C-32

==================================================================================
                                 Cost of Properties
                               Including Closing and
                                     Soft Costs
                              ---------------------------
                                                                      Excess
                                             Total                  (deficiency)
                                         acquisition              of property
                                         cost, capital            operating cash
                               Original  improvements             receipts over
                               mortgage  closing and                  cash
       Property                financing soft costs (1)   Total   expenditures
==================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                         0       560,202   560,202        139,798
  Hardee's -
    St. Paul, MN                       0       742,333   742,333        126,703
  Perkins -
    Florence, SC (3)                   0     1,084,905 1,084,905         75,095
  Church's Fried Chicken -
    Jacksonville, FL (4)               0       233,728   233,728          6,272
  Shoney's -
    Colorado Springs, CO               0       893,739   893,739        151,170
  Hardee's -
    Hartland, MI                       0       841,642   841,642       (224,607)

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                          0       949,199   949,199        235,666
  Church's Fried Chicken -
    Jacksonville, FL (4)               0       238,153   238,153          1,847
  Church's Fried Chicken -
    Jacksonville, FL (5)               0       215,845   215,845          4,155
  Ponderosa -
    Orlando, FL (6)                    0     1,179,210 1,179,210        174,565

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                         0       987,679   987,679         62,507

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA                   0       818,850   818,850        225,900

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                        0     1,636,643 1,636,643          3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                        0       286,411   286,411              0
  Checkers -
    Richmond, VA                       0       413,288   413,288        136,712


                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

==========================================================================================================

                                                                      Selling Price, Net of
                                                                 Closing Costs and GAAP Adjustments
                                                         ---------------------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
==========================================================================================================
CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0    339,031
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0    356,981
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0    263,221
  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0    259,600
  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0    288,885
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0    775,000


==========================================================================================================
                                        Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                   ------------------------------
                                                                        Excess
                                                Total                (deficiency)
                                            acquisition              of property
                                            cost, capital            operating cash
                                  Original  improvements             receipts over
                                  mortgage  closing and                  cash
       Property                   financing soft costs (1)   Total   expenditures
===================================================================================
CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                         0       339,031   339,031              0
  Checkers -
    Dallas, TX                            0       356,981   356,981              0
  TGI Friday's -
    Woodridge, NJ (7)                     0     1,510,245  1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                     0       672,746   672,746         74,312

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                         0       263,221   263,221              0
  Checkers -
    Leavenworth, KS                       0       259,600   259,600              0
  Checkers -
    Knoxville, TN                         0       288,885   288,885              0
  TGI Friday's -
    Woodridge, NJ (7)                     0     1,510,245  1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                     0       672,746   672,746         74,312

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                          0       613,838   613,838        161,162

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.
(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.
(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.
(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for each of CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

                                      C-34



                                   EXHIBIT D

                         DISTRIBUTION REINVESTMENT PLAN

                         DISTRIBUTION REINVESTMENT PLAN


     CNL INCOME FUND , LTD., a Florida limited partnership (the "Partnership"), governed by the Amended and Restated Agreement of Limited Partnership, dated as of _________ __, 199__, adopted a Distribution Reinvestment Plan (the "Plan") on the terms and conditions set forth below. Any capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Partnership Agreement.

     1. Reinvestment of Distributions. MMS Escrow and Transfer Agency, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Plan, will receive all cash distributions paid by the Partnership with respect to units of limited partnership interest in the Partnership (the "Units") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions, after deducting applicable administrative charges and expenses as specified in Paragraph 8 below, as follows:

         (a) Prior to the termination of the public offering of Units, the Reinvestment Agent will invest Distributions in Units acquired from the Partnership at the public offering price per Unit. Commissions will be paid to the broker who made the initial sale of Units to the Participant at the same rate as for initial purchases. Accordingly, the Partnership will pay the Managing Dealer Selling Commissions of 8.5% (subject to reduction under certain conditions) and a due diligence fee of 0.5%. CNL Fund Advisors, Inc. will receive Acquisition Fees of 4.5% of the purchase price of the Units sold pursuant to the Distribution Reinvestment Plan will be paid to until the termination of the offering.

         (b) After termination of the public offering of Units, the Reinvestment Agent will purchase Units from Limited Partners for the Participants' accounts to the extent such Units are available for purchase and subject, in all cases, to the General Partners' good faith judgment that such purchases are within the safe harbors made available by sections 7704, 512(c)(2), or 469(k) of the Internal Revenue Code of 1986, as amended. The Reinvestment Agent will provide such information to the General Partners regarding transfers of Units as the General Partners may reasonably request and consult with the General Partners before purchasing Units to assure that the Partnership remains in compliance with the safe harbors referred to above. No commissions will be payable on such purchases.

         (c) Units will be purchased from selling Limited Partners in negotiated transactions at a purchase price that is competitive with prevailing market prices and on such other terms as the Reinvestment Agent shall determine.

         (d) For each Participant, the Reinvestment Agent will maintain an account which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. A Participant's account shall be reduced as purchases of Units are made on his behalf. At the end of each fiscal quarter, the Reinvestment Agent shall disburse to each Participant an amount equal to the balance in such Participant's account, as reduced by the administrative charges and expenses specified in Paragraph 8 below and any handling fees charged by the Reinvestment Agent.

         (e) Distributions shall be invested by the Reinvestment Agent in Units promptly following the payment date with respect to such Distributions to the extent Units are available and subject to the limitations described in Paragraph 1(b). If sufficient Units are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in Plaza Bank of Commerce, San Jose, California, or in another commercial bank approved by the General Partners which is located in the continental United States and has assets of at least $100,000,000, until Units are available for purchase, provided that any such funds that have not been invested in Units within 30 days after receipt by the Reinvestment Agent and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants in accordance with Paragraph 1(d). The interest earned on such accounts will be paid to the Partnership to the extent necessary to pay for any administrative expenses relating to the costs of the Plan and any excess remaining thereafter shall be distributed, in its entirety, to the General Partners.

         (f) Each Participant during a fiscal quarter will acquire and own a pro rata portion of each Unit acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Unit is acquired. The ownership of the Units shall be reflected on the books of the Partnership and in each Partner's Capital Account. The allocation of Units among Participants may result in the ownership of fractional Units, computed to four decimal places.

         (g) Distributions attributable to Units purchased on behalf of the Participants pursuant to the Plan will be reinvested in additional Units in accordance with the terms hereof.

         (h) No certificates will be issued to a Participant for Units purchased on behalf of the Participant pursuant to the Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

     2. Election to Participate. An investor who participates in the initial public offering of Units and who has received a copy of the final prospectus included in the Partnership's registration statement on Form S-11 filed with the Securities and Exchange Commission may elect to participate in and purchase Units through the Plan at any time by written notice to the General Partners and would not need to receive a separate prospectus relating solely to the Plan. Persons not purchasing Units in the initial Offering who want to participate in the Distribution Reinvestment Plan must receive a separate prospectus relating solely to the Distribution Reinvestment Plan. California residents may not participate in the Reinvestment Plan. Any Limited Partner who has not previously elected to participate in the Plan may so elect at any time by written notice to the General Partners of his or her desire to participate in the Plan. Participation in the Plan will commence with the next Distribution payable after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a Limited Partner will become a Participant in the Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the Limited Partner makes such written election to participate in the Plan and to all fiscal quarters thereafter. Limited Partners who elect the monthly distribution option are not eligible to participate in the Plan.

     3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Units owned by Participants in the Plan.

     4. Purchase of Outstanding Units. After termination of the public offering of Units, outstanding Units will be purchased by the Reinvestment Agent from Limited Partners who have provided the General Partners with written notice of their desire to sell all or a portion of their Units, subject to the limitations described in Paragraph 1(b). Purchases of Units will be made only to the extent funds are available, and on a first-come, first-served basis, determined in accordance with the date a properly completed written request is received by the General Partners. All repurchases will become effective in accordance with the provisions and limitations set forth in Article Fourteen of the Partnership Agreement.

     5. Absence of Liability. Neither the Partnership, the General Partners, nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Partnership's Units, any change in the value of the Units acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Partnership, the General Partners, nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Units are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived.

     6.  Suitability.

         (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp., the managing dealer of the offering ("CSC"), will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

         (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the 15th day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Units will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

         (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Plan, the Participant's participation in the Plan shall be terminated in accordance with Paragraph 11 below.

         (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

         (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Partnership's Prospectus.

     7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Units purchased during the quarter, the per Unit purchase price for such Units, the total administrative charge to such Participant, and the total Units purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he or she is required to notify the General Partners in the event that there is any material change in his or her financial condition or if any representation under the Subscription Agreement becomes inaccurate.

     8. Administrative Charges and Plan Expenses. The Partnership shall be responsible for administrative charges and expenses charged by the Reinvestment Agent. Any interest earned shall be paid to the Partnership to help defray certain costs relating to the Plan. The administrative charge to each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. The maximum annual charge is $10.00.

     9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Partnership or the Reinvestment Agent except as expressly provided herein.

     10. Taxes. Taxable Participants will incur a tax liability for Partnership income and gain allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

     11.  Termination.

         (a) A Participant may terminate his participation in the Plan at any time by written notice to the General Partners. To be effective for any Distribution, such notice must be received by the General Partners at least ten days prior to the last day of the fiscal quarter to which such Distribution relates.

         (b) The General Partners or the Reinvestment Agent may terminate a Participant's individual participation in the Plan, and the General Partners, on behalf of the Partnership, may terminate the Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the General Partners in writing.

         (c) After termination of the Plan or termination of a Participant's participation in the Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been reinvested in Units. Any future distributions made after the effective date of the termination will be sent directly to the former Participant.

     12. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and addressed to Investor Services Department, CNL Securities Corp., 400 East South Street, Suite 500, Orlando, Florida 32801, if to the General Partners, or to 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Partnership. Each Participant shall notify the General Partners promptly in writing of any change of address.

     13. Amendment. The terms and conditions of this Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the General Partners on behalf of the Partnership at any time, including but not limited to an amendment to the Plan to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the General Partners receive written notice of termination prior to the effective date thereof.

     14. Governing Law. THIS PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

                                      D-3





                                   EXHIBIT E

                         FORM OF SUBSCRIPTION AGREEMENT

                          CNL INCOME FUND XVIII, LTD.


                    Up to 3,500,000 Units -- $10.00 per Unit
                     Minimum Purchase -- 250 Units ($2,500)
            100 Units ($1,000) for IRAs, Keogh, and Qualified Plans
               (Minimum purchase may be higher in certain states)



================================================================================
PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR UNITS, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:

              SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.

ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.
================================================================================


                              CNL SECURITIES CORP.
                        (407) 422-1574 or (800) 522-3863



       Overnight Packages:                          Regular Mail Packages:
     Attn:  Investor Services                      Attn:  Investor Services
  400 E. South Street, Suite 500                     Post Office Box 1033
       Orlando, Florida  32801                    Orlando, Florida  32802-1033

CNL INCOME FUND XVIII, LTD.
--------------------------------------------------------------------------------

1.  INVESTMENT

This subscription is in the amount of $      for the purchase of     Units
($10.00 per Unit). The minimum initial subscription is 250 Units ($2,500); 100 Units ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

                [  ]  INITIAL PURCHASE       [  ]  ADDITIONAL PURCHASE


2.  SUBSCRIBER INFORMATION

Name (1st)                                  Date of Birth (MM/DD/YY)
Name (2nd)                                  Date of Birth (MM/DD/YY)
Address                               City              State          Zip Code

Custodian Account No.                              Daytime Phone # (          )

[ ]  U.S. Citizen            [ ]  Resident Alien  [ ] Foreign Resident   Country

[ ]  Check if Subscriber is a U.S. citizen residing outside the U.S.

Income Tax Filing State

ALL SUBSCRIBERS:  State of Residence of Subscriber/Plan Beneficiary (required)

Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the taxpayer identification number.

Taxpayer ID#             -                   Social Security #    -    -

3. INVESTOR MAILING ADDRESS

For the Subscriber of an IRA, Keogh (H.R.10), or qualified plan to receive informational mailings, please fill in residence address below if different from address in Section 2.

Name
Address
City                                         State                 Zip Code
Daytime Phone #(                 )

4. DIRECT DEPOSIT ADDRESS

Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below. In no event will the Partnership or Affiliates be responsible for any adverse consequences of direct deposit.

Company
Account No.
Address
City                                              State               Zip Code

5. DISTRIBUTION REINVESTMENT PLAN (DRP):

Check if the Subscriber wishes to participate in the Distribution Reinvestment Plan described in the Prospectus (California residents may not participate in this plan). Distributions will be used to purchase available Units only in the Partnership in which the Limited Partner made the initial investment.
 [ ] Yes     [ ] No

6. FORM OF OWNERSHIP

(Select only one)
[ ] INDIVIDUAL-one signature required (1)
[ ] HUSBAND AND WIFE, AS COMMUNITY PROPERTY- two
    signatures required (15)
[ ] TENANTS IN COMMON-two signatures required (3)
[ ] TENANTS BY THE ENTIRETY-two signatures required (31)
[ ] S-Corporation (22)
[ ] C-Corporation (5)
[ ] IRA-custodian signature required (23)
[ ] SEP-custodian signature required (38)
[ ] TAXABLE TRUST (7)
[ ] TAX-EXEMPT TRUST (20)
[ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP-all parties must sign (8)
[ ] A MARRIED PERSON/SEPARATE PROPERTY-one signature required (34)
[ ] KEOGH (H.R.10)-trustee signature required (24)
[ ] CUSTODIAN-custodian signature required (33)
[ ] PARTNERSHIP (3)
[ ] NON-PROFIT ORGANIZATION (12)
[ ] PENSION PLAN-trustee signature(s) required (19)
[ ] PROFIT SHARING PLAN-trustee signature(s) required (27)
[ ] CUSTODIAN UGMA-STATE of -custodian signature required (16)
[ ] CUSTODIAN UTMA-STATE of -custodian signature required (42)
[ ] ESTATE-Personal Representative signature required (13)
[ ] REVOCABLE GRANTOR TRUST-grantor signature required (25)
[ ] IRREVOCABLE TRUST-trustee signature required (21)
[ ] SUBSCRIBER elects to have the Units covered by this subscription placed in a new sponsored IRA account offered by Franklin Bank as custodian. IRA documents will be sent to subscriber upon receipt of subscription documents. There is no annual fee involved for CNL Income Fund XVIII, Ltd. investments.

7.  SUBSCRIBER SIGNATURES

If the Subscriber is executing the Subscriber Signature Page, the Subscriber is agreeing to become a Limited Partner under the terms of the Partnership Agreement in substantially the form attached as Exhibit A to the Prospectus and understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

 X                                   X
  ---------------------------  ------- ---------------------------  --------
  Signature of 1st Subscriber  Date    Signature of 2nd Subscriber  Date

8. BROKER/DEALER INFORMATION

THE REGISTERED REPRESENTATIVE AND REGISTERED PRINCIPAL MUST SIGN BELOW TO COMPLETE ORDER. The undersigned certify that they recognize and have complied with their obligations under sections 3(b) and 4(d) of Appendix F of the NASD Manual, Rules of Fair Practice, and under the Participating Broker Agreement (i) to determine the suitability of investors and maintain documentation on which the determination was based for a period of not less than six years, and (ii) to inform investors of the lack of liquidity and marketability of the Units.

Broker/Dealer NASD Firm Name
Home Office Address

Registered Representative                       [ ] Please check if new address
Branch Mail Address                             [ ]  Sold CNL before
City                                    State             Zip Code
Phone #(                   )                   Fax #(                )
Shipping Address                       City           State          Zip Code

[ ] Telephonic Subscriptions (check here): If the Registered Repre entative and
    Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below and by such execution, represents and warrants that they have due power and authority to execute this signature page on behalf of Subscriber. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

[ ] Registered Investment Advisor (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer not through the RIA.

PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING


   X
    -------------------------------------------------------  ---------   ------------------------------------
    Principal, Branch Manager or Other Authorized Signature  Date        Print or Type Name of Person Signing


   X
   --------------------------------------------------------  ---------   ------------------------------------

    Registered Representative/Investment Advisor Signature   Date        Print or Type Name of Person Signing


--------------------------------------------------------------------------------------------------------------

    Make check payable to :  SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A., ESCROW AGENT

    Please remit check and          For overnight delivery, please send to:
    subscription document to:                                                   For Office Use Only:

    CNL SECURITIES CORP.                CNL SECURITIES CORP.                    Sub. #
    Attn:  Investor Services            Attn:  Investor Services                Admit Date
    P.O. Box 1033                       400 E. South Street, Suite 500          Amount
    Orlando, FL  32802-1033             Orlando, FL  32801                      Region
                                        (407) 422-1574                          RSVP#
                                        (800) 522-3863


--------------------------------------------------------------------------------------------------------------


NOTICE TO ALL INVESTORS:

    (a) The purchase of Units by an IRA, Keogh, or other tax-qualified plan is not a "prohibited transaction" and does not, by itself, create the plan. However, the purchase of Units by an individual, for contribution or transfer to an IRA, Keogh, or other tax-qualified plan, will constitute a "prohibited transaction" which will give rise to adverse Federal tax consequences.

    (b) The Partnership, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest.

    (c) THE SALE OF UNITS SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.

NOTICE TO CALIFORNIA AND FLORIDA RESIDENTS: California and Florida investors will have the right to withdraw their subscription funds if subscriptions for at least $1,500,000 have not been accepted by the Company within six months after the initial offer of Units of the Company pursuant to the Prospectus and the Company elects at that time to extend the offering beyond such date. The Company will promptly notify California and Florida investors if the Company so elects to extend the offering, and such investors must exercise their right to withdraw within ten (10) days of such notice by delivering written notice to the Company of their intention to exercise such right. The subscription funds of withdrawing California and Florida investors will be promptly returned along with such investor's pro rata share of interest earned thereon net of any escrow fees calculated as set forth in the Prospectus and the Escrow Agreement.

NOTICE TO CALIFORNIA RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. California investors who do not execute the Subscription Agreement will receive a confirmation of investment accompanied by a second copy of the final Prospectus, and will have the opportunity to rescind the investment within ten
(10) days from the date of confirmation.

NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.

BROKER/DEALER AND REGISTERED REPRESENTATIVE:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Rules of Fair Practice, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Exhibit C, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Units with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Units; and (iii) they have reasonable grounds to believe that the purchase of Units is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Units and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) for any purchase of Units made by or on behalf of an IRA, Keogh, or other tax-qualified plan, such purchase was either (a) made or approved by the owner of the IRA, Keogh, or other tax-qualified plan or (b) made or approved by a fiduciary of such plan who is not affiliated with the signers and has not been compensated for having made or approved such purchase; and (v) under penalties of perjury, (a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number; (b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

Franklin Bank, N.A.
--------------------------------------------------------------------------


         FRANKLIN BANK, N.A., INDIVIDUAL RETIREMENT ACCOUNT APPLICATION

ACCOUNTHOLDER INFORMATION:   NAME _________________________________________

DISCLAIMER:

           Franklin Bank, N.A. is a national bank, not associated with CNL Group, Inc. or any CNL entity. Franklin Bank, N.A. is a custodian for IRAs and will act in a custodial capacity for all beneficial owners of IRAs. CNL has no affiliation with Franklin Bank, N.A.

           It is not reasonable to project the growth of your IRA investments include assets other than bank time deposits or savings accounts. Therefore, your final account balance will depend upon many factors - the amount of your contributions, the amount of time the funds are invested, the earnings and/or losses from the investments, expenses incurred such as brokerage commissions and trustee's fees and the overall performance of your investments. We expressly state that the growth in the value of your IRA cannot be guaranteed or projected.

SIGNATURES IMPORTANT:  Please read before signing.
                       I understand the eligibility requirements for the type of IRA deposit I am making and I state that I do qualify to make the deposit. I understand that the terms and conditions which apply to the Individual Retirement Account are contained in this Application and Form 5305A (which will be provided within 10 days of our receipt of this application). I agree to be bound by those terms and conditions. I understand that I will not be required to pay an annual fee as long as all investments in this IRA are sponsored by a CNL entity. Within seven (7) days from the date I establish the Individual Retirement Account I may revoke it without penalty by mailing or delivering a written notice to the Custodian.

                       I assume complete responsibility for:

                       1. Determining that I am eligible for an IRA each year I make a contribution.

                       2. Insuring that all contributions I make are within the limits set forth by the tax laws.

                       3. The tax consequences of any contribution (including rollover contributions) and distributions.

  Signature     _______________________________________________
                Accountholder


                -----------------------------------------------    ------------
                Authorized Signature Trustee                       Date
DESIGNATION OF
BENEFICIARY(IES):   I designate the individual(s) named below as my primary and contingent Beneficiary(ies) of the IRA. I revoke all prior
                    IRA Beneficiary designations, if any, made by me. I understand that I may change or add Beneficiaries at any time by completing and delivering the proper form to the Custodian. (If you wish to name more than one Beneficiary, attach a list of each Beneficiary's name, social security number, relationship to you and percentage share in this IRA.) If any primary or contingent Beneficiary dies before me, his or her interest and the interest of his or her heirs shall terminate completely, and the percentage share of any remaining Beneficiary(ies) shall be increased on a pro rata basis.

Primary             The following individual(s) shall be my Primary Beneficiary(ies):
Beneficiary(ies)
                    Name______________________________________________________________        Social Security #__________________
                    Address___________________________________________________________        Date of Birth__________  Share______
                    __________________________________________________________________        Relationship________________________

Contingent          If none of the Primary Beneficiaries survive me, the following individual(s) shall be my Beneficiary(ies):
Beneficiary(ies)
                    Name______________________________________________________________        Social Security #___________________
                    Address___________________________________________________________        Date of Birth__________  Share______
                    __________________________________________________________________        Relationship________________________

Spousal Consent
                    I am the spouse of IRA accountholder named above. I agree to my spouse's naming of a primary Beneficiary other than myself. I acknowledge that I have received a fair and reasonable disclosure of my spouse's property and financial obligation. I also acknowledge that I shall have no claim whatsoever against the Custodian for any payments to my spouse's Beneficiary(ies).


-------------------------------------------------    ---------------
Spouse's Signature                                   Date

-------------------------------------------------------------------------
              Custodial Services P.O. Box 7090 Troy, MI 48007-7090
                                 1-800-344-0667

                              INVESTMENT OPTIONS:

|_| I would like to receive information regarding mutual fund investments. |_| I would like to receive information regarding money market accounts.

Note: Franklin Bank, N.A. may consider other investment options for your IRA. Please provide the following information on your options.

Fund Name __________________________________________________________________

Sponsor Name________________________________________________________________

Address_____________________________________________________________________

Account No._______________________________________     Telephone #___________


Registered Representative information:

Registered Representative's Name_____________________________________________

Company_____________________________________________________________________

Address_____________________________________________________________________

Telephone #___________________________________________________________________

                                   EXHIBIT F

               STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS








               STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                          CNL INCOME FUND XVIII, LTD.
                      PROPERTIES ACQUIRED FROM INCEPTION
                            THROUGH APRIL 30, 1997
        FOR THE PERIOD OCTOBER 12, 1996 (THE DATE OPERATIONS COMMENCED)
                     THROUGH DECEMBER 31, 1996 (UNAUDITED)


      The following statement presents unaudited estimated taxable operating results of each Property acquired by CNL XVIII from inception through April 30, 1997. The statement presents estimated taxable operating results for each Property that was operational as if the Property had been acquired and operational on October 12, 1996 (the date CNL XVIII commenced operations) through December 31, 1996. The statement should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of CNL XVIII for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of CNL XVIII.

                                       Burger King    Golden Corral    Jack in the Box    Jack in the Box
                                       Kinston, NC   Houston, TX (7)  Echo Park, CA (6)  Henderson, NV (6)
                                       -----------   ---------------  -----------------  -----------------
Estimated Taxable Operating
  Results:

Base Rent (1)                           $ 19,862           (5)              (5)                (5)

Management Fees (2)                         (199)          (5)              (5)                (5)

General and Administrative
  Expenses (3)                              (993)          (5)              (5)                (5)
                                        --------

Estimated Cash Available from
  Operations                              18,670           (5)              (5)                (5)

Depreciation Expense (4)                  (3,660)          (5)              (5)                (5)
                                        --------

Estimated Taxable Operating
  Results                               $ 15,010           (5)              (5)                (5)
                                        ========


                                                See Footnotes

                                                     F-1













                                       Jack in the Box       Golden Corral    Boston Market   Black-eyed Pea
                                     Centerville, TX (6)   Galveston, TX (7)   Raleigh, NC     Atlanta, GA
                                     -------------------   -----------------  -------------   --------------
Estimated Taxable Operating
  Results:

Base Rent (1)                                (5)                  (5)           $ 27,144        $ 15,358

Management Fees (2)                          (5)                  (5)               (271)           (154)

General and Administrative
  Expenses (3)                               (5)                  (5)             (1,357)           (768)
                                                                                --------        --------

Estimated Cash Available from
  Operations                                 (5)                  (5)             25,516          14,436

Depreciation Expense (4)                     (5)                  (5)             (2,672)         (3,596)
                                                                                --------        --------

Estimated Taxable Operating
  Results                                    (5)                  (5)           $ 22,844        $ 10,840
                                                                                ========        ========


                                                See Footnotes

                                                     F-2












                                            Golden Corral   Boston Market    On The Border   Boston Market
                                              Stow, OH     San Antonio, TX  San Antonio, TX  Minnetonka, MN
                                            -------------  ---------------  ---------------  --------------
Estimated Taxable Operating
  Results:

Base Rent (1)                                  $42,009            (5)              (5)             (5)

Management Fees (2)                               (420)           (5)              (5)             (5)

General and Administrative
  Expenses (3)                                  (2,100)           (5)              (5)             (5)
                                              --------

Estimated Cash Available from
  Operations                                    39,489            (5)              (5)             (5)

Depreciation Expense (4)                        (7,047)           (5)              (5)             (5)
                                              --------

Estimate Taxable Operating
  Results                                     $ 32,442            (5)              (5)             (5)
                                              ========


                                                See Footnotes

                                                     F-3










                                       Wendy's
                                      Sparta, TN        Total
                                      ----------      ---------

Estimated Taxable Operating
  Results:

Base Rent (1)                              (5)         $104,373

Management Fees (2)                        (5)           (1,044)

General and Administrative
  Expenses (3)                             (5)           (5,218)
                                                       --------

Estimated Cash Available from
  Operations                               (5)           98,111

Depreciation Expense (4)                   (5)          (16,975)
                                                       --------

Estimate Taxable Operating
  Results                                  (5)         $ 81,136
                                                       ========

FOOTNOTES:

(1) Represents rental income from leases for four of the 13 Properties acquired from inception through April 30, 1997, which were operational at the time acquired by CNL XVIII, for the period commencing October 12, 1996 (the date CNL XVIII commenced operations) through December 31, 1996. The nine Properties acquired by CNL XVIII that are under construction are not presented due to the fact that they were not operational for the period presented.

(2) The Properties are managed pursuant to a management agreement between CNL XVIII and an Affiliate of the General Partners, pursuant to which the Affiliate receives an annual management fee in an amount equal to one percent of the gross revenues that CNL XVIII earns from its Properties. See "Management Compensation."

(3) Estimated at five percent of gross rental income based on the previous experience of Affiliates of the General Partners with 17 public limited partnerships which own properties similar to that owned by CNL XVIII.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 40 years.

(5) This Property is under construction and therefore was not operational for the period presented. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

      Property                   Estimated Final Completion Date
      --------                   -------------------------------

      Houston Property           June 25, 1997
      Echo Park Property         July 6, 1997
      Henderson Property         July 6, 1997
      Centerville Property       July 7, 1997
      Galveston Property         July 21, 1997
      San Antonio #1 Property    October 13, 1997
      San Antonio #2 Property    October 14, 1997
      Minnetonka Property        October 26, 1997
      Sparta Property            August 28, 1997

(6) The lessee of the Echo Park, Henderson and Centerville Properties is the same unaffiliated lessee.

(7) The lessee of the Houston and Galveston Properties is the same unaffiliated lessee.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements:

         The following financial statements are included in the Prospectus.

         (1)      Pro Forma Balance Sheet as of December 31, 1996

         (2)      Pro Forma Statement of Income for the year ended December 31,
                  1996

         (3)      Notes to Pro Forma Financial Statements as of December 31,
                  1996

         (4)      Report of Independent Accountants for CNL Income Fund XVIII,
                  Ltd.

         (5) Balance Sheets of CNL Income Fund XVIII, Ltd. as of December 31, 1996 and 1995

         (6) Statements of Income of CNL Income Fund XVIII, Ltd. for the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995

         (7) Statement of Partners' Capital of CNL Income Fund XVIII, Ltd. for the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995

         (8) Notes to Financial Statements of CNL Income Fund XVIII, Ltd. for the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995

         (9) Schedule III - Real Estate and Accumulated Depreciation of CNL Income Fund XVIII, Ltd. as of December 31, 1996

         (10) Notes to Schedule III - Real Estate and Accumulated Depreciation of CNL Income Fund XVIII, Ltd. as of December 31, 1996

         (11)     Report of Independent Accountants for CNL Realty Corporation

         (12)     Balance Sheet of CNL Realty Corporation as of December 31,
                  1996

         (13) Notes to Balance Sheet of CNL Realty Corporation as of December 31, 1996

         All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

         (b)      Exhibits.

        **1.1 Form of Managing Dealer Agreement (FILED AS EXHIBIT 1.1 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **1.2 Form of Participating Broker Agreement (FILED AS EXHIBIT 1.2 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **3.1 Affidavit and Certificate of Limited Partnership of CNL Income Fund XVII, Ltd. (FILED AS EXHIBIT 3.1 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **3.2 Affidavit and Certificate of Limited Partnership of CNL Income Fund XVIII, Ltd. (FILED AS EXHIBIT 3.2 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **3.3     Form of Amended and Restated Agreement of Limited Partnership
                  of CNL Income Fund        , Ltd.  (INCLUDED IN THE PROSPECTUS
                  AS EXHIBIT A FILED WITH THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **3.4 Form of Amended and Restated Agreement of Limited Partnership of CNL Income Fund XVIII, Ltd. (INCLUDED IN THE PROSPECTUS AS EXHIBIT A FILED WITH THE REGISTRANT'S POST-EFFECTIVE AMENDMENT NO. 4 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **4.1 Affidavit and Certificate of Limited Partnership of CNL Income Fund XVII, Ltd. (FILED AS EXHIBIT 3.1 AND INCORPORATED HEREIN BY REFERENCE.)

        **4.2 Affidavit and Certificate of Limited Partnership of CNL Income Fund XVIII, Ltd. (FILED AS EXHIBIT 3.2 AND INCORPORATED HEREIN BY REFERENCE.)

        **4.3     Form of Amended and Restated Agreement of Limited Partnership
                  of CNL Income Fund        , Ltd.  (INCLUDED IN THE PROSPECTUS
                  AS EXHIBIT A FILED WITH THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **4.4 Form of Agreement between CNL Income Fund XVII, Ltd. and MMS Escrow and Transfer Agency, Inc. and between CNL Income Fund XVIII, Ltd. and MMS Escrow and Transfer Agency, Inc. relating to the Distribution Reinvestment Plans (FILED AS EXHIBIT 4.4 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **4.5 Form of Amended and Restated Agreement of Limited Partnership of CNL Income Fund XVIII, Ltd. (INCLUDED IN THE PROSPECTUS AS EXHIBIT A FILED WITH THE REGISTRANT'S POST-EFFECTIVE AMENDMENT NO. 4 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **4.6 Amended and Restated Agreement of Limited Partnership of CNL Income Fund XVIII, Ltd. (FILED AS EXHIBIT 4.2 TO FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 1996, INCORPORATED HEREIN BY REFERENCE.)

        **5.1 Opinion of Baker & Hostetler as to the legality of the securities being registered by CNL Income Fund XVII, Ltd. (FILED AS EXHIBIT 5.1 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **5.2 Opinion of Baker & Hostetler as to the legality of the securities being registered by CNL Income Fund XVIII, Ltd. (FILED AS EXHIBIT 5.2 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **8.1 Opinion of Baker & Hostetler regarding certain material tax issues relating to CNL Income Fund XVII, Ltd. (FILED AS
                  EXHIBIT 8.1 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **8.2 Opinion of Baker & Hostetler regarding certain material tax issues relating to CNL Income Fund XVIII, Ltd. (FILED AS
                  EXHIBIT 8.2 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **8.3 Opinion of Baker & Hostetler regarding certain material issues relating to the Distribution Reinvestment Plan of CNL Income Fund XVII, Ltd. (FILED AS EXHIBIT 8.3 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **8.4 Opinion of Baker & Hostetler regarding certain material issues relating to the Distribution Reinvestment Plan of CNL Income Fund XVIII, Ltd. (FILED AS EXHIBIT 8.4 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **8.5 Amended Opinion of Baker & Hostetler regarding certain material tax issues relating to CNL Income Fund XVIII, Ltd. (FILED AS EXHIBIT 8.5 TO POST-EFFECTIVE AMENDMENT NO. FOUR TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.1 Form of Escrow Agreement among CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., and SouthTrust Estate and Trust Company (FILED AS EXHIBIT 10.1 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.2 Form of Joint Venture Agreement for Joint Ventures with Unaffiliated Entities (FILED AS EXHIBIT 10.2 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.3 Form of Joint Venture Agreement for Joint Ventures with Affiliated Programs (FILED AS EXHIBIT 10.3 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.4 Form of Management Agreement (FILED AS EXHIBIT 10.4 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.5 Form of Development Agreement (FILED AS EXHIBIT 10.5 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.6     Form of Indemnification and Put Agreement  (FILED AS EXHIBIT
                  10.6 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.7 Form of Unconditional Guarantee of Payment and Performance (FILED AS EXHIBIT 10.7 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.8     Form of Lease Agreement for Existing Restaurant  (FILED AS
                  EXHIBIT 10.8 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.9 Form of Lease Agreement for Restaurant to be Constructed (FILED AS EXHIBIT 10.9 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.10    Form of Premises Lease for Golden Corral Restaurant (FILED AS
                  EXHIBIT 10.10 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.11 Form of Agreement between CNL Income Fund XVII, Ltd. and MMS Escrow and Transfer Agency, Inc. and between CNL Income Fund XVIII, Ltd. and MMS Escrow and Transfer Agency, Inc. relating to the Distribution Reinvestment Plans (FILED AS EXHIBIT 4.4 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.12    Form of Cotenancy Agreement with Unaffiliated Entity (FILED AS
                  EXHIBIT 10.12 TO AMENDMENT NO. ONE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.13    Form of Cotenancy Agreement with Affiliated Entity (FILED AS
                  EXHIBIT 10.13 TO AMENDMENT NO. ONE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.14    Form of Registered Investor Advisor Agreement  (FILED AS
                  EXHIBIT 10.14 TO AMENDMENT NO. ONE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.15 Management Agreement between CNL Income Fund XVIII, Ltd. and CNL Fund Advisors, Inc. (FILED AS EXHIBIT 10.1 TO FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1997, INCORPORATED HEREIN BY REFERENCE.)

       **24.1 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated March 30, 1995

       **24.2 Form of consent of Baker & Hostetler (CONTAINED IN ITS OPINION FILED AS EXHIBIT 5.1 AND INCORPORATED HEREIN BY REFERENCE.)

       **24.3 Form of consent of Baker & Hostetler (CONTAINED IN ITS OPINION FILED AS EXHIBIT 5.2 AND INCORPORATED HEREIN BY REFERENCE.)

       **24.4 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated June 14, 1995

       **24.5 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated July 12, 1995

       **24.6 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated August 3, 1995

       **24.7 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated March 18, 1996

       **24.8 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated May 2, 1996

       **24.9 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated July 29, 1996

       **24.10 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated September 12, 1996

       **24.11 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated November 25, 1996

       **24.12 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated February 4, 1997

       **24.13 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated March 18, 1997

       **24.14 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated April 21, 1997

         24.15 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated May 8, 1997 (FILED HEREWITH.)


         99 Table VI (Submitted pursuant to Guide 5 for the Preparation of Registration Statements Relating to Interests in Real Estate Limited Partnerships) (FILED HEREWITH.)

**PREVIOUSLY FILED

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Nine to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City or Orlando, State of Florida, on the 8th day of May, 1997.



                            CNL INCOME FUND XVII, LTD. and
                            CNL INCOME FUND XVIII, LTD.

                            By:      CNL REALTY CORPORATION
                                     General Partner


                                     By:      /s/Robert A. Bourne
                                              ---------------------------
                                              Robert A. Bourne, President

                            By:      ROBERT A. BOURNE
                                     General Partner


                                     /s/Robert A. Bourne
                                     -------------------
                                     Robert A. Bourne

                            By:      JAMES M. SENEFF, JR.
                                     General Partner


                                     /s/James M. Seneff, Jr.
                                     -----------------------
                                     James M. Seneff, Jr.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Nine to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



    Signature                        Title                           Date
    ---------                        -----                           ----

/s/Robert A. Bourne          President, Treasurer and Director    May 8, 1997
-------------------          (Principal Financial and
ROBERT A. BOURNE             Accounting Officer) of corporate
                             General Partner, and individually
                             as General Partner



/s/James M. Seneff, Jr.      Chairman and Director (Principal     May 8, 1997
-----------------------      Executive Officer) of corporate
JAMES M. SENEFF, JR.         General Partner, and individually
                             as General Partner

                                    EXHIBITS

   EXHIBIT
   NUMBER
   ------
        **1.1 Form of Managing Dealer Agreement (FILED AS EXHIBIT 1.1 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **1.2 Form of Participating Broker Agreement (FILED AS EXHIBIT 1.2 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **3.1 Affidavit and Certificate of Limited Partnership of CNL Income Fund XVII, Ltd. (FILED AS EXHIBIT 3.1 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **3.2 Affidavit and Certificate of Limited Partnership of CNL Income Fund XVIII, Ltd. (FILED AS EXHIBIT 3.2 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **3.3 Form of Amended and Restated Agreement of Limited Partnership of CNL Income Fund , Ltd. (INCLUDED IN THE PROSPECTUS AS EXHIBIT A FILED WITH THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **3.4 Form of Amended and Restated Agreement of Limited Partnership of CNL Income Fund XVIII, Ltd. (INCLUDED IN THE PROSPECTUS AS EXHIBIT A FILED WITH THE REGISTRANT'S POST-EFFECTIVE AMENDMENT NO. 4 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **4.1 Affidavit and Certificate of Limited Partnership of CNL Income Fund XVII, Ltd. (FILED AS EXHIBIT 3.1 AND INCORPORATED HEREIN BY REFERENCE.)

        **4.2 Affidavit and Certificate of Limited Partnership of CNL Income Fund XVIII, Ltd. (FILED AS EXHIBIT 3.2 AND INCORPORATED HEREIN BY REFERENCE.)

        **4.3 Form of Amended and Restated Agreement of Limited Partnership of CNL Income Fund , Ltd. (INCLUDED IN THE PROSPECTUS AS EXHIBIT A FILED WITH THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **4.4 Form of Agreement between CNL Income Fund XVII, Ltd. and MMS Escrow and Transfer Agency, Inc. and between CNL Income Fund XVIII, Ltd. and MMS Escrow and Transfer Agency, Inc. relating to the Distribution Reinvestment Plans (FILED AS EXHIBIT 4.4 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **4.5 Form of Amended and Restated Agreement of Limited Partnership of CNL Income Fund XVIII, Ltd. (INCLUDED IN THE PROSPECTUS AS EXHIBIT A FILED WITH THE REGISTRANT'S POST-EFFECTIVE AMENDMENT NO. 4 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **4.6 Amended and Restated Agreement of Limited Partnership of CNL Income Fund XVIII, Ltd. (FILED AS EXHIBIT 4.2 TO FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 1996, INCORPORATED HEREIN BY REFERENCE.)

-----------------------

**PREVIOUSLY FILED

        **5.1 Opinion of Baker & Hostetler as to the legality of the securities being registered by CNL Income Fund XVII, Ltd. (FILED AS EXHIBIT 5.1 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **5.2 Opinion of Baker & Hostetler as to the legality of the securities being registered by CNL Income Fund XVIII, Ltd. (FILED AS EXHIBIT 5.2 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **8.1 Opinion of Baker & Hostetler regarding certain material tax issues relating to CNL Income Fund XVII, Ltd. (FILED AS
                  EXHIBIT 8.1 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **8.2 Opinion of Baker & Hostetler regarding certain material tax issues relating to CNL Income Fund XVIII, Ltd. (FILED AS
                  EXHIBIT 8.2 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **8.3 Opinion of Baker & Hostetler regarding certain material issues relating to the Distribution Reinvestment Plan of CNL Income Fund XVII, Ltd. (FILED AS EXHIBIT 8.3 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **8.4 Opinion of Baker & Hostetler regarding certain material issues relating to the Distribution Reinvestment Plan of CNL Income Fund XVIII, Ltd. (FILED AS EXHIBIT 8.4 TO AMENDMENT NO. THREE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

        **8.5 Amended Opinion of Baker & Hostetler regarding certain material tax issues relating to CNL Income Fund XVIII, Ltd. (FILED AS EXHIBIT 8.5 TO POST-EFFECTIVE AMENDMENT NO. FOUR TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.1 Form of Escrow Agreement among CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., and SouthTrust Estate and Trust Company (FILED AS EXHIBIT 10.1 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.2 Form of Joint Venture Agreement for Joint Ventures with Unaffiliated Entities (FILED AS EXHIBIT 10.2 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.3 Form of Joint Venture Agreement for Joint Ventures with Affiliated Programs (FILED AS EXHIBIT 10.3 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.4 Form of Management Agreement (FILED AS EXHIBIT 10.4 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.5 Form of Development Agreement (FILED AS EXHIBIT 10.5 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.6     Form of Indemnification and Put Agreement (FILED AS EXHIBIT
                  10.6 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

----------------------

**PREVIOUSLY FILED

        **10.7 Form of Unconditional Guarantee of Payment and Performance (FILED AS EXHIBIT 10.7 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.8     Form of Lease Agreement for Existing Restaurant  (FILED AS
                  EXHIBIT 10.8 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.9 Form of Lease Agreement for Restaurant to be Constructed (FILED AS EXHIBIT 10.9 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.10    Form of Premises Lease for Golden Corral Restaurant   (FILED
                  AS EXHIBIT 10.10 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.11 Form of Agreement between CNL Income Fund XVII, Ltd. and MMS Escrow and Transfer Agency, Inc. and between CNL Income Fund XVIII, Ltd. and MMS Escrow and Transfer Agency, Inc. relating to the Distribution Reinvestment Plans (FILED AS EXHIBIT 4.4 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.12    Form of Cotenancy Agreement with Unaffiliated Entity   (FILED
                  AS EXHIBIT 10.12 TO AMENDMENT NO. ONE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.13    Form of Cotenancy Agreement with Affiliated Entity   (FILED AS
                  EXHIBIT 10.13 TO AMENDMENT NO. ONE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.14    Form of Registered Investor Advisor Agreement (FILED AS
                   EXHIBIT 10.14 TO AMENDMENT NO. ONE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11, NO. 33-90998, INCORPORATED HEREIN BY REFERENCE.)

       **10.15 Management Agreement between CNL Income Fund XVIII, Ltd. and CNL Fund Advisors, Inc. (FILED AS EXHIBIT 10.1 TO FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1997, INCORPORATED HEREIN BY REFERENCE.)

       **24.1 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated March 30, 1995

       **24.2 Form of consent of Baker & Hostetler (CONTAINED IN ITS OPINION FILED AS EXHIBIT 5.1 AND INCORPORATED HEREIN BY REFERENCE.)

       **24.3 Form of consent of Baker & Hostetler (CONTAINED IN ITS OPINION FILED AS EXHIBIT 5.2 AND INCORPORATED HEREIN BY REFERENCE.)

       **24.4 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated June 14, 1995

       **24.5 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated July 12, 1995

       **24.6 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated August 3, 1995

       **24.7 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated March 18, 1996

       **24.8 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated May 2, 1996

       **24.9 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated July 29, 1996

----------------------

**PREVIOUSLY FILED

       **24.10 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated September 12, 1996

       **24.11 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated November 25, 1996

       **24.12 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated February 4, 1997

       **24.13 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated March 18, 1997


       **24.14 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated April 21, 1997

         24.15 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated May 8, 1997 (FILED HEREWITH.)


         99 Table VI (Submitted pursuant to Guide 5 for the Preparation of Registration Statements Relating to Interests in Real Estate Limited Partnerships) (FILED HEREWITH.)

---------------------

**PREVIOUSLY FILED